   As filed with the Securities and Exchange Commission on September 18, 1998


                                                     Registration Nos. 333-56869
                                                                    333-56869-01



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               AMENDMENT NO. 2 TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            FRANKLIN RECEIVABLES LLC
                                   REGISTRANT
                              FCC RECEIVABLES CORP.
                                  CO-REGISTRANT
        (Exact name of Registrant as specified in governing instruments)

                    REGISTRANT - DELAWARE                                            REGISTRANT 94-3301790
                 CO-REGISTRANT - DELAWARE                                          CO-REGISTRANT 94-3219968
(State or other jurisdiction of incorporation or organization)               (I.R.S. Employer Identification No.)

                          47 WEST 200 SOUTH, SUITE 500
                           SALT LAKE CITY, UTAH 84101
                                 (801) 238-6700
                    (Address of principal executive offices)

                                JENNIFER J. BOLT
                            FRANKLIN RECEIVABLES LLC
                              FCC RECEIVABLES CORP.
                          47 WEST 200 SOUTH, SUITE 500
                           SALT LAKE CITY, UTAH 84101
                                 (801) 238-6700
                    (Name and address of agent for services)

                                   Copy to:

                       DAN METTE, ESQ.                                               REED D. AUERBACH, ESQ.
                 WEIL, GOTSHAL & MANGES LLP                                      STROOCK & STROOCK & LAVAN LLP
                      767 FIFTH AVENUE                                                  180 MAIDEN LANE
                  NEW YORK, NEW YORK  10153                                        NEW YORK, NEW YORK  10038

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                        CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------------------------------------------------
Title of Securities being   Amount being         Proposed maximum          Proposed maximum               Amount of
      registered             registered       offering price per unit  aggregate offering price(1)  registration fee(2)(3)
--------------------------------------------------------------------------------------------------------------------------
Asset Backed Notes and     $500,000,000.00             100%                $500,000,000.00               $147,500.00
Asset Backed Certificates
--------------------------------------------------------------------------------------------------------------------------

(1)  Estimated solely for purposes of calculating the registration fee.

(2)  Calculated in accordance with Rule 457(o) under the Securities Act of 1933.


(3) $295.00 has previously been paid in connection with the initial filing of the Registration Statement.

                                INTRODUCTORY NOTE


     This Registration Statement contains (i) a form of Prospectus relating to the offering of series of Asset Backed Notes and/or Asset Backed Certificates by various Franklin Auto Trusts created from time to time by either Franklin Receivables LLC or FCC Receivables Corp. and (ii) three forms of Prospectus Supplement relating to the offering by Franklin Auto Trusts of the particular series of Asset Backed Certificates or of Asset Backed Notes and Asset Backed Certificates described therein. Each form of Prospectus Supplement relates only to the securities described therein and is a form which, among others, may be used by either Franklin Receivables LLC or FCC Receivables Corp. to offer Asset Backed Notes and/or Asset Backed Certificates under this Registration Statement.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                SUBJECT TO COMPLETION, DATED SEPTEMBER 18, 1998


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED           , 1998)

                            $[                     ]

                        FRANKLIN AUTO TRUST 1998-[    ]
                                     ISSUER

$[         ] CLASS A-[   ] [   %] [FLOATING RATE] [CALLABLE] ASSET BACKED NOTES
  $[         ] CLASS A-[   ] [   %] [FLOATING RATE] ASSET BACKED CERTIFICATES
                            ------------------------

                   [ADD OTHER OFFERED CLASSES OF SECURITIES]
                            ------------------------

    The Franklin Auto Trust 199[8]-[ ] (the "Trust" or the "Issuer") will be formed pursuant to a [Pooling and Servicing] [Trust] Agreement to be entered into by and among [Franklin Receivables LLC] [FCC Receivables Corp.], as seller (the "Seller") [, Franklin Capital Corporation, as servicer ("Servicer")] and
[                ] ([        ]), as Owner Trustee, and will issue
$[            ] aggregate principal amount of Class A-[  ] [  ]% Asset Backed
Notes (the "Class A-[  ] Notes"), $[            ] aggregate principal amount of
Class A-[  ] Floating Rate Asset Backed Notes (the "Class A-[  ] Notes") and
$[            ] aggregate principal amount of Class A-[  ] [[  ]%] [Floating
Rate] [Callable] Asset Backed Notes (the "Class A-[ ] Notes," and together with the Class A-[ ] Notes and the Class A-[ ] Notes, the "Notes") [specify others]. The Notes will be issued pursuant to an Indenture, to be dated as of
[            199  ] (the "Indenture"), between the Trust and [                ],
as indenture trustee and as indenture collateral agent (the "Indenture Trustee"
and the "Indenture Collateral Agent"). The Trust also will issue $[            ]
aggregate principal amount of Class A-[ ] [ %] [Floating Rate] Asset Backed Certificates (the "Certificates," and together with the Notes, the
"Securities"). [The Trust will also issue $[            ] aggregate principal
amount of Class [ ] Asset Backed Certificates, which are not being offered hereby and will be retained by the Seller.]


    The assets of the Trust will include a pool of motor vehicle retail installment sale contracts (the "Initial Receivables") secured by new and used automobiles and light trucks financed thereby (the "Initial Financed Vehicles"), certain amounts received under each Initial Receivable after the later of (x)
[                199  ] and (y) the date of its origination but in no event later than the date of issuance of the Securities (the "Initial Cutoff Date"), security interests in the Initial Financed Vehicles, [the Note Policy,] [the Certificate Policy] and other specified property, as more fully described herein. [The Note Policy] and [the Certificate Policy] will be issued by
            .] [The Servicer has the option to purchase all outstanding Receivables when the aggregate principal balance of the Receivables, shall have declined to [50]% or less of the Original Pool Balance.]



    [The [Note Policy] and [Certificate Policy] are not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.] The Property/Casualty Insurance Fund provides for the payment of certain insurance claims against insolvent insurers. The Property/Casualty Insurance Fund will offer no protection to the [Securityholders].



                                                  (Cover continued on next page)

                            ------------------------

     FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY
PROSPECTIVE PURCHASERS OF THE SECURITIES, SEE "RISK FACTORS" AT PAGE S-[   ]
HEREIN AND AT PAGE [   ] IN THE ACCOMPANYING PROSPECTUS.

THE NOTES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES REPRESENT INTERESTS IN,
 THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN THE SELLER, THE SERVICER, FRANKLIN RESOURCES, INC., FRANKLIN CAPITAL CORPORATION OR ANY OF
                          THEIR RESPECTIVE AFFILIATES.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

    The Underwriter[s] have agreed to purchase the Securities at   % of the
principal amount thereof, subject to the terms and conditions set forth in the Underwriting Agreement referred to herein under "Underwriting." The aggregate proceeds to the Trust, before deducting expenses payable by or on behalf of the
Trust estimated at $        , will be $        .

    The Underwriter[s] propose to offer the Securities from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. For further information with respect to the plan of distribution and any discounts, commissions or profits that may be deemed underwriting discounts or commissions, see "Underwriting" herein.

    The Notes and the Certificates are offered by the Underwriter[s] when, as and if issued by the Trust, delivered to and accepted by the Underwriter[s], and subject to [its] [their] right to reject orders in whole or in part. It is expected that delivery of the Securities in book-entry form will be made through the facilities of The Depository Trust Company ("DTC") on the Same Day Funds Settlement System and, in the case of the Notes, Cedel Bank, societe anonyme
("Cedel") and the Euroclear System ("Euroclear") on or about [        ],
199[  ].

                             [GOLDMAN SACHS & CO.]
                            ------------------------

       The date of this Prospectus Supplement is [           ], 199[  ].

(Continued from preceding page)

     [From time to time on or before the Distribution Date in [       199  ],
additional motor vehicle retail installment sale contracts (the "Subsequent Receivables," and together with the Initial Receivables, the "Receivables") secured by new and used automobiles and light trucks financed thereby (the "Subsequent Financed Vehicles," and together with the Initial Financed Vehicles, the "Financed Vehicles"), certain amounts received under the Subsequent Receivables on and after the related Subsequent Cutoff Dates (as defined herein), security interests in the Subsequent Financed Vehicles and certain other property, as more fully described herein, are intended to be purchased by the Trust from amounts deposited in a pre-funding account established with the Indenture Collateral Agent (the "Pre-Funding Account") on the date of issuance of the Securities. Subsequent Receivables with an aggregate principal balance of
up to $[       ] may be acquired by the Trust.]

     The Notes will be secured by the assets of the Trust pursuant to the Indenture. [Interest on the Class A-[ ] Notes will accrue at the per annum interest rates specified above.] [The per annum rate of interest on the Class A-[ ] Notes for each monthly interest period will equal one-month LIBOR (as
defined herein) plus 0.[     ]%, subject to a maximum rate equal to 12% per
annum.] Interest on the Notes will generally be payable on the [          ] day
of each month (each, a "Distribution Date"), commencing in [       , 199  ].
Principal on the Notes will be payable on each Distribution Date to the extent described herein, except that no principal will be paid on a Class of Notes until each Class of Notes having a lower numerical Class designation has been paid in full.


     [The Certificates represent fractional undivided interests in the Trust. Interest, to the extent of the Certificate Rate of [ % per annum], [Floating
Rate equal to     ] will be distributed to the Certificateholders on each
Distribution Date. Distributions of interest on the Certificates will be subordinated in priority of payment to interest on and principal of the Notes. No principal will be paid on the Certificates until all of the Notes have been paid in full. The final scheduled distribution date ("Final Scheduled Distribution Date") shall mean for each Class of Notes [or Certificates] the dates set forth below. The Final Scheduled Distribution Date for the Class
A-[  ] Notes will be [       , 199  ], [the 200  Distribution Date]. The Final
Scheduled Distribution Date for the Certificates will be the [       , 200  ]
Distribution Date. However, payment in full of a Class of Notes or the Certificates may occur earlier than such dates as described herein. In addition, the Class A-[ ] Notes will be subject to redemption in whole, but not in part, and the Certificates will be subject to prepayment in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Receivables. The Servicer may purchase the Receivables when the aggregate principal balance of the Receivables shall have declined to [10]% or less of the Original Pool Balance.]


     Full and timely payment of the Guaranteed Note Distributions in respect of the Notes and the Guaranteed Certificate Distributions in respect of the Certificates (each as defined herein) on each Distribution Date is unconditionally and irrevocably guaranteed pursuant to financial guaranty insurance policies (the "Policies") to be issued by

     There currently is no secondary market for the Notes or the Certificates. The Underwriter[s] expect to make a market in the Securities but have no obligation to do so. There is no assurance that any such market will develop or continue or that it will provide Securityholders with sufficient liquidity of investment.

     THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE SECURITIES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE SECURITIES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED A FINAL PROSPECTUS SUPPLEMENT AND THE FINAL PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

     [UNDERWRITERS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES INCLUDING OVER ALLOTMENT, STABILIZING AND SHORT COVERING TRANSACTIONS IN THE SECURITIES, AND THE IMPOSITION OF A PENALTY BID, DURING AND AFTER THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" HEREIN.]

     THE SECURITIES OFFERED BY THIS PROSPECTUS SUPPLEMENT WILL CONSTITUTE A SEPARATE SERIES OF SECURITIES BEING OFFERED BY THE DEPOSITOR PURSUANT TO ITS
PROSPECTUS DATED [       ], 1998, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART
AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. IN PARTICULAR, INVESTORS SHOULD CONSIDER CAREFULLY THE FACTORS SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS AND IN THIS PROSPECTUS SUPPLEMENT.

     UNTIL [       ], 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED
SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                           FORWARD-LOOKING STATEMENTS

     IF AND WHEN INCLUDED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS OR IN DOCUMENTS INCORPORATED HEREIN OR THEREIN BY REFERENCE, THE WORDS "EXPECTS," "INTENDS," "ANTICIPATES," "ESTIMATES" AND ANALOGOUS EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. ANY SUCH STATEMENTS, WHICH MAY INCLUDE STATEMENTS CONTAINED IN "RISK FACTORS", ARE INHERENTLY SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED. SUCH RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, COMPETITION, CHANGES IN POLITICAL, SOCIAL AND ECONOMIC CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND THE SELLER'S CONTROL. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS PROSPECTUS SUPPLEMENT. THE SELLER EXPRESSLY DISCLAIMS ANY OBLIGATIONS OR UNDERTAKING TO RELEASE PUBLICLY ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENT CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE SELLER'S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENT IS BASED.

                           REPORTS TO SECURITYHOLDERS

     Unless and until Definitive Notes or Definitive Certificates are issued, unaudited monthly and annual reports containing information concerning the Receivables will be sent on behalf of the Trust to Cede & Co., as registered holder of the Notes and the Certificates and the nominee of DTC. See "Certain Information Regarding the Securities -- Statements to Securityholders" and
"-- Book-Entry Registration" in the accompanying Prospectus (the "Prospectus"). Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. None of the Seller, the Servicer, Franklin Capital, [Franklin Resources] or the Insurer intends to send any of its financial reports to Securityholders. The Servicer, on behalf of the Trust, will file with the Securities and Exchange Commission (the "Commission") periodic reports concerning the

Trust to the extent required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                             AVAILABLE INFORMATION

     The financial statements of [            ] (the "Insurer") are included in,
or as exhibits to, the following documents which have been filed with the
Commission by [            ] ("[Holdings]"):

          [(a) Annual Report on Form 10-K for the year ended [            ], and

          (b) Quarterly Report on Form 10-Q for the period ended
              [            ].]

     Investors are encouraged to review such document, including such financial statements, as well as all financial statements of the Insurer included in documents filed by [Holdings] pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Securities for information about the Insurer.]

                                SUMMARY OF TERMS

     The following summary of principal economic terms does not purport to be complete and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms elsewhere in this Prospectus Supplement or the Prospectus.

Issuer........................   Franklin Auto Trust, [199     ]-[     ] (the
                                 "Trust" or the "Issuer"), a Delaware business
                                 trust to be formed pursuant to a Trust
                                 Agreement, dated as of [               , 199  ]
                                 (the "Trust Agreement"), among the Seller and the Owner Trustee. See "The Trust" herein and
                                 "The Trusts" in the Prospectus.

Seller........................   [Franklin Receivables LLC, a Delaware limited
                                 liability company] [FCC Receivables Corp., a Delaware corporation] (the "Seller") and wholly-owned subsidiary of the Franklin Capital
                                 Corporation. See "The Sellers" in the
                                 Prospectus.

Servicer......................   Franklin Capital Corporation (in its individual
                                 capacity, "Franklin Capital" and, as servicer, the "Servicer"), a Utah corporation and wholly-owned subsidiary of the Franklin
                                 Resources, Inc., a Delaware corporation
                                 ("Franklin Resources"). See "Franklin Capital
                                 Corporation" and "Franklin Resources, Inc." in the Prospectus.

Insurer.......................   [               ] (the "Insurer"), a
                                 [               ] financial guaranty insurance
                                 company. See "The Insurer" herein.

Indenture Trustee.............   [               ] (the "Indenture Trustee").
                                 See "The Notes -- The Indenture Trustee" in the
                                 Prospectus.


Owner Trustee.................   [               ] (the "Owner Trustee"). See
                                 "The Trust -- The Owner Trustee" herein and
                                 "The Trusts -- The Owner Trustee" in the
                                 Prospectus.


Initial Cutoff Date...........   With respect to each Initial Receivable, the
                                 later of (x) [          , 199  ] and (y) the
                                 date of its origination but in no event later than the Closing Date.

Closing Date..................   on or about [               ].

The Notes.....................   The Trust will issue Class A-[  ] [     %]
                                 [Floating Rate] [               Callable]
                                 Asset-Backed Notes (the "Class A-[  ] Notes")
                                 in the aggregate original principal amount of
                                 $[          ], Class A-[  ] [     %] [Floating
                                 Rate] [Callable] Asset-Backed Notes (the Class
                                 A-[  ] Notes) in the aggregate original
                                 principal amount of $[          ] and [specify
                                 others]. The Class A-[  ] Notes and the Class
                                 A-[  ] Notes [and specify others]
                                 (collectively, the "Notes") will be issued
                                 pursuant to an Indenture, dated as of
                                 [               , 199  ], among the Issuer, the
                                 Indenture Trustee and [               ], as
                                 Indenture Collateral Agent (the "Indenture
                                 Collateral Agent"). The Notes will be offered for purchase in denominations of $[1,000] and integral multiples thereof in book-entry form only. Persons acquiring beneficial interests in the Notes will hold their interests through DTC in the United States or Cedel Bank, societe anonyme ("Cedel") or the Euroclear
                                 System ("Euroclear") in Europe. See "Certain
                                 Information Regarding The
                                 Securities -- Book-Entry Registration" in the
                                 Prospectus and Annex I thereto.

                                 The Notes will be secured by the assets of the Trust (other than the Certificate Distribution Account and the Certificate Policy) pursuant to the Indenture.

The Certificates..............   The Trust will issue [     %] [Floating Rate]
                                 Asset Backed Certificates (the "Certificates")
                                 with an aggregate initial Certificate Balance
                                 (as defined herein) of $[          ] [specify
                                 others]. The Certificates will represent fractional undivided interests in the Trust.
                                 The Certificates will be issued pursuant to the Trust Agreement. The Certificates will be offered for purchase in denominations of $[1,000] and integral multiples thereof in book-entry form only (other than the Certificates sold to the Seller, as described in "The Trust -- General" herein). See "Certain
                                 Information Regarding the
                                 Securities -- Book-Entry Registration" in the
                                 Prospectus.


Trust Property................   Each Note will represent an obligation of, and
                                 each Certificate will represent a fractional undivided interest in, the Trust. The Trust's assets (the "Trust Property") will include certain motor vehicle retail installment sale contracts (the "Initial Receivables"), secured by new and used automobiles and light trucks
                                 (the "Initial Financed Vehicles"), certain monies representing interest payments and principal payments [late fees, penalty charges, extension fees, modification fees and other processing fees] received thereunder after the Initial Cutoff Date and, with respect to Initial Receivables which are Precomputed
                                 Receivables, monies received thereunder on or prior to the Initial Cutoff Date that are due after the Initial Cutoff Date, an assignment of the security interests in the Initial Financed
                                 Vehicles securing the Initial Receivables, the related Receivables Files (as defined in the related Trust Documents), all rights to proceeds from claims on certain physical damage, credit life and disability insurance policies covering the Initial Financed Vehicles or the Obligors, as the case may be, all rights to liquidation proceeds with respect to the Initial Receivables, certain proceeds from the exercise of rights against Dealers under agreements between Franklin Capital and such Dealers, [the Collection Account] [the
                                 Distribution Account] [the Spread Account] [the
                                 Yield Supplement Account], all proceeds of the foregoing, [the Certificate Policy,] [the Note
                                 Policy] and certain rights under the Trust
                                 Documents. [Specify rights transferred to the Trust]. [Specify any other assets of the Trust]. The Initial Receivables will be purchased by the Seller from Franklin Capital pursuant to a purchase agreement (the "Purchase
                                 Agreement") between the Seller and Franklin
                                 Capital on or prior to the date of issuance of the

                                 Securities. The Trust Property also will
                                 include an assignment of the Seller's rights
                                 against Franklin Capital under the Purchase
                                 Agreement upon the occurrence of certain
                                 breaches of representations and warranties.
                                 [The Initial Receivables transferred to the
                                 Trust on the Closing Date will also include
                                 certain motor vehicle retail installment sale contracts originated by Franklin Capital, some of which may be originated after
                                 [               , 199  ] (the "Statistical
                                 Calculation Date") but on or prior to the Closing Date.]


                                 [Additional motor vehicle retail installment
                                 sale contracts (the "Subsequent Receivables") secured by new or used automobiles, and light trucks (the "Subsequent Financed Vehicles"), certain monies received thereunder on or after the applicable Subsequent Cutoff Date (as defined below) and, with respect to Subsequent Receivables which are Precomputed Receivables, monies received thereunder on or prior to the related Subsequent Cutoff Date which are due after such Subsequent Cutoff Date, an assignment of the security interests in the Subsequent Financed Vehicles securing the Subsequent Receivables, the related Receivables Files, all rights to proceeds from claims on certain physical damage, credit life and disability insurance policies covering the Subsequent Financed Vehicles or the Obligors, as the case may be, all rights to liquidation proceeds with respect to the Subsequent Receivables, certain proceeds from the exercise of rights against Dealers under agreements between Franklin Capital and such Dealers, certain bank accounts and all proceeds of the foregoing are intended to be purchased by the Trust from the Seller from time to time on or
                                 before the [               , 199  ]
                                 Distribution Date, from funds on deposit in the Pre-Funding Account. The Subsequent Receivables will be purchased by the Seller from Franklin Capital pursuant to one or more subsequent purchase agreements (each, a "Subsequent Purchase Agreement") between the Seller and Franklin Capital. The Trust Property also will include an assignment of the Seller's rights against Franklin Capital under each Subsequent Purchase Agreement upon the occurrence of certain breaches of representations and warranties thereunder. The purchase by the Trust of the Subsequent Receivables is subject to the satisfaction of certain conditions, as described under "The Receivables" herein. The Initial Receivables and the Subsequent Receivables are hereinafter referred to as the "Receivables," and the Initial Financed Vehicles and the Subsequent Financed Vehicles are hereinafter referred to as the "Financed Vehicles."]


Receivables...................   The Receivables consist of motor vehicle retail
                                 installment sale contracts originated by
                                 Dealers and then acquired by Franklin Capital.
                                 See "Franklin Capital Corporation -- General" in the Prospectus.

                                 The statistical information presented in this Prospectus Supplement is based on the Initial Receivables as of the [Initial Cutoff Date] [Statistical Calculation Date]. [The Initial Receivables transferred to the Trust on the Closing Date will include certain other motor vehicle retail installment sale contracts, some of which may be originated after the Statistical Calculation Date but on or prior to the Closing Date. The Seller and the Servicer do not believe that the statistical distribution of the final characteristics of all Initial Receivables transferred to the Trust on the Closing Date will vary materially from the statistical information presented in this Prospectus Supplement. The amount of Receivables identified subsequent to the Statistical Calculation Date and included in the Trust as of the Initial Cutoff Date will not exceed five percent of the aggregate principal balance of the Initial Receivables as of the Initial Cutoff Date.

                                 The Initial Receivables have, as of the
                                 Statistical Calculation Date, a weighted
                                 average annual percentage rate ("APR") of
                                 approximately [     ]%, a weighted average
                                 original maturity of [     ] months and a
                                 weighted average remaining maturity of [     ]
                                 months. The Initial Receivables have an
                                 aggregate principal balance of $[          ] as
                                 of the Statistical Calculation Date. See "The Receivables." Each of the Initial Receivables also will have a remaining term of not more
                                 than [     ] months and not less than [     ]
                                 months as of the Statistical Calculation Date.


                                 The Receivables transferred to the Trust, will consist of Prime Receivables, Non-Prime Receivables and Sub-Prime Receivables. See "Description of the Purchase Agreements and The Trust Documents -- Eligibility Criteria" in the Prospectus.


                                 [Following the Closing Date, the Trust will be obligated to purchase from time to time on or before the end of the Funding Period (as defined below), subject to the availability thereof, Subsequent Receivables consisting of retail automobile installment sale contracts acquired by the Seller from Franklin Capital. The aggregate principal balance of the Subsequent Receivables is anticipated by Franklin Capital to equal approximately
                                 $[          ]. In connection with each purchase
                                 of Subsequent Receivables, the Trust will be
                                 required to pay to the Seller a cash purchase price equal to the principal amount thereof from the Pre-Funding Account. Under the Purchase Agreement, the Seller will be obligated, subject to the satisfaction of certain conditions described herein, to purchase from Franklin Capital Subsequent Receivables, and under the Sale and Servicing
                                 Agreement, dated as of [               ,
                                 199 ], among the Seller, the Servicer and the Owner Trustee (the "Sale and Servicing Agreement"), the Seller will be obligated to sell such Subsequent Receivables to the Trust and the Trust will be obligated, subject to the satisfaction of certain conditions described herein, to purchase such Subsequent Receivables from the Seller. Franklin Capital will designate as a cutoff date (each, a "Subsequent Cutoff Date") (i) the last day of the month preceding the month in which Subsequent Receivables are conveyed to the Seller by Franklin Capital and reconveyed by the Seller to the Trust or (ii) if any such Subsequent Receivable is originated in the month of conveyance, the date of origination. Subsequent Receivables will be conveyed to the Seller and then reconveyed by the Seller to the Trust on designated dates (each, a "Subsequent Transfer Date") occurring during the Funding Period. The Trust may purchase the Subsequent Receivables only from the Seller and not from any other person, and the Seller may purchase the Subsequent Receivables only from Franklin Capital. The Subsequent Receivables must satisfy certain eligibility criteria specified herein and in the Sale and Servicing Agreement. See "The Receivables -- Eligibility Criteria" herein.]

Terms of the Notes............   The principal terms of the Notes will be as
                                 described below:

  A. Distribution Dates.......   Payments of interest and principal on the Notes
                                 will be made on the [     ] day of each month
                                 or, if the [     ] day is not a Business Day,
                                 on the next following Business Day (each, a
                                 "Distribution Date") commencing
                                 [               , 199  ]. Each reference to a
                                 "Payment Date" in the accompanying Prospectus shall refer to a Distribution Date. Payments will be made to holders of record of the Notes
                                 (the "Noteholders") as of the Business Day immediately preceding such Distribution Date (a
                                 "Record Date"). A "Business Day" is a day other than a Saturday, Sunday or other day on which commercial banks located in the states of California, Utah or New York are authorized or obligated to be closed.

  B. Interest Rates...........   The Class A-[  ] Notes will bear interest at a
                                 [fixed per annum rate] set forth on the cover
                                 page hereof. The Class A-[  ] Notes will bear
                                 interest at a [floating rate equal to the
                                 London interbank offered rates for one-month
                                 U.S. dollar deposits ("LIBOR") plus 0.[     ]%,
                                 subject to a maximum rate equal to 12% per annum.] [specify others] Each such interest rate for a Class of Notes is referred to as the "Interest Rate." As used herein, the term
                                 "Class" refers to either the Class A-[ ] or Class A-[ ] Notes [others] or all such Classes collectively, as the context requires.

  C. Interest.................   Interest on the principal amount of the Notes
                                 of each Class outstanding immediately prior to a Distribution Date will accrue at the applicable Interest Rate from and including the most recent Distribution Date on which interest has been paid (or, in the case of the first
                                 Distribution Date, from and including the Closing Date) to, but excluding, the following
                                 Distribution Date (each, an "Interest Period").
                                 Interest on the Notes for any Distribution Date due but not paid on such Distribution Date will be due on the next Distribution Date together with, to the extent permitted by law, interest on such amount at the applicable Interest Rate. The amount of interest distributable on the Notes on each Distribution Date will equal interest accrued during the related Interest Period.
                                 Interest on the Class A-[  ] Notes, and [other
                                 Class A-[ ] Note] will be calculated on the basis of a [360-day year and the actual number of days elapsed in the applicable Interest
                                 Period] [360-day year consisting of twelve
                                 30-day months.] See "Description of the
                                 Notes -- Payments of Interest" herein.

  D. Principal................   Principal of the Notes will be payable on each
                                 Distribution Date in an amount equal to the Noteholders' Principal Distributable Amount for the calendar month (the "Monthly Period") preceding such Distribution Date. The
                                 Noteholders' Principal Distributable Amount will equal the sum of (x) the Noteholders'
                                 Percentage of the Principal Distributable
                                 Amount and (y) any unpaid portion of the amount described in clause (x) with respect to a prior
                                 Distribution Date. The "Principal Distributable
                                 Amount" with respect to any Distribution Date will be an amount equal to the sum of the following amounts with respect to the related
                                 Monthly Period, computed, with respect to Simple Interest Receivables, in accordance with the simple interest method, and, with respect to Precomputed Receivables, in accordance with the actuarial method: (i) that portion of all collections on Receivables allocable to principal, including full and, with respect to Simple Interest Receivables, partial principal prepayments, received during such Monthly
                                 Period (including, with respect to Precomputed
                                 Receivables, amounts withdrawn from the
                                 Payahead Account but excluding amounts
                                 deposited into the Payahead Account) with respect to such Monthly Period, (ii) the principal balance of each Receivable that was repurchased by Franklin Capital, the Seller or the Servicer as of the last day of such Monthly
                                 Period, (iii) [at the option of the Insurer,] the outstanding principal balance of those Receivables that were required to be repurchased by the Seller and/or Franklin
                                 Capital during such Monthly Period but were not so repurchased, (iv) the principal balance of each Receivable that became a Liquidated
                                 Receivable during such Monthly Period and (v) the aggregate amount of Cram Down Losses during such Monthly Period. See "Description of the
                                 Purchase Agreement and the Trust Documents --
                                 Distributions" herein.

                                 [The Noteholders' Percentage will be [100%] until the Class A-[ ] Notes have been paid in full and thereafter will be zero.] [No principal will be paid on a Class of Notes until the principal of all Classes of Notes having a lower numerical Class designation has been paid in full.] [The Noteholder's percentage will equal the percentage equivalent of a fraction the numerator of which is the outstanding principal amount of the Notes and the denominator of which is the aggregate outstanding principal amount of the Securities.] In addition, the outstanding principal amount of the Notes of any Class, to the extent not previously paid, will be payable on the respective Final Scheduled Distribution Date for such Class.

  [E. Distribution
Priorities....................   On each Distribution Date, for so long as any
                                 Class of Notes remains outstanding, and except as otherwise described herein, the Noteholders'
                                 Principal Distributable Amount (as defined herein) for such date will be distributed to the holders of the respective Classes of Notes for the following purposes and the following order of priority:

                                 First, to the Class A-[ ] Notes, until the principal balance of such Notes is reduced to zero;

                                 Second to the Class A-[ ] Notes, until the principal balance of such Notes is reduced to zero;


                                 Third, to the Class A-[ ] Notes, until the principal balance of such Notes is reduced to zero.


  F. Optional Redemption......   The Class A-[  ] Notes, to the extent still
                                 outstanding, may be redeemed in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Receivables, which, subject to certain provisions in the Sale and Servicing Agreement, can occur after the Pool Balance declines to [10]% or less of the Original Pool Balance, at a redemption price equal to the unpaid principal amount of the Notes of such Class plus accrued and unpaid interest thereon. See
                                 "Description of the Notes -- Optional
                                 Redemption" herein. The Original Pool Balance will equal [the sum of (i)] the aggregate principal balance of the Initial Receivables as of the Initial Cutoff Date [plus (ii) the aggregate principal balances of all Subsequent
                                 Receivables added to the Trust as of their respective Subsequent Cutoff Dates].

  G. Mandatory Redemption.....   [Each Class of Notes will be redeemed in part
                                 on the Mandatory Redemption Date (as defined under "Pre-Funding Account" below) in the event that any portion of the Pre-Funded Amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Receivables, including any such purchase on such date. The aggregate principal amount of each Class of Notes to be redeemed will be an amount equal to such Class's pro rata share (based on the respective current principal amount of each Class of Notes and the Certificate Balance) of the Pre-Funded Amount on such date (such Class's "Note Prepayment
                                 Amount").]

                                 [The Notes may be accelerated and subject to
                                 immediate payment at par upon the occurrence of an Event of Default under the Indenture. So long as no Insurer Default shall have occurred and be continuing, an Event of Default under the Indenture will occur only upon delivery by the Insurer to the Indenture Trustee of notice of the occurrence of certain events of default under the Insurance and Indemnity Agreement,
                                 dated as of [          , 199 ] (the "Insurance
                                 Agreement"), among the Insurer, the Trust, the Seller and the

                                 Servicer. In the case of such an Event of Default, the Notes will automatically be accelerated and subject to immediate payment at par. See "Description of the Notes -- Events of Default" herein. The Note Policy does not guarantee payment of any amounts that become due on an accelerated basis, unless the Insurer elects, in its sole discretion, to pay such amounts in whole or in part. See "The
                                 Policies -- Note Policy" herein.]

Terms of the Certificates.....   The principal terms of the Certificates will be
                                 as described below:

  A. Distribution Dates.......   Distributions with respect to the Certificates
                                 will be made on each Distribution Date,
                                 commencing [          , 199 ]. Distributions
                                 will be made to holders of record of the Certificates (the "Certificateholders" and, together with the Noteholders, the
                                 "Securityholders") as of the related Record
                                 Date.

  B. Certificate Rate.........   [  ]% per annum payable monthly at one-twelfth
                                 of the annual rate, calculated on the basis of a 360-day year consisting of twelve 30-day months.

  C. Subordination of
Certificates..................   The Certificates will not receive any
                                 distribution with respect to a Distribution
                                 Date until the full amount of the Noteholders'
                                 Distributable Amount with respect to such Distribution Date has been deposited in the Note Distribution Account.

  D. Interest.................   On each Distribution Date, the Owner Trustee
                                 will distribute to Certificateholders their pro rata share of interest distributable with respect to such Certificates. The amount of interest distributable on the Certificates on each Distribution Date will equal interest accrued during the related Interest Period at the Certificate Rate on the Certificate Balance immediately prior to such Distribution Date.
                                 Interest on the Certificates for any
                                 Distribution Date due but not paid on such Distribution Date will be due on the next
                                 Distribution Date together with, to the extent permitted by law, interest on such amount at one-twelfth of the Certificate Rate.
                                 Distributions of interest on the Certificates are subordinate to payments of interest and principal on the Notes, as described above under "Subordination of Certificates." See
                                 "Description of the
                                 Certificates -- Distributions of Interest" herein.

  E. Principal................   On each Distribution Date on or after the date
                                 on which the Class A-[ ] Notes have been paid in full, principal of the Certificates will be payable in an amount equal to the Certificateholders' Principal Distributable
                                 Amount for the Monthly Period preceding such Distribution Date. The Certificateholders'
                                 Principal Distributable Amount will equal the sum of (x) the Principal Distributable Amount and (y) any unpaid portion of the amount described in clause (x) with respect to a prior
                                 Distribution Date[; provided, however, that the Certificateholders' Principal Distributable
                                 Amount on the Distribution Date on which the Class A-[ ] Notes are paid in full will be reduced by the amount necessary to pay the Class A-

                                 [  ] Notes in full]. See "Description of the
                                 Purchase Agreement and the Trust
                                 Documents -- Distributions" herein.

                                 The remaining Certificate Balance, if any, will be payable in full on the Final Scheduled Distribution Date for the Certificates.

  F. Optional Prepayment......   If the Servicer exercises its option to
                                 purchase the Receivables as described above, the Certificateholders shall receive an amount equal to the remaining Certificate Balance together with accrued interest at the Certificate Rate, and the Certificates will be retired.

  G. Mandatory Prepayment.....   [The Certificates will be prepaid in part on
                                 the Mandatory Redemption Date in the event that any portion of the Pre-Funded Amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent
                                 Receivables, including any such purchase on such date. The aggregate principal amount of Certificates to be prepaid will be an amount equal to the Certificateholders' pro rata share
                                 (based on the respective current principal amount of each Class of Notes and the Certificate Balance) of the Pre Funded Amount
                                 (the "Certificate Prepayment Amount").]

[Pre-Funding Account..........   On the Closing Date, a cash amount equal to
                                 approximately $[          ] [amount not to
                                 exceed 25% of the aggregate principal amount of
                                 the Securities] (the "Initial Pre-Funded
                                 Amount") will be deposited in an account (the
                                 "Pre-Funding Account") which will be
                                 established with the Indenture Collateral
                                 Agent. The Pre-Funding Account will be an asset
                                 of the Trust and will be pledged to the
                                 Indenture Collateral Agent for the benefit of
                                 the Indenture Trustee, on behalf of the
                                 Noteholders, and the Insurer. The "Funding
                                 Period" is the period from the Closing Date
                                 until the earliest of the date on which (i) the
                                 amount on deposit in the Pre-Funding Account is
                                 less than $[100,000], (ii) a Servicer Default
                                 occurs under the Sale and Servicing Agreement,
                                 or (iii) the Distribution Date in [          ,
                                 199 ]. [date not to exceed 90 days from the
                                 date of issuance of the Securities]. The
                                 Initial Pre-Funded Amount as reduced from time
                                 to time during the Funding Period by the amount
                                 thereof used to purchase Subsequent Receivables
                                 in accordance with the Sale and Servicing
                                 Agreement is referred to herein as the
                                 "Pre-Funded Amount." The Subsequent Receivables
                                 purchased by the Trust with the Pre-Funding
                                 Amount will be underwritten under the same
                                 criteria and standards utilized by Franklin
                                 Capital to underwrite the Initial Receivables.
                                 Amounts in the Pre-Funding Account may be
                                 invested by the Owner Trustee or Indenture
                                 Trustee, as applicable, in Eligible
                                 Investments. The Seller expects that the
                                 Pre-Funded Amount will be reduced to less than
                                 $100,000 on or before the end of the Funding
                                 Period. Any Pre-Funded Amount remaining at the
                                 end of the Funding Period will be payable to
                                 the Noteholders and Certificateholders as
                                 described herein. The "Mandatory Redemption
                                 Date" is the earlier of (i) the Distri-
                                 bution Date in [          , 199 ] or (ii) if
                                 the last day of the Funding Period occurs on or
                                 prior to the Determination Date (as defined
                                 herein) occurring in July or [          ,
                                 199 ], the Distribution Date relating to such Determination Date.]

[Capitalized Interest
Account.......................   On the Closing Date, a cash amount may be
                                 deposited in an account (the "Capitalized
                                 Interest Account") which will be established
                                 with the Indenture Collateral Agent. The
                                 Capitalized Interest Account will be an asset
                                 of the Trust, and will be pledged to the
                                 Indenture Collateral Agent for the benefit of
                                 the Indenture Trustee, on behalf of the
                                 Noteholders, the Owner Trustee, on behalf of
                                 the Certificateholders, and the Insurer. The
                                 amount, if any, deposited in the Capitalized
                                 Interest Account will be applied on the
                                 Distribution Dates occurring in [          ],
                                 [          ] and [199 ] of [     ] to fund an
                                 amount (the "Monthly Capitalized Interest
                                 Amount") equal to the amount of interest accrued for each such Distribution Date at the weighted average Interest Rates and Certificate
                                 Rate on the portion of the Securities having a principal balance in excess of the principal balances of the Receivables (which portion will equal the Pre-Funded Amount). Any amounts remaining in the Capitalized Interest Account on the Mandatory Redemption Date and not used for such purposes are required to be paid directly to the Seller on such date. See
                                 "Description of the Purchase Agreement and the Trust Documents -- Accounts."]

[Spread Account...............   On the Closing Date, the Seller will make an
                                 initial deposit of an amount to be agreed upon
                                 by the Seller and the Insurer to an account
                                 (the "Spread Account") which will be
                                 established with the Indenture Collateral Agent
                                 for the benefit of the Indenture Trustee, on
                                 behalf of the Noteholders, the Owner Trustee,
                                 on behalf of the Certificateholders, and the
                                 Insurer pursuant to a certain Spread Account
                                 Agreement dated as of [          , 199 ] (the
                                 "Spread Account Agreement"). The Spread Account will not be an asset of the Trust. The amount initially deposited in the Spread Account is referred to as the "Spread Account Initial
                                 Deposit." On each Distribution Date, additional amounts may be required to be deposited into the Spread Account from payments on the Receivables as described under "Description of the Purchase Agreement and the Trust
                                 Documents -- Distributions" herein. Amounts, if any, on deposit in the Spread Account will be available to the extent provided in the Spread
                                 Account Agreement to fund any Deficiency Claim
                                 Amount otherwise required to be made on a Distribution Date. The aggregate amount required to be on deposit at any time in the Spread Account (the "Specified Spread Account
                                 Requirement") will be determined in accordance with the Insurance Agreement and the Spread
                                 Account Agreement. The Specified Spread Account
                                 Requirement may increase or decrease over time as a result of floors, caps and triggers set forth in the Insurance Agreement or the Spread
                                 Account Agreement. Amounts in the Spread
                                 Account on any Distribu-
                                 tion Date (after giving effect to all
                                 distributions made on such Distribution Date, as reconciled on such Distribution Date) in excess of the Specified Spread Account
                                 Requirement for such Distribution Date will be released to the Seller. [Specify how amounts in the Spread Account under the control of the Owner Trustee or Indenture Trustee, as applicable, for the benefit of the Securityholders will be distributed.] Amounts on deposit or to be deposited in the Spread
                                 Account may be distributed to [specify who will receive distributions from the Spread Account, if other than the Insurer or Securityholders] without the consent of the Securityholders.

                                 In addition, the Seller and the Insurer may amend the Spread Account Agreement (and any provisions in the Insurance Agreement relating to the Spread Account) in any respect (including, without limitation, reducing or eliminating the Specified Spread Account Requirement and/or reducing or eliminating the funding requirements of the Spread Account or permitting such funds to be used for the benefit of persons other than Securityholders) without the consent of, or notice to, the Indenture Trustee, the Owner Trustee or the Securityholders. Notwithstanding any reduction in or elimination of the funding requirements of the Spread Account or the depletion thereof, the Insurer will be obligated on each Distribution Date to fund the full amount of each Guaranteed Note Distribution and each Guaranteed Certificate Distribution otherwise required to be made on such Distribution Date.]

[The Policies.................   On the Closing Date, the Insurer will issue a
                                 financial guaranty insurance policy (the "Note
                                 Policy") to the Indenture Trustee and a
                                 financial guaranty insurance policy (the
                                 "Certificate Policy") to the Owner Trustee pursuant to the Insurance Agreement. Pursuant to the Note Policy, the Insurer will unconditionally and irrevocably guarantee to the Noteholders payment of the Guaranteed Note
                                 Distributions (as defined herein) for each Distribution Date. Pursuant to the Certificate
                                 Policy, the Insurer will unconditionally and irrevocably guarantee to the Certificateholders payment of the Guaranteed Certificate
                                 Distributions (as defined herein). See "The
                                 Policies" and "Description of the Purchase
                                 Agreement and the Trust
                                 Documents -- Distributions" herein.]

Collection Account............   The Servicer will establish one or more
                                 accounts in the name of the Indenture
                                 Collateral Agent (the "Collection Account") for the benefit of the Indenture Trustee, on behalf of the Noteholders[, the Owner Trustee, on behalf of the Certificateholders, and the Insurer]. All payments from Obligors that are received by the Servicer on behalf of the Trust will be deposited in the Collection Account no later than two Business Days after receipt thereof except under certain conditions described herein. Pursuant to the Sale and Servicing Agreement, the Indenture Trustee will, on each Distribution Date, apply the Distribution Amount with respect to such

                                 Distribution Date to the following (in the priority indicated): (i) to the Owner Trustee and the Indenture Trustee, any accrued and unpaid trustee fees and expenses and any accrued and unpaid fees and expenses of the Indenture Collateral Agent (in each case, to the extent such fees have not been previously paid by the Servicer or the Franklin Resources), (ii) to the Servicer, the Servicing Fee for the related Monthly Period and any overdue Servicing Fees, (iii) into the Note Distribution Account, the Noteholders' Interest Distributable Amount, (iv) into the Note Distribution Account, the Noteholders' Principal Distributable Amount, (v) into the Certificate Distribution Account, the Certificateholders' Interest Distributable
                                 Amount and, after the Class A-[ ] Notes have been paid in full, the Certificateholders' Principal Distributable Amount, (vi) to the Insurer, amounts owing and not paid to it under the Insurance Agreement, (vii) to the Spread Account, up to the Specified Spread Account Requirement for such Distribution Date, and
                                 (viii) the remaining balance, if any, to the Seller. See "Description of the Purchase Agreement and the Trust
                                 Documents -- Distributions" herein and
                                 "Description of the Purchase Agreements and the Trust Documents -- Collections" in the Prospectus.


Tax Status....................   In the opinion of Weil, Gotshal & Manges LLP,
                                 special tax counsel to the Trust, for federal income tax purposes the Notes will be characterized as debt and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.
                                 Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as debt. Each
                                 Certificateholder, by the acceptance of a Certificate, will agree to treat the Trust as a [partnership in which the Certificateholders are partners] [division] for federal income tax purposes. See "Federal Income Tax Consequences" herein and "Federal Income Tax Consequences" in the Prospectus.

ERISA Considerations..........   Subject to the conditions and considerations
                                 discussed under "ERISA Considerations," the
                                 Notes are eligible for purchase by pension, profit-sharing or other employee benefit plans as well as individual retirement accounts and certain types of Keogh Plans (each, a "Benefit
                                 Plan").

                                 The Certificates may not be acquired (directly or indirectly) by or on behalf of any Benefit Plan or any entity (including an insurance company general account) whose underlying assets include plan assets of a Benefit Plan by reason of a plan's investment in the entity. See "ERISA Considerations" herein and in the Prospectus.

[Legal Investment.............   The Class A-[  ] Notes will be eligible
                                 securities for purchase by money market funds under Rule 2a-7 under the Investment Company
                                 Act of 1940, as amended.]

Ratings.......................   It is a condition to issuance that the Class
                                 A-[  ] Notes be rated [     ] by Standard &
                                 Poor's Ratings Services, a division of The
                                 McGraw-Hill Companies, Inc. ("S&P"), and
                                 [     ] by Moody's Investors Service, Inc.
                                 ("Moody's" and together with S&P, the "Rating
                                 Agencies"), that the Class A-[ ] Notes, the
                                 Class A-[  ] Notes be rated [     ] by S&P and
                                 [     ] by Moody's and the Certificates be
                                 rated [     ] by S&P and [     ] by Moody's.
                                 The ratings by the Rating Agencies of the Securities will be based primarily on the Policies. There is no assurance that the ratings initially assigned to the Notes and the Certificates will not subsequently be lowered or withdrawn by the Rating Agencies. See "Risk
                                 Factors -- Ratings on Securities" herein.

                                  RISK FACTORS

     Prospective Noteholders and Certificateholders should consider, in addition to the factors described under "Risk Factors" in the Prospectus, the following risk factors in connection with the purchase of the Notes or the Certificates.

[PREPAYMENT FROM THE PRE-FUNDING ACCOUNT; ABILITY TO ORIGINATE SUBSEQUENT RECEIVABLES

     To the extent that the Pre-Funded Amount has not been fully applied to the purchase of Subsequent Receivables by the Trust by the end of the Funding Period, the Noteholders and the Certificateholders will receive a prepayment of principal on the Mandatory Redemption Date in an amount equal to their pro rata share (based on the current principal balance of each Class and the Certificate Balance) of the Pre-Funded Amount (exclusive of investment earnings) remaining in the Pre-Funding Account following the purchase of any Subsequent Receivables on the last Subsequent Transfer Date in the Funding Period. Any reinvestment risk from the prepayment of the Securities from the Pre-Funded Amount at the end of the Funding Period will be borne by the Noteholders and the Certificateholders. See "Yield and Prepayment Considerations" in the Prospectus.

     The conveyance of Subsequent Receivables to the Trust during the Funding Period is subject to the conditions described herein under "The
Receivables -- Eligibility Criteria." Each Subsequent Receivable must satisfy the eligibility criteria specified herein and in the Sale and Servicing Agreement. The ability of the Trust to invest in Subsequent Receivables is dependent upon the ability of Franklin Capital to originate through Dealers a sufficient amount of motor vehicle retail installment sale contracts that meet the requirements in the Subsequent Purchase Agreement and in the Sale and Servicing Agreement for transfer on a Subsequent Transfer Date. The ability of Franklin Capital to originate through Dealers sufficient Subsequent Receivables may be affected by a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. Neither Franklin Capital nor the Seller has any basis to predict whether or the extent to which economic or social factors will affect the availability of Subsequent Receivables. In addition, Franklin Capital has limited performance history, which makes it difficult to predict the rate of its originations. Nevertheless, although no assurances can be given, Franklin Capital currently anticipates originating sufficient Receivables satisfying the criteria set forth in the Sale and Servicing Agreement so as to require the application of the entire Pre-Funded Amount to the purchase of Subsequent Receivables by the end of the Funding Period. See "The Receivables" herein.]

REINVESTMENT RISKS FROM PREPAYMENTS

     The weighted average life of the Securities will be reduced by full prepayments on the Receivables and partial prepayments on the Simple Interest Receivables. A partial prepayment in respect of a Precomputed Receivable less than the amount required to prepay such Receivable in full will be treated as a Payahead until such later Monthly Period with respect to which such Payahead may be applied to either the scheduled payment in respect of such Monthly Period or to prepay such Receivable in full. The Receivables are prepayable at any time without penalty. Prepayments (or, for this purpose, equivalent payments to the Trust) may result from payments by Obligors, liquidations due to default, the receipt of proceeds from physical damage or credit insurance, repurchases by the Seller or Franklin Capital as a result of certain uncured breaches of the warranties made by it with respect to the Receivables, the application of the remaining Pre-Funded Amount, if any, on the Mandatory Redemption Date to prepay the Securities, purchases by the Servicer as a result of certain uncured breaches of the covenants made by it in the Sale and Servicing Agreement with respect to the Receivables, or the Servicer exercising its option to purchase all of the remaining Receivables when the Pool Balance is less than [10]% of the Original Pool Balance.

     The Servicer has limited historical experience with respect to prepayments, has not prepared data on prepayment rates and is not aware of publicly available industry statistics that set forth principal prepayment experience for motor vehicle retail installment sale contracts similar to the Receivables. For these reasons, none of Franklin Resources, Franklin Capital, the Servicer or the Seller can make any prediction as to the actual prepayment rates that will be experienced on the Receivables.

     The amounts paid to Securityholders with respect to any Distribution Date will include all prepayments on the Receivables received thereon during the related Monthly Period which are not amounts representing Payaheads. As a result, the Securities may be paid in full prior to their respective Final Scheduled Distribution Dates. The Securityholders will bear all reinvestment risk resulting from the timing of payments of principal on the Securities. See "Yield and Prepayment Considerations" in the Prospectus.

CONCENTRATION OF RECEIVABLES


     Economic conditions where Obligors reside may affect the delinquency, loan loss and repossession experience of the Trust with respect to the Receivables.
As of the Statistical Calculation Date, Obligors with respect to [     ]% of the
Initial Receivables (based on the principal balance of the Initial Receivables and mailing addresses of the Obligors thereon as of the Statistical Calculation
Date) were located in [California]. [Specify any state, and the percentage of the Initial Receivables for each such state, where a material portion of any pool of Receivables was originated]. Economic conditions in California are often volatile and from time to time have been adversely affected by natural disasters, contractions in the defense industry and declining real estate values. No predictions, however, can be made regarding future economic conditions in California or any other states where Obligors reside. [Add disclosure of economic conditions in any state where a material portion of any pool was originated and the effects of such economic conditions on payments on the Receivables.] [Disclosure of other significant geographic and other factors] See "The Receivables" herein and in the Prospectus.


SUBORDINATION OF CERTIFICATES; LIMITED ASSETS

     Distributions of interest and principal on the Certificates will be subordinated in priority of payment to interest and principal due on the Notes. [Consequently, the Certificateholders will not receive any distributions with respect to a Monthly Period until the full amount of interest and principal payable on the Notes on such Distribution Date has been deposited in the Note Distribution Account. The Certificateholders will not receive any distributions
of principal before the Distribution Date on which the Class A-[     ] Notes
have been paid in full.]

     If the Notes are accelerated following an Event of Default under the Indenture, the Notes must be paid in full prior to the distribution of any amounts on the Certificates.

     The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables[, the Pre-Funding Account, the Capitalized Interest Account, the Spread Account and the Policies.] Holders of the Notes and the Certificates must rely for repayment upon payments on the Receivables [and, if and to the extent available, amounts on deposit in the Pre-Funding Account, the Capitalized Interest Account, and the Spread Account and payments of claims made under the Policies. The Pre-Funding Account and the Capitalized Interest Account will only be maintained until the Distribution Date on or immediately following the last day of the Funding Period. The Pre-Funded Amount on deposit in the Pre-Funding Account will be used solely to purchase Subsequent Receivables and is not available to cover losses on the Receivables. The Capitalized Interest Account is designed to cover obligations of the Trust relating to that portion of its assets not invested in Receivables and is not designed to provide protection against losses on the Receivables. Amounts on deposit or to be deposited in the Spread Account may be distributed to persons other than Securityholders. Similarly, although the Policies will be available on each

Distribution Date to cover shortfalls in distributions of the Noteholders' Distributable Amount and the Certificateholders' Distributable Amount on such Distribution Date, if the Insurer defaults in its obligations under the applicable Policy, the Trust will depend on current distributions on the Receivables and, amounts, if any, available therefor in the Spread Account to make payments on the Notes and the Certificates. See "The Insurer" and "The Policies" herein.]

RATINGS ON SECURITIES

     A rating is not a recommendation to purchase, hold or sell Notes or Certificates. The ratings of the Notes and Certificates address the likelihood of the payment of principal and interest on the Securities pursuant to their terms. There is no assurance that a rating will remain in effect for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant. In the event that any ratings initially assigned to the Notes and the Certificates were subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the claims-paying ability of the Insurer, no person or entity will be obligated to provide any additional credit enhancement with respect to the Notes or the Certificates. Any reduction or withdrawal of a rating of the Insurer likely would result in a reduction or withdrawal of a ratings of the Notes or Certificates, and may have an adverse effect on the liquidity and market price of the Notes and the Certificates.

EVENTS OF DEFAULT UNDER THE INDENTURE

     So long as no Insurer Default shall have occurred and be continuing, neither the Indenture Trustee nor the Noteholders may declare an Event of Default under the Indenture. So long as an Insurer Default shall not have occurred and be continuing, an Event of Default will occur only upon delivery by the Insurer to the Indenture Trustee of notice of the occurrence of certain events of default under the Insurance Agreement. Upon the occurrence of an Event of Default under the Indenture (so long as an Insurer Default shall not have occurred and be continuing), the Insurer will have the right, but not the obligation, to cause the liquidation, in whole or in part, of the Trust Property, which will result in redemption, in whole or in part, of the Notes, and prepayment, in whole or in part, of the Certificates. Following the occurrence of an Event of Default, the Indenture Trustee and the Owner Trustee will continue to submit claims under the Policies as necessary to enable the Trust to continue to make payments of the Noteholders' Distributable Amount and the Certificateholders' Distributable Amount on each Distribution Date. However, following the occurrence of an Event of Default, the Insurer may elect to pay all or any portion of the outstanding amount of the Notes, plus accrued interest thereon, and may elect to cause the prepayment, in whole or in part, of the Certificates.

[RISK OF YEAR 2000

     Many of the world's computer systems currently record years in a two-digit format. Such computer systems may be unable to recognize, interpret or use dates beyond the year 1999 correctly. Because the activities of many businesses are affected by dates or are date-related, the inability to use such date information correctly could lead to business disruptions both in the United States and internationally (the "Year 2000 Problem").

     Franklin Capital's primary exposure, if any, to the Year 2000 Problem would be with regards to the systems it utilizes to service its automobile retail installment sales contracts. Loan servicing systems utilize date calculations to, among other things: (i) determine interest accrued on loans, (ii) properly allocate payments received between interest and principal, and (iii) determine payment due dates. Were the Year 2000 Problem to impact Franklin Capital's servicing systems, problems could result due to, among other things, the (a) misapplication of payments received, leading to disputes with borrowers and (b) inability to properly determine delinquency status could hinder Franklin Capital's ability to pursue delinquent borrowers. The occurrence of such disruptions could negatively impact cash flow to the Trust and thereby affect the likelihood of receipt of timely payments of interest and ultimate payments of principal by investors in the [Notes] and [Certificates].

     Franklin Capital uses a combination of internal and external systems to carry out the servicing of its portfolio of loans. The internal system is currently used for limited purposes only such that its functionality should not be impacted by the Year 2000 Problem. The external system is provided by a non-affiliated, third-party vendor. The third-party vendor has already completed what it believes to be the necessary systems modifications required to make its system Year 2000 compliant. The third-party vendor is currently in the testing phase of its modifications, whereby the vendor in conjunction with several of its clients is verifying that the modifications are indeed effective. The third-party vendor currently expects this testing and the subsequent full implementation to be completed by early 1999. Franklin Capital anticipates that its testing will be completed shortly thereafter.

     Franklin Capital also shares certain auxiliary systems with Franklin Resources, such as accounting, e-mail, networks and telephone switches. Franklin Resources has been working to address the Year 2000 Problem since 1996 and presently anticipates having all of its mission critical systems compliant by December 31, 1998. The Trust will not bear any of the costs and expenses incurred by either Franklin Capital or Franklin Resources in preparing their systems against the Year 2000 Problem.

     Franklin Capital could also be impacted by the Year 2000 Problem through its reliance on other third-party systems, such as externally managed data lines, communications systems, telephone or electrical systems, among others. A failure of such systems would materially and adversely affect Franklin Capital's ability to carry on business in any regular fashion. Although Franklin Resources, on behalf of Franklin Capital, is investigating potential contingency plans for such circumstances, it is not clear that adequate contingency plans could be developed for such failures.]

                                USE OF PROCEEDS

     The net proceeds to be received by the Trust from the sale of the Securities will be used to pay to the Seller, and in turn, Franklin Capital, the purchase price for the Receivables, [to make the deposits of the Pre-Funded Amount into the Pre-Funding Account and to make the initial deposits into the Capitalized Interest Account and the Spread Account.]

                                   THE TRUST

     The following information supplements and, to the extent inconsistent therewith, supersedes the information contained in the accompanying Prospectus. Prospective Securityholders should consider, in addition to the information below, the information under "The Trusts" in the accompanying Prospectus.

GENERAL

     The Issuer, Franklin Auto Trust, 199[ ]-[ ], is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

     [The Trust will initially be capitalized with equity equal to
$[          ]. Certificates with an aggregate original Certificate Balance of
$[          ] will be sold to the Seller, and Certificates representing the remainder of the Certificate Balance will be sold to third party investors that are expected to be unaffiliated with the Seller, the Servicer, Franklin Resources or their affiliates. The equity of the Trust, together with the proceeds of the initial sale of the Notes, will be used by the Trust to purchase the Initial Receivables from the Seller pursuant to the Sale and Servicing Agreement and to fund the deposits in the Pre-Funding Account, the Capitalized Interest Account and the Spread Account.]

     The Trust's principal offices are in [               ], in care of
[               ], as Owner Trustee, at the address listed below under "-- The
Owner Trustee."

CAPITALIZATION OF THE TRUST

     The following table illustrates the capitalization of the Trust as of the Initial Cutoff Date, as if the issuance and sale of the Notes and Certificates had taken place on such date:

Class A-[  ] Notes..........................................  $   []
Class A-[  ] Notes..........................................  $   []
Class A-[  ] Notes..........................................  $   []
Certificates................................................  $   []
                                                              -----
          Total.............................................  $   []
                                                              =====

THE OWNER TRUSTEE

     [               ] is the Owner Trustee under the Trust Agreement, is a
[          ] [banking] corporation and its principal offices are located at
[               ]. The Seller, Franklin Resources, the Servicer and their
respective affiliates may maintain commercial banking relations with the Owner Trustee and its affiliates. The Owner Trustee will perform limited administrative functions under the Trust Agreement, including making distributions from the Certificate Distribution Account. The Owner Trustee's liability in connection with the issuance and sale of the Certificates and the Notes is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement and the Sale and Servicing Agreement.

                               THE TRUST PROPERTY


     The Trust Property will include the following: (a) motor vehicle retail installment sale contracts secured by new and used motor vehicles and light trucks; (b) all payments received thereunder after the Initial Cutoff Date or the Subsequent Cutoff Date, as the case may be, and, with respect to Precomputed Receivables, certain monies representing interest payments, [and] principal payments, [late fees, penalty charges, extension fees, modification fees and other processing fees] received thereunder on or prior to the related Cutoff Date that are due after such Cutoff Date; (c) such amounts as from time to time may be held in [the Collection Account,] [the Pre-Funding Account,] [the Capitalized Interest Account] and [the Payahead Account] [Distribution Account] [specify all other accounts]; (d) an assignment of the security interests of Franklin Capital in the Financed Vehicles; (e) certain proceeds from the exercise of rights against Dealers under agreements between Franklin Capital and such Dealers (the "Dealer Agreements"); (f) an assignment of the right to receive proceeds from claims on certain physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors;
(g) the rights of the Seller under the Purchase Agreement [and any Subsequent Purchase Agreement]; (h) the Receivables Files; [(i) the Certificate Policy]; [(j) the Note Policy]; and (k) certain other rights under the Trust Documents (including, among others, the right of the Seller under the Purchase Agreement to require Franklin Capital to repurchase a Receivable upon breach of certain representations. [specify any material rights]


     The Initial Receivables were, and the Subsequent Receivables were or will be, originated by [Dealers in accordance with Franklin Capital's requirements under agreements with Dealers for assignment to Franklin Capital, have been or will be so assigned, and evidence or will evidence the indirect financing made available to the Obligors.] [Franklin Capital] [acquired in bulk from
          ] [acquired from Franklin Bank] [meeting the requirements of Franklin
Capital's underwriting criteria and will be                .] The Dealers
generally assign the Receivables without recourse, except that Dealer Agreements may provide for repurchase or recourse against the Dealer in the event of a breach of a representation or warranty by the Dealer. Although Franklin Capital's rights under the Dealer Agreements have not been assigned to the Trust, and the Trust will not have any rights against any Dealer, Franklin Capital has assigned or will assign to the Seller, and the Seller has assigned or will assign to the Trust, the proceeds from any Receivable repurchased by a Dealer as a result of a breach of a representation or warranty in the related Dealer Agreement. See "The Trusts" in the Prospectus.

     The "Pool Balance" at any time represents the aggregate principal balance of the Receivables at the end of the preceding Monthly Period, after giving effect to all payments (other than Payaheads remaining in the Payahead Account) received from Obligors and any Purchase Amounts to be remitted by Franklin Capital, the Seller or Servicer, as the case may be, for such Monthly Period and all losses, including Cram Down Losses, realized on Receivables liquidated during such Monthly Period. The Pool Balance on the Closing Date (the "Original
Pool Balance") will be approximately $[          ]. As described elsewhere
herein, the Original Pool Balance may include certain other Initial Receivables, some of which may be originated after the Statistical Calculation Date but on or prior to the Closing Date. In addition, prior to the Closing Date certain Initial Receivables may be removed and additional Initial Receivables substituted therefor. All of the Initial Receivables, however, must satisfy the eligibility criteria set forth under "The Receivables -- Eligibility Criteria" herein.

     The initial aggregate principal balance of the Receivables may include a small amount in respect of amounts owing from obligors in respect of force-placed insurance. Prior to August 1997, Franklin Capital from time to time acquired insurance for the accounts of Obligors who failed to maintain required insurance of their vehicles. An amount in respect of the premiums for such force-placed insurance was added to the principal balance of the related Receivables. In the event that an Obligor later obtains his own insurance, any unearned premiums rebated by the insurer are applied as a prepayment of the related Receivables. The Seller believes that the amount, if any, included in the

Original Pool Balance in respect of force-placed insurance is immaterial and that the rebate of any unearned premiums would not result in a material prepayment. As of the date hereof, it is no longer Franklin Capital's policy to force-place insurance. Uninsured losses on the Financed Vehicles will be borne by the Trust. [Add Risk Factor disclosure, if premium rebates on such Receivables would have a material effect on prepayments].

     Each Certificate will represent a fractional undivided interest in the Trust Property. Pursuant to the Indenture, the Trust will grant a security interest in the Trust Property (other than the Certificate Distribution Account and Certificate Policy) in favor of the Indenture Collateral Agent for the benefit of the Indenture Trustee on behalf of the Noteholders and for the benefit of the Insurer in support of the obligations owing to it under the Insurance Agreement. Any proceeds of such security interest in the Trust Property would be distributed according to the Indenture, as described below under "Description of the Purchase Agreement and the Trust Documents -- Distributions." The Insurer would be entitled to such distributions only after payment of amounts owing to, among others, holders of the Notes and Certificates.

                                THE RECEIVABLES

     The following information supplements the information contained under "The Receivables" in the accompanying Prospectus.

GENERAL

     The Receivables were, or will be, [purchased by Franklin Capital in the ordinary course of business from Dealers] [originated by Franklin Capital] [purchased in bulk by Franklin Capital from third-party lenders] [acquired from its affiliate Franklin Bank]. The Receivables will consist of motor vehicle retail installment sale contracts. See "Risk Factors -- Nature of Receivables; Underwriting Process; Sufficiency of Interest Rates to Cover Losses," "Franklin Capital Corporation -- General" and "-- Credit Evaluation Procedures" in the Prospectus.

ELIGIBILITY CRITERIA

     The Receivables were or will be selected according to several criteria, including those specified under "The Receivables -- General" in the accompanying Prospectus. In addition, the Initial Receivables were selected from Franklin Capital's portfolio of motor vehicle retail installment contracts based on several criteria, including the following: (i) each Initial Receivable has an
APR equal to or greater than [     ]%; (ii) each Initial Receivable has an
original term to maturity of not more than [     ] months; (iii) as of the
Initial Cutoff Date, the most recent Scheduled Payment of each Initial Receivable was made by or on behalf of the Obligor or was not contractually delinquent more than [30] days; (iv) no Initial Financed Vehicle has been repossessed without reinstatement as of the Initial Cutoff Date; and (v) as of the Initial Cutoff Date, no Obligor on any Receivable was the subject of a bankruptcy proceeding commenced following the execution of the related contract. [For purposes of clause (iii), a Receivable is considered [30] days delinquent as of the end of the month following the date on which a second consecutive Scheduled Payment has not been made.]

     [During the Funding Period, pursuant to the Purchase Agreement, the Seller is obligated to purchase from Franklin Capital and, pursuant to the Sale and Servicing Agreement, sell to the Trust, Subsequent Receivables. The aggregate principal balance of the Subsequent Receivables is anticipated by Franklin
Capital to equal approximately $[          ]. On each Subsequent Transfer Date,
Franklin Capital will convey the Subsequent Receivables to the Seller pursuant to the Subsequent Purchase Agreement executed by Franklin Capital and the Seller on the Subsequent Transfer Date and including as an exhibit a schedule identifying the Subsequent Receivables transferred on such date. The Seller will convey the Subsequent Receivables to the Trust on such Subsequent Transfer Date pursuant to the Sale and Servicing Agreement and the applicable Subsequent Transfer Agreement executed by the Seller and the Owner Trustee on the Subsequent Transfer Date and including as an exhibit a schedule identifying the Subsequent Receivables transferred on such date. In connection with each purchase of Subsequent Receivables the Trust will be required to pay to the Seller a cash purchase price equal to the outstanding principal balance of the Subsequent Receivables as of their respective Subsequent Cutoff Dates, which price the Seller will pay to Franklin Capital. The purchase price will be withdrawn from the Pre-Funding Account and paid to the Seller for payment to Franklin Capital.

     Any conveyance of Subsequent Receivables is subject to the following conditions, among others: (i) each such Subsequent Receivable and/or Subsequent Financed Vehicle must satisfy the eligibility criteria specified under "The Receivables -- General" in the Prospectus and the criteria set forth in clauses
(ii) through (v) of the second preceding paragraph, in each case, as of the respective Subsequent Cutoff Date of such Subsequent Receivable; (ii) the Insurer (so long as no Insurer Default shall have occurred and be continuing) shall have approved the transfer of such Subsequent Receivables to the Trust;
(iii) neither Franklin Capital nor the Seller will have selected such Subsequent Receivables in a manner that either believes is adverse to the interests of the Insurer or the Securityholders; (iv) Franklin Capital and the Seller will deliver certain opinions of counsel to the Owner Trustee, the Indenture Trustee, the Insurer and the Rating Agencies with respect to the validity of the conveyance of such Subsequent Receivables; and (v) the Rating Agencies shall confirm that the ratings on the Securities have not been and will not be withdrawn or reduced as a result of the transfer of such Subsequent Receivables to the Trust. Because the Subsequent Receivables may be originated after the Initial Receivables, following their conveyance to the Trust the characteristics of the Receivables, including the Subsequent Receivables, may vary from those of the Initial Receivables.

     In addition, the obligation of the Trust to purchase the Subsequent Receivables on a Subsequent Transfer Date is subject to the condition that the Receivables in the Trust, including the Subsequent Receivables to be conveyed to the Trust on such Subsequent Transfer Date, meet the following criteria: (i) the
weighted average APR of the Receivables in the Trust is not less than [     ]%;
(ii) the weighted average remaining term of the Receivables on such Subsequent
Cutoff Date is not greater than [     ] months; and (iii) not more than [     ]%
of the Receivables have Obligors whose mailing addresses are in California. As to clauses (i) and (ii) in the immediately preceding sentence, such criteria will be based on the characteristics of the Initial Receivables on the Initial Cutoff Date and the Receivables, including the Subsequent Receivables, on the related Subsequent Cutoff Date, and as to clause (iii) in the immediately preceding sentence, such criteria will be based on the mailing addresses of the Obligors of the Initial Receivables on the Initial Cutoff Date and the Subsequent Receivables on the related Subsequent Cutoff Dates.

     Except for the criteria described in the preceding paragraphs, there are no required characteristics of the Subsequent Receivables. Therefore, following the transfer of Subsequent Receivables to the Trust, the aggregate characteristics of the entire pool of Receivables included in the Trust, including the composition of the Receivables, the geographic distribution, the distribution by remaining principal balance, the distribution by APR, the distribution by remaining term, the distribution of Precomputed Receivables and Simple Interest Receivables and the distribution of the Receivables secured by new and used motor vehicles, may vary from those of the Initial Receivables.]

COMPOSITION


     The statistical information presented in this Prospectus Supplement, including the summary statistical information set forth below, is based on the
Initial Receivables as of [       , 199  ] (the "Statistical Calculation Date").
[Prior to the Initial Cutoff Date, certain Initial Receivables may be removed and additional Initial Receivables substituted therefor. Regularly scheduled payments and prepayments of the Receivables (which are prepayable at any time) between the Statistical Calculation Date and the Initial Cutoff Date will affect the balances and percentages set forth below. A Current Report on Form 8-K containing a detailed description (the "Detailed Description") of the Initial Receivables will be available to purchasers of the Securities upon request at the time of the initial issuance of the Securities and will be filed with the Securities and Exchange Commission within 15 days after such issuance. The Detailed Description will specify the information set forth below as of the Initial Cutoff Date.



     While the statistical distribution of the final characteristics of all Initial Receivables transferred to the Trust on the Closing Date will vary from the statistical information presented in this Prospectus Supplement, the Seller and the Servicer do not believe that the characteristics of the Initial Receivables on the Closing Date will vary materially.]

 COMPOSITION OF THE INITIAL RECEIVABLES AS OF THE STATISTICAL CALCULATION DATE

   WEIGHTED AVERAGE    AGGREGATE PRINCIPAL    NUMBER OF    WEIGHTED AVERAGE   WEIGHTED AVERAGE   AVERAGE PRINCIPAL
  APR OF RECEIVABLES         BALANCE         RECEIVABLES    REMAINING TERM     ORIGINAL TERM          BALANCE
  ------------------   -------------------   -----------   ----------------   ----------------   -----------------
      [     ]%           [  $       ]        [          ]   [     ] months     [     ] months     [  $       ]

     The geographic distribution, the distribution of Initial Receivables which are Precomputed Receivables and Simple Interest Receivables, the distribution of the Initial Receivables secured by new and used motor vehicles, the distribution by remaining principal balance, the distribution by APR and the distribution by remaining term, in each case of the Initial Receivables as of the Statistical Calculation Date, are set forth below.

    GEOGRAPHIC DISTRIBUTION OF THE INITIAL RECEIVABLES AS OF THE STATISTICAL
                                CALCULATION DATE

                                                                                 PERCENTAGE
                                                                   AGGREGATE    OF AGGREGATE
                                                     NUMBER OF     PRINCIPAL     PRINCIPAL
                     STATE(1)                       RECEIVABLES     BALANCE      BALANCE(2)
                     --------                       -----------    ---------    ------------
[Arizona..........................................
California........................................
Kansas............................................
Nevada............................................
New Mexico........................................
Oregon............................................
Utah..............................................
Washington........................................
List other states]................................
          Total...................................  [          ]   $[          ]     100.0%
                                                     ========      =========       ======

---------------
(1) Based on billing addresses of the Obligors as of the Statistical Calculation Date.

(2) Percentages may not add to 100.00% because of rounding.

     DISTRIBUTION BY INTEREST ALLOCATION METHOD OF THE INITIAL RECEIVABLES
                     AS OF THE STATISTICAL CALCULATION DATE

                                                                                 PERCENTAGE
                                                                   AGGREGATE    OF AGGREGATE
                                                     NUMBER OF     PRINCIPAL     PRINCIPAL
            INTEREST ALLOCATED METHOD               RECEIVABLES     BALANCE       BALANCE
            -------------------------               -----------    ---------    ------------
Actuarial Receivables(1)..........................  [          ]   [          ]   [     ]%
Rule of 78's Receivables(1)
Simple Interest Receivables.......................  [          ]   [          ]   [     ]%
          Total...................................  [          ]   $[          ]     100.0%
                                                     ========      =========       ======

---------------
(1) Precomputed Receivables.

   DISTRIBUTION OF THE INITIAL RECEIVABLES BY NEW AND USED FINANCED VEHICLES
                     AS OF THE STATISTICAL CALCULATION DATE

                                                                                    PERCENTAGE
                                                                      AGGREGATE    OF AGGREGATE
                                                        NUMBER OF     PRINCIPAL     PRINCIPAL
                   COLLATERAL TYPE                     RECEIVABLES     BALANCE       BALANCE
                   ---------------                     -----------    ---------    ------------
New..................................................          []     $[       ]          []%
Used.................................................          []      [       ]          []%
          Total......................................          []     $[       ]      100.0%
                                                        ========      =========       =====

     DISTRIBUTION BY REMAINING PRINCIPAL BALANCE OF THE INITIAL RECEIVABLES
                     AS OF THE STATISTICAL CALCULATION DATE

                                                                                    PERCENTAGE
                                                                      AGGREGATE    OF AGGREGATE
                 RANGE OF REMAINING                     NUMBER OF     PRINCIPAL     PRINCIPAL
                  PRINCIPAL BALANCE                    RECEIVABLES     BALANCE       BALANCE
                 ------------------                    -----------    ---------    ------------
                              .......................          []     $[       ]          []%
                              .......................
                              .......................
                              .......................
                              .......................
                              .......................
                              .......................
                              .......................
                              .......................
                              .......................
                              .......................
                              .......................
                              .......................
                              .......................
          Total......................................          []     $[       ]      100.0%
                                                        ========      =========       =====

      DISTRIBUTION BY ANNUAL PERCENTAGE RATE OF THE INITIAL RECEIVABLES AS
                      OF THE STATISTICAL CALCULATION DATE

                                                                                     PERCENTAGE
                                                                       AGGREGATE    OF AGGREGATE
ANNUAL PERCENTAGE                                        NUMBER OF     PRINCIPAL     PRINCIPAL
RATE RANGE                                              RECEIVABLES     BALANCE       BALANCE
-----------------                                       -----------    ---------    ------------
[     % to      %]....................................          []           $[]           []%
                     .................................
                     .................................
                     .................................
                     .................................
                     .................................
                     .................................
                     .................................
                     .................................
                     .................................
                     .................................
                     .................................
                     .................................
                     .................................
                     .................................
                     .................................
                     .................................
                     .................................
                     .................................
                     .................................
                     .................................
          Total.......................................          []           $[]      100.0%
                                                          =======      ========        =====

DISTRIBUTION BY REMAINING TERM OF THE INITIAL RECEIVABLES AS OF THE STATISTICAL
                                CALCULATION DATE

                                                                                     PERCENTAGE
                                                                       AGGREGATE    OF AGGREGATE
                                                         NUMBER OF     PRINCIPAL     PRINCIPAL
RANGE OF REMAINING TERMS                                RECEIVABLES     BALANCE      BALANCE(1)
------------------------                                -----------    ---------    ------------
[     to      months].................................          []           $[]           []%
                          ............................
                          ............................
                          ............................
                          ............................
                          ............................
                          ............................
                          ............................
                          ............................
                          ............................
                          ............................
                          ............................
          Total.......................................          []           $[]      100.0%
                                                          =======      ========        =====

---------------
(1) Percentages may not add to 100.00% because of rounding.

DELINQUENCY AND LOSS EXPERIENCE

     Franklin Capital began operations in November 1993. The table below sets forth the delinquency and loss experience as of the end of each of the periods indicated. The information set forth in the following table may be affected by the size, rapid growth and relative lack of seasoning of the Receivables. Accordingly, no assurances can be given that the delinquency and loss experience presented in the tables below will be indicative of such experience on the Receivables.

                             FRANKLIN CAPITAL CORP.
                   HISTORICAL DELINQUENCY AND LOSS EXPERIENCE

                                                                AS OF                                           AS OF
                                     ------------------------------------------------------------    ----------------------------
                                     SEPTEMBER 30    SEPTEMBER 30    SEPTEMBER 30    SEPTEMBER 30      MARCH 31        MARCH 31
DELINQUENCY EXPERIENCE                 1994(1)           1995            1996            1997            1997            1998
----------------------               ------------    ------------    ------------    ------------      --------        --------
Portfolio Outstanding at end of
 period(2).........................  $160,635,623    $225,575,436    $174,589,677    $154,271,605    $161,091,523    $159,666,795
Delinquencies at end of period(3)
 30-59 days........................  $  2,442,313    $  9,217,070    $  4,129,543    $  1,929,654    $  2,607,686    $  1,314,686
 60-89 days........................       733,619       3,252,750       1,969,257         729,097       1,245,291         476,022
 90 days or more...................       400,740       3,761,131       2,067,850       1,326,175       1,831,901         999,355
                                     ------------    ------------    ------------    ------------    ------------    ------------
Total delinquencies................  $  3,576,672    $ 16,230,951    $  8,166,650    $  3,984,926    $  5,684,878    $  2,790,063
                                     ------------    ------------    ------------    ------------    ------------    ------------
Total delinquencies as a percentage
 of portfolio outstanding at end of
 period............................           2.2%            7.2%            4.7%            2.6%            3.5%            1.7%
                                     ============    ============    ============    ============    ============    ============

                                                      DURING FISCAL YEARS ENDED                        DURING SIX MONTHS ENDED
                                    -------------------------------------------------------------    ----------------------------
                                    SEPTEMBER 30    SEPTEMBER 30     SEPTEMBER 30    SEPTEMBER 30      MARCH 31        MARCH 31
CREDIT/LOSS EXPERIENCE                1994(1)           1995             1996            1997            1997            1998
----------------------              ------------    ------------     ------------    ------------      --------        --------
Average portfolio outstanding
 during period(2,4)...............  $ 66,586,803@   $ 225,203,667@   $196,747,716    $162,745,276    $169,247,701    $154,112,781
Average number of loans
 outstanding during period........           n/a              n/a             n/a          14,780          15,036          14,832
Number of repossessions during
 period...........................           n/a              n/a             n/a             760             429             312
Repossessions as a percentage of
 average number of loans
 outstanding during period........           n/a              n/a             n/a             5.1%            5.7%*           4.2%*
Gross charge-off(5)...............  $    210,842    $   7,039,263    $ 12,082,834    $  6,580,261    $  3,775,078    $  1,723,875
Recoveries(6).....................         4,242          649,374       1,408,190       1,854,461       1,067,076         549,363
                                    ------------    -------------    ------------    ------------    ------------    ------------
Net losses........................  $    206,600    $   6,389,889    $ 10,674,644    $  4,725,800    $  2,708,002    $  1,174,512
                                    ------------    -------------    ------------    ------------    ------------    ------------
Net losses as a percentage of
 average portfolio outstanding
 during the period................           0.3%             2.8%            5.4%            2.9%            3.2%*           1.5%*
                                    ============    =============    ============    ============    ============    ============

---------------
Key --  * Annualized
       @ Simple average using Franklin Capital figures

Notes

(1) Franklin Capital commenced lending operations in December 1993 and consequently 1994 data represents 9 months of activity

(2) For Simple interest contracts, Portfolio Outstanding represents the outstanding principal balance plus the insurance receivable (if any). For Rule of 78's contracts, Portfolio Outstanding represents the gross receivable less unearned discount, unearned insurance receivable (if any), and unearned insurance interest receivable (if any). Portfolio Outstandings are reduced by any rejected or unapplied payments, but such amounts are not subtracted from the balances of delinquent contracts. Starting in February 1996, Portfolio Outstanding also includes unearned dealer reserve.

(3) The period of delinquency is based on the number of days scheduled payments are contractually past due. Includes receivables on hand that have not been charged-off.

(4) Average calculated on a daily basis, except as noted

(5) Gross charge-offs represents the outstanding balance (calculated as per 2 above) of contracts charged off in the period less proceeds from the disposition of the collateral, net of any repossessions expenses, and unearned dealer reserve.

(6) Recoveries represents amounts received on previously charged off contracts.

     Franklin Capital's portfolio of motor vehicle retail installment sale contracts experienced an upward trend in losses that peaked roughly at the end of 1996. During this period, Franklin Capital significantly increased its origination volume. The rapid expansion brought with it, among other things, greater occurrences of Dealer fraud and applicant fraud, and a decreased ability of Franklin Capital to manage its rapid expansion. As a result, Franklin Capital curtailed its expansion plans and proceeded to reexamine its origination and servicing processes. Franklin Capital implemented an extensive verification process to detect and thwart Dealer and applicant fraud as well as new underwriting guidelines. From the end of 1996 through the present, Franklin Capital's portfolio of motor vehicle retail installment sale contracts experienced a reversal of the upward trend of losses on receivables. Franklin Capital believes that the improved loss and delinquency experience is attributable to a large degree to its revised underwriting procedures adopted in early 1996.

                                  [THE INSURER

     The following information has been obtained from [               ]
(hereinafter in this "[     ]") and has not been verified by the Seller, the
Servicer or the Underwriter(s). No representations or warranty is made by the Seller, the Servicer or the Underwriter(s) with respect thereto.

GENERAL

     [To come from Insurer]

[REINSURANCE]

     [To come from Insurer]

RATING OF CLAIMS-PAYING ABILITY

     [                    ]

CAPITALIZATION

     The following table sets forth the capitalization of [          ] and its
wholly owned subsidiaries on the basis of generally accepted accounting
principles as of [            199 ] (in thousands):]

[INSURANCE REGULATION

     [          ] is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of
domicile. In addition, [               ] and its insurance subsidiaries are
subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance
corporation licensed to do business in the State of New York, [               ]
is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as
[               ], regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liabilities for borrowings.


     The Policies are not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law. The
Property/Casualty Insurance Fund provides for the payment of certain insurance claims against insolvent insurers. The Property/Casualty Insurance Fund will offer no protection to [Securityholders].

                            DESCRIPTION OF THE NOTES

GENERAL

     The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the accompanying Prospectus, to which description reference is hereby made.

     The Notes will be offered for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. Persons acquiring beneficial interests in the Notes will hold their interests through DTC in the United States or Cedel or Euroclear in Europe. See "Certain Information Regarding the Securities -- Book-Entry Registration" in the Prospectus and Annex I thereto.

PAYMENTS OF INTEREST

     Interest on the principal amount of each Class of Notes will accrue at the applicable Interest Rate and will be payable to the Noteholders of such Class
monthly on each Distribution Date, commencing [            , 199 ]. Interest
will accrue from and including the most recent Distribution Date on which interest has been paid (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding the following Distribution Date (each, an "Interest Period"). Interest on the Class A-[ ] Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in the related Interest Period. Interest on the Class A-[ ] Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date, together with, to the extent permitted by law, interest on such amount at the applicable Interest Rate. In the event that the interest rate for the Class A-[ ] Notes for any Interest Period calculated without giving effect to the maximum rate would exceed the interest rate for such Interest Period after giving effect to the maximum rate, the amount of such excess will not be due as additional interest to the Class A-[ ] Noteholders on the related Distribution Date nor will it be carried forward and payable as additional interest to the Class A-[ ] Noteholders on any subsequent Distribution Date. Interest payments on the Notes will be made from the Distribution Amount (as defined herein) after payment of accrued and unpaid trustees' fees and other administrative fees of the Trust and payment of the Servicing Fee. See "Description of the Purchase Agreement and the Trust Documents -- Distributions" herein.

     [Interest on the Class A-[ ] Notes will accrue during each Interest Period at a rate per annum equal to the sum of LIBOR plus 0.[ ]%, subject to a maximum rate equal to 12% per annum.]

[DETERMINATION OF LIBOR

     Pursuant to the Indenture, the Indenture Trustee will determine LIBOR (as defined below) for purposes of calculating the Interest Rate for the Class
A-[ ] Notes for each given Interest Period on the second business day prior to the commencement of each Interest Period (each, a "LIBOR Determination Date"). For purposes of calculating LIBOR, a business day means a Business Day and a day on which banking institutions in the City of London, England are not required or authorized by law to be closed.

     "LIBOR" means, with respect to any Interest Period, the London interbank offered rate for deposits in U.S. dollars having a maturity of one month commencing on the related LIBOR Determination Date (the "Index Maturity") which appears on Telerate Page 3750 (as defined below) as of 11:00 a.m., London time, on such LIBOR Determination Date. If such rate does not appear on the Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks (as defined below). The Indenture Trustee will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean, rounded upward, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If fewer than two such quotations are provided, the rate for that day will be the arithmetic mean, rounded upward, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in New York City, selected by the Indenture Trustee, are quoting as of approximately 11:00 a.m., New York City time, on such LIBOR Determination Date to leading European banks for United States dollar deposits for the Index Maturity; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable Interest Period will be LIBOR in effect for the previous Interest Period.

     "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

     "Reference Banks" means four major banks in the London interbank market selected by the Indenture Trustee.]

PAYMENTS OF PRINCIPAL

     Principal payments will be made to the Noteholders on each Distribution Date in an amount equal to the Noteholders' Principal Distributable Amount for the calendar month (the "Monthly Period") preceding such Distribution Date. The Noteholders' Principal Distributable Amount will equal the sum of (x) the Noteholders' Percentage of the Principal Distributable Amount and (y) any unpaid portion of the amount described in clause (x) with respect to a prior Distribution Date. The "Principal Distributable Amount" with respect to any Distribution Date will be an amount equal to the sum of the following amounts with respect to the related Monthly Period, computed, with respect to Simple Interest Receivables, in accordance with the simple interest method, and, with respect to Precomputed Receivables, in accordance with the actuarial method: (i) that portion of all collections on Receivables allocable to principal, including full and, with respect to Simple Interest Receivables, partial principal prepayments, received during such Monthly Period (including, with respect to Precomputed Receivables, amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account) with respect to such Monthly Period, (ii) the principal balance of each Receivable that was repurchased by Franklin Capital, the Seller or the Servicer as of the last day of such Monthly Period, (iii) at the option of the Insurer, the outstanding principal balance of those Receivables that were required to be repurchased by the Seller and/or Franklin Capital during such Monthly Period but were not so repurchased, (iv) the principal balance of each Receivable that became a Liquidated Receivable during such Monthly Period, and (v) the aggregate amount of Cram Down Losses during such Monthly Period. Principal payments on the Notes will be made from the Distribution Amount after payment of accrued and unpaid trustees' fees and other administrative fees of the Trust, payment of the Servicing Fee and after distribution of the Noteholders' Interest Distributable Amount. See "Description of the Purchase Agreement and the Trust
Documents -- Distributions" herein.


     [The Noteholder's Percentage will equal the percentage equivalent of a fraction the numerator of which is the outstanding principal amount of the Notes and the denominator of which is the aggregate outstanding principal amount of the Securities.] [The Noteholders' Percentage will be 100% until the Class
A-[ ] Notes have been paid in full and thereafter will be zero. Principal payments on the Notes will be applied on each Distribution Date sequentially, to the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, [list others] in that order, until the respective principal amount of each such Class of Notes has been paid in full so that no principal will be paid on a Class of Notes until the principal of all Classes of Notes having a lower numerical Class designation has been paid in full.] In addition, the outstanding principal amount of the Notes of any Class, to the extent not previously paid, will be payable on the respective Final Scheduled Distribution Date for such Class. The actual date on which the aggregate outstanding principal amount of any Class of Notes is paid may be earlier than the Final Scheduled Distribution Date for such Class, depending on a variety of factors.


DISTRIBUTION PRIORITIES


     On each Distribution Date, for so long as any Class of Notes remains outstanding, and except as otherwise described herein, the Noteholders' Principal Distributable Amount (as defined herein) for such date will be distributed to the holders of the respective Classes of Notes for the following purposes and the following order of priority: First, to the Class A-[ ] Notes, until the principal balance of such Notes is reduced to zero; Second to the Class A-[ ] Notes, until the principal balance of such Notes is reduced to zero; Third, to the Class A-[ ] Notes, until the principal balance of such Notes is reduced to zero.


[MANDATORY REDEMPTION


     Each Class of Notes will be redeemed in part on the Mandatory Redemption Date in the event that any portion of the Pre-Funded Amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Receivables, including any such purchase on such date. The aggregate principal amount of each Class of Notes to be redeemed will be an amount equal to such Class's pro rata share (based on the respective current principal amount of each Class of Notes and the Certificate Balance) of the remaining Pre-Funded Amount on such date (such Class's "Note Prepayment Amount").]


OPTIONAL REDEMPTION


     The [Class A-[ ] Notes], [Class A-[ ] Notes] [list others], to the extent still outstanding, may be redeemed in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Receivables. The Servicer may purchase the Receivables when the Pool Balance has declined to [10]% or less of the Original Pool Balance, as described in the accompanying Prospectus under "Description of the Purchase Agreements and the Trust Documents -- Termination." Such redemption will effect early retirement of the Notes of such Class. The redemption price will be equal to the unpaid principal amount of the Notes of such Class, plus accrued and unpaid interest thereon (the "Redemption Price"). To the extent that there are subsequent recoveries on Receivables charged off prior to termination of the Trust, such recoveries will not be remitted to Securityholders.


EVENTS OF DEFAULT

     Unless an Insurer Default shall have occurred and be continuing, "Events of Default" under the Indenture will consist of those events defined in the Insurance Agreement as Insurance Agreement Indenture Cross Defaults, and will constitute an Event of Default under the Indenture only if the Insurer shall have delivered to the Indenture Trustee, and not rescinded, a written notice specifying that any such Insurance Agreement Indenture Cross Default constitutes an Event of Default under the Indenture. "Insurance Agreement Indenture Cross Defaults" consist of: (i) a demand for payment being made under either of the Policies; (ii) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust; (iii) the Trust becoming taxable as an association (or publicly traded partnership) taxable as a corporation for federal or state income tax purposes; (iv) on any Distribution Date, the sum of the Available Funds with respect to such Distribution Date plus the amount (if any) on deposit in the Spread Account being less than the sum of the amounts described in clauses 1-7 under "Description of the Purchase Agreement and the Trust Docu-ments -- Distributions" herein; and (v) any failure to observe or perform in any material respect any other covenants or agreements in the Indenture, or any representation or warranty of the Trust made in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith proving to have been incorrect in any material respect when made, and such failure continuing or not being cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect not having been eliminated or otherwise cured, for 30 days after the giving of written notice of such failure or incorrect representation or warranty to the Trust and the Indenture Trustee by the Insurer.

     Upon the occurrence of an Event of Default, so long as an Insurer Default shall not have occurred and be continuing, the Insurer will have the right, but not the obligation, to cause the Indenture Collateral Agent to liquidate the Trust Property in whole or in part, on any date or dates following the acceleration of the Notes due to such Event of Default as the Insurer, in its sole discretion, shall elect, and to deliver the proceeds of such liquidation to the Indenture Trustee for distribution in accordance with the terms of the Indenture. The Insurer may not, however, cause the Indenture Collateral Agent to liquidate the Trust Property in whole or in part if the proceeds of such liquidation would not be sufficient to pay all outstanding principal of and accrued interest on the Notes, unless such Event of Default arose from a claim being made on the Note Policy or from certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. Following the occurrence of any Event of Default, the Indenture Trustee and the Owner Trustee will continue to submit claims under the Policies for any shortfalls in the Guaranteed Note Distributions on the Notes and the Guaranteed Certificate Distributions on the Certificates. Following any Event of Default under the Indenture, the Insurer may elect to pay all or any portion of the outstanding amount of the Notes, plus accrued interest thereon. See "The Policies" herein.

     If an Insurer Default has occurred and is continuing, "Events of Default" under the Indenture will consist of the Events of Default described in the accompanying Prospectus under "The Notes -- The Indenture," and the Indenture Trustee will have the rights under the Indenture described therein.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement. The following summary describes certain terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Certificates of any given series and the related Trust Agreement set forth in the Prospectus, to which description reference is hereby made.

     The Certificates will be offered for purchase in denominations of $[1,000] and integral multiples thereof in book-entry form only. Persons acquiring beneficial interests in the Certificates will hold their interest through DTC. See "Certain Information Regarding the Securities -- Book-Entry Registration" in the Prospectus.

DISTRIBUTIONS OF INTEREST

     Interest on the Certificate Balance immediately prior to a Distribution Date will accrue at the Certificate Rate for the related Interest Period, and will be distributable to Certificateholders of record on each Distribution Date,
commencing [               , 199 ]. Interest for each Interest Period will be
calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest distributions due for any Distribution Date but not distributed on such Distribution Date will be due on the next Distribution Date together with, to the extent permitted by law, interest on such amount at the Certificate Rate. Interest distributions with respect to the Certificates will be made from the Distribution Amount after the payment of accrued and unpaid trustees' fees and other administrative fees of the Trust, the payment of the Servicing Fee and the distribution of the Noteholders' Distributable Amount. See "Description of the Purchase Agreement and the Trust Documents -- Distributions" herein.

DISTRIBUTIONS OF PRINCIPAL

     Certificateholders will be entitled to distributions of principal [on each Distribution Date on or after the date on which the Class A-[ ] Notes have been paid in full] in an amount equal to the Certificateholders' Percentage of the Principal Distributable Amount, as defined under "Description of the Notes -- Payments of Principal"; [provided, however, that the amount distributable as principal on the Distribution Date on which the Class A-[ ] Notes are paid in full will be reduced by the amount necessary to pay the Class A-[ ] Notes in full.] Distributions with respect to principal payments will be made from Available Funds after payment of accrued and unpaid trustees' fees and other administrative fees of the Trust, payment of the Servicing Fee and the distribution of the Noteholders' Distributable Amount and the Certificateholders' Interest Distributable Amount. See "Description of the Purchase Agreement and the Trust Documents -- Distributions" herein.

MANDATORY PREPAYMENT


     [The Certificates will be prepaid in part on the Mandatory Redemption Date in the event that any portion of the Pre-Funded Amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Receivables, including any purchase on such date. The aggregate principal amount of the Certificates to be prepaid will be an amount equal to the Certificateholders' pro rata share (based on the respective current principal amount of each Class of Notes and the Certificate Balance) of the remaining Pre-Funded Amount (the "Certificate Prepayment Amount").]

     Upon the occurrence of an Event of Default under the Indenture (so long as an Insurer Default shall not have occurred and be continuing), the Insurer will have the right, but not the obligation, to cause the liquidation of the Trust Property, in whole or in part, on any date or dates as the Insurer, in its sole discretion, shall elect, as described under "Description of the Notes -- Events of Default." Any such liquidation, in whole or in part, may cause a full or partial prepayment of the Certificates.

OPTIONAL PREPAYMENT


     If the Servicer exercises its option to purchase the Receivables when the Pool Balance declines to [10]% or less of the Original Pool Balance, Certificateholders will receive an amount in respect of the Certificates equal to the outstanding Certificate Balance together with accrued interest at the Certificate Rate, which distribution will effect early retirement of the Certificates. See "Description of the Purchase Agreements and the Trust Documents -- Termination" in the Prospectus.


                     [WEIGHTED AVERAGE LIFE CONSIDERATIONS


     The rate of payment of principal of each Class of Notes and in respect of the Certificate Balance will depend on the rate of payment (including prepayments) of the principal balance of the Receivables. As a result, final payment of any Class of Notes could occur significantly earlier than the Final Scheduled Distribution Date for such Class of Notes. The final distribution in respect of principal of the Certificates also could occur prior to the Final Scheduled Distribution Date for the Certificates. Reinvestment risk associated with early payment of the Notes and the Certificates will be borne exclusively by the Noteholders and the Certificateholders, respectively.


     Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.


     The table captioned "Percent of Initial Note Principal Balance or Initial Certificate Balance at Various ABS Percentages" (the "ABS Table") has been prepared on the basis of the following assumptions: (i) the Trust includes four pools of Receivables with the characteristics set forth in the following table;
(ii) the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases; (iii) each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days; (iv) the initial principal amount of each Class of Notes and the initial Certificate Balance are as set forth on the cover page hereof; (v) interest accrues during each Interest Period at the applicable Interest Rate and Certificate Rate; (vi) LIBOR remains constant at 5.50% per annum; (vii) payments on the Notes and distributions on the Certificates are made on the
[               ] day of each month whether or not a Business Day; (viii) the
Securities are purchased on the Closing Date; (ix) the scheduled monthly payment for each Receivables has been calculated on the basis of the assumed characteristics in the following table such that each Receivable will amortize in amounts sufficient to repay the principal balance of such Receivable by its indicated remaining term to maturity; (x) the first due date for each Receivable is in the month after the assumed cutoff date for such Receivable as set forth in the following table; (xi) the entire Pre-Funded Amount is used to purchase

Subsequent Receivables; and (xii) the Servicer does not exercise its option to purchase the Receivables.

                                                                               ORIGINAL TERM   REMAINING TERM
                                        AGGREGATE                ASSUMED        TO MATURITY     TO MATURITY
               POOL                 PRINCIPAL BALANCE   APR    CUTOFF DATE      (IN MONTHS)     (IN MONTHS)
               ----                 -----------------   ---   --------------   -------------   --------------
1.................................      $                 %        /  /98
2.................................      $                 %        /  /98
3.................................      $                 %        /  /98
4.................................      $                 %        /  /98
                                        --------
          Total


     The ABS Table indicates, based on the assumptions set forth above, the percentages of the initial principal amount of each Class of Notes and of the Certificate Balance of the Certificates that would be outstanding after each of the Distributions Dates shown at various percentages of ABS and the corresponding weighted average lives of such Securities. The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity, that all of the Receivables will prepay at the same level of ABS or that LIBOR will remain constant at the level assumed or at any other level. Moreover, the diverse terms of Receivables could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of each Class of Notes and the Certificates.

                  PERCENT OF INITIAL NOTE PRINCIPAL BALANCE OR
             INITIAL CERTIFICATE BALANCE AT VARIOUS ABS PERCENTAGES

                                       CLASS A-[ ] NOTES                               CLASS A-[ ] NOTES
                         ---------------------------------------------   ---------------------------------------------
DISTRIBUTION DATE         [0.50%       1.00%       1.70%      2.50%]      [0.50%       1.00%       1.70%      2.50%]
-----------------         ------       -----       -----      ------      ------       -----       -----      ------
[Closing Date..........  100.00000   100.00000   100.00000   100.00000   100.00000   100.00000   100.00000   100.00000
08/20/98...............
09/20/98...............
10/20/98...............
11/20/98...............
12/20/98...............
01/20/99...............
02/20/99...............
03/20/99...............
04/20/99...............
05/20/99...............
06/20/99...............
07/20/99...............
08/20/99...............
09/20/99...............
10/20/99...............
11/20/99...............
12/20/99...............
01/20/00...............
02/20/00...............
03/20/00...............
04/20/00...............
05/20/00...............
06/20/00...............
07/20/00...............
08/20/00...............
09/20/00...............
10/20/00...............
11/20/00...............
12/20/00...............
01/20/01...............
02/20/01...............
03/20/01...............
04/20/01...............
05/20/01...............
06/20/01...............
07/20/01...............
08/20/01...............
09/20/01...............
10/20/01...............
11/20/01...............
12/20/01...............
01/20/02]..............
Weighted Average Life
  (years)(2)...........

---------------
(1) The Class A-[    ] Final Scheduled Distribution Date is [            ,
    199  ]; payment in full of the Class A-[    ] Notes on such date is
    guaranteed by the Note Policy to the extent described herein.

(2) The weighted average life of a Security is determined by (i) multiplying the amount of each principal payment on a Security by the number of years from the date of the issuance of the Security to the related Distribution Date,
    (ii) adding the results and (iii) dividing the sum by the related initial principal amount of the Security.

                  PERCENT OF INITIAL NOTE PRINCIPAL BALANCE OR
             INITIAL CERTIFICATE BALANCE AT VARIOUS ABS PERCENTAGES

                                       CLASS A-[ ] NOTES                          CLASS A-[ -- ] CERTIFICATES
                         ---------------------------------------------   ---------------------------------------------
DISTRIBUTION DATE          0.50%       1.00%       1.70%       2.50%       0.50%       1.00%       1.70%       2.50%
-----------------          -----       -----       -----       -----       -----       -----       -----       -----
[Closing Date..........  100.00000   100.00000   100.00000   100.00000   100.00000   100.00000   100.00000   100.00000
08/20/98...............
09/20/98...............
10/20/98...............
11/20/98...............
12/20/98...............
01/20/99...............
02/20/99...............
03/20/99...............
04/20/99...............
05/20/99...............
06/20/99...............
07/20/99...............
08/20/99...............
09/20/99...............
10/20/99...............
11/20/99...............
12/20/99...............
01/20/00...............
02/20/00...............
03/20/00...............
04/20/00...............
05/20/00...............
06/20/00...............
07/20/00...............
08/20/00...............
09/20/00...............
10/20/00...............
11/20/00...............
12/20/00...............
01/20/01...............
02/20/01...............
03/20/01...............
04/20/01...............
05/20/01...............
06/20/01...............
07/20/01...............
08/20/01...............
09/20/01...............
10/20/01...............
11/20/01...............
12/20/01...............
01/20/02...............
02/20/02...............
03/20/02...............
04/20/02...............
05/20/02...............
06/20/02...............
07/20/02...............
08/20/02...............
09/20/02...............
10/20/02...............
11/20/02...............
12/20/02...............
01/20/03]..............
Weighted Average Life
  (years)(1)...........

---------------

(1) The weighted average life of a Security is determined by (i) multiplying the amount of each principal payment on a Security by the number of years from the date of the issuance of the Security to the related Distribution Date,
    (ii) adding the results and (iii) dividing the sum by the related initial principal amount of the Security.]

         DESCRIPTION OF THE PURCHASE AGREEMENT AND THE TRUST DOCUMENTS

     The following summary describes certain terms of the Purchase Agreement and any Subsequent Purchase Agreement (together, the "Purchase Agreements"), and the Sale and Servicing Agreement, any Subsequent Transfer Agreement and the Trust Agreement (together, the "Trust Documents"). Forms of the Purchase Agreements and the Trust Documents have been filed as exhibits to the Registration Statement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Purchase Agreements and the Trust Documents. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Purchase Agreements and the Trust Documents (as such terms are used in the Prospectus) set forth in the Prospectus, to which description reference is hereby made.

SALE AND ASSIGNMENT OF RECEIVABLES; SUBSEQUENT RECEIVABLES


     Certain information with respect to the sale of the Initial Receivables by Franklin Capital to the Seller pursuant to the Purchase Agreements and the conveyance of the Initial Receivables from the Seller to the Trust on the Closing Date pursuant to the Sale and Servicing Agreement is set forth under "Description of the Purchase Agreements and the Trust Documents -- Sale and Assignment of Receivables" in the accompanying Prospectus. [In addition, during the Funding Period, pursuant to the Sale and Servicing Agreement, the Seller will be obligated to sell to the Trust Subsequent Receivables having an
aggregate principal balance equal to approximately $[               ] (such
amount being equal to the initial Pre-Funded Amount) to the extent that such Subsequent Receivables are available.]


     [During the Funding Period, on each Subsequent Transfer Date, subject to the conditions described under "The Receivables -- Eligibility Criteria," the Seller will sell and assign to the Trust, without recourse, the Seller's entire interest in the Subsequent Receivables designated by the Seller as of the related Subsequent Cutoff Date and identified in a schedule attached to a Subsequent Transfer Agreement relating to such Subsequent Receivables executed on such date by the Seller. Upon the conveyance of Subsequent Receivables to the Trust on a Subsequent Transfer Date, (i) the Pool Balance will increase in an amount equal to the aggregate principal balances of the Subsequent Receivables and (ii) an amount equal to the aggregate principal balances of such Subsequent Receivables will be withdrawn from the Pre-Funding Account and paid to or upon the order of the Seller.]

ACCOUNTS

     The Servicer will establish and maintain one or more accounts, in the name of the Indenture Collateral Agent, for the benefit of the Indenture Trustee, on behalf of the Noteholders, the Owner Trustee, on behalf of the Certificateholders, and the Insurer, into which all payments made on or with respect to the Receivables will be deposited (the "Collection Account"). The Servicer will be required to remit collections to the Collection Account within two Business Days of receipt thereof. Such collections may be remitted less any payments owed thereon to the Servicer. However, at any time that and for so long as (i) there exists no Servicer Default (ii) there exists no Insurer Default and the Insurer has furnished its prior written consent, and (iii) each other condition to making deposits less frequently than every two Business Days as may be specified by the Rating Agencies is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account until on or immediately before the applicable Distribution Date. Pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds.

     The Servicer will also establish and maintain an account, in the name of the Indenture Collateral Agent, for the benefit of the Indenture Trustee, on behalf of the Noteholders, and the Insurer in which amounts released from the Collection Account for distribution to Noteholders will be deposited and from which all distributions to Noteholders will be made (the "Note Distribution Account"). The Servicer will establish and maintain an account, in the name of the Indenture Collateral Agent, for the benefit of the Owner Trustee, on behalf of the Certificateholders, and the Insurer in which amounts released from the Collection Account for distribution to Certificateholders will be deposited and from which all distributions to Certificateholders will be made (the "Certificate Distribution Account").

     [On the Closing Date, a cash amount equal to approximately $[          ]
(the "Initial Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") which will be established with the Indenture Collateral Agent. The Pre-Funding Account will be an asset of the Trust and will be pledged to the Indenture Collateral Agent for the benefit of the Indenture Trustee, on behalf of the Noteholders, and the Insurer. The "Funding Period" is the period from the Closing Date until the earliest of the date on which (i) the amount on
deposit in the Pre-Funding Account is less than $[          ], (ii) a Servicer
Default occurs under the Sale and Servicing Agreement, or (iii) the Distribution
Date in [               , 199       ]. The Initial Pre-Funded Amount as reduced
from time to time during the Funding Period by the amount thereof used to purchase Subsequent Receivables in accordance with the Sale and Servicing Agreement is referred to herein as the "Pre-Funded Amount." The Seller expects
that the Pre-Funded Amount will be reduced to less than $[               ] on or
before the end of the Funding Period. Any Pre-Funded Amount remaining at the end of the Funding Period will be payable to the Noteholders and Certificateholders as described herein. The "Mandatory Redemption Date" is the earlier of (i) the
Distribution Date [               , 199          ]or (ii) if the last day of the
Funding Period occurs on or prior to the Determination Date (as defined herein)
occurring in [               ] or [               , 199          ], the
Distribution Date relating to such Determination Date.

     On the Closing Date, a cash amount may be deposited in an account (the "Capitalized Interest Account") which will be established with the Indenture Collateral Agent. The Capitalized Interest Account will be an asset of the Trust, and will be pledged to the Indenture Collateral Agent for the benefit of the Indenture Trustee, on behalf of the Noteholders, the Owner Trustee, on behalf of the Certificateholders, and the Insurer. The amount, if any, deposited in the Capitalized Interest Account will be applied on the Distribution Dates
occurring in [               ], [               ] and [               ] of
[199          ] to fund an amount (the "Monthly Capitalized Interest Amount")
equal to the amount of interest accrued for each such Distribution Date at the weighted average Interest Rates and Certificate Rate on the portion of the Securities having a principal balance in excess of the principal balances of the Receivables (which portion will equal the Pre-Funded Amount). Any amounts remaining in the Capitalized Interest Account on the Mandatory Redemption Date and not used for such purposes are required to be paid directly to the Seller on such date. See "Description of the Purchase Agreement and the Trust
Documents -- Accounts."]

     [In addition, the Servicer will also establish and will maintain the Payahead Account in the name of the Indenture Collateral Agent for the benefit of the Indenture Trustee, on behalf of the Noteholders, the Owner Trustee, on behalf of the Certificateholders, and the Insurer.]

     All such Accounts shall be Eligible Deposit Accounts (as defined in the Prospectus) acceptable to the Insurer (so long as no Insurer Default has occurred and is continuing).

SERVICING COMPENSATION AND TRUSTEES' FEES

     [The Servicer is entitled under the Sale and Servicing Agreement on each Distribution Date to a servicing fee (the "Servicing Fee") for the related Monthly Period equal to the sum of (a)(i) with respect to Prime Receivables,
one-twelfth of [       ]% per annum (the "Prime Servicing Fee Rate") multiplied
by that portion of the Pool Balance allocable to Prime Receivables, (ii) with
respect to Non-Prime Receivables, one-twelfth of [       ]% per annum (the
"Non-Prime Servicing Fee Rate") multiplied by that portion of the Pool Balance allocable to Non-Prime Receivables, and (iii) with respect to Sub-Prime
Receivables, one-twelfth of [       ]% per annum (the "Sub-Prime

Servicing Fee Rate", and collectively with the Prime Servicing Fee Rate and the Non-Prime Servicing Fee Rate, the "Servicing Fee Rate") multiplied by that portion of the Pool Balance allocable to Sub-Prime Receivables, in each case determined as of the first day of such Monthly Period (the "Base Servicing Fee") and (b) the investment earnings (net of losses) on the Collection Account. The Servicer may retain the Base Servicing Fee from collections on the Receivables. The Servicer will retain from collections a supplemental servicing fee (the "Supplemental Servicing Fee") for each Monthly Period equal to any late fees, prepayment fees, rebates and other administrative fees and expenses collected during the Monthly Period plus reinvestment proceeds on any payments received in respect of Receivables.]

     On each Distribution Date under the Trust Agreement, the Indenture Trustee is entitled to a fee for its services as Indenture Trustee and Indenture Collateral Agent during the prior Monthly Period equal to an amount agreed upon by the Indenture Trustee and the Servicer. On each Distribution Date under the Trust Agreement, the Owner Trustee is entitled to a fee for its services as Owner Trustee during the prior Monthly Period equal to an amount agreed upon by the Owner Trustee and the Servicer.

CERTAIN ALLOCATIONS

     On or about the [               ] Business Day immediately preceding each
Distribution Date (the "Determination Date"), the Servicer will be required to deliver the Servicer's Certificate to the Indenture Trustee, the Owner Trustee and the Insurer specifying, among other things, the amount of aggregate collections on the Receivables and the aggregate Purchase Amount of Receivables to be purchased by the Seller, the Servicer or Franklin Capital, all with respect to the preceding Monthly Period.

     On the [               ] Business Day immediately preceding each
Distribution Date (the "Deficiency Claim Date") the Indenture Trustee and/or the Owner Trustee, as applicable, will (based solely on the information contained in the Servicer's Certificate delivered on the related Determination Date) deliver to the Indenture Collateral Agent, the Insurer and the Servicer a Deficiency Notice specifying the Deficiency Claim Amount, if any, for such Distribution Date. Such Deficiency Notice will direct the Indenture Collateral Agent to remit such Deficiency Claim Amount from amounts on deposit in the Spread Account (to the extent of funds available therein) for deposit in the Collection Account.

     On each Distribution Date, the Indenture Trustee will (based solely on the information contained in the Servicer's Certificate delivered on the related Determination Date) cause to be made the following transfers and distributions in the amounts set forth in the Servicer's Certificate for such Distribution
Date:

          (i) from the Collection Account to the Payahead Account in immediately available funds, the aggregate Payaheads collected during the preceding Monthly Period;

          (ii) from the Payahead Account (a) to the Collection Account, in immediately available funds, the portion of Payaheads constituting scheduled payments on Precomputed Receivables or that are to be applied to prepay a Precomputed Receivable in full and (b) to the Seller, in immediately available funds, all investment earnings on funds in the Payahead Account with respect to the preceding Monthly Period;

          (iii) during the Funding Period, from the Capitalized Interest Account
     (a) to the Collection Account, in immediately available funds, the Monthly Capitalized Interest Amount for such Distribution Date and (b) to the Seller, in immediately available funds, all investment earnings on funds in the Capitalized Interest Account with respect to the preceding Monthly Period or, if such Distribution Date is the Mandatory Redemption Date, all remaining funds in the Capitalized Interest Account after distributions of interest on Securities on such date; and

          (iv) during the Funding Period, from the Pre-Funding Account (a) if such Distribution Date is the Mandatory Redemption Date, to the Collection Account, in immediately available funds, the Pre-Funded Amount (exclusive of investment earnings), after giving effect to the purchase of Subsequent Receivables if any, on the Mandatory Redemption Date and (b) to the Seller, in immediately available funds, all investment earnings on funds in the Pre-Funding Account with respect to the preceding Monthly Period or, if such Distribution Date is the Mandatory Redemption Date, all remaining funds in the Pre-Funding Account.

     To the extent that collections on a Precomputed Receivable in the related Monthly Period exceed the scheduled payment and late fees or other fees, if any, for such Monthly Period but are insufficient to prepay the Precomputed Receivable in full, such collections will be treated as "Payaheads."

     The scheduled payment with respect to a Precomputed Receivable is that portion of the payment required to be made by the related Obligor during each calendar month sufficient to amortize the principal balance thereof under the actuarial method over the term of the Receivable and to provide interest at the APR of such Receivable.

DISTRIBUTIONS

     On each Distribution Date, the Servicer is required to instruct the Indenture Trustee to distribute the Distribution Amount in the following order of priority:

          1. To the Indenture Trustee and the Owner Trustee, any accrued and unpaid trustees' fees and any accrued and unpaid fees of the Indenture Collateral Agent (in each case, to the extent such fees have not been previously paid by the Servicer or Franklin Capital).

          2. To the Servicer, the Servicing Fee for the related Monthly Period, any Supplemental Servicing Fees for such month and certain other amounts relating to mistaken deposits, postings or checks returned for insufficient funds to the extent the Servicer has not reimbursed itself in respect of such amount to the extent not retained by the Servicer.

          3. To the Note Distribution Account, the Noteholders' Interest Distributable Amount.

          4. To the Note Distribution Account, the Noteholders' Principal Distributable Amount, to be distributed as described under "Description of the Notes -- Payments of Principal."

          5. To the Certificate Distribution Account, the Certificateholders' Interest Distributable Amount.

          6. To the Certificate Distribution Account, the Certificateholders' Principal Distributable Amount.

          7. To the Insurer, any amounts owing to the Insurer under the Insurance Agreement and not paid.

          8. To the Indenture Collateral Agent, up to the Specified Spread Account Requirement for deposit in the Spread Account.

          9. To the Seller, any remaining funds.

     If the Notes are accelerated following an Event of Default under the Indenture, amounts collected will be distributed in the order described above.

     In the event that the Servicer's Certificate indicates that the Distribution Amount will be insufficient on any Distribution Date to cover the distributions required pursuant to clauses 1 through 4 above on such Distribution Date, the Indenture Trustee shall furnish to the Insurer no later than [12:00 noon] New York City time on the related Draw Date a completed notice of claim in the amount of the Note Policy Claim Amount. Amounts paid by the Insurer pursuant to any such notice of claim shall be deposited by the Insurer into the Note Distribution Account for payment to Noteholders on the related Distribution Date.

     In the event that the Servicer's Certificate indicates that the Distribution Amount will be insufficient on any Distribution Date to cover the distributions required by clauses 1 through 6 above on such Distribution Date, the Owner Trustee shall furnish to the Insurer no later than [12:00 noon] New York City time on the related Draw Date a completed notice of claim in the amount of the Certificate Policy Claim Amount. Amounts paid by the Insurer pursuant to any such notice of claim shall be deposited by the Insurer into the Certificate Distribution Account for payment to Certificateholders on the related Distribution Date.

     For the purposes hereof, the following terms shall have the following meanings:

     "Amount Financed" means, with respect to a Receivable, the aggregate amount advanced under such Receivable toward the purchase price of the Financed Vehicle and related costs, including amounts advanced in respect of accessories, insurance premiums, service, car club and warranty contracts, other items customarily financed as part of retail automobile installment sale contracts or promissory notes, and related costs.

     "Available Funds" means, with respect to any Determination Date, the sum of
(i) the Collected Funds for such Determination Date (including amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account), plus (ii) all Purchase Amounts deposited in the Collection Account during the related Monthly Period, plus (iii) the Monthly Capitalized Interest Amount with respect to the related Distribution Date.

     "Certificate Balance" equals, initially, $[               ] and,
thereafter, equals the initial Certificate Balance, reduced by all amounts allocable to principal previously distributed to Certificateholders.

     "Certificateholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Principal Distributable Amount and the Certificateholders' Interest Distributable Amount.

     "Certificateholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Certificateholders' Interest Distributable Amount for the preceding Distribution Date, over the amount in respect of interest on the Certificates that was actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Certificate Rate from such preceding Distribution Date to but excluding the current Distribution Date.

     "Certificateholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Interest Distributable Amount for such Distribution Date and the Certificateholders' Interest Carryover Shortfall for such Distribution Date.

     "Certificateholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, interest accrued during the related Interest Period at the Certificate Rate on the Certificate Balance immediately preceding such Distribution Date, calculated on the basis of a 360-day year consisting of twelve 30-day months.

     "Certificateholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the Certificateholders' Percentage of the Principal Distributable Amount.

     "Certificateholders' Percentage" means [(i) for each Distribution Date prior to the Distribution Date on which the Class A-[ ] Notes are paid in full, zero, (ii) on the Distribution Date on which the Class A-[ ] Notes are paid in full, the percentage equivalent of a fraction, the numerator of which is the excess, if any, of (x) the Principal Distributable Amount for such Distribution Date over (y) the outstanding principal amount of the Class A-[ ] Notes immediately prior to such Distribution Date, and the denominator of which is the Principal Distributable Amount for such

Distribution Date, and (iii) for each Distribution Date thereafter to and including the Distribution Date on which the Certificate Balance is reduced to zero, 100%] [the percentage equivalent of a fraction, the numerator of which is the outstanding principal amount of the Certificates and the denominator of which is the outstanding principal amount of the Securities].

     "Certificate Policy Claim Amount" for any Distribution Date, shall equal the lesser of (i) the sum of the Certificateholders' Interest Distributable Amount and the Certificateholders' Principal Distributable Amount for such Distribution Date and (ii) the excess, if any, of the amount required to be distributed pursuant to clauses 1 through 6 above over the Distribution Amount with respect to such Distribution Date.

     "Certificateholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Certificateholders' Principal Distributable Amount for the preceding Distribution Date, over the amount in respect of principal that was actually deposited in the Certificate Distribution Account on such Distribution Date.

     "Certificateholders' Principal Distributable Amount" means, with respect to any Distribution Date (other than the Final Scheduled Distribution Date for the Certificates), the sum of the Certificateholders' Monthly Principal Distributable Amount for such Distribution Date and the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Certificateholders' Principal Distributable Amount shall not exceed the Certificate Balance. In addition, on the Final Scheduled Distribution Date for the Certificates, the Certificateholders' Principal Distributable Amount will equal the Certificate Balance on such Distribution Date.

     "Collected Funds" means, with respect to any Determination Date, the amount of funds in the Collection Account representing collections on the Receivables during the related Monthly Period, including all Net Liquidation Proceeds collected during the related Monthly Period (but excluding any Purchase Amounts).

     "Cram Down Loss" means, with respect to a Receivable if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on such Receivable or otherwise modifying or restructuring the scheduled payments to be made on such Receivable, an amount equal to (i) the excess of the principal balance of such Receivable immediately prior to such order over the principal balance of such Receivable as so reduced and/or (ii) if such court shall have issued an order reducing the effective rate of interest on such Receivable, the net present value (using as the discount rate the higher of the APR on such Receivable or the rate of interest, if any, specified by the court in such order) of the scheduled payments as so modified or restructured. A "Cram Down Loss" shall be deemed to have occurred on the date of issuance of such order.

     "Deficiency Claim Amount" means, with respect to any Determination Date, the excess, if any, of the sum of the amounts payable on the related Distribution Date pursuant to clauses 1 through 7 above over the amount of Available Funds with respect to such Determination Date.

     "Deficiency Notice" means a written notice delivered by the Indenture Trustee or the Owner Trustee, as applicable, to the Insurer, the Servicer and any other person required under the Insurance Agreement, specifying the Deficiency Claim Amount for such Distribution Date.

     "Distribution Amount" means, with respect to any Distribution Date the sum of (i) the Available Funds for the immediately preceding Determination Date plus
(ii) the Deficiency Claim Amount, if any, received (from an Insurer Optional Deposit or the Spread Account or otherwise) by the Indenture Trustee with respect to such Distribution Date.

     "Eligible Investments" means investments in (i) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America; (ii) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank), provided, that at the time of the investment, the commercial paper or other short-term senior unsecured debt obligations of such depository institution or trust company shall have a minimum credit rating satisfying the criteria of each of the Rating Agencies rating such Securities; (iii) commercial paper having a minimum credit rating satisfying the criteria of each of the Rating Agencies rating the Securities; (iv) investments in money market funds having a minimum credit rating satisfying the criteria of each of the Rating Agencies rating the Securities; (v) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America entered into with a depository institution or trust company (acting as principal) referred to in clause (ii) above; and (vi) other investments acceptable to the Rating Agencies rating Securities which are consistent with the rating of the Securities.

     "Insurer Optional Deposit" means, with respect to any Distribution Date, an amount delivered by the Insurer, at its sole option, other than the Policies for deposit into the Collection Account for any of the following purposes: (i) to provide funds in respect of the payment of fees or expenses of any provider of services to the Trust with respect to such Distribution Date; or (ii) to include such amount as part of the Distribution Amount for such Distribution Date to the extent that without such amount a draw would be required to be made on a Policy.

     ["Liquidated Receivable" means, with respect to any Determination Date, a Receivable as to which, as of the last day of the related Monthly Period, (i) 90 days have elapsed since the Servicer repossessed the Financed Vehicle, (ii) the Servicer has determined in good faith that all amounts it expects to recover have been received, (iii) 10% or more of a scheduled payment shall have become 150 or more days delinquent, or (iv) the Financed Vehicle has been sold and the proceeds received.]

     "Net Liquidation Proceeds" means, with respect to Liquidated Receivables,
(i) proceeds from the disposition of the underlying automobile securing the Liquidated Receivables, less reasonable Servicer out-of-pocket costs, including repossession and resale expenses not already deducted from such proceeds, and any amounts required by law to be remitted to the Obligor, (ii) any insurance proceeds, or (iii) other monies received from the Obligor or otherwise.

     "Noteholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount.

     "Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date and a Class of Notes, the excess of the Noteholders' Interest Distributable Amount for such Class for the preceding Distribution Date, over the amount in respect of interest that was actually deposited in the Note Distribution Account with respect to such Class on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Noteholders of such Class on the preceding Distribution Date, to the extent permitted by law, at the Interest Rate borne by such Class of Notes from such preceding Distribution Date to but excluding the current Distribution Date.

     "Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Interest Distributable Amount for each Class of Notes for such Distribution Date and the Noteholders' Interest Carryover Shortfall for each Class of Notes for such Distribution Date.

     "Noteholder Monthly Interest Distributable Amount" means, with respect to any Distribution Date and any Class of Notes, interest accrued during the applicable Interest Period at the Interest Rate borne by such Class of Notes on the outstanding principal amount of such Class immediately prior to such Distribution Date, calculated on the basis of a 360-day year and (a) the actual number of days elapsed, in the case of the Class A-[ ] Notes and the Class
A-[  ] Notes and (b) twelve 30-day months, in the case of the Class A-[  ]
Notes.

     "Noteholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the Noteholders' Percentage of the Principal Distributable Amount.

     "Note Policy Claim Amount" for any Distribution Date, shall equal the lesser of (i) the sum of the Noteholders' Interest Distributable Amount and Noteholders' Principal Distributable Amount for such Distribution Date and (ii) the excess, if any, of the amount required to be distributed pursuant to clauses 1 through 4 above over the Distribution Amount with respect to such Distribution Date.

     "Noteholders' Percentage" means [(i) for each Distribution Date to the Distribution Date on which the Class A-3 Notes are paid in full, 100%, (ii) on the Distribution Date on which the Class A-[ ] Notes are paid in full, the percentage equivalent of a fraction, the numerator of which is the outstanding principal amount of the Class A-[ ] Notes immediately prior to such Distribution Date, and the denominator of which is the Principal Distributable Amount for such Distribution Date, and (iii) for any Distribution Date thereafter, zero.] [The Noteholder's percentage will equal the percentage equivalent of a fraction the numerator of which is the outstanding principal amount of the Notes and the denominator of which is the aggregate outstanding principal amount of the Securities.

     "Noteholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Noteholders' Principal Distributable Amount for the preceding Distribution Date over the amount in respect of principal that was actually deposited in the Note Distribution Account on such Distribution Date.

     "Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date (other than the Final Scheduled Distribution Date for any Class of Notes), the sum of the Noteholders' Monthly Principal Distributable Amount for such Distribution Date and the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date. The Noteholders' Principal Distributable Amount on the Final Scheduled Distribution Date for any Class of Notes will equal the sum of (i) the Noteholders' Monthly Principal Distributable Amount for such Distribution Date, (ii) the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date, and
(iii) the excess of the outstanding principal amount of such Class of Notes, if any, over the amounts described in clauses (i) and (ii).

     "Principal Balance" means, with respect to any Receivable, as of any date, the Amount Financed minus (i) that portion of all amounts received (including Payaheads applied to scheduled payments) on or prior to such date and allocable to principal in accordance with the terms of the Receivable, and (ii) any Cram Down Loss in respect of such Receivable.

     "Principal Distributable Amount" means, with respect to any Distribution Date, the amount equal to the sum of the following amounts with respect to the related Monthly Period, computed, with respect to Simple Interest Receivables, in accordance with the simple interest method, and, with respect to Precomputed Receivables, in accordance with the actuarial method: (i) that portion of all collections on Receivables allocable to principal, including full and, with respect to Simple Interest Receivables, partial principal prepayments, received during such Monthly Period (including, with respect to Precomputed Receivables, amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account) with respect to such Monthly Period, (ii) the principal balance of each Receivable that was repurchased by Franklin Capital, the Seller or the Servicer as of the last day of such Monthly Period, (iii) at the option of the Insurer, the outstanding principal balance of those Receivables that were required to be repurchased by the Seller and/or Franklin Capital during such Monthly Period but were not so repurchased, (iv) the principal balance of each Receivable that became a Liquidated Receivable during such Monthly Period and
(v) the aggregate amount of Cram Down Losses during such Monthly Period.

     "Purchase Amount" means, with respect to a Receivable, the Principal Balance and accrued interest on the Receivable (including one month's interest thereon, in the month of payment, at the APR less, so long as Franklin Capital is the Servicer, the Servicing Fee and other servicing compensation and expenses), after giving effect to the receipt of any moneys collected (from whatever source) on such Receivable, if any.

STATEMENTS TO SECURITYHOLDERS

     On or prior to each Distribution Date, the Indenture Trustee will be required to forward a statement to the Noteholders and the Owner Trustee will be required to forward a statement to the Certificateholders on such Distribution Date. Such statements will be based on the information in the related Servicer's Certificate setting forth certain information required under the Trust Documents. Each such statement to be delivered to Noteholders will include the following information as to the Notes, and each such statement to be delivered to Certificateholders will include the following information as to the Certificates, with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

          (i) the amount of the distribution allocable to interest on or with respect to the Notes and the Certificates;

          (ii) the amount of the distribution allocable to principal with respect to the Notes and the Certificates;

          (iii) the amount of the distribution payable pursuant to a claim on the Note Policy or the Certificate Policy, as the case may be, or out of amounts on deposit in the Spread Account;

          (iv) the aggregate outstanding principal amount and the Note Pool Factor for each Class of Notes and the Certificate Balance and the Certificate Pool Factor for the Certificates, in each case, after giving effect to all payments reported under (ii) above on such date;

          (v) the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall, if any, and the change in such amounts from the preceding statement;

          (vi) the amount of the Servicing Fee paid to the Servicer with respect to the related Monthly Period;

          (vii) for each such date during the Funding Period, the remaining Pre-Funded Amount, the amount in the Pre-Funding Account and the amount remaining in the Capitalized Interest Account; and

          (viii) for the final Subsequent Transfer Date, the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal of the Notes and Certificates.

     Each amount set forth pursuant to subclauses (i) through (vi) with respect to Certificates or Notes will be expressed as a dollar amount per $1,000 of the initial principal amount of the Notes or initial Certificate Balance, as applicable.

     Unless and until Definitive Notes or Definitive Certificates are issued, such reports will be sent on behalf of the Trust to Cede & Co., as registered holder of the Notes and the Certificates and the nominee of DTC. See "Certain Information Regarding the Securities -- Statements to Securityholders" in the Prospectus.

     Within the required period of time after the end of each calendar year, the Indenture Trustee and the Owner Trustee, as applicable, will furnish to each person who at any time during such calendar year was a Noteholder or Certificateholder, a statement as to the aggregate amounts of interest and principal paid to such Noteholder or Certificateholder, information regarding the amount of servicing compensation received by the Servicer and such other information as the Seller deems necessary to enable such Noteholder or Certificateholder to prepare its tax returns.

SPREAD ACCOUNT

     On the Closing Date, the Seller will make an initial deposit of an amount to be agreed upon by the Seller and the Insurer (the "Spread Account Initial Deposit") to the Spread Account which will
be established with the [               ], as Collateral Agent for the benefit
of the Indenture Trustee on behalf of the Noteholders, the Owner Trustee, on behalf of the Certificateholders, [and the Insurer] pursuant to a certain Spread
Account Agreement dated as of [               , 199 ], (the "Spread Account
Agreement"). The Spread Account will not be an asset of the Trust. On each Distribution Date, the Indenture Trustee will be required to deposit additional amounts into the Spread Account from payments on the Receivables as described under "-- Distributions" above. Amounts, if any, on deposit in the Spread Account will be available to the extent provided in the Spread Account Agreement to fund any Deficiency Claim Amount otherwise required to be made on a Distribution Date. The aggregate amount required to be on deposit at any time in the Spread Account (the "Specified Spread Account Requirement") will be determined in accordance with [the Insurance Agreement] and the Spread Account Agreement. The Specified Spread Account Requirement may increase or decrease over time as a result of floors, caps and triggers set forth in the Insurance Agreement or the Spread Account Agreement, even if no withdrawals are made from the Spread Account. [Specify how amounts in the Spread Account, if any, under the control of the Owner Trustee or Indenture Trustee, as applicable, for the benefit of Securityholder will be distributed.] Amounts on deposit in the Spread Account on any Distribution Date (after giving effect to all distributions made on such Distribution Date) in excess of the Specified Spread Account Requirement for such Distribution Date will be released to the Seller. Amounts on deposit or to be deposited in the Spread Account may be distributed to [specify who will receive distributions from the Spread Account if not the Insurer, if applicable, or the Securityholders], without the consent of the Securityholders.

     Amounts held from time to time in the Spread Account will continue to be held for the benefit of holders of the Securities and the Insurer. Funds in the Spread Account will be invested in Eligible Investments. Investment income (net of investment losses and expenses) on amounts in the Spread Account will not be available for distribution to holders of Securities, and will only be distributed to the Seller.

     [In addition, the Seller, the Insurer and the Indenture Collateral Agent may amend the Spread Account Agreement (and any provisions in the Insurance Agreement relating to the Spread Account) in any respect (including, without limitation, reducing or eliminating the Specified Spread Account Requirement and/or reducing or eliminating the funding requirements of the Spread Account or permitting such funds to be used for the benefit of persons other than Securityholders) without the consent of, or notice to, the Indenture Trustee, the Owner Trustee or the Securityholders. The Indenture Collateral Agent shall not withhold or delay its consent with respect to any amendment that does not adversely affect the Indenture Collateral Agent. Notwithstanding any reduction in or elimination of the funding requirements of the Spread Account or the depletion thereof, the Insurer will be obligated on each Distribution Date to fund the full amount of each Guaranteed Note Distribution and each Guaranteed Certificate Distribution otherwise required to be made on such Distribution Date. If the Insurer breaches its obligations, any losses on the Receivables will be borne by the Securityholders.]

SERVICER DEFAULT; RIGHTS UPON SERVICER DEFAULT


     Notwithstanding anything to the contrary set forth under "Description of the Purchase Agreements and the Trust Documents -- Servicer Default" in the Prospectus, a "Servicer Default" under the Sale and Servicing Agreement will consist of (i) any failure by the Servicer to deliver to the Owner Trustee or the Indenture Trustee any deposit or payment required to be so made, which
failure continues unremedied for [     ] Business Days after written notice from
the Owner Trustee or the Indenture Trustee or the Insurer is received by the Servicer or after discovery of such failure by the Servicer, (ii) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in the Sale and Servicing Agreement which failure materially and adversely affects the rights of Certificateholders or Noteholders and which continues unremedied for 60 days after the giving of written notice of such failure (1) to the Servicer by the Owner Trustee or the Indenture Trustee or the Insurer or (2) to the Servicer and to the Owner Trustee and the Indenture Trustee by holders of Certificates or Notes evidencing not less than 25% in aggregate principal amount of the outstanding Certificates or Notes, respectively (or such longer period, not in excess of 120 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 120 days or less and the Servicer delivers an officer's certificate to the Owner Trustee, the Indenture Trustee and the Insurer to such effect and to the effect that the Servicer has commenced, or will promptly commence, and diligently pursue all reasonable efforts to remedy such default);
(iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to the Servicer or the Seller and certain actions by the Servicer or the Seller indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations; and (iv) unless an Insurer Default has occurred and is continuing, certain defaults under the Insurance Agreement.

     As long as a Servicer Default under the Sale and Servicing Agreement remains unremedied, the Insurer or, if an Insurer Default exists, either the Indenture Trustee or the Noteholders holding not less than a majority of the principal amount of Notes outstanding may terminate all of the rights and obligations of the Servicer under the Sale and Servicing Agreement. All authority, power, obligations and responsibilities of the Servicer under the Sale and Servicing Agreement will automatically then pass to the Indenture Trustee, as backup servicer, or a successor servicer appointed by the Insurer in accordance with the Sale and Servicing Agreement.

     ["Insurer Default" shall mean the occurrence and continuance of any of the following events:

          (a) the Insurer shall have failed to make a payment required under the Policy in accordance with its terms;

          (b) the Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) made a general assignment for the benefit of its creditors, or (iii) had an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

          (c) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority shall have entered a final and nonappealable order, judgement or decree (i) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer (or the taking of possession of all or any material portion of the property of the Insurer).]

WAIVER OF PAST DEFAULTS


     Notwithstanding anything to the contrary set forth under "Description of the Purchase Agreements and the Trust Documents -- Waiver of Past Defaults" in the Prospectus, the Insurer may, on behalf of all holders of Securities, waive any default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences. No such waiver will impair the Securityholders' rights with respect to subsequent defaults.


AMENDMENT


     Notwithstanding anything to the contrary set forth under "Description of the Purchase Agreements and the Trust Documents -- Amendment" in the Prospectus, the [Pooling and Servicing Agreement] [Sale and Servicing Agreement] may be amended by the Seller, the Servicer and the Owner Trustee with the consent of the Indenture Trustee, (which consent may not be unreasonably withheld) and with the consent of the Insurer (so long as no Insurer Default has occurred and is continuing), but without the consent of the Securityholders, to cure any ambiguity, or to correct or supplement any provision therein which may be inconsistent with any other provision therein; provided that such action shall not adversely affect in any material respect the interests of any Securityholder; provided, further, that if an Insurer Default has occurred and is continuing, such action shall not materially adversely affect the interests of the Insurer. An amendment shall be deemed not to adversely affect the interests of any such holder if either each Rating Agency rating such Securities confirms in writing that such amendment will not result in a reduction or withdrawal of such rating or none of the Rating Agencies rating such Securities, within 10 days after receipt of notice of such amendment, shall have notified the Seller, the Servicer or the Trust in writing that such amendment will result in a reduction or withdrawal of the then current rating of the Securities. The Seller, the Servicer and the Owner Trustee may also amend the [Pooling and Servicing Agreement] [Sale and Servicing Agreement] with the consent of the Insurer, the consent of the Indenture Trustee, the consent of Noteholders holding a majority of the principal amount of the Notes and the consent of Certificateholders holding a majority of the principal amount of Certificates outstanding to add, change or eliminate any other provisions with respect to matters or questions arising under such agreement or affecting the rights of the Noteholders or the Certificateholders; provided that such action will not (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made for the benefit of the Noteholders or Certificateholders or
(ii) reduce the aforesaid percentage of the Noteholders or Certificateholders required to consent to any such amendment, without, in either case, the consent of the holders of all Notes and Certificates outstanding; provided, further, that if an Insurer Default has occurred and is continuing, such action shall not materially adversely affect the interest of the Insurer. The Seller and Servicer must deliver to the Owner Trustee, the Indenture Trustee and the Insurer upon the execution and delivery of the Sale and Servicing Agreement and any amendment thereto an opinion of counsel, satisfactory to the Indenture Trustee, that all financing statements and continuation statements have been filed that are necessary to fully protect and preserve the Trustee's interest in the Receivables.


                                 [THE POLICIES

NOTE POLICY

     Simultaneously with the issuance of the Notes, the Insurer will deliver the Note Policy to the Indenture Trustee for the benefit of each Noteholder. Under the Note Policy, the Insurer will unconditionally and irrevocably guarantee to the Indenture Trustee for the benefit of each Noteholder the full and complete payment of (i) Guaranteed Note Distributions (as defined below) on the Notes and
(ii) the amount of any Guaranteed Note Distribution which subsequently is avoided in whole or in part as a preference payment under applicable law. In the event the Indenture Trustee fails to make a claim under the Note Policy, Noteholders do not have the right to make a claim directly under the Note Policy, but may sue to compel the Indenture Trustee to do so.

     "Guaranteed Note Distributions" means payments which are scheduled to be made on the Notes during the term of the Note Policy in accordance with the original terms of the Notes when issued and without regard to any subsequent amendment or modification of the Notes that has not been consented to by the Insurer, which payments are (i) the Noteholders' Interest Distributable Amount and (ii) the Noteholders' Principal Distributable Amount; Guaranteed Note Distributions do not include payments which become due on an accelerated basis as a result of (a) a default by the Trust, (b) an election by the Trust to pay principal on an accelerated basis, (c) the occurrence of an Event of Default under the Indenture or (d) any other cause, unless the Insurer elects, in its sole discretion, to pay in whole or in part such principal due upon acceleration, together with any accrued interest to the date of acceleration. In the event the Insurer does not so elect, the Note Policy will continue to guarantee Guaranteed Note Distributions due on the Notes in accordance with their original terms. Guaranteed Note Distributions shall not include (x) any portion of a Noteholders'

Interest Distributable Amount due to Noteholders because the appropriate notice and certificate for payment in proper form was not timely Received (as defined below) by the Insurer, (y) any portion of a Noteholders' Interest Distributable Amount due to Noteholders representing interest on any Noteholders' Interest Carryover Shortfall accrued from and including the date of payment of the amount of such Noteholders' Interest Carryover Shortfall pursuant to the Note Policy, or (z) any Note Prepayment Amounts unless, in each case, the Insurer elects, in its sole discretion, to pay such amount in whole or in part.

     Payment of claims on the Note Policy made in respect of Guaranteed Note Distributions will be made by the Insurer following Receipt by the Insurer of the appropriate notice for payment on the later to occur of (i) 12:00 noon, New York City time, on the third Business Day following Receipt of such notice for payment, and (ii) 12:00 noon, New York City time, on the date on which such payment was due on the Notes.

     If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Note Policy, the Insurer shall cause such payment to be made no earlier than the first to occur of (a) the [fourth] Business Day following Receipt by the Insurer from the Indenture Trustee of (i) a certified copy of the order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that the Noteholder is required to return principal or interest paid on the Notes during the term of the Note Policy because such payments were avoidable as preference payments under applicable bankruptcy law, (ii) a certificate of the Noteholder that the Order has been entered and is not subject to any stay and (iii) an assignment duly executed and delivered by the Noteholder, in such form as is reasonably required by the Insurer and provided to the Noteholder by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Noteholder relating to or arising under the Notes against the Trust or otherwise with respect to such preference payment, or (b) the date of Receipt (as defined below) by the Insurer from the Indenture Trustee of the items referred to in clauses (i), (ii) and (iii) above if, at least [four] Business Days prior to such date of Receipt, the Insurer shall have received written notice from the Indenture Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Indenture Trustee or any Noteholder directly (unless a Noteholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Indenture Trustee for distribution to such Noteholder upon proof of such payment reasonably satisfactory to the Insurer). In connection with the foregoing, the Insurer shall have the rights provided in the Indenture.]

[CERTIFICATE POLICY

     Simultaneously with the issuance of the Certificates, the Insurer will deliver the Certificate Policy to the Owner Trustee for the benefit of each Certificateholder. Under the Certificate Policy, the Insurer will unconditionally and irrevocably guarantee to the Owner Trustee for the benefit of each Certificateholder the full and complete payment of (i) Guaranteed Certificate Distributions (as defined below) with respect to the Certificates and (ii) the amount of any Guaranteed Certificate Distribution which subsequently is avoided in whole or in part as a preference payment under applicable law. In the event that the Owner Trustee fails to make a claim under the Certificate Policy, Certificateholders do not have the right to make a claim directly under the Certificate Policy but may sue to compel the Owner Trustee to do so.

     "Guaranteed Certificate Distributions" means the distributions to be made on the Certificates with respect to a Distribution Date during the term of the Certificate Policy in accordance with the original terms of the Certificates when issued and without regard to any amendment or modification of the Certificates or the Trust Agreement which has not been consented to by the Insurer, which distributions are equal to (i) the Certificateholders' Interest Distributable Amount with respect to such Distribution Date and (ii) the Certificateholders' Principal Distributable Amount with respect to such Distribution Date; provided, however, that Guaranteed Certificate Distributions shall not include (x) any portion of a Certificateholder's Interest Distributable Amount due to Certificateholders because the appropriate notice and certificate for payment in proper form was not timely Received (as defined below) by the Insurer, (y) any portion of a Certificateholder's Interest Distributable Amount due to Certificateholders representing interest on any Certificateholders' Interest Carryover Shortfall accrued from and including the date of payment of the amount of such Certificateholders' Interest Carryover Shortfall pursuant to the Certificate Policy, or (z) any Certificate Prepayment Amount, unless, in each case, the Insurer elects, in its sole discretion, to pay such amount in whole or in part.]

     Payment of claims on the Certificate Policy made in respect of Guaranteed Certificate Distributions will be made by the Insurer following Receipt by the Insurer of the appropriate notice for payment on the later to occur of (i) 12:00 noon New York City time, on the [third] Business Day following Receipt (as defined below) of such notice for payment, or (ii) 12:00 noon, New York City time, on the date on which such payment was due on the Certificates.

     [If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Certificate Policy, the Insurer shall cause such payment to be made no earlier than the first to occur of (a) the [fourth] Business Day following Receipt by the Insurer from the Owner Trustee of (i) a certified copy of the order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that the Certificateholder is required to return the amount of any Guaranteed Certificate Distributions distributed with respect to the Certificates during the term of the Certificate Policy because such distributions were avoidable as preference payments under applicable bankruptcy law, (ii) a certificate of the Certificateholder that the Order has been entered and is not subject to any stay and (iii) an assignment duly executed and delivered by the Certificateholder, in such form as is reasonably required by the Insurer and provided to the Certificateholder by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Certificateholder relating to or arising under the Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment, or (b) the date of Receipt by the Insurer from the Owner Trustee of the items referred to in clauses (i), (ii) and (iii) above if, at least [four] Business Days prior to such date of Receipt, the Insurer shall have Received written notice from the Owner Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Owner Trustee or any Certificateholder directly (unless a Certificateholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order in which case such payment shall be disbursed to the Owner Trustee for distribution to such Certificateholder upon proof of such payment reasonably satisfactory to the Insurer). In connection with the foregoing, the Insurer shall have the rights provided in the Sale and Servicing Agreement.]

[OTHER PROVISIONS OF THE POLICIES

     The terms "Receipt" and "Received" with respect to a Policy shall mean actual delivery to the Insurer and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding Business Day. If any notice or certificate given under a Policy by the Indenture Trustee or the Owner Trustee, as the case may be, is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Insurer or its fiscal agent shall promptly so advise the Indenture Trustee or the Owner Trustee and the Indenture Trustee or the Owner Trustee may submit an amended notice.

     Under the Policies, "Business Day" means any day other than a Saturday, Sunday, legal holiday or other day on which commercial banking institutions in
Wilmington, Delaware, the City of New York or                , California, Salt
Lake City, Utah or any other location of any successor

Servicer, successor Owner Trustee or successor Indenture Collateral Agent are authorized or obligated by law, executive order or governmental decree to be closed.

     The Certificate Insurer's obligations under the respective Policies in respect of Guaranteed Note Distributions and Guaranteed Certificate Distributions shall be discharged to the extent funds are transferred to the Indenture Trustee or the Owner Trustee as provided in the related Policy whether or not such funds are properly applied by the Indenture Trustee or the Owner Trustee.

     The Insurer shall be subrogated to the rights of each Noteholder or Certificateholder to receive payments of principal and interest to the extent of any payment by the Insurer under the related Policy.

     Claims under the Policies constitute direct, unsecured and unsubordinated obligations of the Insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the Insurer for borrowed money. Claims against the Insurer under each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of the Insurer. The terms of the Policies cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Trust. The Note Policy may not be canceled or revoked prior to distribution in full of all Guaranteed Note Distributions, and the Certificate Policy may not be canceled or revoked prior to distribution in full of all Guaranteed Certificate Distributions. THE POLICIES ARE NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW. The Policies are governed by the laws of the State of New York.]

     It is a condition to issuance that the Class A-[               ] Notes be
rated [               ] by S&P and [               ] by Moody's, and that the
Class A-[               ] Notes, the Class A-[               ] Notes and the
Certificates be rated [               ] by S&P and [               ] by Moody's.
The ratings by the Rating Agencies of the Securities will be based primarily on the issuances of the Policies. A rating is not a recommendation to purchase, hold or sell Securities. In the event that the rating initially assigned to any of the Securities is subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the claims-paying ability of the Insurer, no person or entity will be obligated to provide any additional credit enhancement with respect to the Securities. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the Securities. See "Ratings" in the Prospectus.]

                        FEDERAL INCOME TAX CONSEQUENCES

     PROSPECTIVE NOTEHOLDERS AND CERTIFICATEHOLDERS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS WITH REGARD TO THE FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, OR DISPOSITION OF INTERESTS IN THE NOTES OR CERTIFICATES, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCALITY, FOREIGN COUNTRY OR OTHER TAXING JURISDICTION.


     Weil, Gotshal & Manges LLP, special tax counsel to the Trust, is of the opinion that for federal income tax purpose the Notes will be characterized as debt and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. Each Noteholder by the acceptance of a Note, will agree to treat the Notes as debt. Each Certificateholder, by the acceptance of a Certificate, will agree to treat the Trust as a [partnership in which the Certificateholders are partners] [division] for federal income tax purposes.



     Opinions of counsel are not binding on the Internal Revenue Service (the "IRS") and there can be no assurance that the IRS could not successfully challenge the above conclusions. Moreover, no ruling will be sought from the IRS with respect to the transaction described herein. All potential investors and Certificateholders are encouraged to review "FEDERAL INCOME TAX
CONSEQUENCES -- TRUSTS AS PARTNERSHIPS OR AS DIVISIONS -- Tax Consequences to Holders of the Notes Issued by a Partnership or a Division and -- Certain Certificates Treated as Indebtedness" in the Prospectus for a discussion of the material federal income tax consequences of the purchase, ownership and disposition of the Notes and Certificates.


                            STATE TAX CONSIDERATIONS

     Potential Noteholders and Certificateholders should consider the state and local income tax effects on them of the purchase, ownership and disposition of the Notes and Certificates. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential Noteholders and Certificateholders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Notes and Certificates.

                              ERISA CONSIDERATIONS

     Section 406 of ERISA, and/or Section 4975 of the Code, prohibits a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

     Certain transactions involving the purchase, holding or transfer of the Securities might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "Equity Interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An Equity Interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Seller believes that the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. However, without regard to whether the Notes are treated as an Equity Interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the Owner Trustee or the Indenture Trustee, the owner of collateral, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions affected by in-house asset managers; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers."

     The Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity. By its acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation. For additional information regarding treatment of the Certificates under ERISA, see "ERISA Considerations" in the accompanying Prospectus.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

     A plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                  UNDERWRITING

     Under the terms and subject to the conditions contained in the Underwriting Agreement, the Seller has agreed to cause the Trust to sell to the Underwriters
named below (the "Underwriters"), for whom [               ] is acting as
representative, and the Underwriters have severally but not jointly agreed to purchase the following respective number of Notes and Certificates.

                                              PRINCIPAL AMOUNT    PRINCIPAL AMOUNT
               UNDERWRITER                        OF NOTES        OF CERTIFICATES
               -----------                    ----------------    ----------------


     The Underwriters have informed the Servicer and the Seller that they do not expect discretionary sales by the Underwriters to exceed [5]% of the principal amount of the Securities being offered hereby.

     The Seller has been advised by the Underwriters that the Underwriters propose to offer the Securities from time to time for sale in negotiated transactions or otherwise, at prices determined at the time of sale. The Underwriters may effect such transactions by selling Securities to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of Securities for whom they may act as agents. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Securities by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

     The Servicer and Seller have jointly agreed to indemnify the several Underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in respect thereof.

     [In connection with the offering of the Securities, the Underwriter(s) may purchase and sell the Securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by the Underwriter(s) in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Securities; and short positions involve the sale by the Underwriter(s) of a greater number of Securities than it is required to purchase from the Seller contemporaneously with the offering. The Underwriter(s) may also impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the Securities sold in the offering may be reclaimed by the Underwriter(s) if such Securities are repurchased by the Underwriter(s) in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Securities, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.]

     The Indenture Trustee and the Indenture Collateral Agent may from time to time invest the funds in the Collection Account, the Pre-Funding Account, the Capitalized Interest Account, the Payahead Account, the Spread Account, as the case may be, in Eligible Investments acquired from the Underwriters.

                                    EXPERTS

     The consolidated balance sheets of [               ] as of
[               ] and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period
ended [               199 ], incorporated by reference herein, have been audited
by [               ,] independent certified public accountants, and are
incorporated herein in reliance upon the authority of that firm as experts in accounting and auditing.

                                 LEGAL OPINIONS

     In addition to the legal opinions described in the Prospectus, certain federal income tax and other matters will be passed upon for the Seller and the Trust by Weil, Gotshal & Manages LLP. Certain legal matters relating to the Securities will be passed upon for the Servicer by Weil, Gotshal & Manges LLP. Certain legal matters relating to the Securities will be passed upon for the Underwriters by Stroock & Stroock & Lavan LLP. Certain legal matters will be
passed upon for the Insurer by [               ], the Insurer. The Insurer is
represented by [               ].

                                [INDEX OF TERMS

     Set forth below is a list of the defined terms used in this Prospectus Supplement and the pages on which the definitions of such terms may be found.

                                                              PAGE
                                                              ----
ABS.........................................................  ....
ABS Table...................................................
aggregate risks.............................................
Amount Financed.............................................
APR.........................................................
Available Funds.............................................
Base Servicing Fee..........................................
Benefit Plan................................................
Business Day................................................
Capitalized Interest Account................................
Cedel.......................................................
Certificate Balance.........................................
Certificate Distribution Account............................
Certificate Policy..........................................
Certificate Policy Claim Amount.............................
Certificate Prepayment Amount...............................
Certificateholders..........................................
Certificateholders' Distributable Amount....................
Certificateholders' Interest Carryover Shortfall............
Certificateholders' Interest Distributable Amount...........
Certificateholders' Monthly Interest Distributable Amount...
Certificateholders' Monthly Principal Distributable
  Amount....................................................
Certificateholders' Percentage..............................
Certificateholders' Principal Carryover Shortfall...........
Certificateholders' Principal Distributable Amount..........
Certificates................................................
Certificate Policy..........................................
Class.......................................................
Class A-[  ] Certificates...................................
Class A-[  ] Notes..........................................
Collected Funds.............................................
Collection Account..........................................
Commission..................................................
Cram Down Loss..............................................
Dealer Agreements...........................................
Deficiency Claim Amount.....................................
Deficiency Claim Date.......................................
Deficiency Notice...........................................
Detailed Description........................................
Determination Date..........................................
disqualified persons........................................
Distribution Amount.........................................
Distribution Date...........................................
DTC.........................................................
Eligible Investments........................................
Equity Interest.............................................
Euroclear...................................................
Events of Default...........................................

                                                              PAGE
                                                              ----
Exchange Act................................................
Financed Vehicles...........................................
Final Scheduled Distribution Date...........................
Franklin Capital............................................
Franklin Resources..........................................
Funding Period..............................................
Guaranteed Certificate Distributions........................
Guaranteed Note Distributions...............................
Holdings....................................................
Indenture...................................................
Indenture Collateral Agent..................................
Indenture Trustee...........................................
Index Maturity..............................................
Initial Cutoff Date.........................................
Initial Financed Vehicles...................................
Initial Pre-Funded Amount...................................
Initial Receivables.........................................
Insurance Agreement.........................................
Insurance Agreement Indenture Cross Defaults................
Insurer.....................................................
Insurer Default.............................................
Insurer Optional Deposit....................................
Interest Period.............................................
Interest Rate...............................................
IRS.........................................................
Issuer......................................................
LIBOR.......................................................
LIBOR Determination Date....................................
Liquidated Receivable.......................................
Mandatory Redemption Date...................................
Monthly Capitalized Interest Amount.........................
Monthly Period..............................................
Moody's.....................................................
Net Liquidation Proceeds....................................
Non-Prime Servicing Fee Rate................................
Note Distribution Account...................................
Note Policy.................................................
Note Policy Claim Amount....................................
Note Prepayment Amount......................................
Noteholder Monthly Interest Distributable Amount............
Noteholders.................................................
Noteholders' Distributable Amount...........................
Noteholders' Interest Carryover Shortfall...................
Noteholders' Interest Distributable Amount..................
Noteholders' Monthly Principal Distributable Amount.........
Noteholders' Percentage.....................................
Noteholders' Principal Carryover Shortfall..................
Noteholders' Principal Distributable Amount.................
Notes.......................................................
Order.......................................................
Original Pool Balance.......................................
Owner Trustee...............................................

                                                              PAGE
                                                              ----
parties in interest.........................................
Payaheads...................................................
Payment Date................................................
Plan Assets Regulation......................................
Policies....................................................
Pool Balance................................................
Pre-Funded Amount...........................................
Pre-Funding Account.........................................
Prime Servicing Fee Rate....................................
Principal Balance...........................................
Principal Distributable Amount..............................
Prospectus..................................................
PTCE........................................................
Purchase Agreement..........................................
Purchase Agreements.........................................
Purchase Amount.............................................
Rating Agencies.............................................
Receipt.....................................................
Receivables.................................................
Received....................................................
Record Date.................................................
Redemption Price............................................
Reference Banks.............................................
S&P.........................................................
Sale and Servicing Agreement................................
Securities..................................................
Securityholders.............................................
Seller......................................................
Servicer....................................................
Servicer Default............................................
Servicing Fee...............................................
Servicing Fee Rate..........................................
single risks................................................
Specified Spread Account Requirement........................
Spread Account..............................................
Spread Account Agreement....................................
Spread Account Initial Deposit..............................
Statistical Calculation Date................................
Sub-Prime Servicing Fee Rate................................
Subsequent Cutoff Date......................................
Subsequent Financed Vehicles................................
Subsequent Purchase Agreement...............................
Subsequent Receivables......................................
Subsequent Transfer Date....................................
Supplemental Servicing Fee..................................
Telerate Page 3750..........................................
Trust.......................................................
Trust Agreement.............................................
Trust Documents.............................................
Trust Property..............................................
Underwriters................................................
Year 2000 Problem...........................................      ]

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.




                    SUBJECT TO COMPLETION, SEPTEMBER 18, 1998


PROSPECTUS SUPPLEMENT
(To Prospectus date____________, 1998)

                                    $[__________]
                          FRANKLIN AUTO TRUST 1998-[_]
                                     Issuer
  $ [________] Class A-[ ][____ ]%[Floating Rate] [Callable] Asset Backed Notes
    $ [________] Class A-[ ][____%] [Floating Rate] Asset Backed Certificates


                    [Add other offered Classes of Securities]

         The Franklin Auto Trust 199[8]-[__] (the "Trust" or the "Issuer") will be formed pursuant to a [Pooling and Servicing] [Trust] Agreement to be entered into by and among [Franklin Receivables LLC] [FCC Receivables Corp.], as seller (the "Seller") [, Franklin Capital Corporation, as servicer ("Servicer")] and [___________] ([______]), as Owner Trustee, and will issue $[_____] aggregate principal amount of Class A-[__] [__]% Asset Backed Notes (the "Class A-[__] Notes"), $[_____] aggregate principal amount of Class A-[_] Floating Rate Asset Backed Notes (the "Class A-[_] Notes") and $[______] aggregate principal amount of Class A-[_] [__]% [Floating Rate] [Callable] Asset Backed Notes (the "Class A-[_] Notes," and together with the Class A-[_] Notes and the Class A-[_] Notes, the "Notes") [specify others]. The Notes will be issued pursuant to an Indenture, to be dated as of [______________, 199___] (the "Indenture"), between the Trust and [__________ ], as indenture trustee and as indenture collateral agent (the "Indenture Trustee" and the "Indenture Collateral Agent"). The Trust also will issue $[_____] aggregate principal amount of Class A-[__][__]% [Floating Rate] Asset Backed Certificates (the "Certificates," and together with the Notes, the "Securities"). [The Trust will also issue $[______] aggregate principal amount of Class [__] Asset Backed Certificates, which are not being offered hereby and will be retained by the Seller.]

         The assets of the Trust will include a pool of motor vehicle retail installment sale contracts (the "Initial Receivables") secured by new and used automobiles and light trucks financed thereby (the "Initial Financed Vehicles"), certain amounts received under each Initial Receivable after the later of
(x) [__________199_] and (y) the date of its origination but in no event later than the date of issuance of the Securities (the "Initial Cutoff Date"), security interests in the Initial Financed Vehicles, and other specified property, as more fully described herein.


         [The Servicer has the option to purchase all outstanding Receivables when the aggregate principal balance of the Receivables, shall have declined to less than [50]% or less of the Original Pool Balance.] (Cover continued on next page)


         FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES, SEE "RISK FACTORS" AT PAGE S-[ ] HEREIN AND AT PAGE [ ] IN THE ACCOMPANYING PROSPECTUS.

THE NOTES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES REPRESENT INTERESTS IN, THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN THE SELLER, THE SERVICER, FRANKLIN RESOURCES, INC., FRANKLIN CAPITAL CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The Underwriter[s] have agreed to purchase the Securities at __% of the principal amount thereof, subject to the terms and conditions set forth in the Underwriting Agreement referred to herein under "Underwriting." The aggregate proceeds to the Trust, before deducting expenses payable by or on behalf of the Trust estimated at $______, will be $______.

         The Underwriter[s] propose to offer the Securities from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. For further information with respect to the plan of distribution and any discounts, commissions or profits that may be deemed underwriting discounts or commissions, see "Underwriting" herein.

         The Notes and the Certificates are offered by the Underwriter[s] when, as and if issued by the Trust, delivered to and accepted by the Underwriter[s], and subject to [its] [their] right to reject orders in whole or in part. It is expected that delivery of the Securities in book-entry form will be made through the facilities of The Depository Trust Company ("DTC") on the Same Day Funds Settlement System and, in the case of the Notes, Cedel Bank, societe anonyme ("Cedel") and the Euroclear System ("Euroclear") on or about [_______], 199[_].

                              [GOLDMAN SACHS & CO.]
             THE DATE OF THIS PROSPECTUS SUPPLEMENT IS [_______], 199[ ].

         (Continued from preceding page)

                  [From time to time on or before the Distribution Date in [__________ 199_], additional motor vehicle retail installment sale contracts (the "Subsequent Receivables," and together with the Initial Receivables, the "Receivables") secured by new and used automobiles and light trucks financed thereby (the "Subsequent Financed Vehicles," and together with the Initial Financed Vehicles, the "Financed Vehicles"), certain amounts received under the Subsequent Receivables on and after the related Subsequent Cutoff Dates (as defined herein), security interests in the Subsequent Financed Vehicles and certain other property, as more fully described herein, are intended to be purchased by the Trust from amounts deposited in a pre-funding account established with the Indenture Collateral Agent (the "Pre- Funding Account") on the date of issuance of the Securities. Subsequent Receivables with an aggregate principal balance of up to $[_____] may be acquired by the Trust.]

                  The Notes will be secured by the assets of the Trust pursuant to the Indenture. [Interest on the Class A-[__] Notes will accrue at the per annum interest rates specified above.] [The per annum rate of interest on the Class A-[__] Notes for each monthly interest period will equal one-month LIBOR (as defined herein) plus 0.[_]%, subject to a maximum rate equal to 12% per annum.] Interest on the Notes will generally be payable on the [_______] day of each month (each, a "Distribution Date"), commencing in [__________, 199_]. Principal on the Notes will be payable on each Distribution Date to the extent described herein, except that no principal will be paid on a Class of Notes until each Class of Notes having a lower numerical Class designation has been paid in full.


                  [The Certificates represent fractional undivided interests in the Trust. Interest, to the extent of the Certificate Rate of [__% per annum], [Floating Rate equal to _____] will be distributed to the Certificateholders on each Distribution Date. Distributions of interest on the Certificates will be subordinated in priority of payment to interest on and principal of the Notes. No principal will be paid on the Certificates until all of the Notes have been paid in full. The final scheduled distribution date ("Final Scheduled Distribution Date") shall mean for each Class of Notes [or Certificates] the dates set forth below. The Final Scheduled Distribution Date for the Class
         A-[__] Notes will be [__________, 199 ], [the 200 Distribution Date]. The Final Scheduled Distribution Date for the Certificates will be the [__________, 200_] Distribution Date. However, payment in full of a Class of Notes or the Certificates may occur earlier than such dates as described herein. In addition, the Class A-[__] Notes will be subject to redemption in whole, but not in part, and the Certificates will be subject to prepayment in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Receivables. The Servicer may purchase the Receivables when the aggregate principal balance of the Receivables shall have declined to [10]% or less of the Original Pool Balance.]

                  There currently is no secondary market for the Notes or the Certificates. The Underwriter[s] expect to make a market in the Securities but have no obligation to do so. There is no assurance that any such market will develop or continue or that it will provide Securityholders with sufficient liquidity of investment.

                  THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE SECURITIES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE SECURITIES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED A FINAL PROSPECTUS SUPPLEMENT AND THE FINAL PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

                  [UNDERWRITERS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES INCLUDING OVER ALLOTMENT, STABILIZING AND SHORT COVERING TRANSACTIONS IN THE SECURITIES, AND THE IMPOSITION OF A PENALTY

         BID, DURING AND AFTER THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" HEREIN.]

                  THE SECURITIES OFFERED BY THIS PROSPECTUS SUPPLEMENT WILL CONSTITUTE A SEPARATE SERIES OF SECURITIES BEING OFFERED BY THE DEPOSITOR PURSUANT TO ITS PROSPECTUS DATED [__________], 1998, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. IN PARTICULAR, INVESTORS SHOULD CONSIDER CAREFULLY THE FACTORS SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS AND IN THIS PROSPECTUS SUPPLEMENT.

                  UNTIL [__________], 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                           FORWARD-LOOKING STATEMENTS

         IF AND WHEN INCLUDED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS OR IN DOCUMENTS INCORPORATED HEREIN OR THEREIN BY REFERENCE, THE WORDS "EXPECTS," "INTENDS," "ANTICIPATES," "ESTIMATES" AND ANALOGOUS EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. ANY SUCH STATEMENTS, WHICH MAY INCLUDE STATEMENTS CONTAINED IN "RISK FACTORS", ARE INHERENTLY SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED. SUCH RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, COMPETITION, CHANGES IN POLITICAL, SOCIAL AND ECONOMIC CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND THE SELLER'S CONTROL. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS PROSPECTUS SUPPLEMENT. THE SELLER EXPRESSLY DISCLAIMS ANY OBLIGATIONS OR UNDERTAKING TO RELEASE PUBLICLY ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENT CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE SELLER'S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENT IS BASED.

                           REPORTS TO SECURITYHOLDERS

         Unless and until Definitive Notes or Definitive Certificates are issued, unaudited monthly and annual reports containing information concerning the Receivables will be sent on behalf of the Trust to Cede & Co., as registered holder of the Notes and the Certificates and the nominee of DTC. See "Certain Information Regarding the Securities -- Statements to Securityholders" and "-- Book-Entry Registration" in the accompanying Prospectus (the "Prospectus"). Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. None of the Seller, the Servicer, Franklin Capital or [Franklin Resources] intends to send any of its financial reports to Securityholders. The Servicer, on behalf of the Trust, will file with the Securities and Exchange Commission (the "Commission") periodic reports concerning the Trust to the extent required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                                SUMMARY OF TERMS

         The following summary of principal economic terms does not purport to be complete and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms elsewhere in this Prospectus Supplement or the Prospectus.

Issuer............................................   Franklin Auto Trust, [199_]-[_ ] (the "Trust" or the "Issuer"),
                                                     a Delaware business trust to be formed pursuant to a Trust
                                                     Agreement, dated as of [_____________, 199__] (the "Trust
                                                     Agreement"), among the Seller and the Owner Trustee. See
                                                     "The Trust" herein and  "The Trusts" in the Prospectus.

Seller............................................   [Franklin Receivables LLC, a Delaware limited liability
                                                     company] [FCC Receivables Corp., a Delaware corporation]
                                                     (the "Seller") and wholly-owned subsidiary of the Franklin
                                                     Capital Corporation.  See "The Sellers" in the Prospectus.

Servicer..........................................   Franklin Capital Corporation (in its individual capacity,
                                                     "Franklin Capital" and, as servicer, the "Servicer"), a Utah corporation and wholly-owned subsidiary of the Franklin
                                                     Resources, Inc., a Delaware corporation ("Franklin
                                                     Resources").  See "Franklin Capital Corporation" and
                                                     "Franklin Resources, Inc." in the Prospectus.

Indenture Trustee.................................   [_______________________________] (the "Indenture Trustee").  See
                                                     "The Notes - The Indenture Trustee" in the Prospectus.

Owner Trustee.....................................   [_______________________________] (the "Owner Trustee").  See "The
                                                     Trust - The Owner Trustee" herein and "The Trusts - The
                                                     Owner Trustee" in the Prospectus.

Initial Cutoff Date ..............................   With respect to each Initial Receivable, the later of
                                                     (x) [______________ , 199__] and (y) the date of its
                                                     origination but in no event later than the Closing Date.

Closing Date......................................   on or about [_________________________].

The Notes.........................................   The Trust will issue Class A-[_] [_____]% [Floating Rate]
                                                     [Callable] Asset Backed Notes (the "Class A-[_] Notes") in
                                                     the aggregate original principal amount of
                                                     $[____________________], Class A-[_] [__%] [Floating Rate]
                                                     [Callable] Asset-Backed Notes (the Class A-[_] Notes) in the
                                                     aggregate original principal amount of $[_____] and [specify others].  The Class A-[_] Notes and the Class A-[_] Notes
                                                     [and specify others] (collectively, the "Notes") will be issued pursuant to an Indenture, dated as of [____________, 199__], among the Issuer, the Indenture Trustee and
                                                     [___________________________], as Indenture Collateral Agent (the
                                                     "Indenture Collateral Agent").  The Notes will be offered for purchase in denominations of $[1,000] and integral multiples thereof in book-entry form only.  Persons acquiring
                                                     beneficial interests in the Notes will hold their interests through DTC in the United States or Cedel Bank, societe
                                                     anonyme ("Cedel") or the Euroclear System ("Euroclear") in
                                                     Europe.  See "Certain Information Regarding the Securities -

                                                     - Book-Entry Registration" in the Prospectus and Annex I
                                                     thereto.

                                                     The Notes will be secured by the assets of the Trust (other than the Certificate Distribution Account) pursuant to the
                                                     Indenture.

The Certificates..................................   The Trust will issue [_____%] [Floating Rate] Asset Backed
                                                     Certificates (the "Certificates") with  an  aggregate  initial
                                                     Certificate Balance (as defined herein) of $[____________] [and specify others].  The Certificates will represent fractional undivided interests in the Trust. The Certificates will be issued pursuant to the Trust Agreement.  The Certificates
                                                     will be offered for purchase in denominations of $[1,000] and integral multiples thereof in book-entry form only (other than the Certificates sold to the Seller, as described in "The Trust
                                                     -- General" herein).  See "Certain Information Regarding the
                                                     Securities -- Book-Entry Registration" in the Prospectus.

Trust Property....................................   Each Note will represent an obligation of, and each
                                                     Certificate will represent a fractional undivided interest in, the Trust.  The Trust's assets (the "Trust Property") will include certain motor vehicle retail installment sale contracts
                                                     (the "Initial Receivables"), secured by new and used
                                                     automobiles and light trucks (the "Initial Financed Vehicles"), certain monies representing interest payments, principal
                                                     payments [late fees, penalty charges, extension fees,
                                                     modification fees, and other processing fees] received
                                                     thereunder after the Initial Cutoff Date and, with respect to
                                                     Initial Receivables which are Precomputed Receivables,
                                                     monies received thereunder on or prior to the Initial Cutoff
                                                     Date that are due after the Initial Cutoff Date, an assignment of the security interests in the Initial Financed Vehicles securing the Initial Receivables, the related Receivables Files
                                                     (as defined in the related Trust Documents), all rights to proceeds from claims on certain physical damage, credit life and disability insurance policies covering the Initial Financed
                                                     Vehicles or the Obligors, as the case may be, all rights to liquidation proceeds with respect to the Initial Receivables, certain proceeds from the exercise of rights against Dealers under agreements between Franklin Capital and such Dealers,
                                                     [the Collection Account] [the Distribution Account] [the
                                                     Spread Account] [the Yield Supplement Account], all
                                                     proceeds of the foregoing, and certain rights under the Trust
                                                     Documents.  [Specify rights transferred to the Trust].
                                                     [Specify any other assets of the Trust]. The Initial
                                                     Receivables will be purchased by the Seller from Franklin
                                                     Capital pursuant to a purchase agreement (the "Purchase
                                                     Agreement") between the Seller and Franklin Capital on or
                                                     prior to the date of issuance of the Securities.  The Trust
                                                     Property also will include an assignment of the Seller's rights against Franklin Capital under the Purchase Agreement upon the occurrence of certain breaches of representations and
                                                     warranties.  [The Initial Receivables transferred to the Trust on the Closing Date will also include certain motor vehicle retail installment sale

                                                     contracts originated by Franklin Capital, some of which may be originated after [__________ , 199__] (the "Statistical
                                                     Calculation Date") but on or prior to the Closing Date.]

                                                     [Additional motor vehicle retail installment sale contracts (the
                                                     "Subsequent Receivables") secured by new or used
                                                     automobiles and light trucks (the "Subsequent Financed
                                                     Vehicles"), certain monies received thereunder on or after the applicable Subsequent Cutoff Date (as defined below) and,
                                                     with respect to Subsequent Receivables which are
                                                     Precomputed Receivables, monies received thereunder on or
                                                     prior to the related Subsequent Cutoff Date which are due
                                                     after such Subsequent Cutoff Date, an assignment of the
                                                     security interests in the Subsequent Financed Vehicles
                                                     securing the Subsequent Receivables, the related Receivables
                                                     Files, all rights to proceeds from claims on certain physical damage, credit life and disability insurance policies covering the Subsequent Financed Vehicles or the Obligors, as the
                                                     case may be, all rights to liquidation proceeds with respect to the Subsequent Receivables, certain proceeds from the
                                                     exercise of rights against Dealers under agreements between
                                                     Franklin Capital and such Dealers, certain bank accounts and all proceeds of the foregoing are intended to be purchased by the Trust from the Seller from time to time on or before the
                                                     [______________ , 199__] Distribution Date, from funds on deposit in the Pre-Funding Account.  The Subsequent Receivables
                                                     will be purchased by the Seller from Franklin Capital
                                                     pursuant to one or more subsequent purchase agreements
                                                     (each, a "Subsequent Purchase Agreement") between the
                                                     Seller and Franklin Capital.  The Trust Property also will include an assignment of the Seller's rights against Franklin
                                                     Capital under each Subsequent Purchase Agreement upon the
                                                     occurrence of certain breaches of representations and
                                                     warranties thereunder.  The purchase by the Trust of the
                                                     Subsequent Receivables is subject to the satisfaction of
                                                     certain conditions, as described under "The Receivables"
                                                     herein.  The Initial Receivables and the Subsequent
                                                     Receivables are hereinafter referred to as the "Receivables,"
                                                     and the Initial Financed Vehicles and the Subsequent
                                                     Financed Vehicles are hereinafter referred to as the
                                                     "Financed Vehicles."]

Receivables.......................................   The Receivables consist of motor vehicle retail installment sale contracts originated by Dealers and then acquired by
                                                     Franklin Capital.  See "Franklin Capital Corporation --
                                                     General" in the Prospectus.

                                                     The statistical information presented in this Prospectus
                                                     Supplement is based on the Initial Receivables as of the
                                                     [Initial Cutoff Date] [Statistical Calculation Date].  [The
                                                     Initial Receivables transferred to the Trust on the Closing
                                                     Date will include certain other motor vehicle retail

                                                     installment sale contracts, some of which may be originated after the Statistical Calculation Date but on or prior to the
                                                     Closing Date.  The Seller and the Servicer do not believe that the statistical distribution of the final characteristics of all
                                                     Initial Receivables transferred to the Trust on the Closing Date will vary materially from the statistical information presented in this Prospectus Supplement. The amount of Receivables identified subsequent to the Statistical Calculation Date and
                                                     included in the Trust as of the Initial Cutoff Date will not exceed five percent of the aggregate principal balance of the Initial
                                                     Receivables as of the Initial Cutoff Date.

                                                     The Initial Receivables have, as of the Statistical Calculation
                                                     Date, a weighted average annual percentage rate ("APR") of approximately [_____]%, a weighted average original maturity of [______] months and a weighted average remaining maturity of [______] months.  The Initial Receivables have an aggregate principal balance of $[________________] as of the Statistical
                                                     Calculation Date.  See "The Receivables."  Each of the
                                                     Initial Receivables also will have a remaining term of not more than [______] months and not less than [______] months as of the Statistical Calculation Date.

                                                     The Receivables transferred to the Trust, will consist of
                                                     Prime Receivables, Non-Prime Receivables and Sub-Prime
                                                     Receivables.  See "Description of the Purchase Agreements
                                                     and The Trust Documents -- Eligibility Criteria" in the
                                                     Prospectus.

                                                     [Following the Closing Date, the Trust will be obligated to purchase from time to time on or before the end of the
                                                     Funding Period (as defined below), subject to the availability thereof, Subsequent Receivables consisting of retail
                                                     automobile installment sale contracts acquired by the Seller from Franklin Capital.  The aggregate principal balance of the Subsequent Receivables is anticipated by Franklin Capital to equal approximately $[________________].  In connection with each purchase of Subsequent Receivables, the Trust will be required to pay to the Seller a cash purchase price equal to the principal amount thereof from the Pre-Funding Account.
                                                     Under the Purchase Agreement, the Seller will be obligated, subject to the satisfaction of certain conditions described herein, to purchase from Franklin Capital Subsequent
                                                     Receivables, and under the Sale and Servicing Agreement,
                                                     dated as of [______________ , 199__], among the Seller, the
                                                     Servicer and the Owner Trustee (the "Sale and Servicing
                                                     Agreement"), the Seller will be obligated to sell such
                                                     Subsequent Receivables to the Trust and the Trust will be
                                                     obligated, subject to the satisfaction of certain conditions described herein, to purchase such Subsequent Receivables
                                                     from the Seller.  Franklin Capital will designate as a cutoff date (each, a "Subsequent Cutoff Date") (i) the last day of the month preceding the month in which Subsequent
                                                     Receivables are conveyed to the Seller by Franklin Capital and reconveyed by the Seller to the Trust or (ii) if any such

                                                     Subsequent Receivable is originated in the month of
                                                     conveyance, the date of origination.  Subsequent Receivables will be conveyed to the Seller and then reconveyed by the
                                                     Seller to the Trust on designated dates (each, a "Subsequent
                                                     Transfer Date") occurring during the Funding Period.
                                                     The Trust may purchase the Subsequent Receivables only
                                                     from the Seller and not from any other person, and
                                                     the Seller may purchase the Subsequent Receivables only
                                                     from Franklin Capital. The Subsequent Receivables must
                                                     satisfy certain eligibility criteria specified herein
                                                     and in the Sale and Servicing Agreement. See "The Receivables --
                                                     Eligibility Criteria" herein.]

Terms of the Notes................................   The principal terms of the Notes will be as described below:

  A.  Distribution Dates..........................   Payments of interest and principal on the Notes will be made on the [__________________________] day of each month or, if the
                                                     [_____________________] day is not a Business Day, on the next following Business Day (each, a "Distribution Date")
                                                     commencing [_______________________ , 199__].  Each reference to a "Payment Date" in the accompanying Prospectus shall refer to a Distribution Date.  Payments will be made to holders of record of the Notes (the "Noteholders") as of the Business
                                                     Day immediately preceding such Distribution Date (a
                                                     "Record Date").  A "Business Day" is a day other than a
                                                     Saturday, Sunday or other day on which commercial banks
                                                     located in the states of California, Utah or New York are
                                                     authorized or obligated to be closed.

  B.  Interest Rates..............................   The Class A-[_] Notes will bear interest at a [fixed per
                                                     annum rate] set forth on the cover page hereof.  The Class
                                                     A-[_] Notes will bear interest at a [floating rate equal to the
                                                     London interbank offered rates for one-month U.S. dollar
                                                     deposits ("LIBOR") plus 0. [_____]%, subject to a maximum
                                                     rate equal to 12% per annum. [specify others] Each such
                                                     interest rate for a Class of Notes is referred to as the
                                                     "Interest Rate."  As used herein, the term "Class" refers to either the Class A-[ ] or Class A-[ ] Notes [others] or all such Classes collectively, as the context requires.

  C.  Interest....................................   Interest on the principal amount of the Notes of each Class outstanding immediately prior to a Distribution Date will
                                                     accrue at the applicable Interest Rate from and including the most recent Distribution Date on which interest has been paid
                                                     (or, in the case of the first Distribution Date, from and
                                                     including the Closing Date) to, but excluding, the following
                                                     Distribution Date (each, an "Interest Period").  Interest on the Notes for any Distribution Date due but not paid on such
                                                     Distribution Date will be due on the next Distribution Date together with, to the extent permitted by law, interest on such amount at the applicable Interest Rate.  The amount of
                                                     interest distributable on the Notes on each Distribution Date will equal interest accrued during the related Interest Period.
                                                     Interest on the Class A-[_] Notes, and [other Class A-[_]
                                                     Note] will be calculated on the basis of a [360-day year and the actual number of days elapsed in the applicable Interest

                                                     Period] [360-day year consisting of twelve 30-day months.]
                                                     See "Description of the Notes -- Payments of Interest"
                                                     herein.

  D.  Principal...................................   Principal of the Notes will be payable on each Distribution
                                                     Date in an amount equal to the Noteholders' Principal
                                                     Distributable Amount for the calendar month (the "Monthly
                                                     Period") preceding such Distribution Date.  The Noteholders'
                                                     Principal Distributable Amount will equal the sum of (x) the
                                                     Noteholders' Percentage of the Principal Distributable
                                                     Amount and (y) any unpaid portion of the amount described
                                                     in clause (x) with respect to a prior Distribution Date.  The
                                                     "Principal Distributable Amount" with respect to any
                                                     Distribution Date will be an amount equal to the sum of the following amounts with respect to the related Monthly
                                                     Period, computed, with respect to Simple Interest
                                                     Receivables, in accordance with the simple interest method, and, with respect to Precomputed Receivables, in accordance with the [actuarial method]:  (i) that portion of all collections on Receivables allocable to principal, including full and, with respect to Simple Interest Receivables, partial principal
                                                     prepayments, received during such Monthly Period
                                                     (including, with respect to Precomputed Receivables,
                                                     amounts withdrawn from the Payahead Account but excluding
                                                     amounts deposited into the Payahead Account) with respect to such Monthly Period, (ii) the principal balance of each
                                                     Receivable that was repurchased by Franklin Capital, the
                                                     Seller or the Servicer as of the last day of such Monthly
                                                     Period, (iii) the outstanding principal balance of those
                                                     Receivables that were required to be repurchased by the
                                                     Seller and/or Franklin Capital during such Monthly Period
                                                     but were not so repurchased, (iv) the principal balance of each Receivable that became a Liquidated Receivable during such Monthly Period and (v) the aggregate amount of Cram
                                                     Down Losses during such Monthly Period.  See "Description
                                                     of the Purchase Agreement and the Trust Documents --
                                                     Distributions" herein.

                                                     [The Noteholders' Percentage will be [100%] until the
                                                     Class A-[_] Notes have been paid in full and thereafter will be zero.]  [No principal will be paid on a Class of Notes
                                                     until the principal of all Classes of Notes having a lower numerical Class designation has been paid in full.]  [The
                                                     Noteholder's percentage will equal the percentage equivalent of a fraction the numerator of which is the outstanding
                                                     principal amount of the Notes and the denominator of which is the aggregate outstanding principal amount of the
                                                     Securities.]  In addition, the outstanding principal amount of the Notes of any Class, to the extent not previously paid, will be payable on the respective Final Scheduled Distribution
                                                     Date for such Class.

  [E.  Subordination .............................   Credit enhancement for each Class of Notes will be provided by those Classes of Notes that are subordinate to such Notes with respect to (a) rights to receive distributions of interest and principal, to the extent described herein and (b) the
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                                                     allocation of losses on the Receivables and certain other
                                                     losses, to the extent described herein.

                                                     On each Distribution Date, for so long as any Class of Notes remains outstanding, and except as otherwise described
                                                     herein, the Noteholders' Principal Distributable Amount (as defined herein) for such date will be distributed to the holders of the respective Classes of Notes for the following purposes and the following order of priority:

                                                     First, to the Class A-[__] Notes, until the principal balance of such Notes is reduced to zero;

                                                     Second to the Class A-[__] Notes, until the principal balance of such Notes is reduced to zero;

                                                     Third, to the Class A-[__] Notes, until the principal balance of such Notes is reduced to zero.

  F.  Optional Redemption ........................   The Class A-[_] Notes, to the extent still outstanding, may be redeemed in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the
                                                     Receivables, which, subject to certain provisions in the Sale and Servicing Agreement, can occur after the Pool Balance
                                                     declines to [10]% or less of the Original Pool Balance, at a redemption price equal to the unpaid principal amount of the
                                                     Notes of such Class plus accrued and unpaid interest thereon.
                                                     See "Description of the Notes -- Optional Redemption"
                                                     herein.  The Original Pool Balance will equal [the sum of (i)]
                                                     the aggregate principal balance of the Initial Receivables as of the Initial Cutoff Date [plus (ii) the aggregate principal balances of all Subsequent Receivables added to the Trust as of their respective Subsequent Cutoff Dates].

  G.  Mandatory Redemption .......................   [Each Class of Notes will be redeemed in part on the
                                                     Mandatory Redemption Date (as defined under "Pre-Funding
                                                     Account" below) in the event that any portion of the
                                                     Pre-Funded Amount remains on deposit in the Pre-Funding
                                                     Account after giving effect to the purchase of all Subsequent
                                                     Receivables, including any such purchase on such date. The aggregate principal amount of each Class of Notes to be
                                                     redeemed will be an amount equal to such Class's pro rata
                                                     share (based on the respective current principal amount of each Class of Notes and the Certificate Balance) of the
                                                     Pre-Funded Amount on such date (such Class's "Note
                                                     Prepayment Amount").]

                                                     [The Notes may be accelerated and subject to immediate
                                                     payment at par upon the occurrence of an Event of Default
                                                     under the Indenture.]

Terms of the Certificates ........................   The principal terms of the Certificates will be as described below:

  A.  Distribution Dates..........................   Distributions with respect to the Certificates will be made on each Distribution Date, commencing [_______________ , 199__].
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                                                     Distributions will be made to holders of record of the
                                                     Certificates (the "Certificateholders" and, together with the
                                                     Noteholders, the "Securityholders") as of the related Record Date.

  B.  Certificate Rate ...........................   [____]% per annum payable monthly at one-twelfth of the
                                                     annual rate, calculated on the basis of a 360-day year consisting of twelve 30-day months.

  C.  Subordination of Certificates ..............   The Certificates will not receive any distribution with respect to a Distribution Date until the full amount of the
                                                     Noteholders' Distributable Amount with respect to such
                                                     Distribution Date has been deposited in the Note Distribution
                                                     Account.  [Other Subordination].

  D.  Interest....................................   On each Distribution Date, the Owner Trustee will distribute to Certificateholders their pro rata share of interest
                                                     distributable with respect to such Certificates.  The amount of interest distributable on the Certificates on each Distribution
                                                     Date will equal interest accrued during the related Interest
                                                     Period at the Certificate Rate on the Certificate Balance
                                                     immediately prior to such Distribution Date.  Interest on the
                                                     Certificates for any Distribution Date due but not paid on such Distribution Date will be due on the next Distribution
                                                     Date together with, to the extent permitted by law, interest on such amount at one-twelfth of the Certificate Rate.
                                                     Distributions of interest on the Certificates are subordinate to payments of interest and principal on the Notes, as described above under "Subordination of Certificates."  See
                                                     "Description of the Certificates -- Distributions of Interest"
                                                     herein.

  E.  Principal...................................   On each Distribution Date on or after the date on which the
                                                     Class A-[_] Notes have been paid in full, principal of the
                                                     Certificates will be payable in an amount equal to the
                                                     Certificateholders' Principal Distributable Amount for the
                                                     Monthly Period preceding such Distribution Date. The
                                                     Certificateholders' Principal Distributable Amount will equal the sum of (x) the Principal Distributable Amount and (y)
                                                     any unpaid portion of the amount described in clause (x) with respect to a prior Distribution Date[; provided, however, that the Certificateholders' Principal Distributable Amount on the
                                                     Distribution Date on which the Class A-[_] Notes are paid in full will be reduced by the amount necessary to pay the
                                                     Class A-[_] Notes in full].  See "Description of the Purchase
                                                     Agreement and the Trust Documents -- Distributions" herein.

                                                     The remaining Certificate Balance, if any, will be payable in full on the Final Scheduled Distribution Date for the
                                                     Certificates.

  F.  Optional Prepayment ........................   If the Servicer exercises its option to purchase the Receivables as described above, the Certificateholders shall receive an amount equal to the remaining Certificate Balance together with accrued interest at the Certificate Rate, and the Certificates will be retired.
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                                      S-12
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  G.  Mandatory Prepayment .......................   [The Certificates will be prepaid in part on the Mandatory
                                                     Redemption Date in the event that any portion of the
                                                     Pre-Funded Amount remains on deposit in the Pre-Funding
                                                     Account after giving effect to the purchase of all Subsequent
                                                     Receivables, including any such purchase on such date. The aggregate principal amount of Certificates to be prepaid will be an amount equal to the Certificateholders' pro rata share
                                                     (based on the respective current principal amount of each
                                                     Class of Notes and the Certificate Balance) of the Pre Funded
                                                     Amount (the "Certificate Prepayment Amount").]

[Pre-Funding Account .............................   On the Closing Date, a cash amount equal to approximately
                                                     $[_______________] [amount not to exceed 25% of the aggregate principal amount of the Securities] (the "Initial Pre-Funded
                                                     Amount") will be deposited in an account (the "Pre-Funding
                                                     Account") which will be established with the Indenture
                                                     Collateral Agent.  The Pre-Funding Account will be an asset of the Trust and will be pledged to the Indenture Collateral
                                                     Agent for the benefit of the Indenture Trustee, on behalf of the Noteholders.  The "Funding Period" is the period from
                                                     the Closing Date until the earliest of the date on which (i) the amount on deposit in the Pre-Funding Account is less than
                                                     $[100,000], (ii) a Servicer Default occurs under the Sale and
                                                     Servicing Agreement, or (iii) the Distribution Date in
                                                     [______________ , 199__].  [date not to exceed 90 days from the date of issuance of the Securities.]  The Initial Pre-Funded
                                                     Amount as reduced from time to time during the Funding
                                                     Period by the amount thereof used to purchase Subsequent
                                                     Receivables in accordance with the Sale and Servicing
                                                     Agreement is referred to herein as the "Pre-Funded
                                                     Amount."  The Subsequent Receivables purchased by the
                                                     Trust with the Pre-Funding Amount will be underwritten
                                                     under the same criteria and standards utilized by Franklin
                                                     Capital to underwrite the Initial Receivables.  Amounts in the
                                                     Pre-Funding Account may be invested by the Owner Trustee
                                                     or Indenture Trustee, as applicable, in Eligible Investments.
                                                     The Seller expects that the Pre-Funded Amount will be
                                                     reduced to less than $100,000 on or before the end of the
                                                     Funding Period.  Any Pre-Funded Amount remaining at the
                                                     end of the Funding Period will be payable to the Noteholders and Certificateholders as described herein.  The "Mandatory
                                                     Redemption Date" is the earlier of (i) the Distribution Date in
                                                     [______________ , 199__] or (ii) if the last day of the Funding
                                                     Period occurs on or prior to the Determination Date (as
                                                     defined herein) occurring in July or [______________ , 199__], the
                                                     Distribution Date relating to such Determination Date.]

[Capitalized Interest Account ....................   On the Closing Date, a cash amount may be deposited in an
                                                     account (the "Capitalized Interest Account") which will be established with the Indenture Collateral Agent.  The
                                                     Capitalized Interest Account will be an asset of the Trust, and will be pledged to the Indenture Collateral Agent for the benefit of the Indenture Trustee, on behalf of the
                                                     Noteholders, the Owner Trustee, on behalf of the
                                                     Certificateholders.  The amount, if any, deposited in the
                                                     Capitalized Interest Account will be applied on the
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                                                     Distribution Dates occurring in [______________], [______________] and
                                                     [199_] of [______________] to fund an amount (the "Monthly
                                                     Capitalized Interest Amount") equal to the amount of interest accrued for each such Distribution Date at the weighted
                                                     average Interest Rates and Certificate Rate on the portion of the Securities having a principal balance in excess of the principal balances of the Receivables (which portion will
                                                     equal the Pre-Funded Amount). Any amounts remaining in the
                                                     Capitalized Interest Account on the Mandatory Redemption Date
                                                     and not used for such purposes are required to be paid
                                                     directly to the Seller on such date. See "Description of the
                                                     Purchase Agreement and the Trust Documents -- Accounts" herein.]

[Spread Account...................................   On the Closing Date, the Seller will make an initial deposit of an amount equal to $_______ to an account (the "Spread
                                                     Account") which will be established with the Indenture
                                                     Collateral Agent for the benefit of the Indenture Trustee, on behalf of the Noteholders, the Owner Trustee, on behalf of the Certificateholders pursuant to a certain Spread Account
                                                     Agreement dated as of [______________ , 199__] (the "Spread
                                                     Account Agreement").  The Spread Account will not be an
                                                     asset of the Trust.  The amount initially deposited in the
                                                     Spread Account is referred to as the "Spread Account Initial
                                                     Deposit."  On each Distribution Date, additional amounts
                                                     may be required to be deposited into the Spread Account
                                                     from payments on the Receivables as described under
                                                     "Description of the Purchase Agreement and the Trust
                                                     Documents -- Distributions" herein.  Amounts, if any, on
                                                     deposit in the Spread Account will be available to the extent provided in the Spread Account Agreement to fund any
                                                     Deficiency Claim Amount otherwise required to be made on
                                                     a Distribution Date.  The aggregate amount required to be on deposit at any time in the Spread Account (the "Specified
                                                     Spread Account Requirement") will be determined in
                                                     accordance with the Spread Account Agreement.  The
                                                     Specified Spread Account Requirement may increase or
                                                     decrease over time as a result of floors, caps and triggers set forth in the Spread Account Agreement.  Amounts in the
                                                     Spread Account on any Distribution Date (after giving effect to all distributions made on such Distribution Date, as
                                                     reconciled on such Distribution Date) in excess of the
                                                     Specified Spread Account Requirement for such Distribution
                                                     Date will be released to the Seller.   [Specify how amounts in
                                                     the Spread Account under the control of the Owner Trustee
                                                     or Indenture Trustee, as applicable, for the benefit of the
                                                     Securityholders will be distributed.]   Amounts on deposit or
                                                     to be deposited in the Spread Account may be distributed to
                                                     [specify who will receive distributions from the Spread
                                                     Account, if other than the Securityholders] without the
                                                     consent of the Securityholders.

                                                     [In addition, the Seller and the [Indenture Trustee] [Owner
                                                     Trustee] may amend the Spread Account Agreement in
                                                     any respect (including, without limitation, reducing or eliminating the
                                                     Specified Spread Account Requirement and/or reducing
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                                                     or eliminating the funding requirements of the Spread Account or permitting such funds to be used for the benefit of persons other than Securityholders) without the consent of, or notice to, [the Indenture Trustee] [the Owner Trustee] or the Securityholders.]

Credit Enhancement ...............................   [In the event of defaults and delinquencies on the
                                                     Receivables, certain distributions of interest and principal on the Certificates will be subordinated in priority of payment to interest and principal due on the Notes to the extent described herein.]  [Distributions of interest and principal on the Class
                                                     [B] Certificates will be subordinated in priority of payment to interest and principal due on the Class [A] Certificates to the extent described herein in the event of defaults and
                                                     delinquencies on the Receivables, except with respect to
                                                     payments of interest and principal received from the Class
                                                     [B] Spread Account.  The Class [B] Certificates will not
                                                     receive any distributions of interest with respect to a Monthly
                                                     Period until the full amount of interest on the Notes and the
                                                     Class [A] Certificates relating to such Monthly Period has been deposited in the Note Distribution Account and the
                                                     Class [A] Distribution Account, [except with respect to
                                                     payments of monies from the Class [B] Spread Account,] and the Class [B] Certificateholders will not receive any
                                                     distributions of principal with respect to such Monthly Period until the full amount of interest on and principal of the Notes and the Class [A] Certificates relating to such Monthly
                                                     Period has been deposited in the Note Distribution Account and the Class [A] Distribution Account[, except with respect to payments of monies from the Class [B] Spread Account.]
                                                     Distributions of interest and principal on the Class [C]
                                                     Certificates will be subordinated in priority of payment to interest and principal due on the Securities in the event of defaults and delinquencies on the Receivables.  [Describe any other credit enhancement facility.]

[Spread Account
and Class [B] Spread
Account]..........................................   There will be [no] [an] initial deposit of [funds] [$______] to the Spread Account [or Class [B] Spread Account] by the
                                                     Seller or Servicer.  On the initial Distribution Date and on each Distribution Date thereafter, if necessary, the Class [C]
                                                     Certificateholders' pro rata portion of interest and principal payments received by the Trust with respect to the
                                                     Receivables ("Class [C] Distributions") shall be allocated as described below.  First, the Class [C] Distributions shall be deposited into the Spread Account, until the amount in the
                                                     Spread Account reaches an amount equal to the Specified
                                                     Spread Account Balance.  [Second, Class [C] Distributions,
                                                     unless required to fund deposits to the Spread Account, shall then be deposited in the Class [B] Spread Account until the amount in the Class [B] Spread Account reaches an amount
                                                     equal to the Specified Class [B] Spread Account Balance.]
                                                     Thereafter, Class [C] Distributions otherwise distributable to the Class [C] Certificates will be deposited first in the Spread
                                                     Account [and then in the Class [B] Spread Account in each
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                                                     case] to the extent necessary to maintain the Spread Account
                                                     [or the Class [B] Spread Account] at an amount equal to the
                                                     Specified Spread Account Balance [or the Specified Class [B]
                                                     Spread Account Balance, as applicable]. At any time, the
                                                     [Indenture] Trustee shall permit all or any portion of the
                                                     Class [C] Distributions, as requested by the Seller to be
                                                     excluded thereafter from the foregoing deposit requirements, provided that, at the time of such request, the Seller
                                                     presents evidence to the [Indenture] Trustee that the ratings of the Securities shall not be reduced or withdrawn as a
                                                     request of such requested exclusion. [Furthermore, upon a
                                                     request from the Seller, the [Indenture] Trustee shall permit a reduction in the Specified Class [B] Spread Account Balance;
                                                     provided, however, that the Seller presents written evidence to the [Indenture] Trustee that the ratings of the Securities shall not be reduced or withdrawn as a result of such
                                                     requested reduction.] If any such portion of the Class [C]
                                                     Distributions becomes excluded from such deposit requirements it shall remain excluded even if the amounts in the Spread
                                                     Account [or the Class [B] Spread Account] thereafter fall
                                                     below the Specified Spread Account Balance [or the Specified
                                                     Class [B] Spread Account Balance, respectively.] Amounts in the Spread Account [or the Class [B] Spread Account] on any
                                                     Distribution Date (after giving effect to all Securityholder distributions made on such Distribution Date) in excess of the
                                                     Spread Account Balance [or the Specified Class [B] Spread
                                                     Account Balance, as applicable], for such Distribution Date generally will be payable to the Class [C] Certificateholders.

                                                     The "Specified Spread Account Balance" with respect to any
                                                     Distribution Date will be equal to the [Insert requirements for maintaining and releasing amounts from Spread Account].
                                                     The Spread Account will be maintained with the [Indenture]
                                                     Trustee as a segregated trust account, but will not be part of the Trust.  [The "Specified Class [B] Spread Account
                                                     Balance" with respect to any Distribution Date will be equal to [Insert requirements for maintaining and releasing amounts from the Class [B] Spread Account].  The Class [B] Spread
                                                     Account will be maintained with the [Indenture] Trustee as a segregated trust account, but will not be part of the Trust.]
                                                     Amounts will be withdrawn from the Spread Account for
                                                     distribution first [to the Noteholders to the extent of shortfalls in the amounts available to make required distributions of interest and principal on the Notes, second] to the Class [A]
                                                     Certificateholders to the extent of shortfalls in the amounts available to make required distributions of interest on the
                                                     Class [A] Certificates [and then to the Class [B]
                                                     Certificateholders to the extent of shortfalls in the amounts available to make required distributions of interest on the
                                                     Class [B] Certificates.]  Following the payment of [interest and principal on the Notes and] interest on the Class [A]
                                                     Certificates [and the Class [B] Certificates], any remaining amounts will be withdrawn from the Spread Account for
                                                     distribution to Class [A] Certificateholders to the extent of shortfalls in the amounts available to make required
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                                                     distributions of principal on the Class [A] Certificates [and then to Class [B] Certificateholders to the extent of
                                                     shortfalls in the amounts available to make required
                                                     distributions of principal on the Class [B] Certificates].
                                                     [Following withdrawals from the Spread Account for
                                                     distribution to the Noteholders, the Class [A]
                                                     Certificateholders and the Class [B] Certificateholders,
                                                     amounts will be withdrawn from the Class [B] Spread Account for distribution to the Class [B] Certificateholders to the extent of shortfalls in the amounts available to make required distributions of interest and principal on the Class [B]
                                                     Certificates. The Noteholders, the Class [A]
                                                     Certificateholders and, except as described below, the Class
                                                     [C] Certificateholders shall have no rights to receive
                                                     distributions from the Class [B] Spread Account.] Finally, amounts will be withdrawn from the Spread Account [or the
                                                     Class [B] Spread Account] for distribution to Class [C]
                                                     Certificateholders to the extent of shortfalls in the amounts available to make required distributions of interest and
                                                     principal on the Class [C] Certificates, but only to the
                                                     extent such withdrawal would not reduce the Spread Account [or the Class [B] Spread Account] below the Specified Spread
                                                     Account Balance [and the Specified Class [B] Spread Account
                                                     Balance, respectively].

Collection Account ...............................   The Servicer will establish one or more accounts in the name of the Indenture Collateral Agent (the "Collection Account")
                                                     for the benefit of the Indenture Trustee, on behalf of the
                                                     Noteholders[, the Owner Trustee, on behalf of the
                                                     Certificateholders].  All payments from Obligors that are
                                                     received by the Servicer on behalf of the Trust will be
                                                     deposited in the Collection Account no later than two
                                                     Business Days after receipt thereof except under certain
                                                     conditions described herein.  Pursuant to the Sale and
                                                     Servicing Agreement, the Indenture Trustee will, on each
                                                     Distribution Date, apply the Distribution Amount with respect to such Distribution Date to the following (in the priority indicated):  (i) to the Owner Trustee and the Indenture
                                                     Trustee, any accrued and unpaid trustee fees and expenses
                                                     and any accrued and unpaid fees and expenses of the
                                                     Indenture Collateral Agent (in each case, to the extent such fees have not been previously paid by the Servicer or the
                                                     Franklin Resources), (ii) to the Servicer, the Servicing Fee
                                                     for the related Monthly Period and any overdue Servicing
                                                     Fees, (iii) into the Note Distribution Account, the
                                                     Noteholders' Interest Distributable Amount, (iv) into the Note
                                                     Distribution Account, the Noteholders' Principal Distributable
                                                     Amount, (v) into the Certificate Distribution Account, the
                                                     Certificateholders' Interest Distributable Amount and, after the Class A-[_] Notes have been paid in full, the
                                                     Certificateholders' Principal Distributable Amount, (vi) to the
                                                     Spread Account, up to the Specified Spread Account
                                                     Requirement for such Distribution Date, and (vii) the
                                                     remaining balance, if any, to the Seller.  See "Description of the Purchase Agreement and the Trust Documents --
                                                     Distributions" herein and "Description of the Purchase
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                                                     Agreements and the Trust Documents -- Collections" in the
                                                     Prospectus.

Tax Status........................................   In the opinion of Weil, Gotshal & Manges LLP, special tax
                                                     counsel to the Trust, for federal income tax purposes the
                                                     Notes will be characterized as debt and the Trust will not be characterized as an association (or a publicly traded
                                                     partnership) taxable as a corporation.  Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as debt.  Each Certificateholder, by the acceptance of a
                                                     Certificate, will agree to treat the Trust as a [partnership in which the Certificateholders are partners] [division] for
                                                     federal income tax purposes.  See "Federal Income Tax
                                                     Consequences" herein and "Federal Income Tax
                                                     Consequences" in the Prospectus.

ERISA Considerations .............................   Subject to the conditions and considerations discussed under
                                                     "ERISA Considerations," the Notes are eligible for purchase by pension, profit-sharing or other employee benefit plans as well as individual retirement accounts and certain types of
                                                     Keogh Plans (each, a "Benefit Plan").

                                                     The Certificates may not be acquired (directly or indirectly)
                                                     by or on behalf of any Benefit Plan or any entity (including an insurance company general account) whose underlying
                                                     assets include plan assets of a Benefit Plan by reason of a plan's investment in the entity.  See "ERISA Considerations"
                                                     herein and in the Prospectus.

[Legal Investment.................................   The Class A-[_] Notes will be eligible securities for purchase by money market funds under Rule 2a-7 under the
                                                     Investment Company Act of 1940, as amended.]

Ratings...........................................   It is a condition to issuance that the Class A-[_] Notes be rated [__] by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), and [___] by
                                                     Moody's Investors Service, Inc. ("Moody's" and together
                                                     with S&P, the "Rating Agencies"), that the Class A-[_]
                                                     Notes, the Class A-[_] Notes be rated [___] by S&P and
                                                     [___] by Moody's and the Certificates be rated [___] by S&P and [__] by Moody's.  There is no assurance that the ratings initially assigned to the Notes and the Certificates will not subsequently be lowered or withdrawn by the Rating
                                                     Agencies.  See "Risk Factors -- Ratings on Securities"
                                                     herein.
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                                      S-18
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                                  RISK FACTORS

         Prospective Noteholders and Certificateholders should consider, in addition to the factors described under "Risk Factors" in the Prospectus, the following risk factors in connection with the purchase of the Notes or the Certificates.

[LIMITED ASSETS; SUBORDINATION


         Distributions of interest and principal on the [Notes and the] Class
[A] Certificates will be dependent upon the Total Available Amount (as defined herein) and the funds, if any, in the Spread Account. [Distributions of interest and principal on the Certificates will be subordinated in priority of payment to interest and principal due on the Notes in the event of defaults and delinquencies on the Receivables.] [Distributions of interest and principal on the Class B Certificates will be subordinated to the extent described herein in priority of payment to interest and principal due on the Notes and the Class [A]
Certificates in the event of defaults and delinquencies on the Receivables, [except with respect to payments of interest and principal from the Class [B]
Spread Account.] Distribution of interest and principal on the Class [C]
Certificates will be subordinated in priority of payment to interest and principal and any interest and principal carryover shortfalls due on the Securities in the event of defaults and delinquencies on the Receivables. See
"Description of the Purchase Agreement and the Trust Documents--Distributions."


         Credit enhancement with respect to the Securities will be provided by the subordination described above, the funds, if any, in the Spread Account
[and, with respect to the Class [B] Certificates, the funds, if any, in the Class [B] Spread Account]. The funds in the Spread Account [and the Class [B]
Spread Account] will consist of amounts otherwise distributable to holders of the Class [C] Certificates that are required under the Trust Documents to be deposited in the Spread Account [and the Class [B] Spread Account]. The amount available for distribution to Securityholders on any Distribution Date and the time necessary for the Spread Account [and the Class [B] Spread Account] to reach the Specified Spread Account Balance [and the Specified Class [B] Spread
Account, respectively,] after the Closing Date will be affected by the delinquency, net loss, repossession, and prepayment experience of the Receivables and, therefore, cannot be accurately predicted. In addition, the amounts required to be on deposit in the Spread Account [and the Class [B]
Spread Account] with respect to any Distribution Date will be limited to the Specified Spread Account Balance [and the Specified Class [B] Spread Account
Balance, respectively], for such Distribution Date. Amounts on deposit in the Spread Account [and the Class [B] Spread Account] on any Distribution Date
(after giving effect to all withdrawals therefrom with respect to such date) in excess of the Specified Spread Account Balance [and the Specified Class [B]
Spread Account Balance, respectively,] for such Distribution Date will be payable to the holders of the Class [C] Certificates and will no longer be subject to any claims or rights of any Securityholders, regardless of whether there are sufficient funds paid on the Receivables or on deposit in the Spread
Account [and the Class [B] Spread Account] on any succeeding Distribution Date to distribute to holders of the Securities the amounts to which they are entitled on such Distribution Date.

[Add other considerations to any other credit enhancements.]

[PREPAYMENT FROM THE PRE-FUNDING ACCOUNT; ABILITY TO ORIGINATE SUBSEQUENT
RECEIVABLES


         To the extent that the Pre-Funded Amount has not been fully applied to the purchase of Subsequent Receivables by the Trust by the end of the Funding
Period, the Noteholders and the Certificateholders will receive a prepayment of principal on the Mandatory Redemption Date in an amount equal to their pro rata share (based on the current principal balance of each Class and the Certificate
Balance) of the Pre-Funded Amount (exclusive of investment earnings) remaining in the Pre-Funding Account following the purchase of any Subsequent Receivables on the last Subsequent Transfer Date in the Funding Period. Any reinvestment risk from the prepayment of the Securities from the Pre-Funded Amount at the end of the Funding Period will be borne by the Noteholders and the Certificateholders. See "Yield and Prepayment Considerations" in the Prospectus.


         The conveyance of Subsequent Receivables to the Trust during the Funding Period is subject to the conditions described herein under "The
Receivables -- Eligibility Criteria." Each Subsequent Receivable must satisfy the eligibility criteria specified herein and in the Sale and Servicing
Agreement. The ability of the Trust to


                                      S-19

invest in Subsequent Receivables is dependent upon the ability of Franklin Capital to originate through Dealers a sufficient amount of motor vehicle retail installment sale contracts that meet the requirements in the Subsequent Purchase Agreement and in the Sale and Servicing Agreement for transfer on a Subsequent Transfer Date. The ability of Franklin Capital to originate through Dealers sufficient Subsequent Receivables may be affected by a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. Neither Franklin Capital nor the Seller has any basis to predict whether or the extent to which economic or social factors will affect the availability of Subsequent Receivables. In addition, Franklin Capital has limited performance history, which makes it difficult to predict the rate of its originations. Nevertheless, although no assurances can be given, Franklin Capital currently anticipates originating sufficient Receivables satisfying the criteria set forth in the Sale and Servicing Agreement so as to require the application of the entire Pre-Funded Amount to the purchase of Subsequent Receivables by the end of the Funding Period. See "The Receivables" herein.]

REINVESTMENT RISKS FROM PREPAYMENTS

         The weighted average life of the Securities will be reduced by full prepayments on the Receivables and partial prepayments on the Simple Interest Receivables. A partial prepayment in respect of a Precomputed Receivable less than the amount required to prepay such Receivable in full will be treated as a Payahead until such later Monthly Period with respect to which such Payahead may be applied to either the scheduled payment in respect of such Monthly Period or to prepay such Receivable in full. The Receivables are prepayable at any time without penalty. Prepayments (or, for this purpose, equivalent payments to the Trust) may result from payments by Obligors, liquidations due to default, the receipt of proceeds from physical damage or credit insurance, repurchases by the Seller or Franklin Capital as a result of certain uncured breaches of the warranties made by it with respect to the Receivables, the application of the remaining Pre-Funded Amount, if any, on the Mandatory Redemption Date to prepay the Securities, purchases by the Servicer as a result of certain uncured breaches of the covenants made by it in the Sale and Servicing Agreement with respect to the Receivables, or the Servicer exercising its option to purchase all of the remaining Receivables when the Pool Balance is less than [10]% of the Original Pool Balance.

         The Servicer has limited historical experience with respect to prepayments, has not prepared data on prepayment rates and is not aware of publicly available industry statistics that set forth principal prepayment experience for motor vehicle retail installment sale contracts similar to the Receivables. For these reasons, none of Franklin Resources, Franklin Capital, the Servicer or the Seller can make any prediction as to the actual prepayment rates that will be experienced on the Receivables.

         The amounts paid to Securityholders with respect to any Distribution Date will include all prepayments on the Receivables received thereon during the related Monthly Period which are not amounts representing Payaheads. As a result, the Securities may be paid in full prior to their respective Final Scheduled Distribution Dates. The Securityholders will bear all reinvestment risk resulting from the timing of payments of principal on the Securities. See "Yield and Prepayment Considerations" in the Prospectus.

CONCENTRATION OF RECEIVABLES


         Economic conditions where Obligors reside may affect the delinquency, loan loss and repossession experience of the Trust with respect to the Receivables. As of the Statistical Calculation Date, Obligors with respect to
[ ]% of the Initial Receivables (based on the principal balance of the Initial Receivables and mailing addresses of the Obligors thereon as of the Statistical Calculation Date) were located in [California] [Specify any state, and the percentage of the Initial Receivables for each such state, where a material portion of any pool of Receivables was originated]. Economic conditions in California are often volatile and from time to time have been adversely affected by natural disasters, contractions in the defense industry and declining real estate values. No predictions, however, can be made regarding future economic conditions in California or any other states where Obligors reside. [Add disclosure of economic conditions in any state where a material portion of any pool was originated and the effects of such economic conditions on payments on the Receivables.] [Disclosure of other significant geographic and other factors] See "The Receivables" herein and in the Prospectus.

SUBORDINATION OF CERTIFICATES; LIMITED ASSETS

         Distributions of interest and principal on the Certificates will be subordinated in priority of payment to interest and principal due on the Notes. [Consequently, the Certificateholders will not receive any distributions with respect to a Monthly Period until the full amount of interest and principal payable on the Notes on such Distribution Date has been deposited in the Note Distribution Account. The Certificateholders will not receive any distributions of principal before the Distribution Date on which the Class A-[ ] Notes have been paid in full.]

         If the Notes are accelerated following an Event of Default under the Indenture, the Notes must be paid in full prior to the distribution of any amounts on the Certificates.

         The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables[, the Pre-Funding Account, the Capitalized Interest Account and the Spread Account.] Holders of the Notes and the Certificates must rely for repayment upon payments on the Receivables [and, if and to the extent available, amounts on deposit in the Pre-Funding Account, the Capitalized Interest Account and the Spread Account. The Pre-Funding Account and the Capitalized Interest Account will only be maintained until the Distribution Date on or immediately following the last day of the Funding Period. The Pre-Funded Amount on deposit in the Pre-Funding Account will be used solely to purchase Subsequent Receivables and is not available to cover losses on the Receivables. The Capitalized Interest Account is designed to cover obligations of the Trust relating to that portion of its assets not invested in Receivables and is not designed to provide protection against losses on the Receivables. Amounts on deposit or to be deposited in the Spread Account may be distributed to persons other than Securityholders.

RATINGS ON SECURITIES

         A rating is not a recommendation to purchase, hold or sell Notes or Certificates. The ratings of the Notes and Certificates address the likelihood of the payment of principal and interest on the Securities pursuant to their terms. There is no assurance that a rating will remain in effect for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant. In the event that any ratings initially assigned to the Notes and the Certificates were subsequently lowered or withdrawn for any reason no person or entity will be obligated to provide any additional credit enhancement with respect to the Notes or the Certificates. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the Notes and the Certificates.

EVENTS OF DEFAULT UNDER THE INDENTURE

         [Specify Events of Default under the Indenture]

[RISK OF YEAR 2000

         Many of the world's computer systems currently record years in a two-digit format. Such computer systems may be unable to recognize, interpret or use dates beyond the year 1999 correctly. Because the activities of many businesses are affected by dates or are date-related, the inability to use such date information correctly could lead to business disruptions both in the United States and internationally (the "Year 2000 Problem").

         Franklin Capital's primary exposure, if any, to the Year 2000 Problem would be with regards to the systems it utilizes to service its automobile retail installment sales contracts. Loan servicing systems utilize date calculations to, among other things: (i) determine interest accrued on loans,
(ii) properly allocate payments it received between interest and principal, and
(iii) determine payment due dates. Were the Year 2000 Problem to impact Franklin Capital's servicing systems, problems could result due to, among other things, the (a) misapplication of payments received, leading to disputes with borrowers and (b) inability to properly determine delinquency status could hinder Franklin Capital's ability to pursue delinquent borrowers. The occurrence of such disruptions could negatively impact cash flow to the Trust and thereby affect the likelihood of receipt of timely payments of interest and ultimate payments of principal by investors in the [Notes] and [Certificates].

         Franklin Capital uses a combination of internal and external systems to carry out the servicing of its portfolio of loans. The internal system is currently used for limited purposes only such that its functionality should not be impacted by the Year 2000 Problem. The external system is provided by a non-affiliated, third-party vendor. The third-party vendor has already completed what it believes to be the necessary systems modifications required to make its system Year 2000 compliant. The third-party vendor is currently in the testing phase of its modifications, whereby the vendor in conjunction with several of its clients is verifying that the modifications are indeed effective. The third-party vendor currently expects this testing and the subsequent full implementation to be completed by early 1999. Franklin Capital anticipates that its testing will be completed shortly thereafter.

         Franklin Capital also shares certain auxiliary systems with Franklin Resources, such as accounting, e- mail, networks and telephone switches. Franklin Resources has been working to address the Year 2000 Problem since 1996 and presently anticipates having all of its mission critical systems compliant by December 31, 1998. The Trust will not bear any of the costs and expenses incurred by either Franklin Capital or Franklin Resources in preparing their systems against the Year 2000 Problem.

         Franklin Capital could also be impacted by the Year 2000 Problem through its reliance on other third-party systems, such as externally managed data lines, communications systems, telephone or electrical systems, among others. A failure of such systems would materially and adversely affect Franklin Capital's ability to carry on business in any regular fashion. Although Franklin Resources, on behalf of Franklin Capital, is investigating potential contingency plans for such circumstances, it is not clear that adequate contingency plans could be developed for such failures.]

                                 USE OF PROCEEDS

         The net proceeds to be received by the Trust from the sale of the Securities will be used to pay to the Seller, and in turn, Franklin Capital, the purchase price for the Receivables, [to make the deposits of the Pre-Funded Amount into the Pre-Funding Account and to make the initial deposits into the Capitalized Interest Account and the Spread Account.]

                                    THE TRUST

         The following information supplements and, to the extent inconsistent therewith, supersedes the information contained in the accompanying Prospectus. Prospective Securityholders should consider, in addition to the information below, the information under "The Trusts" in the accompanying Prospectus.

GENERAL

         The Issuer, Franklin Auto Trust, 199[_] - [_], is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

         [The Trust will initially be capitalized with equity equal to $[__________]. Certificates with an aggregate original Certificate Balance of $[_____] will be sold to the Seller, and Certificates representing the remainder of the Certificate Balance will be sold to third party investors that are expected to be unaffiliated with the Seller, the Servicer, Franklin Resources or their affiliates. The equity of the Trust, together with the proceeds of the initial sale of the Notes, will be used by the Trust to purchase the Initial Receivables from the Seller pursuant to the Sale and Servicing Agreement and to fund the deposits in the Pre-Funding Account, the Capitalized Interest Account and the Spread Account.]

         The Trust's principal offices are in [__________________], in care of [__________________], as Owner Trustee, at the address listed below under "-- The Owner Trustee."

CAPITALIZATION OF THE TRUST

         The following table illustrates the capitalization of the Trust as of the Initial Cutoff Date, as if the issuance and sale of the Notes and Certificates had taken place on such date:

         Class A-[ ] Notes.................................   $[         ]
                                                                ---------
         Class A-[ ] Notes.................................   $[         ]
                                                                ---------
         Class A-[ ] Notes.................................   $[         ]
                                                                ---------
         Class A-[ ] Certificates].........................   $[         ]
                                                                ---------
         Class B-[ ] Certificates].........................   $[         ]
                                                                ---------
         Class C-[ ] Certificates].........................   $[         ]
                                                                ---------
             Total.........................................   $[         ]
                                                                =========


THE OWNER TRUSTEE

         [_________________] is the Owner Trustee under the Trust Agreement, is a [__________] [banking] corporation and its principal offices are located at [___________________________]. The Seller, Franklin Resources, the Servicer and their respective affiliates may maintain commercial banking relations with the Owner Trustee and its affiliates. The Owner Trustee will perform limited administrative functions under the Trust Agreement, including making distributions from the Certificate Distribution Account. The Owner Trustee's liability in connection with the issuance and sale of the Certificates and the Notes is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement and the Sale and Servicing Agreement.

                               THE TRUST PROPERTY


         The Trust Property will include the following: (a) motor vehicle retail installment sale contracts secured by new and used motor vehicles and light trucks; (b) all payments received thereunder after the Initial Cutoff Date or the Subsequent Cutoff Date, as the case may be, and, with respect to Precomputed Receivables, certain monies representing interest payments, [and] principal payments, [late fees, penalty charges, extension fees, modification fees and other processing fees] received thereunder on or prior to the related Cutoff Date that are due after such Cutoff Date; (c) such amounts as from time to time may be held in [the Collection Account,] [the Pre-Funding Account], [the Capitalized Interest Account] and [the Payahead Account] [Distribution Account] [specify all other accounts]; (d) an assignment of the security interests of Franklin Capital in the Financed Vehicles; (e) certain proceeds from the exercise of rights against Dealers under agreements between Franklin Capital and such Dealers (the "Dealer Agreements"); (f) an assignment of the right to receive proceeds from claims on certain physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors;
(g) the rights of the Seller under the Purchase Agreement [and any Subsequent Purchase Agreement]; (h) the Receivables Files; and (i) certain other rights under the Trust Document (including, among others, the right of the Seller under the Purchase Agreement to require Franklin Capital to repurchase a Receivable upon breach of certain representations [specify any material rights].


         The Initial Receivables were, and the Subsequent Receivables were or will be, originated by [Dealers in accordance with Franklin Capital's requirements under agreements with Dealers for assignment to Franklin Capital, have been or will be so assigned, and evidence or will evidence the indirect financing made available to the Obligors.] [Franklin Capital] [acquired in bulk from __________] [acquired from Franklin Bank] [meeting the requirements of Franklin Capital's underwriting criteria and will be _________________.] The Dealers generally assign the Receivables without recourse, except that Dealer Agreements may provide for repurchase or recourse against the Dealer in the event of a breach of a representation or warranty by the Dealer. Although Franklin Capital's rights under the Dealer Agreements have not been assigned to the Trust, and the Trust will not have any rights against any Dealer, Franklin Capital has assigned or will assign to the Seller, and the Seller has assigned or will assign to the Trust, the proceeds from any Receivable repurchased by a Dealer as a result of a breach of a representation or warranty in the related Dealer Agreement. See "The Trusts" in the Prospectus.

         The "Pool Balance" at any time represents the aggregate principal balance of the Receivables at the end of the preceding Monthly Period, after giving effect to all payments (other than Payaheads remaining in the Payahead Account) received from Obligors and any Purchase Amounts to be remitted by Franklin Capital, the Seller or Servicer, as the case may be, for such Monthly Period and all losses, including Cram Down Losses, realized on Receivables liquidated during such Monthly Period. The Pool Balance on the Closing Date (the "Original Pool Balance") will be approximately $[__________]. As described elsewhere herein, the Original Pool Balance may include certain other Initial Receivables, some of which may be originated after the Statistical Calculation Date but on or prior to the Closing Date. In addition, prior to the Closing Date certain Initial Receivables may be removed and additional Initial Receivables substituted therefor. All of the Initial Receivables, however, must satisfy the eligibility criteria set forth under "The Receivables -- Eligibility Criteria" herein.


         The initial aggregate principal balance of the Receivables may include a small amount in respect of amounts owing from obligors in respect of force-placed insurance. Prior to August 1997, Franklin Capital from time to time acquired insurance for the accounts of Obligors who failed to maintain required insurance of their vehicles. An amount in respect of the premiums for such force-placed insurance was added to the principal balance of the related Receivables. In the event that an Obligor later obtains his own insurance, any unearned premiums rebated by the insurer are applied as a prepayment of the related Receivables. The Seller believes that the amount, if any, included in the Original Pool Balance in respect of force-placed insurance is immaterial and that the rebate of any unearned premiums would not result in a material prepayment. As of the date hereof, it is no longer Franklin Capital's policy to force-place insurance. Uninsured losses on the Financed Vehicles will be borne by the Trust. [Add Risk Factor disclosure, if premium rebates on such Receivables would have a material effect on prepayments].


         Each Certificate will represent a fractional undivided interest in the Trust Property. Pursuant to the Indenture, the Trust will grant a security interest in the Trust Property in favor of the Indenture Collateral Agent for the benefit of the Indenture Trustee on behalf of the Noteholders. Any proceeds of such security interest in the Trust Property would be distributed according to the Indenture, as described below under "Description of the Purchase Agreement and the Trust Documents -- Distributions."

                                 THE RECEIVABLES

         The following information supplements the information contained under "The Receivables" in the accompanying Prospectus.

GENERAL

         The Receivables were, or will be, [purchased by Franklin Capital in the ordinary course of business from Dealers] [originated by Franklin Capital] [purchased in bulk by Franklin Capital from third-party lenders] [acquired from its affiliate Franklin Bank]. The Receivables will consist of motor vehicle retail installment sale contracts. See "Risk Factors--Nature of Receivables; Underwriting Process; Sufficiency of Interest Rates to Cover Losses," "Franklin Capital Corporation -- General" and "-- Credit Evaluation Procedures" in the Prospectus.

ELIGIBILITY CRITERIA

         The Receivables were or will be selected according to several criteria, including those specified under "The Receivables -- General" in the accompanying Prospectus. In addition, the Initial Receivables were selected from Franklin Capital's portfolio of motor vehicle retail installment contracts based on several criteria, including the following: (i) each Initial Receivable has an APR equal to or greater than [_____]%; (ii) each Initial Receivable has an original term to maturity of not more than [____] months; (iii) as of the Initial Cutoff Date, the most recent Scheduled Payment of each Initial Receivable was made by or on behalf of the Obligor or was not contractually delinquent more than [30] days; (iv) no Initial Financed Vehicle has been repossessed without reinstatement as of the Initial Cutoff Date; and (v) as of the Initial Cutoff Date, no Obligor on any Receivable was the subject of a bankruptcy proceeding commenced following the execution of the related contract. [For purposes of clause (iii), a Receivable is considered [30] days delinquent as of the end of the month following the date on which a second consecutive Scheduled Payment has not been made.]

         [During the Funding Period, pursuant to the Purchase Agreement, the Seller is obligated to purchase from Franklin Capital and, pursuant to the Sale and Servicing Agreement, sell to the Trust, Subsequent Receivables. The aggregate principal balance of the Subsequent Receivables is anticipated by Franklin Capital to equal approximately $[__________]. On each Subsequent Transfer Date, Franklin Capital will convey the Subsequent Receivables to the Seller pursuant to the Subsequent Purchase Agreement executed by Franklin Capital and the Seller on the Subsequent Transfer Date and including as an exhibit a schedule identifying the Subsequent Receivables transferred on such date. The Seller will convey the Subsequent Receivables to the Trust on such Subsequent Transfer Date pursuant to the Sale and Servicing Agreement and the applicable Subsequent Transfer Agreement executed by the Seller and the Owner Trustee on the Subsequent Transfer Date and including as an exhibit a schedule identifying the Subsequent Receivables transferred on such date. In connection with each purchase of Subsequent Receivables the Trust will be required to pay to the Seller a cash purchase price equal to the outstanding principal balance of the Subsequent Receivables as of their respective Subsequent Cutoff Dates, which price the Seller will pay to Franklin Capital. The purchase price will be withdrawn from the Pre-Funding Account and paid to the Seller for payment to Franklin Capital.

         Any conveyance of Subsequent Receivables is subject to the following conditions, among others: (i) each such Subsequent Receivable and/or Subsequent Financed Vehicle must satisfy the eligibility criteria specified under "The Receivables -- General" in the Prospectus and the criteria set forth in clauses
(ii) through (v) of the second preceding paragraph, in each case, as of the respective Subsequent Cutoff Date of such Subsequent Receivable; (ii) neither Franklin Capital nor the Seller will have selected such Subsequent Receivables in a manner that either believes is adverse to the interests of the Securityholders; (iii) Franklin Capital and the Seller will deliver certain opinions of counsel to the Owner Trustee, the Indenture Trustee and the Rating Agencies with respect to the validity of the conveyance of such Subsequent Receivables; and (iv) the Rating Agencies shall confirm that the ratings on the Securities have not been and will not be withdrawn or reduced as a result of the transfer of such Subsequent Receivables to the Trust. Because the Subsequent Receivables may be originated after the Initial Receivables, following their conveyance to the Trust the characteristics of the Receivables, including the Subsequent Receivables, may vary from those of the Initial Receivables.

         In addition, the obligation of the Trust to purchase the Subsequent Receivables on a Subsequent Transfer Date is subject to the condition that the Receivables in the Trust, including the Subsequent Receivables to be conveyed to the Trust on such Subsequent Transfer Date, meet the following criteria: (i) the weighted average APR of the Receivables in the Trust is not less than [_____]%;
(ii) the weighted average remaining term of the Receivables on such Subsequent Cutoff Date is not greater than [____] months; and (iii) not more than [_____]% of the Receivables have Obligors whose mailing addresses are in California. As to clauses (i) and (ii) in the immediately preceding sentence, such criteria will be based on the characteristics of the Initial Receivables on the Initial Cutoff Date and the Receivables, including the Subsequent Receivables, on the related Subsequent Cutoff Date, and as to clause (iii) in the immediately preceding sentence, such criteria will be based on the mailing addresses of the Obligors of the Initial Receivables on the Initial Cutoff Date and the Subsequent Receivables on the related Subsequent Cutoff Dates.

         Except for the criteria described in the preceding paragraphs, there are no required characteristics of the Subsequent Receivables. Therefore, following the transfer of Subsequent Receivables to the Trust, the aggregate characteristics of the entire pool of Receivables included in the Trust, including the composition of the Receivables, the geographic distribution, the distribution by remaining principal balance, the distribution by APR, the distribution by remaining term, the distribution of Precomputed Receivables and Simple Interest Receivables and the distribution of the Receivables secured by new and used motor vehicles, may vary from those of the Initial Receivables.]

COMPOSITION


         The statistical information presented in this Prospectus Supplement, including the summary statistical information set forth below, is based on the Initial Receivables as of [__________, 199__] (the "Statistical Calculation Date"). [Prior to the Initial Cutoff Date, certain Initial Receivables may be removed and additional Initial Receivables substituted therefor. Regularly scheduled payments and prepayments of the Receivables (which are prepayable at any time) between the Statistical Calculation Date and the Initial Cutoff Date will affect the balances and percentages set forth below. A Current Report on Form 8-K containing a detailed description (the "Detailed Description") of the Initial Receivables will be available to purchasers of the Securities upon request at the time of the initial issuance of the Securities and will be filed with the Securities and Exchange Commission within 15 days after such issuance. The Detailed Description will specify the information set forth below as of the Initial Cutoff Date.



         While the statistical distribution of the final characteristics of all Initial Receivables transferred to the Trust on the Closing Date will vary from the statistical information presented in this Prospectus Supplement, the Seller and the Servicer do not believe that the characteristics of the Initial Receivables on the Closing Date will vary materially.]


  COMPOSITION OF THE INITIAL RECEIVABLES AS OF THE STATISTICAL CALCULATION DATE


   Weighted Average    Aggregate Principal    Number of    Weighted Average   Weighted Average   Average Principal
  APR of Receivables         Balance         Receivables    Remaining Term      Original Term         Balance
  ------------------   -------------------   -----------   ----------------   ----------------   -----------------

        [_____]%          $[__________]        [_____]       [____] months      [____] months       $[__________]


         The geographic distribution, the distribution of Initial Receivables which are Precomputed Receivables and Simple Interest Receivables, the distribution of the Initial Receivables secured by new and used motor vehicles, the distribution by remaining principal balance, the distribution by APR and the distribution by remaining term, in each case of the Initial Receivables as of the Statistical Calculation Date, are set forth below.

               GEOGRAPHIC DISTRIBUTION OF THE INITIAL RECEIVABLES
                     AS OF THE STATISTICAL CALCULATION DATE

                                                                                 Percentage
                                                                   Aggregate    of Aggregate
                                                   Number of       Principal      Principal
      State(1)                                    Receivables       Balance      Balance(2)
      --------                                    -----------      ---------    ------------

      [Arizona.............................
      California...........................
      Kansas...............................
      Nevada...............................
      New Mexico...........................
      Oregon...............................
      Utah.................................
      Washington...........................
      List other states]

             Total.........................        [      ]           $[     ]      100.0%
                                                    ======            =======       ======

      ------------------
      (1) Based on billing addresses of the Obligors as of the Statistical Calculation Date.
      (2)  Percentages may not add to 100.00% because of rounding.

      DISTRIBUTION BY INTEREST ALLOCATION METHOD OF THE INITIAL RECEIVABLES
                     AS OF THE STATISTICAL CALCULATION DATE

                                                                         Percentage
                                                             Aggregate   of Aggregate
                                              Number of      Principal    Principal
      Interest Allocated Method              Receivables      Balance      Balance
      -------------------------              -----------     ---------   ------------

      Actuarial Receivables(1).........        [      ]       $[     ]     [     ]%
                                                ------        -------       -----
      Rule of 78's Receivables(1)
      Simple Interest Receivables......        [      ]       $[     ]     [     ]%
                                                ------        -------       -----

             Total.....................        [      ]       $[     ]      100.0%
                                                ======        =======       ======

      ------------------
      (1)  Precomputed Receivables.


    DISTRIBUTION OF THE INITIAL RECEIVABLES BY NEW AND USED FINANCED VEHICLES
                     AS OF THE STATISTICAL CALCULATION DATE

                                                                         Percentage
                                                             Aggregate   of Aggregate
                                              Number of      Principal    Principal
      Collateral Type                        Receivables      Balance      Balance
      ---------------                        -----------     ---------   ------------

      New..............................        [      ]       $[     ]     [     ]%
                                                ------        -------       -----
      Used.............................        [      ]       $[     ]     [     ]%
                                                ------        -------       -----

             Total.....................        [      ]       $[     ]      100.0%
                                                ======        =======       ======


     DISTRIBUTION BY REMAINING PRINCIPAL BALANCE OF THE INITIAL RECEIVABLES
                     AS OF THE STATISTICAL CALCULATION DATE

                                                                         Percentage
                                                             Aggregate   of Aggregate
      Range of Remaining                      Number of      Principal    Principal
      Principal Balance                      Receivables      Balance      Balance
      ------------------                     -----------     ---------   ------------

                     ..................        [      ]       $[     ]     [     ]%
                                                ------        -------       -----
                     ..................
                     ..................
                     ..................
                     ..................
                     ..................
                     ..................
                     ..................
                     ..................
                     ..................
                     ..................
                     ..................
                     ..................
                     ..................
             Total   ..................        [      ]       $[     ]      100.0%
                                                ======        =======       ======

        DISTRIBUTION BY ANNUAL PERCENTAGE RATE OF THE INITIAL RECEIVABLES
                     AS OF THE STATISTICAL CALCULATION DATE

                                                                         Percentage
                                                             Aggregate   of Aggregate
      Annual Percentage                       Number of      Principal    Principal
      Rate Range                             Receivables      Balance      Balance
      -----------------                      -----------     ---------   ------------

      [ ___% to ___%]  ................        [      ]       $[     ]     [     ]%
                                                ------        -------       -----
                       ................
                       ................
                       ................
                       ................
                       ................
                       ................
                       ................
                       ................
                       ................
                       ................
                       ................
                       ................
                       ................
                       ................
                       ................
                       ................
                       ................
                       ................
                       ................
                       ................

             Total     ................        [      ]       $[     ]      100.0%
                                                ======        =======       ======


            DISTRIBUTION BY REMAINING TERM OF THE INITIAL RECEIVABLES
                     AS OF THE STATISTICAL CALCULATION DATE

                                                                         Percentage
                                                             Aggregate   of Aggregate
                                              Number of      Principal    Principal
      Range of Remaining Terms               Receivables      Balance      Balance(1)
      ------------------------               -----------     ---------   ------------

      [ ___ to ___ months].............        [      ]       $[     ]     [     ]%
                                                ------        -------       -----
                        ...............
                        ...............
                        ...............
                        ...............
                        ...............
                        ...............
                        ...............
                        ...............
                        ...............
                        ...............
                        ...............

             Total     ................        [      ]       $[     ]      100.0%
                                                ======        =======       ======

      ------------------
      (1)  Percentages may not add to 100.00% because of rounding.

DELINQUENCY AND LOSS EXPERIENCE

    Franklin Capital began operations in November 1993. The table below sets forth the delinquency and loss experience as of the end of each of the periods indicated. The information set forth in the following table may be affected by the size, rapid growth and relative lack of seasoning of the Receivables. Accordingly, no assurances can be given that the delinquency and loss experience presented in the tables below will be indicative of such experience on the Receivables.

                             Franklin Capital Corp.
                   Historical Delinquency and Loss Experience

DELINQUENCY EXPERIENCE                                                AS OF                                        AS OF
                                            SEPTEMBER 30   SEPTEMBER 30   SEPTEMBER 30   SEPTEMBER 30     MARCH 31        MARCH 31
                                               1994(1)         1995           1996           1997           1997           1998
-----------------------------------------------------------------------------------------------------------------------------------
Portfolio Outstanding at end of period(2)   $160,635,623   $225,575,436   $174,589,677   $154,271,605   $161,091,523   $159,666,795

Delinquencies at end of period(3)
    30-59 days                              $  2,442,313   $  9,217,070   $  4,129,543   $  1,929,654   $  2,607,686   $  1,314,686
    60-89 days                                   733,619      3,252,750      1,969,257        729,097      1,245,291        476,022
    90 days or more                              400,740      3,761,131      2,067,850      1,326,175      1,831,901        999,355
-----------------------------------------------------------------------------------------------------------------------------------
Total delinquencies                         $  3,576,672   $ 16,230,951   $  8,166,650   $  3,984,926   $  5,684,878   $  2,790,063
-----------------------------------------------------------------------------------------------------------------------------------

Total delinquencies as a percentage of
    portfolio outstanding at end of period           2.2%           7.2%           4.7%           2.6%           3.5%           1.7%
====================================================================================================================================


CREDIT/LOSS EXPERIENCE                                                     DURING FISCAL YEARS ENDED
                                                      SEPTEMBER 30    SEPTEMBER 30      SEPTEMBER 30     SEPTEMBER 30
                                                         1994(1)          1995              1996             1997
---------------------------------------------------------------------------------------------------------------------
Average portfolio outstanding during period(2,4)      $66,586,803@    $225,203,667@     $196,747,716     $162,745,276
Average number of loans outstanding during period              n/a              n/a              n/a           14,780

Number of repossessions during period                          n/a              n/a              n/a              760
Repossessions as a percentage of average
  number of loans outstanding during period                    n/a              n/a              n/a              5.1%

Gross charge-off(5)                                  $     210,842    $   7,039,263     $ 12,082,834     $  6,580,261
Recoveries(6)                                                4,242          649,374        1,408,190        1,854,461
---------------------------------------------------------------------------------------------------------------------
Net losses                                           $     206,600    $   6,389,889     $ 10,674,644     $  4,725,800
---------------------------------------------------------------------------------------------------------------------

Net losses as a percentage of average portfolio
    outstanding during the period                              0.3%             2.8%             5.4%             2.9%
=====================================================================================================================


CREDIT/LOSS EXPERIENCE                                    DURING SIX MONTHS ENDED
                                                       MARCH 31          MARCH 31
                                                         1997              1998
-----------------------------------------------------------------------------------
Average portfolio outstanding during period(2,4)     $169,247,701      $154,112,781
Average number of loans outstanding during period          15,036            14,832

Number of repossessions during period                         429               312
Repossessions as a percentage of average
  number of loans outstanding during period                   5.7%*             4.2%*

Gross charge-off(5)                                  $  3,775,078      $  1,723,875
Recoveries(6)                                           1,067,076           549,363
-----------------------------------------------------------------------------------
Net losses                                           $  2,708,002      $  1,174,512
-----------------------------------------------------------------------------------

Net losses as a percentage of average portfolio
    outstanding during the period                             3.2%*             1.5%*
===================================================================================

Key -  *  Annualized
       @  Simple average using Franklin Capital figures
Notes

(1) Franklin Capital commenced lending operations in December 1993 and consequently 1994 data represents 9 months of activity
(2) For Simple interest contracts, Portfolio Outstanding represents the outstanding principal balance plus the insurance receivable (if any). For Rule of 78's contracts, Portfolio Outstanding represents the gross receivable less unearned discount, unearned insurance receivable (if any), and unearned insurance interest receivable (if any). Portfolio Outstandings are reduced by any rejected or unapplied payments, but such amounts are not subtracted from the balances of delinquent contracts. Starting in February 1996, Portfolio Outstanding also includes unearned dealer reserve.
(3) The period of delinquency is based on the number of days scheduled payments are contractually past due. Includes receivables on hand that have not been charged-off.
(4) Average calculated on a daily basis, except as noted
(5) Gross charge-offs represents the outstanding balance (calculated as per (2) above) of contracts charged off in the period less proceeds from the disposition of the collateral, net of any repossessions expenses, and unearned dealer reserve.
(6) Recoveries represents amounts received on previously charged off contracts

Franklin Capital's portfolio of motor vehicle retail installment sale contracts experienced an upward trend in losses that peaked roughly at the end of 1996. During this period, Franklin Capital significantly increased its origination volume. The rapid expansion brought with it, among other things, greater occurrences of Dealer fraud and applicant fraud, and a decreased ability of Franklin Capital to manage its rapid expansion. As a result, Franklin Capital curtailed its expansion plans and proceeded to reexamine its origination and servicing processes. Franklin Capital implemented an extensive verification process to detect and thwart Dealer and applicant fraud as well as new underwriting guidelines. From the end of 1996 through the present, Franklin Capital's portfolio of motor vehicle retail installment sale contracts experienced a reversal of the upward trend of losses on receivables. Franklin Capital believes that the improved loss and delinquency experience is attributable to a large degree to its revised underwriting procedures adopted in early 1996.


                            DESCRIPTION OF THE NOTES

GENERAL

         The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the accompanying Prospectus, to which description reference is hereby made.

         The Notes will be offered for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. Persons acquiring beneficial interests in the Notes will hold their interests through DTC in the United States or Cedel or Euroclear in Europe. See "Certain Information Regarding the Securities - Book-Entry Registration" in the Prospectus and Annex I to the Prospectus.

PAYMENTS OF INTEREST

         Interest on the principal amount of each Class of Notes will accrue at the applicable Interest Rate and will be payable to the Noteholders of such Class monthly on each Distribution Date, commencing [_______, 199__]. Interest will accrue from and including the most recent Distribution Date on which interest has been paid (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding the following Distribution Date (each, an "Interest Period"). Interest on the Class A-[__] Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in the related Interest Period. Interest on the Class A-[__] Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date, together with, to the extent permitted by law, interest on such amount at the applicable Interest Rate. In the event that the interest rate for the Class A-[__] Notes for any Interest Period calculated without giving effect to the maximum rate would exceed the interest rate for such Interest Period after giving effect to the maximum rate, the amount of such excess will not be due as additional interest to the Class A-[__] Noteholders on the related Distribution Date nor will it be carried forward and payable as additional interest to the Class A-[__] Noteholders on any subsequent Distribution Date. Interest payments on the Notes will be made from the Distribution Amount (as defined herein) after payment of accrued and unpaid trustees' fees and other administrative fees of the Trust and payment of the Servicing Fee. See "Description of the Purchase Agreement and the Trust Documents -- Distributions" herein.

         [Interest on the Class A-[__] Notes will accrue during each Interest Period at a rate per annum equal to the sum of LIBOR plus 0.[__]%, subject to a maximum rate equal to 12% per annum.]

[DETERMINATION OF LIBOR

         Pursuant to the Indenture, the Indenture Trustee will determine LIBOR (as defined below) for purposes of calculating the Interest Rate for the Class A-[__] Notes for each given Interest Period on the second business day prior to the commencement of each Interest Period (each, a "LIBOR Determination Date"). For purposes of calculating LIBOR, a business day means a Business Day and a day on which banking institutions in the City of London, England are not required or authorized by law to be closed.

         "LIBOR" means, with respect to any Interest Period, the London interbank offered rate for deposits in U.S. dollars having a maturity of one month commencing on the related LIBOR Determination Date (the "Index Maturity") which appears on Telerate Page 3750 (as defined below) as of 11:00 a.m., London time, on such LIBOR Determination Date. If such rate does not appear on the Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks (as defined below). The Indenture Trustee will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean, rounded upward, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If fewer than two such quotations are provided, the rate for that day will be the arithmetic mean, rounded upward, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in New York City, selected by the Indenture Trustee, are quoting as of approximately 11:00 a.m., New York City time, on such LIBOR Determination Date to leading European banks for United States dollar deposits for the Index Maturity; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable Interest Period will be LIBOR in effect for the previous Interest Period.

         "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

         "Reference Banks" means four major banks in the London interbank market selected by the Indenture Trustee.]

PAYMENTS OF PRINCIPAL

         Principal payments will be made to the Noteholders on each Distribution Date in an amount equal to the Noteholders' Principal Distributable Amount for the calendar month (the "Monthly Period") preceding such Distribution Date. The Noteholders' Principal Distributable Amount will equal the sum of (x) the Noteholders' Percentage of the Principal Distributable Amount and (y) any unpaid portion of the amount described in clause (x) with respect to a prior Distribution Date. The "Principal Distributable Amount" with respect to any Distribution Date will be an amount equal to the sum of the following amounts with respect to the related Monthly Period, computed, with respect to Simple Interest Receivables, in accordance with the simple interest method, and, with respect to Precomputed Receivables, in accordance with the actuarial method: (i) that portion of all collections on Receivables allocable to principal, including full and, with respect to Simple Interest Receivables, partial principal prepayments, received during such Monthly Period (including, with respect to Precomputed Receivables, amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account) with respect to such Monthly Period, (ii) the principal balance of each Receivable that was repurchased by Franklin Capital, the Seller or the Servicer as of the last day of such Monthly Period, (iii) the outstanding principal balance of those Receivables that were required to be repurchased by the Seller and/or Franklin Capital during such Monthly Period but were not so repurchased, (iv) the principal balance of each Receivable that became a Liquidated Receivable during such Monthly Period, and (v) the aggregate amount of Cram Down Losses during such Monthly Period. Principal payments on the Notes will be made from the Distribution Amount after payment of accrued and unpaid trustees' fees and other administrative fees of the Trust, payment of the Servicing Fee and after distribution of the Noteholders' Interest Distributable Amount. See "Description of the Purchase Agreement and the Trust Documents -- Distributions" herein.


         [The Noteholder's Percentage will equal the percentage equivalent of a fraction the numerator of which is the outstanding principal amount of the Notes and the denominator of which is the aggregate outstanding principal amount of the Securities.] [The Noteholders' Percentage will be 100% until the Class A-[__] Notes have been paid in full and thereafter will be zero. Principal payments on the Notes will be applied on each Distribution Date sequentially, to the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, [list others] in that order, until the respective principal amount of each such Class of Notes has been paid in full so that no principal will be paid on a Class of Notes until the principal of all Classes of Notes having a lower numerical Class designation has been paid in full.] In addition, the outstanding principal amount of the Notes of any Class, to the extent not previously paid, will be payable on the respective Final Scheduled Distribution Date for such Class. The actual date on which the aggregate outstanding principal amount of any Class of Notes is paid may be earlier than the Final Scheduled Distribution Date for such Class, depending on a variety of factors.



[SUBORDINATION


         Credit enhancement for each Class of Notes will be provided by those Classes of Notes that are subordinate to such Notes with respect to (a) rights to receive distributions of interest and principal, to the extent described herein and (b) the allocation of losses on the Receivables and certain other losses, to the extent described herein.


         On each Distribution Date, for so long as any Class of Notes remains outstanding, and except as otherwise described herein, the Noteholders' Principal Distributable Amount (as defined herein) for such date will be distributed to the holders of the respective Classes of Notes for the following purposes and the following order of priority: First, to the Class A-[__] Notes, until the principal balance of such Notes is reduced to zero; Second to the Class A-[__] Notes, until the principal balance of such Notes is reduced to zero; Third, to the Class A-[__] Notes, until the principal balance of such Notes is reduced to zero].


[MANDATORY REDEMPTION


         Each Class of Notes will be redeemed in part on the Mandatory Redemption Date in the event that any portion of the Pre-Funded Amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Receivables, including any such purchase on such date. The aggregate principal amount of each Class of Notes to be redeemed will be an amount equal to such Class's pro rata share (based on the respective current principal amount of each Class of Notes and the Certificate Balance) of the remaining Pre-Funded Amount on such date (such Class's "Note Prepayment Amount").]


OPTIONAL REDEMPTION


         The [Class A-[__] Notes], [Class A - [__] Notes], to the extent still outstanding, may be redeemed in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Receivables. The Servicer may purchase the Receivables when the Pool Balance has declined to [10]% or less of the Original Pool Balance, as described in the accompanying Prospectus under "Description of the Purchase Agreements and the Trust Documents -- Termination." Such redemption will effect early retirement of the Notes of such Class. The redemption price will be equal to the unpaid principal amount of the Notes of such Class, plus accrued and unpaid interest thereon (the "Redemption Price"). To the extent that there are subsequent recoveries on Receivables charged off prior to termination of the Trust, such recoveries will not be remitted to Securityholders.


EVENTS OF DEFAULT

         "Events of Default" under the Indenture will consists of: (i) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust; (ii) the Trust becoming taxable as an association (or publicly traded partnership) taxable as a corporation for federal or state income tax purposes; (iii) on any Distribution Date, the sum of the Available Funds with respect to such Distribution Date plus the amount (if any) on deposit in the Spread Account being less than the sum of the amounts described in clauses 1-6 under "Description of the Purchase Agreement and the Trust Documents -- Distributions" herein; and (iv) any failure to observe or perform in any material respect any other covenants or agreements in the Indenture, or any representation or warranty of the Trust made in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith proving to have been incorrect in any material respect when made, and such failure continuing or not being cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect not having been eliminated or otherwise cured, for 30 days after the giving of written notice of such failure or incorrect representation or warranty to the Trust and the Indenture Trustee by the [__].

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The Certificates will be issued pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement. The following summary describes certain terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Certificates of any given series and the related Trust Agreement set forth in the Prospectus, to which description reference is hereby made.

         The Certificates will be offered for purchase in denominations of $[1,000] and integral multiples thereof in book-entry form only. Persons acquiring beneficial interests in the Certificates will hold their interest through DTC. See "Certain Information Regarding the Securities -- Book-Entry Registration" in the Prospectus.

DISTRIBUTIONS OF INTEREST

         Interest on the Certificate Balance immediately prior to a Distribution Date will accrue at the Certificate Rate for the related Interest Period, and will be distributable to Certificateholders of record on each Distribution Date, commencing [_______, 199__]. Interest for each Interest Period will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest distributions due for any Distribution Date but not distributed on such Distribution Date will be due on the next Distribution Date together with, to the extent permitted by law, interest on such amount at the Certificate Rate. Interest distributions with respect to the Certificates will be made from the Distribution Amount after the payment of accrued and unpaid trustees' fees and other administrative fees of the Trust, the payment of the Servicing Fee and the distribution of the Noteholders' Distributable Amount. See "Description of the Purchase Agreement and the Trust Documents -- Distributions" herein.

DISTRIBUTIONS OF PRINCIPAL

         Certificateholders will be entitled to distributions of principal [on each Distribution Date on or after the date on which the Class A-[__] Notes have been paid in full] in an amount equal to the Certificateholders' Percentage of the Principal Distributable Amount, as defined under "Description of the Notes -- Payments of Principal"; [provided, however, that the amount distributable as principal on the Distribution Date on which the Class A-[__] Notes are paid in full will be reduced by the amount necessary to pay the Class A-[__] Notes in full.] Distributions with respect to principal payments will be made from Available Funds after payment of accrued and unpaid trustees' fees and other administrative fees of the Trust, payment of the Servicing Fee and the distribution of the Noteholders' Distributable Amount and the Certificateholders' Interest Distributable Amount. See "Description of the Purchase Agreement and the Trust Documents -- Distributions" herein.

MANDATORY PREPAYMENT


         [The Certificates will be prepaid in part on the Mandatory Redemption Date in the event that any portion of the Pre-Funded Amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Receivables, including any purchase on such date. The aggregate principal amount of the Certificates to be prepaid will be an amount equal to the Certificateholders' pro rata share (based on the respective current principal amount of each Class of Notes and the Certificate Balance) of the remaining PreFunded Amount (the "Certificate Prepayment Amount").]


OPTIONAL PREPAYMENT

         If the Servicer exercises its option to purchase the Receivables when the Pool Balance declines to [10]% or less of the Original Pool Balance, Certificateholders will receive an amount in respect of the Certificates equal to the outstanding Certificate Balance together with accrued interest at the Certificate Rate, which distribution will effect early retirement of the Certificates. See "Description of the Purchase Agreement and the Trust Documents -- Termination" in the Prospectus.

                      [WEIGHTED AVERAGE LIFE CONSIDERATIONS


         The rate of payment of principal of each Class of Notes and in respect of the Certificate Balance will depend on the rate of payment (including prepayments) of the principal balance of the Receivables. As a result, final payment of any Class of Notes could occur significantly earlier than the Final Scheduled Distribution Date for such Class of Notes. The final distribution in respect of principal of the Certificates also could occur prior to the Final Scheduled Distribution Date for the Certificates. Reinvestment risk associated with early payment of the Notes and the Certificates will be borne exclusively by the Noteholders and the Certificateholders, respectively.


         Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.


         The table captioned "Percent of Initial Note Principal Balance or Initial Certificate Balance at Various ABS Percentages" (the "ABS Table") has been prepared on the basis of the following assumptions: (i) the Trust includes four pools of Receivables with the characteristics set forth in the following table; (ii) the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases; (iii) each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days; (iv) the initial principal amount of each Class of Notes and the initial Certificate Balance are as set forth on the cover page hereof;
(v) interest accrues during each Interest Period at the applicable Interest Rate and Certificate Rate; (vi) LIBOR remains constant at 5.50% per annum; (vii) payments on the Notes and distributions on the Certificates are made on the [____] day of each month whether or not a Business Day; (viii) the Securities are purchased on the Closing Date; (ix) the scheduled monthly payment for each Receivables has been calculated on the basis of the assumed characteristics in the following table such that each Receivable will amortize in amounts sufficient to repay the principal balance of such Receivable by its indicated remaining term to maturity; (x) the first due date for each Receivable is in the month after the assumed cutoff date for such Receivable as set forth in the following table; (xi) the entire Pre-Funded Amount is used to purchase Subsequent Receivables; and (xii) the Servicer does not exercise its option to purchase the Receivables.


                                                           Original Term    Remaining Term
               Aggregate                Assumed Cutoff      to Maturity      to Maturity
Pool       Principal Balance    APR          Date           (in Months)      (in Months)
----       -----------------    ---          ----           -----------      -----------
 1         $                     %           / /98

 2         $                     %           / /98

 3         $                     %           / /98

 4         $                     %           / /98
           ---------------


Total


         The ABS Table indicates, based on the assumptions set forth above, the percentages of the initial principal amount of each Class of Notes and of the Certificate Balance of the Certificates that would be outstanding after each of the Distributions Dates shown at various percentages of ABS and the corresponding weighted average lives of such Securities. The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity, that all of the Receivables will prepay at the same level of ABS or that LIBOR will remain constant at the level assumed or at any other level. Moreover, the diverse terms of Receivables could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of each Class of Notes and the Certificates.

                  PERCENT OF INITIAL NOTE PRINCIPAL BALANCE OR
             INITIAL CERTIFICATE BALANCE AT VARIOUS ABS PERCENTAGES

                                                   Class A-[ ] Notes                              Class A-[ ] Notes
                                      --------------------------------------------   -----------------------------------------------
Distribution Date                       [0.5%       1.0%       1.7%        2.5%]      [ 0.5%       1.0%         1.7%        2.5%]
-----------------                       -----      ------     ------       -----      ------      ------       ------      ------
[Closing Date.......................  100.00000   100.00000  100.00000   100.00000   100.00000   100.00000    100.00000   100.00000
08/20/98............................
09/20/98............................
10/20/98............................
11/20/98............................
12/20/98............................
01/20/99............................
02/20/99............................
03/20/99............................
04/20/99............................
05/20/99............................
06/20/99............................
07/20/99............................
08/20/99............................
09/20/99............................
10/20/99............................
11/20/99............................
12/20/99............................
01/20/00............................
02/20/00............................
03/20/00............................
04/20/00............................
05/20/00............................
06/20/00............................
07/20/00............................
08/20/00............................
09/20/00............................
10/20/00............................
11/20/00............................
12/20/00............................
01/20/01............................
02/20/01............................
03/20/01............................
04/20/01............................
05/20/01............................
06/20/01............................
07/20/01............................
08/20/01............................
09/20/01............................
10/20/01............................
11/20/01............................
12/20/01............................
01/20/02]...........................

Weighted Average Life (years)(2)....

----------------------

(1)      The Class A-[ ] Final Scheduled Distribution Date is [        , 199 ].

(2) The weighted average life of a Security is determined by (i) multiplying the amount of each principal payment on a Security by the number of years from the date of the issuance of the Security to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the related initial principal amount of the Security.

                  PERCENT OF INITIAL NOTE PRINCIPAL BALANCE OR
             INITIAL CERTIFICATE BALANCE AT VARIOUS ABS PERCENTAGES

                                                    Class A-[_] Notes                          Class A-[ ] Certificates
                                        -------------------------------------------   ----------------------------------------------
Distribution Date                         0.5%       1.0%        1.7%       2.5%        0.5%        1.0%        1.7%         2.5%
-----------------                        ------     ------      ------     ------      ------      ------      ------       -----
[Closing Date.........................  100.00000  100.00000   100.00000  100.00000   100.00000   100.00000   100.00000   100.00000
08/20/98..............................
09/20/98..............................
10/20/98..............................
11/20/98..............................
12/20/98..............................
01/20/99..............................
02/20/99..............................
03/20/99..............................
04/20/99..............................
05/20/99..............................
06/20/99..............................
07/20/99..............................
08/20/99..............................
09/20/99..............................
10/20/99..............................
11/20/99..............................
12/20/99..............................
01/20/00..............................
02/20/00..............................
03/20/00..............................
04/20/00..............................
05/20/00..............................
06/20/00..............................
07/20/00..............................
08/20/00..............................
09/20/00..............................
10/20/00..............................
11/20/00..............................
12/20/00..............................
01/20/01..............................
02/20/01..............................
03/20/01..............................
04/20/01..............................
05/20/01..............................
06/20/01..............................
07/20/01..............................
08/20/01..............................
09/20/01..............................
10/20/01..............................
11/20/01..............................
12/20/01..............................
01/20/02..............................
02/20/02..............................
03/20/02..............................
04/20/02..............................
05/20/02..............................
06/20/02..............................
07/20/02..............................
08/20/02..............................
09/20/02..............................
10/20/02..............................
11/20/02..............................
12/20/02..............................
01/20/03].............................

Weighted Average Life (years)(1)......

----------------------

(1) The weighted average life of a Security is determined by (i) multiplying the amount of each principal payment on a Security by the number of years from the date of the issuance of the Security to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the related initial principal amount of the Security.

          DESCRIPTION OF THE PURCHASE AGREEMENT AND THE TRUST DOCUMENTS

         The following summary describes certain terms of the Purchase Agreement and any Subsequent Purchase Agreement (together, the "Purchase Agreements"), and the Sale and Servicing Agreement, any Subsequent Transfer Agreement and the Trust Agreement (together, the "Trust Documents"). Forms of the Purchase Agreements and the Trust Documents have been filed as exhibits to the Registration Statement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Purchase Agreements and the Trust Documents. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Purchase Agreements and the Trust Documents (as such terms are used in the Prospectus) set forth in the Prospectus, to which description reference is hereby made.

SALE AND ASSIGNMENT OF RECEIVABLES; SUBSEQUENT RECEIVABLES


         Certain information with respect to the sale of the Initial Receivables by Franklin Capital to the Seller pursuant to the Purchase Agreements and the conveyance of the Initial Receivables from the Seller to the Trust on the Closing Date pursuant to the Sale and Servicing Agreement is set forth under "Description of the Purchase Agreements and the Trust Documents -- Sale and Assignment of Receivables" in the accompanying Prospectus. [In addition, during the Funding Period, pursuant to the Sale and Servicing Agreement, the Seller will be obligated to sell to the Trust Subsequent Receivables having an aggregate principal balance equal to approximately $[__________] (such amount being equal to the initial Pre-Funded Amount) to the extent that such Subsequent Receivables are available.]


         [During the Funding Period, on each Subsequent Transfer Date, subject to the conditions described under "The Receivables -- Eligibility Criteria," the Seller will sell and assign to the Trust, without recourse, the Seller's entire interest in the Subsequent Receivables designated by the Seller as of the related Subsequent Cutoff Date and identified in a schedule attached to a Subsequent Transfer Agreement relating to such Subsequent Receivables executed on such date by the Seller. Upon the conveyance of Subsequent Receivables to the Trust on a Subsequent Transfer Date, (i) the Pool Balance will increase in an amount equal to the aggregate principal balances of the Subsequent Receivables and (ii) an amount equal to the aggregate principal balances of such Subsequent Receivables will be withdrawn from the Pre-Funding Account and paid to or upon the order of the Seller.]

ACCOUNTS

         The Servicer will establish and maintain one or more accounts, in the name of the Indenture Collateral Agent, for the benefit of the Indenture Trustee, on behalf of the Noteholders, the Owner Trustee, on behalf of the Certificateholders, into which all payments made on or with respect to the Receivables will be deposited (the "Collection Account"). The Servicer will be required to remit collections to the Collection Account within two Business Days of receipt thereof. Such collections may be remitted less any payments owed thereon to the Servicer. However, at any time that and for so long as (i) there exists no Servicer Termination Default and (ii) each other condition to making deposits less frequently than every two Business Days as may be specified by the Rating Agencies is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account until on or immediately before the applicable Distribution Date. Pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds.

         The Servicer will also establish and maintain an account, in the name of the Indenture Collateral Agent, for the benefit of the Indenture Trustee, on behalf of the Noteholders, in which amounts released from the Collection Account for distribution to Noteholders will be deposited and from which all distributions to Noteholders will be made (the "Note Distribution Account"). The Servicer will establish and maintain an account, in the name of the Indenture Collateral Agent, for the benefit of the Owner Trustee, on behalf of the Certificateholders, in which amounts released from the Collection Account for distribution to Certificateholders will be deposited and from which all distributions to Certificateholders will be made (the "Certificate Distribution Account").

         [On the Closing Date, a cash amount equal to approximately $[__________] (the "Initial Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") which will be established with the Indenture

Collateral Agent. The Pre-Funding Account will be an asset of the Trust and will be pledged to the Indenture Collateral Agent for the benefit of the Indenture Trustee, on behalf of the Noteholders. The "Funding Period" is the period from the Closing Date until the earliest of the date on which (i) the amount on deposit in the Pre-Funding Account is less than $[________], (ii) a Servicer Default occurs under the Sale and Servicing Agreement, or (iii) the Distribution Date in [__________, 199__]. The Initial Pre-Funded Amount as reduced from time to time during the Funding Period by the amount thereof used to purchase Subsequent Receivables in accordance with the Sale and Servicing Agreement is referred to herein as the "Pre-Funded Amount." The Seller expects that the Pre-Funded Amount will be reduced to less than $[________] on or before the end of the Funding Period. Any Pre-Funded Amount remaining at the end of the Funding Period will be payable to the Noteholders and Certificateholders as described herein. The "Mandatory Redemption Date" is the earlier of (i) the Distribution Date [__________, 199_]or (ii) if the last day of the Funding Period occurs on or prior to the Determination Date (as defined herein) occurring in [_____] or [________, 199__], the Distribution Date relating to such Determination Date.

         On the Closing Date, a cash amount may be deposited in an account (the "Capitalized Interest Account") which will be established with the Indenture Collateral Agent. The Capitalized Interest Account will be an asset of the Trust, and will be pledged to the Indenture Collateral Agent for the benefit of the Indenture Trustee, on behalf of the Noteholders, the Owner Trustee, on behalf of the Certificateholders. The amount, if any, deposited in the Capitalized Interest Account will be applied on the Distribution Dates occurring in [______], [______] and [______] of [199_] to fund an amount (the "Monthly
Capitalized Interest Amount") equal to the amount of interest accrued for each such Distribution Date at the weighted average Interest Rates and Certificate Rate on the portion of the Securities having a principal balance in excess of the principal balances of the Receivables (which portion will equal the Pre-Funded Amount). Any amounts remaining in the Capitalized Interest Account on the Mandatory Redemption Date and not used for such purposes are required to be paid directly to the Seller on such date. See "Description of the Purchase Agreement and the Trust Documents -- Accounts."]

         [In addition, the Servicer will also establish and will maintain the Payahead Account in the name of the Indenture Collateral Agent for the benefit of the Indenture Trustee, on behalf of the Noteholders, the Owner Trustee, on behalf of the Certificateholders.]

         All such Accounts shall be Eligible Deposit Accounts (as defined in the Prospectus).

SERVICING COMPENSATION AND TRUSTEES' FEES


         [The Servicer is entitled under the Sale and Servicing Agreement on each Distribution Date to a servicing fee (the "Servicing Fee") for the related Monthly Period equal to the sum of (a)(i) with respect to Prime Receivables, one-twelfth of [__]% per annum (the "Prime Servicing Fee Rate") multiplied by that portion of the Pool Balance allocable to Prime Receivables, (ii) with respect to Non-Prime Receivables, one-twelfth of [___]% per annum (the "Non-Prime Servicing Fee Rate") multiplied by that portion of the Pool Balance allocable to Non-Prime Receivables, and (iii) with respect to Sub-Prime Receivables, one-twelfth of [___]% per annum (the "Sub-Prime Servicing Fee Rate", and collectively with the Prime Servicing Fee Rate and the Non-Prime Servicing Fee Rate, the "Servicing Fee Rate") multiplied by that portion of the Pool Balance allocable to Sub-Prime Receivables, in each case determined as of the first day of such Monthly Period (the "Base Servicing Fee") and (b) the investment earnings (net of losses) on the Collection Account. The Servicer may retain the Base Servicing Fee from collections on the Receivables. The Servicer will retain from collections a supplemental servicing fee (the "Supplemental Servicing Fee") for each Monthly Period equal to any late fees, prepayment fees, rebates and other administrative fees and expenses collected during the Monthly Period plus reinvestment proceeds on any payments received in respect of Receivables.]


         On each Distribution Date under the Trust Agreement, the Indenture Trustee is entitled to a fee for its services as Indenture Trustee and Indenture Collateral Agent during the prior Monthly Period equal to an amount agreed upon by the Indenture Trustee and the Servicer. On each Distribution Date under the Trust Agreement, the Owner Trustee is entitled to a fee for its services as Owner Trustee during the prior Monthly Period equal to an amount agreed upon by the Owner Trustee and the Servicer.

CERTAIN ALLOCATIONS

         On or about the [____] Business Day immediately preceding each Distribution Date (the "Determination Date"), the Servicer will be required to deliver the Servicer's Certificate to the Indenture Trustee and the Owner Trustee specifying, among other things, the amount of aggregate collections on the Receivables and the aggregate Purchase Amount of Receivables to be purchased by the Seller, the Servicer or Franklin Capital, all with respect to the preceding Monthly Period.

         On the [_____] Business Day immediately preceding each Distribution Date (the "Deficiency Claim Date") the Indenture Trustee and/or the Owner Trustee, as applicable, will (based solely on the information contained in the Servicer's Certificate delivered on the related Determination Date) deliver to the Indenture Collateral Agent and the Servicer a Deficiency Notice specifying the Deficiency Claim Amount, if any, for such Distribution Date. Such Deficiency Notice will direct the Indenture Collateral Agent to remit such Deficiency Claim Amount from amounts on deposit in the Spread Account (to the extent of funds available therein) for deposit in the Collection Account.

         On each Distribution Date, the Indenture Trustee will (based solely on the information contained in the Servicer's Certificate delivered on the related Determination Date) cause to be made the following transfers and distributions in the amounts set forth in the Servicer's Certificate for such Distribution
Date:

                  (i) from the Collection Account to the Payahead Account in immediately available funds, the aggregate Payaheads collected during the preceding Monthly Period;

                  (ii) from the Payahead Account (a) to the Collection Account, in immediately available funds, the portion of Payaheads constituting scheduled payments on Precomputed Receivables or that are to be applied to prepay a Precomputed Receivable in full and (b) to the Seller, in immediately available funds, all investment earnings on funds in the Payahead Account with respect to the preceding Monthly Period;

                  (iii) during the Funding Period, from the Capitalized Interest Account (a) to the Collection Account, in immediately available funds, the Monthly Capitalized Interest Amount for such Distribution Date and (b) to the Seller, in immediately available funds, all investment earnings on funds in the Capitalized Interest Account with respect to the preceding Monthly Period or, if such Distribution Date is the Mandatory Redemption Date, all remaining funds in the Capitalized Interest Account after distributions of interest on Securities on such date; and

                  (iv) during the Funding Period, from the Pre-Funding Account (a) if such Distribution Date is the Mandatory Redemption Date, to the Collection Account, in immediately available funds, the Pre-Funded Amount (exclusive of investment earnings), after giving effect to the purchase of Subsequent Receivables if any, on the Mandatory Redemption Date and (b) to the Seller, in immediately available funds, all investment earnings on funds in the Pre-Funding Account with respect to the preceding Monthly Period or, if such Distribution Date is the Mandatory Redemption Date, all remaining funds in the Pre-Funding Account.

         To the extent that collections on a Precomputed Receivable in the related Monthly Period exceed the scheduled payment and late fees or other fees, if any, for such Monthly Period but are insufficient to prepay the Precomputed Receivable in full, such collections will be treated as "Payaheads."

         The scheduled payment with respect to a Precomputed Receivable is that portion of the payment required to be made by the related Obligor during each calendar month sufficient to amortize the principal balance thereof under the actuarial method over the term of the Receivable and to provide interest at the APR of such Receivable.

DISTRIBUTIONS

         On each Distribution Date, the Servicer is required to instruct the Indenture Trustee to distribute the Distribution Amount in the following order of priority:

                  1. To the Indenture Trustee and the Owner Trustee, any accrued and unpaid trustees' fees and any accrued and unpaid fees of the Indenture Collateral Agent (in each case, to the extent such fees have not been previously paid by the Servicer or Franklin Capital).

                  2. To the Servicer, the Servicing Fee for the related Monthly Period, any Supplemental Servicing Fees for such month and certain other amounts relating to mistaken deposits, postings or checks returned for insufficient funds to the extent the Servicer has not reimbursed itself in respect of such amount to the extent not retained by the Servicer.

                  3. To the Note Distribution Account, the Noteholders' Interest Distributable Amount.

                  4. To the Note Distribution Account, the Noteholders' Principal Distributable Amount, to be distributed as described under "Description of the Notes -- Payments of Principal."

                  5. To the Certificate Distribution Account, the Certificateholders' Interest Distributable Amount.

                  6. To the Certificate Distribution Account, the Certificateholders' Principal Distributable Amount.

                  7. To the Indenture Collateral Agent, up to the Specified Spread Account Requirement for deposit in the Spread Account.

                  8.       To the Seller, any remaining funds.

         If the Notes are accelerated following an Event of Default under the Indenture, amounts collected will be distributed in the order described above.

SUBORDINATION AND SPREAD ACCOUNTS

         [The rights of the Class [B] Certificateholders to receive distributions with respect to the Receivables generally will be subordinated to the rights of the Noteholders and the Class [A] Certificateholders in the event of defaults and delinquencies on the Receivables as provided in the Trust Documents, except as described herein. The rights of the Class [C] Certificateholders to receive distributions with respect to the Receivables generally will be subordinated to the rights of the Securityholders in the event of defaults and delinquencies on the Receivables as provided in the Trust Documents.]

         The protection afforded to the Securityholders through subordination will be effected both by the preferential right of the Securityholders to receive current distributions with respect to the Receivables [and by the establishment of the Spread Account] [and, with respect to the Class [B] Certificates, by the establishment of the Class [B] Spread Account]. In addition, the Spread Account [and the Class [B] Spread Account] will be available in the event of defaults and delinquencies on the Receivables to make distributions on the Class [C] Certificates, generally to the extent of amounts remaining after distributions have been made to the Securityholders. [No funds] [$_______] will be deposited in the Spread Account [or the Class [B] Spread Account] [until the initial Distribution Date] [on the Closing Date].]

            [On the initial Distribution Date and each Distribution Date thereafter, if necessary, the Class [C] Distributions shall first be deposited into the Spread Account until the amount in the Spread Account reaches an amount equal to the Specified Spread Account Balance. [After the amount in the Spread Account equals the Specified Spread Account Balance, the Class [B] Spread Account then will be funded by deposits on each Distribution Date with amounts otherwise distributable to Class [C] Certificateholders; unless such amounts shall be required to fund the Spread Account or until the amount in the Class [B] Spread Account reaches an amount equal to the Specified Class [B] Spread Account Balance.] Thereafter, Class [C] Distributions will be deposited first in the Spread Account [and then in the Class [B] Spread Account, in each case] to the extent necessary to maintain the amounts in such accounts at the Specified Spread Account Balance [and the Specified Class [B] Spread Account Balance, as applicable]. At any time on or after the date on which the Spread Account [or the Class [B] Spread Account] equals the specified Spread Account Balance [or the Specified Class [B] Spread Account Balance, respectively], the [Indenture] Trustee shall permit all or any portion of the Class [C] Distributions, as requested by the Seller, thereafter to be excluded from the foregoing deposit requirements, provided that, at the time of such request, the Seller presents evidence to the [Indenture] Trustee that the ratings of the Securities shall not be reduced or withdrawn as a result of such requested exclusion. [Furthermore, upon a request from the Seller, the [Indenture] Trustee shall permit a reduction in the Specified Class [B] Spread Account Balance; provided, however, that the Seller presents written evidence to the [Indenture] Trustee that the ratings of the Securities shall not be reduced or withdrawn as a result of such requested reduction.] If any such portion of the Class [C] Distributions becomes excluded from such deposit requirements it shall remain excluded even if the amounts in the Spread Account [or the Class [B] Spread Account] thereafter fall below the Specified Spread Account Balance [or the Specified Class [B] Spread Account Balance, respectively].

            [The Spread Account [and the Class [B] Spread Account] will not be a part of the Trust and will be segregated trust accounts held by the [Indenture] Trustee. On each Distribution Date, (i) if the amounts on deposit in the Spread Account [or the Class [B] Spread Account] are less than the Specified Spread Account Balance [or the Specified Class [B] Spread Account Balance, respectively], the [Indenture] Trustee will be required, after payment of any amounts required to be distributed to holders of the Securities and the payment or retention of the Services Fee due with respect to the related Monthly Period (including any unpaid Servicer Fee with respect to prior Monthly Periods), to withdraw from the Collection Account and deposit first in the Spread Account [and then in the Class [B] Spread Account] the amount remaining in the Collection Account (subject to the possible exclusion of interest and/or principal referred to in the preceding paragraph) that would otherwise be distributed to the holders of the Class [C] Certificates, or such lesser portion thereof as is sufficient to restore the amounts in the Spread Account [or the Class [B] Spread Account] to the Specified Spread Account Balance [or the Specified Class [B] Spread Account Balance, respectively], and (ii) if the amounts on deposit in the Spread Account [or the Class [B] Spread Account] on such Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) is greater than or equal to the Specified Spread Account Balance [or the Specified Class [B] Spread Account Balance, respectively,] for such Distribution Date, the [Indenture] Trustee will release and distribute any such excess to the holders of the Class [C] Certificates. Upon any such distribution to Class [C] Certificateholders, the Offered Certificateholders will have no rights in, or claims to, such amounts.]

            [Amounts held from time to time in the Spread Account will continue to be held for the benefit of holders of the Securities and holders of the Class [C] Certificates in order to effectuate the subordination of the rights of the holders of the Class [C] Certificates to the rights of the holders of the Securities. [Amounts held from time to time in the Class [B] Spread Account will continue to be held for the benefit of holders of the Class [B] Certificates in order to effectuate the subordination of the rights of the holders of the Class [C] Certificates to the rights of the holders of the Class [B] Certificates. The Class [A] Certificateholders shall have no rights to receive distributions from the Class [B] Spread Account. The Class [C] Certificateholders shall have rights to receive distributions from the Class [B] Spread Account only to the extent described herein.] Funds in the Spread Account [and the Class [B] Spread Account] shall be invested as provided in the Trust Documents in Eligible Investments. Investment income (net of investment losses and expenses) on amounts in the Spread Account [and the Class [B] Spread Account] will not be available for distribution to holders of Securities, and will only be distributed to the Seller.]

            ["Eligible Investments" for monies deposited in the Spread Account, [the Class [B] Spread Account and the Pre-Funding Account] are limited to investments acceptable to the rating agency or agencies then rating the Securities as being consistent with the then-current rating of the Securities.]

            [The time necessary for the Spread Account [and the Class [B] Spread Account] to reach and maintain the Specified Spread Account Balance [or the Specified Class [B] Spread Account Balance, respectively,] at any time after the date of issuance of the Certificates will be affected by the delinquency, net loss, repossession and prepayment experience of the Receivables and, therefore, cannot be accurately predicted, nor can there by any assurance that the balance of such accounts will reach the Specified Spread Account Balance [and the Specified Class [B] Spread Account Balance].

            [Upon any distribution to the Class [C] Certificateholders of amounts from the Spread Account [or the Class [B] Spread Account], the Securityholders will not have any rights in, or claims to, such amounts, regardless of whether there are sufficient funds paid on the Receivables or on deposit in the Spread Account [and the Class [B] Spread Account] or any succeeding Distribution Date to distribute to holders of the Securities the amount to which they are entitled on such Distribution Date. Amounts on deposit in the Spread Account [and/or the Class [B] Spread Account], to the extent available, will be withdrawn and deposited in the Collection Account for the benefit of [the Noteholders,] the Class [A] Certificateholders, [Class [B] Certificateholders] or the Class [C] Certificateholders, as described below, in the following order of priority on each Distribution Date:

            [(i)   an amount equal to the excess of the Noteholder Distributable
            Amount plus the Noteholder Interest Carryover Shortfall plus the Noteholder Principal Carryover Shortfall over the Total Available Amount will be withdrawn from the Spread Account and deposited for the benefit of the Noteholders;]

            (ii) an amount equal to the excess of the Class [A] Interest Distributable Amount plus the Class [A] Interest Carryover Shortfall over the Total Available Amount [remaining after the distribution referred to in clause (i)] will be withdrawn from the Spread Account and deposited for the benefit of the Class [A] Certificateholders;

            [(iii) an amount equal to the excess of the Class [B] Interest Distributable Amount plus the Class [B] Interest Carryover Shortfall over the portion of Total Available Amount remaining after the distribution referred to in clauses (i) and (ii) will be withdrawn from the Spread Account and deposited for the benefit of the Class [B] Certificateholders;]

            (iv) an amount equal to the excess of the Class [A] Principal Distributable Amount plus the Class [A] Principal Carryover Shortfall over the portion of Total Available Amount remaining after the distributions referred to in clauses (i) [through (iii)] will be withdrawn from the Spread Account and deposited for the benefit of the Class [A] Certificateholders;

            [(v)   an amount equal to the excess of the Class [B] Principal
            Distributable Amount plus the Class [B] Principal Carryover Shortfall over the portion of Total Available Amount remaining after the distributions referred to in clauses (i) through (iv) will be withdrawn from the Spread Account and deposited for the benefit of the Class [B] Certificateholders;]

            [(vi) an amount equal to the excess of the sum of (1) the Class [B] Interest Distributable Amount, (2) the Class [B] Interest Carryover Shortfall, (3) the Class [B] Principal Distributable Amount and (4) the Class [B] Principal Carryover Shortfall over the portion of Total Available Amount remaining after the distributions referred to in clauses (i) through (v) will be withdrawn from the Class [B] Spread Account and deposited in the Class [B] Distribution Account for the benefit of Class [B] Certificateholders only;]

            (vii) to the extent such withdrawal will not reduce the Spread Account below the Specified Spread Account Balance [and the Class [B] Spread Account below the Specified Class [B] Spread Account Balance], an amount equal to the excess of the Class [C] Principal Distributable Amount plus the Class [C] Principal Carryover Shortfall over the portion of Total Available Amount remaining after the distributions referred to in clauses (i) through [vi] will be withdrawn from the Spread Account [and, if necessary, from the Class [B] Spread Account] and deposited for the benefit of the Class [C] Certificateholders; and

            (viii) to the extent such withdrawal will not reduce the Spread Account below the Specified Spread Account Balance [and the Class [B] Spread Account below the Specified Class [B] Spread Account Balance], an amount equal to the excess of the Class [C] Interest Distributable Amount over the portion of Total Available Amount remaining after the distributions referred to in clauses (i) through [viii] will be withdrawn from the Spread Account [and, if necessary, from the Class [B] Spread Account] and deposited for the benefit of the Class [C] Certificateholders.

            The subordination of any Certificates, the Spread Account [and with respect to the Class [B] Certificates, the Class [B] Spread Account] described above are intended to enhance the likelihood of receipt by certain Securityholders of the full amount of principal and interest on the Receivables due them and to decrease the likelihood that such Securityholders will experience losses. However, in certain circumstances, the Spread Account [and/or the Class [B] Spread Account] could be depleted and shortfalls could result.]

            For the purposes hereof, the following terms shall have the following meanings:

            "Amount Financed" means, with respect to a Receivable, the aggregate amount advanced under such Receivable toward the purchase price of the Financed Vehicle and related costs, including amounts advanced in respect of accessories, insurance premiums, service, car club and warranty contracts, other items customarily financed as part of retail automobile installment sale contracts or promissory notes, and related costs.

            "Available Funds" means, with respect to any Determination Date, the sum of (i) the Collected Funds for such Determination Date (including amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account), plus (ii) all Purchase Amounts deposited in the Collection Account during the related Monthly Period, plus (iii) the Monthly Capitalized Interest Amount with respect to the related Distribution Date.

            "Certificate Balance" equals, initially, $[____________] and, thereafter, equals the initial Certificate Balance, reduced by all amounts allocable to principal previously distributed to Certificateholders.

            "Certificateholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Principal Distributable Amount and the Certificateholders' Interest Distributable Amount.

            "Certificateholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Certificateholders' Interest Distributable Amount for the preceding Distribution Date, over the amount in respect of interest on the Certificates that was actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Certificate Rate from such preceding Distribution Date to but excluding the current Distribution Date.

            "Certificateholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Interest Distributable Amount for such Distribution Date and the
Certificateholders' Interest Carryover Shortfall for such Distribution Date.

            "Certificateholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, interest accrued during the related Interest Period at the Certificate Rate on the Certificate Balance immediately preceding such Distribution Date, calculated on the basis of a 360-day year consisting of twelve 30-day months.

            "Certificateholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the Certificateholders' Percentage of the Principal Distributable Amount.

            "Certificateholders' Percentage" means [(i) for each Distribution Date prior to the Distribution Date on which the Class A-[_] Notes are paid in full, zero, (ii) on the Distribution Date on which the Class A-[_] Notes are paid in full, the percentage equivalent of a fraction, the numerator of which is the excess, if any, of (x) the Principal Distributable Amount for such Distribution Date over (y) the outstanding principal amount of the Class A-[_] Notes immediately prior to such Distribution Date, and the denominator of which is the Principal Distributable Amount for such Distribution Date, and (iii) for each Distribution Date thereafter to and including the Distribution Date on which the Certificate Balance is reduced to zero, 100%] [the percentage equivalent of a fraction, the numerator of which is the outstanding principal amount of the Certificates and the denominator of which is the outstanding principal amount of the Securities].

            "Certificateholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Certificateholders' Principal Distributable Amount for the preceding Distribution Date, over the amount in respect of principal that was actually deposited in the Certificate Distribution Account on such Distribution Date.

            "Certificateholders' Principal Distributable Amount" means, with respect to any Distribution Date (other than the Final Scheduled Distribution Date for the Certificates), the sum of the Certificateholders' Monthly Principal Distributable Amount for such Distribution Date and the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Certificateholders' Principal Distributable Amount shall not exceed the Certificate Balance. In addition, on the Final Scheduled Distribution Date for the Certificates, the Certificateholders' Principal Distributable Amount will equal the Certificate Balance on such Distribution Date.

         ["Class [A] Certificate Balance" means the sum of (i) the [Class [A] Percentage] of the [Initial] Pool Balance [plus (ii) ___ of the original Pre-Funded Amount] and, thereafter, shall equal the initial Class [A] Certificate Balance, reduced by all amounts distributed to Class [A] Certificateholders and allocable to principal.]

         ["Class [A] Distributable Amount" means, with respect to a Distribution Date, an amount equal to the sum of: (i) the Class [A] Principal Distributable Amount, plus (ii) the Class [A] Interest Distributable Amount [add adjustment, if any, for the initial period]s.]

         ["Class [A] Interest Carryover Shortfall" means, as of the close of business on any Distribution Date, the excess of the Class [A] Interest Distributable Amount for such Distribution Date plus any outstanding Class [A] Interest Carryover Shortfall from the preceding Distribution Date plus interest on such outstanding Class [A] Interest Carryover Shortfall, to the extent permitted by law, at the Class A Pass-Through Rate from such preceding Distribution Date through the current Distribution Date, over the amount of interest that the Class [A] Certificateholders actually received on such current Distribution Date.]

         ["Class [A] Interest Distributable Amount" means thirty (30) days' interest at the Class [A] Pass-Through Rate (calculated on the basis of a year consisting of twelve 30-day months) on the Class [A] Certificate Balance as of the last day of the preceding Monthly Period [add adjustment, if any, for the initial period].]

         ["Class [A] Principal Carryover Shortfall" means as of the close of business on any Distribution Date, the excess of the Class [A] Principal Distribution Amount plus any outstanding Class [A] Principal Carryover Shortfall from the preceding Distribution Date over the amount of principal that the Class [A] Certificateholders actually received on such current Distribution Date.

         ["Class [A] Principal Distributable Amount" means the sum (without duplication) of the [Class [A] Percentage] of: (a) the principal portion of all scheduled payments received during the preceding Monthly Period; (b) except to the extent included in (a) above, the principal portion of all prepayments in full (and certain partial prepayments) received during the preceding Monthly Period; (c) the principal balance of each Receivable that was purchased by the Seller or the Servicer under an obligation that arose during the preceding Monthly Period (except to the extent included in (a) or

(b) above) or which was purchased by the Servicer pursuant to the Optional Purchase during the preceding Monthly Period; and (d) the principal balance of each Receivable that was liquidated by the Servicer during the preceding Monthly Period, net of the principal balance of any accounts previously reported as liquidated which have been reinstated.]

         ["Class [B] Certificate Balance" means, the sum of (i) the [Class [B] Percentage] of the [Initial] Pool Balance, plus (ii) ___ of the original Pre-Funded Amount and, thereafter, shall equal the initial Class [B] Certificate Balance, reduced by all amounts distributed to Class [B] Certificateholders and allocable to principal.]

         ["Class [B] Distributable Amount" means with respect to a Distributable Date shall be an amount equal to the sum of: (i) the Class [B] Principal Distributable Amount, plus (ii) the Class [B] Interest Distributable Amount [add adjustment, if any, for initial period].]

         ["Class [B] Interest Carryover Shortfall" means, as of the close of business on any Distribution Date, the excess of the Class [B] Interest Distributable Amount for such Distribution Date plus any outstanding Class [B] Interest Carryover Shortfall from the preceding Distribution Date plus interest on such outstanding Class [B] Interest Carryover Shortfall, to the extent permitted by law, at the Class [B] Pass-Through Rate from such preceding Distribution Date through the current Distribution Date, over the amount of interest that the Class [B] Certificateholders actually received on such current Distribution Date.]

         ["Class [B] Interest Distributable Amount" means an amount equal to thirty (30) days' interest at the Class [B] Pass-Through Rate (calculated on the basis of a year consisting of twelve 30-day months) on the Class B Certificate Balance as of the last day of the preceding Monthly Period [add adjustment, if any, for the initial period].]

         ["Class [B] Principal Carryover Shortfall" means as of the close of business on any Distribution Date, the excess of the Class [B] Principal Distribution Amount plus any outstanding Class [B] Principal Carryover Shortfall from the preceding Distribution Date over the amount of principal that the Class [B] Certificateholders actually received on such current Distribution Date.]

         ["Class [B] Principal Distributable Amount" means an amount equal to the sum (without duplication) of the [Class [B] Percentage] of the amounts set forth under (i)(a) through (i)(d) above with respect to the Class [A] Principal Distributable Amount.]

         ["Class [C] Distributable Amount" means with respect to a Distribution Date an amount equal to the sum of the Class [C] Principal Distributable Amount, plus the Class [C] Interest Distributable Amount.]

         ["Class [C] Interest Distributable Amount" means an amount equal to the total amount of scheduled principal and interest due on the Receivables and actually received by the [Indenture] Trustee for the related Monthly Period minus (i) the Servicing Fee, [(ii) the sum of (x) the Noteholders' Distributable Amount, (y) Noteholders Interest Carryover Shortfall and (z) the Noteholders' Principal Carryover Shortfall,] (iii) the sum of (x) the Class [A] Interest Distributable Amount and (y) the Class [A] Interest Carryover Shortfall, if any, [(iv) the sum of the Class [B] Interest Distributable Amount and (y) the Class [B] Interest Carryover Shortfall, if any,] (v) the sum of (x) the Class [A] Principal Distributable Amount and (y) the Class [A] Principal Carryover Shortfall, if any, [(vi) the sum of (x) the Class [B] Principal Distributable Amount and (y) the Class [B] Principal Carryover Shortfall, if any,] and (vii) the sum of (x) the Class [C] Principal Distributable Amount and (y) the Class [C] Principal Carryover Shortfall, if any.]

         ["Class [C] Principal Carryover Shortfall" means, as of the close of business on any Distribution Date, the excess of the Class [C] Principal Distribution Amount plus any outstanding Class [C] Principal Carryover Shortfall on the preceding Distribution Date over the amount of principal that the Class [C] Certificateholders actually received on such current Distribution Date.]

         ["Class [C] Principal Distributable Amount" means an amount equal to the sum (without duplication) of the [Class [C] Percentage] of the amounts set forth under (i)(a) through (i)(d) above with respect to the Class [A] Principal Distributable Amount.]

         "Collected Funds" means, with respect to any Determination Date, the amount of funds in the Monthly Account representing collections on the Receivables during the related Monthly Period, including all Net Liquidation Proceeds collected during the related Monthly Period (but excluding any Purchase Amounts).

         "Cram Down Loss" means, with respect to a Receivable if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on such Receivable or otherwise modifying or restructuring the scheduled payments to be made on such Receivable, an amount equal to (i) the excess of the principal balance of such Receivable immediately prior to such order over the principal balance of such Receivable as so reduced and/or (ii) if such court shall have issued an order reducing the effective rate of interest on such Receivable, the net present value (using as the discount rate the higher of the APR on such Receivable or the rate of interest, if any, specified by the court in such order) of the scheduled payments as so modified or restructured. A "Cram Down Loss" shall be deemed to have occurred on the date of issuance of such order.

         "Deficiency Claim Amount" means, with respect to any Determination Date, the excess, if any, of the sum of the amounts payable on the related Distribution Date pursuant to clauses 1 through 6 above over the amount of Available Funds with respect to such Determination Date.

         "Deficiency Notice" means a written notice delivered by the Indenture Trustee or the Owner Trustee, as applicable, to the Servicer, specifying the Deficiency Claim Amount for such Distribution Date.

         "Distribution Amount" means, with respect to any Distribution Date the sum of (i) the Available Funds for the immediately preceding Determination Date plus (ii) the Deficiency Claim Amount, if any, received (from the Spread Account or otherwise) by the Indenture Trustee with respect to such Distribution Date.

         "Eligible Investments" means investments in (i) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America; (ii) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank), provided, that at the time of the investment, the commercial paper or other short-term senior unsecured debt obligations of such depository institution or trust company shall have a minimum credit rating satisfying the criteria of each of the Rating Agencies rating such Securities; (iii) commercial paper having a minimum credit rating satisfying the criteria of each of the Rating Agencies rating the Securities; (iv) investments in money market funds having a minimum credit rating satisfying the criteria of each of the Rating Agencies rating the Securities; (v) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America entered into with a depository institution or trust company (acting as principal) referred to in clause (ii) above; and (vi) other investments acceptable to the Rating Agencies rating Securities which are consistent with the rating of the Securities.

         ["Liquidated Receivable" means, with respect to any Determination Date, a Receivable as to which, as of the last day of the related Monthly Period, (i) 90 days have elapsed since the Servicer repossessed the Financed Vehicle, (ii) the Servicer has determined in good faith that all amounts it expects to recover have been received, (iii) 10% or more of a scheduled payment shall have become 150 or more days delinquent, or (iv) the Financed Vehicle has been sold and the proceeds received.]

         "Net Liquidation Proceeds" means, with respect to Liquidated Receivables, (i) proceeds from the disposition of the underlying automobile securing the Liquidated Receivables, less reasonable Servicer out-of-pocket costs, including repossession and resale expenses not already deducted from such proceeds, and any amounts required by law to be remitted to the Obligor, (ii) any insurance proceeds, or (iii) other monies received from the Obligor or otherwise.

         "Noteholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount.

         "Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date and a Class of Notes, the excess of the Noteholders' Interest Distributable Amount for such Class for the preceding Distribution Date, over the amount in respect of interest that was actually deposited in the Note Distribution Account with respect to such Class on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Noteholders of such Class on the preceding Distribution Date, to the extent permitted by law, at the Interest Rate borne by such Class of Notes from such preceding Distribution Date to but excluding the current Distribution Date.

         "Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Interest Distributable Amount for each Class of Notes for such Distribution Date and the Noteholders' Interest Carryover Shortfall for each Class of Notes for such Distribution Date.

         "Noteholder Monthly Interest Distributable Amount" means, with respect to any Distribution Date and any Class of Notes, interest accrued during the applicable Interest Period at the Interest Rate borne by such Class of Notes on the outstanding principal amount of such Class immediately prior to such Distribution Date, calculated on the basis of a 360-day year and (a) the actual number of days elapsed, in the case of the Class A-[_] Notes and the Class A-[_] Notes and (b) twelve 30-day months, in the case of the Class A-[_] Notes.

         "Noteholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the Noteholders' Percentage of the Principal Distributable Amount.

         "Noteholders' Percentage" means [(i) for each Distribution Date to the Distribution Date on which the Class A-3 Notes are paid in full, 100%, (ii) on the Distribution Date on which the Class A-[_] Notes are paid in full, the percentage equivalent of a fraction, the numerator of which is the outstanding principal amount of the Class A-[_] Notes immediately prior to such Distribution Date, and the denominator of which is the Principal Distributable Amount for such Distribution Date, and (iii) for any Distribution Date thereafter, zero.] [The Noteholder's percentage will equal the percentage equivalent of a fraction the numerator of which is the outstanding principal amount of the Notes and the denominator of which is the aggregate outstanding principal amount of the Securities.

         "Noteholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Noteholders' Principal Distributable Amount for the preceding Distribution Date over the amount in respect of principal that was actually deposited in the Note Distribution Account on such Distribution Date.

         "Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date (other than the Final Scheduled Distribution Date for any Class of Notes), the sum of the Noteholders' Monthly Principal Distributable Amount for such Distribution Date and the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date. The Noteholders' Principal Distributable Amount on the Final Scheduled Distribution Date for any Class of Notes will equal the sum of (i) the Noteholders' Monthly Principal Distributable Amount for such Distribution Date, (ii) the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date, and
(iii) the excess of the outstanding principal amount of such Class of Notes, if any, over the amounts described in clauses (i) and (ii).

         "Principal Balance" means, with respect to any Receivable, as of any date, the Amount Financed minus (i) that portion of all amounts received (including Payaheads applied to scheduled payments) on or prior to such date and allocable to principal in accordance with the terms of the Receivable, and (ii) any Cram Down Loss in respect of such Receivable.

         "Principal Distributable Amount" means, with respect to any Distribution Date, the amount equal to the sum of the following amounts with respect to the related Monthly Period, computed, with respect to Simple Interest Receivables, in accordance with the simple interest method, and, with respect to Precomputed Receivables, in accordance with the actuarial method: (i) that portion of all collections on Receivables allocable to principal, including full and, with respect to Simple Interest Receivables, partial principal prepayments, received during such Monthly Period (including, with respect to Precomputed Receivables, amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account) with respect to such Monthly Period, (ii) the principal balance of each Receivable that was repurchased by Franklin Capital, the Seller or the Servicer as of the last day of such Monthly Period, (iii) the outstanding principal balance of those Receivables that were required to be repurchased by the Seller and/or Franklin Capital during such Monthly Period but were not so repurchased, (iv) the principal balance of each Receivable that became a Liquidated Receivable during such Monthly Period and (v) the aggregate amount of Cram Down Losses during such Monthly Period.

         "Purchase Amount" means, with respect to a Receivable, the Principal Balance and accrued interest on the Receivable (including one month's interest thereon, in the month of payment, at the APR less, so long as Franklin Capital is the Servicer, the Servicing Fee and other servicing compensation and expenses), after giving effect to the receipt of any moneys collected (from whatever source) on such Receivable, if any.


         "Total Available Amount" means, for a Distribution Date (being the funds available for distribution to [Noteholders and] Certificateholders of each Class with respect to such Distribution Date in accordance with the priorities described herein [other than amounts transferred from the Spread Account [and the Class B Spread Account]]) shall be the Collected Funds.



STATEMENTS TO SECURITYHOLDERS

         On or prior to each Distribution Date, the Indenture Trustee will be required to forward a statement to the Noteholders and the Owner Trustee will be required to forward a statement to the Certificateholders on such Distribution Date. Such statements will be based on the information in the related Servicer's Certificate setting forth certain information required under the Trust Documents. Each such statement to be delivered to Noteholders will include the following information as to the Notes, and each such statement to be delivered to Certificateholders will include the following information as to the Certificates, with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

                  (i) the amount of the distribution allocable to interest on or with respect to the Notes and the Certificates:

                  (ii) the amount of the distribution allocable to principal with respect to the Notes and the Certificates;

                  (iii) the amount of the distribution payable out of amounts on deposit in the Spread Account;

                  (iv) the aggregate outstanding principal amount and the Note Pool Factor for each Class of Notes and the Certificate Balance and the Certificate Pool Factor for the Certificates, in each case, after giving effect to all payments reported under (ii) above on such date;

                  (v) the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall, if any, and the change in such amounts from the preceding statement;

                  (vi) the amount of the Servicing Fee paid to the Servicer with respect to the related Monthly Period;

                  (vii) for each such date during the Funding Period, the remaining Pre-Funded Amount, the amount in the Pre-Funding Account and the amount remaining in the Capitalized Interest Account; and

                  (viii) for the final Subsequent Transfer Date, the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal of the Notes and Certificates.

         Each amount set forth pursuant to subclauses (i) through (vi) with respect to Certificates or Notes will be expressed as a dollar amount per $1,000 of the initial principal amount of the Notes or initial Certificate Balance, as applicable.

         Unless and until Definitive Notes or Definitive Certificates are issued, such reports will be sent on behalf of the Trust to Cede & Co., as registered holder of the Notes and the Certificates and the nominee of DTC. See "Certain Information Regarding the Securities--Statements to Securityholders" in the Prospectus.

         Within the required period of time after the end of each calendar year, the Indenture Trustee and the Owner Trustee, as applicable, will furnish to each person who at any time during such calendar year was a Noteholder or Certificateholder, a statement as to the aggregate amounts of interest and principal paid to such Noteholder or Certificateholder, information regarding the amount of servicing compensation received by the Servicer and such other information as the Seller deems necessary to enable such Noteholder or Certificateholder to prepare its tax returns.

SPREAD ACCOUNT

         On the Closing Date, the Seller will make an initial deposit of an amount equal to $______ (the "Spread Account Initial Deposit") to the Spread Account which will be established with the [__________], as Collateral Agent for the benefit of the Indenture Trustee on behalf of the Noteholders, the Owner Trustee, on behalf of the Certificateholders, pursuant to a certain Spread Account Agreement dated as of [________, 199_], (the "Spread Account Agreement"). The Spread Account will not be an asset of the Trust. On each Distribution Date, the Indenture Trustee will be required to deposit additional amounts into the Spread Account from payments on the Receivables as described under "-- Distributions" above. Amounts, if any, on deposit in the Spread Account will be available to the extent provided in the Spread Account Agreement to fund any Deficiency Claim Amount otherwise required to be made on a Distribution Date. The aggregate amount required to be on deposit at any time in the Spread Account (the "Specified Spread Account Requirement") will be determined in accordance with the Spread Account Agreement. The Specified Spread Account Requirement may increase or decrease over time as a result of floors, caps and triggers set forth in the Spread Account Agreement, even if no withdrawals are made from the Spread Account. [Specify how amounts in the Spread Account, if any, under the control of the Owner Trustee or Indenture Trustee, as applicable, for the benefit of Securityholder will be distributed.] Amounts on deposit in the Spread Account on any Distribution Date (after giving effect to all distributions made on such Distribution Date) in excess of the Specified Spread Account Requirement for such Distribution Date will be released to the Seller. Amounts on deposit or to be deposited in the Spread Account may be distributed to [specify who will receive distributions from the Spread Account if not the Securityholder,] without the consent of the Securityholders.

         Amounts held from time to time in the Spread Account will continue to be held for the benefit of holders of the Securities. Funds in the Spread Account will be invested in Eligible Investments. Investment income (net of investment losses and expenses) on amounts in the Spread Account will not be available for distribution to holders of Securities, and will only be distributed to the Seller.

         [In addition, the Seller and the Indenture Collateral Agent may amend the Spread Account Agreement in any respect (including, without limitation, reducing or eliminating the Specified Spread Account Requirement and/or reducing or eliminating the funding requirements of the Spread Account or permitting such funds to be used for the benefit of persons other than Securityholders) without the consent of, or notice to, the Indenture Trustee, the Owner Trustee or the Securityholders. The Indenture Collateral Agent shall not withhold or delay its consent with respect to any amendment that does not adversely affect the Indenture Collateral Agent.]

SERVICER DEFAULT; RIGHTS UPON SERVICER DEFAULT


         Notwithstanding anything to the contrary set forth under "Description of the Purchase Agreements and the Trust Documents -- Servicer Default" in the Prospectus, a "Servicer Default" under the Sale and Servicing Agreement will consist of (i) any failure by the Servicer to deliver to the Owner Trustee or the Indenture Trustee any deposit or payment required to be so made, which failure continues unremedied for [__] Business Days after written notice from the Owner Trustee or the Indenture Trustee is received by the Servicer or after discovery of such failure by the Servicer, (ii) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in the Sale and Servicing Agreement which failure materially and adversely affects the rights of Certificateholders or Noteholders and which continues unremedied for 60 days after the giving of written notice of such failure (1) to the Servicer by the Owner Trustee or the Indenture Trustee or (2) to the Servicer and to the Owner Trustee and the Indenture Trustee by holders of Certificates or Notes evidencing not less than 25% in aggregate principal amount of the outstanding Certificates or Notes, respectively (or such longer period, not in excess of 120 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 120 days or less and the Servicer delivers an officer's certificate to the Owner Trustee and the Indenture Trustee to such effect and to the effect that the Servicer has commenced, or will promptly commence, and diligently pursue all reasonable efforts to remedy such default); and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to the Servicer or the Seller and certain actions by the Servicer or the Seller indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations.


         As long as a Servicer Default under the Sale and Servicing Agreement remains unremedied, either the Indenture Trustee or the Noteholders holding not less than a majority of the principal amount of Notes outstanding may terminate all of the rights and obligations of the Servicer under the Sale and Servicing Agreement. All authority, power, obligations and responsibilities of the Servicer under the Sale and Servicing Agreement will automatically then pass to the Indenture Trustee, as backup servicer, or a successor servicer appointed by the Owner Trustee in accordance with the Sale and Servicing Agreement.

WAIVER OF PAST DEFAULTS


         Notwithstanding anything to the contrary set forth under "Description of the Purchase Agreements and the Trust Documents -- Waiver of Past Defaults" in the Prospectus, the [Owner Trustee] may, on behalf of all holders of Securities, waive any default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences. No such waiver will impair the Securityholders' rights with respect to subsequent defaults.


AMENDMENT


         Notwithstanding anything to the contrary set forth under "Description of the Purchase Agreements and the Trust Documents -- Amendment" in the Prospectus, the [Pooling and Servicing Agreement] [Sale and Servicing Agreement] may be amended by the Seller, the Servicer and the Owner Trustee with the consent of the Indenture Trustee, (which consent may not be unreasonably withheld), but without the consent of the Securityholders, to cure any ambiguity, or to correct or supplement any provision therein which may be inconsistent with any other provision therein; provided that such action shall not adversely affect in any material respect the interests of any Securityholder. An amendment shall be deemed not to adversely affect the interests of any such holder if either each Rating Agency rating such Securities confirms in writing that such amendment will not result in a reduction or withdrawal of such rating or none of the Rating Agencies rating such Securities, within 10 days' after receipt of notice of such amendment, shall have notified the Seller, the Servicer or the Trust in writing that such amendment will result in a reduction or withdrawal of the then current rating of the Securities. The Seller, the Servicer and the Owner Trustee may also amend the [Pooling and Servicing Agreement] [Sale and Servicing Agreement] with the consent of the Indenture Trustee, the consent of Noteholders holding a majority of the principal amount of the Notes and the consent of Certificateholders holding a majority of the principal amount of Certificates outstanding to add, change or eliminate any other provisions with respect to matters or questions arising under such agreement or affecting the rights of the Noteholders or the Certificateholders; provided that such action will not (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made for the benefit of the Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the Noteholders or Certificateholders required to consent to any such amendment, without, in either case, the consent of the holders of all Notes and Certificates outstanding. The Seller and Servicer must deliver to the Owner Trustee and the Indenture Trustee upon the execution and delivery of the Sale and Servicing Agreement and any amendment thereto an opinion of counsel, satisfactory to the Indenture Trustee, that all financing statements and continuation statements have been filed that are necessary to fully protect and preserve the Trustee's interest in the Receivables.

         It is a condition to issuance that the Class A-[_] Notes be rated [____] by S&P and [___] by Moody's, and that the Class A-[_] Notes, the Class A-[_] Notes and the Certificates be rated [___] by S&P and [___] by Moody's. A rating is not a recommendation to purchase, hold or sell Securities. In the event that the rating initially assigned to any of the Securities is subsequently lowered or withdrawn for any reason, no person or entity will be obligated to provide any additional credit enhancement with respect to the Securities. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the Securities. See "Ratings" in the Prospectus.


                         FEDERAL INCOME TAX CONSEQUENCES

         PROSPECTIVE NOTEHOLDERS AND CERTIFICATEHOLDERS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS WITH REGARD TO THE FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, OR DISPOSITION OF INTERESTS IN THE NOTES OR CERTIFICATES, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCALITY, FOREIGN COUNTRY OR OTHER TAXING JURISDICTION.


         Weil, Gotshal & Manges LLP, special tax counsel to the Trust, is of the opinion that for federal income tax purpose the Notes will be characterized as debt and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as debt. Each Certificateholder, by the acceptance of a Certificate, will agree to treat the Trust as a [partnership in which the Certificateholders are partners] [division] for federal income tax purposes.



         Opinions of counsel are not binding on the Internal Revenue Service (the "IRS") and there can be no assurance that the IRS could not successfully challenge the above conclusions. Moreover, no ruling will be sought from the IRS with respect to the transaction described herein. All potential investors and Certificateholders are encouraged to review "FEDERAL INCOME TAX CONSEQUENCES -- TRUSTS TREATED AS PARTNERSHIPS OR DIVISIONS, "--Tax Consequences to Holders of the Notes Issued by a Partnership or a Division" and --Certain Certificates Treated as Indebtedness" in the Prospectus for a discussion of the material federal income tax consequences of the purchase, ownership and disposition of the Notes and Certificates.


                            STATE TAX CONSIDERATIONS


         Potential Noteholders and Certificateholders should consider the state and local income tax effects on them of the purchase, ownership and disposition of the Notes and Certificates. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential Noteholders and Certificateholders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Notes and Certificates.

                              ERISA CONSIDERATIONS

         Section 406 of ERISA, and/or Section 4975 of the Code, prohibits a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

         Certain transactions involving the purchase, holding or transfer of the Securities might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "Equity Interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An Equity Interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Seller believes that the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. However, without regard to whether the Notes are treated as an Equity Interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the Owner Trustee or the Indenture Trustee, the owner of collateral, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions affected by in-house asset managers; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers."

         The Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity. By its acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation. For additional information regarding treatment of the Certificates under ERISA, see "ERISA Considerations" in the accompanying Prospectus.

         Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

         A plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.


                                  UNDERWRITING

         Under the terms and subject to the conditions contained in the Underwriting Agreement, the Seller has agreed to cause the Trust to sell to the Underwriters named below (the "Underwriters"), for whom [______] is acting as representative, and the Underwriters have severally but not jointly agreed to purchase the following respective number of Notes and Certificates.

                             Principal Amount        Principal Amount
          Underwriter           of Notes             of Certificates
          -----------        ----------------        ----------------

         The Underwriters have informed the Servicer and the Seller that they do not expect discretionary sales by the Underwriters to exceed [5]% of the principal amount of the Securities being offered hereby.

         The Seller has been advised by the Underwriters that the Underwriters propose to offer the Securities from time to time for sale in negotiated transactions or otherwise, at prices determined at the time of sale. The Underwriters may effect such transactions by selling Securities to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of Securities for whom they may act as agents. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Securities by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

         The Servicer and Seller have jointly agreed to indemnify the several Underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in respect thereof.

         The Indenture Trustee and the Indenture Collateral Agent may from time to time invest the funds in the Collection Account, the Pre-Funding Account, the Capitalized Interest Account, the Payahead Account, the Spread Account, as the case may be, in Eligible Investments acquired from the Underwriters.

         [In connection with the offering of the Securities, the Underwriter(s) may purchase and sell the Securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by the Underwriter(s) in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Securities; and short positions involve the sale by the Underwriter(s) of a greater number of Securities than it is required to purchase from the Seller contemporaneously with the offering. The Underwriter(s) may also impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the Securities sold in the offering may be reclaimed by the Underwriter(s) if such Securities are repurchased by the Underwriter(s) in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Securities, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.]


                                     EXPERTS

         The consolidated balance sheets of [________] as of [___________] and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended [_______ 199_], incorporated by reference herein, have been audited by [__________,] independent certified public accountants, and are incorporated herein in reliance upon the authority of that firm as experts in accounting and auditing.


                                 LEGAL OPINIONS

         In addition to the legal opinions described in the Prospectus, certain federal income tax and other matters will be passed upon for the Seller and the Trust by Weil, Gotshal & Manges LLP. Certain legal matters relating to the

Securities will be passed upon for the Servicer by Weil, Gotshal & Manges LLP. Certain legal matters relating to the Securities will be passed upon for the Underwriters by Stroock & Stroock & Lavan LLP.

                                [ INDEX OF TERMS

         Set forth below is a list of the defined terms used in this Prospectus Supplement and the pages on which the definitions of such terms may be found.


ABS.............................................................................
ABS Table.......................................................................
Amount Financed.................................................................
APR.............................................................................
Available Funds.................................................................
Base Servicing Fee..............................................................
Benefit Plan....................................................................
Business Day....................................................................
Capitalized Interest Account....................................................
Cedel...........................................................................
Certificate Balance.............................................................
Certificate Distribution Account................................................
Certificate Prepayment Amount...................................................
Certificateholders..............................................................
Certificateholders' Distributable Amount........................................
Certificateholders' Interest Carryover Shortfall................................
Certificateholders' Interest Distributable Amount...............................
Certificateholders' Monthly Interest Distributable Amount.......................
Certificateholders' Monthly Principal Distributable Amount......................
Certificateholders' Percentage..................................................
Certificateholders' Principal Carryover Shortfall...............................
Certificateholders' Principal Distributable Amount..............................
Certificates....................................................................
Class...........................................................................
Class [A] Certificate Balance...................................................
Class A-[  ] Certificates.......................................................
Class [A] Distributable Amount..................................................
Class [A] Interest Carryover Shortfall..........................................
Class [A] Interest Distributable Amount.........................................
Class A-[__] Notes..............................................................
Class [A] Principal Carryover Shortfall.........................................
Class [A] Principal Distributable Amount........................................
Class [B] Certificate Balance...................................................
Class [B] Distributable Amount..................................................
Class [B] Interest Carryover Shortfall..........................................
Class [B] Interest Distributable Amount.........................................
Class [B] Principal Carryover Shortfall.........................................
Class [B] Principal Distributable Amount........................................
Class [C] Distributions.........................................................
Class [C] Distributable Amount..................................................
Class [C] Interest Distributable Amount.........................................
Class [C] Principal Carryover Shortfall.........................................
Class [C] Principal Distributable Amount........................................
Collected Funds.................................................................
Collection Account..............................................................
Commission......................................................................
Cram Down Loss..................................................................

Dealer Agreements...............................................................
Deficiency Claim Amount.........................................................
Deficiency Claim Date...........................................................
Deficiency Notice...............................................................
Detailed Description............................................................
Determination Date..............................................................
disqualified persons............................................................
Distribution Amount.............................................................
Distribution Date...............................................................
DTC.............................................................................
Eligible Investments............................................................
Equity Interest.................................................................
Euroclear.......................................................................
Events of Default...............................................................
Exchange Act....................................................................
Financed Vehicles...............................................................
Final Scheduled Distribution Date ..............................................
Franklin Capital................................................................
Franklin Resources..............................................................
Funding Period..................................................................
Indenture.......................................................................
Indenture Collateral Agent......................................................
Indenture Trustee...............................................................
Index Maturity..................................................................
Initial Cutoff Date.............................................................
Initial Financed Vehicles.......................................................
Initial Pre-Funded Amount.......................................................
Initial Receivables.............................................................
Interest Period.................................................................
Interest Rate...................................................................
IRS.............................................................................
Issuer..........................................................................
LIBOR...........................................................................
LIBOR Determination Date........................................................
Liquidated Receivable...........................................................
Mandatory Redemption Date.......................................................
Monthly Capitalized Interest Amount.............................................
Monthly Period..................................................................
Moody's.........................................................................
Net Liquidation Proceeds........................................................
Non-Prime Servicing Fee Rate....................................................
Note Distribution Account.......................................................
Note Prepayment Amount..........................................................
Noteholder Monthly Interest Distributable Amount................................
Noteholders.....................................................................
Noteholders' Distributable Amount...............................................
Noteholders' Interest Carryover Shortfall.......................................
Noteholders' Interest Distributable Amount......................................
Noteholders' Monthly Principal Distributable Amount.............................
Noteholders' Percentage.........................................................
Noteholders' Principal Carryover Shortfall......................................

Noteholders' Principal Distributable Amount.....................................
Notes...........................................................................
Original Pool Balance...........................................................
Owner Trustee...................................................................
parties in interest.............................................................
Payaheads.......................................................................
Payment Date....................................................................
Plan Assets Regulation..........................................................
Pool Balance....................................................................
Pre-Funded Amount...............................................................
Pre-Funding Account.............................................................
Prime Servicing Fee Rate........................................................
Principal Balance...............................................................
Principal Distributable Amount..................................................
Prospectus .....................................................................
PTCE............................................................................
Purchase Agreement..............................................................
Purchase Agreements.............................................................
Purchase Amount.................................................................
Rating Agencies.................................................................
Receivables.....................................................................
Record Date.....................................................................
Redemption Price................................................................
Reference Banks.................................................................
S&P.............................................................................
Sale and Servicing Agreement....................................................
Securities......................................................................
Securityholders.................................................................
Seller..........................................................................
Servicer........................................................................
Servicer Default................................................................
Servicing Fee...................................................................
Servicing Fee Rate..............................................................
Specified Class [B] Spread Account Balance......................................
Specified Spread Account Balance................................................
Specified Spread Account Requirement............................................
Spread Account..................................................................
Spread Account Agreement........................................................
Spread Account Initial Deposit..................................................
Statistical Calculation Date....................................................
Sub-Prime Servicing Fee Rate....................................................
Subsequent Cutoff Date..........................................................
Subsequent Financed Vehicles....................................................
Subsequent Purchase Agreement...................................................
Subsequent Receivables..........................................................
Subsequent Transfer Date........................................................
Supplemental Servicing Fee......................................................
Telerate Page 3750..............................................................
Total Available Amount..........................................................

Trust...........................................................................
Trust Agreement.................................................................
Trust Documents.................................................................
Trust Property..................................................................
Underwriters....................................................................
Year 2000 Problem..............................................................]

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.



                SUBJECT TO COMPLETION, DATED SEPTEMBER 18, 1998


                             PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED SEPTEMBER   , 1998)



                                  $131,394,000




                           FRANKLIN AUTO TRUST 1998-1

[FRANKLIN CAPITAL CORP. LOGO]
                                     ISSUER


               $106,000,000 CLASS A-1        % ASSET BACKED NOTES


                $25,394,000 CLASS A-2        % ASSET BACKED NOTES

                             ----------------------
                            FRANKLIN RECEIVABLES LLC

                                     SELLER

                          FRANKLIN CAPITAL CORPORATION
                                    SERVICER
                             ----------------------

    The Franklin Auto Trust 1998-1 (the "Trust" or the "Issuer") will be formed pursuant to a Trust Agreement (the "Trust Agreement") to be entered into by and among Franklin Receivables LLC, as seller (the "Seller") and Bankers Trust (Delaware), as owner trustee ("Owner Trustee"), and will issue $106,000,000
aggregate principal amount of Class A-1     % Asset Backed Notes (the "Class A-1
Notes") and $25,394,000 aggregate principal amount of Class A-2     % Asset
Backed Notes (the "Class A-2 Notes" and together with the Class A-1 Notes, the "Notes"). The Notes will be issued pursuant to an Indenture, to be dated as of September 1, 1998 (the "Indenture"), between the Trust and The Chase Manhattan Bank, as indenture trustee and as indenture collateral agent (the "Indenture Trustee" and the "Indenture Collateral Agent", respectively).


    The assets of the Trust will include a pool of prime, non-prime and sub-prime motor vehicle retail installment sale contracts (the "Receivables") secured by new and used automobiles and light trucks financed thereby (the "Financed Vehicles"), certain amounts received under each Receivable on and after September 1, 1998 (the "Cutoff Date"), security interests in the Financed Vehicles, the Note Policy (as defined herein) and other specified property, as more fully described herein. The Note Policy will be issued by MBIA Insurance Corporation.

                                     (LOGO)

    The Note Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law. The
Property/Casualty Insurance Fund provides for the payment of certain insurance claims against insolvent insurers. The Property and Casualty Insurance Fund will offer no protection to the Noteholders.

                                                  (Cover continued on next page)
                             ----------------------


     FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY
PROSPECTIVE PURCHASERS OF THE SECURITIES, SEE "RISK FACTORS" AT PAGE S-   HEREIN
AND AT PAGE 15 IN THE ACCOMPANYING PROSPECTUS.


     THE NOTES REPRESENT OBLIGATIONS OF THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN THE SELLER, THE SERVICER, FRANKLIN RESOURCES,
   INC., FRANKLIN CAPITAL CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ----------------------


                                                     INITIAL PUBLIC        UNDERWRITING      PROCEEDS TO THE
                                                    OFFERING PRICE(1)      DISCOUNT(2)        SELLER (1)(3)
                                                    -----------------      ------------      ---------------
Per Class A-1 Note................................               %                    %                  %
Per Class A-2 Note................................               %                    %                  %
Total.............................................    $                    $                  $


---------------

(1) Plus accrued interest if any from September 15, 1998.


(2) The Seller has agreed to indemnify the Underwriter's against certain liabilities, including liabilities under the Securities Act of 1933, as amended.


(3) Before deducting expenses payable by the Seller estimated to be $         .

                             ----------------------


    The Notes offered hereby are offered by Goldman, Sachs & Co. (the "Underwriters"), as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the Notes will be ready for delivery through the facilities of The Depository Trust Company ("DTC") or through Cedel Bank, societe anonyme
("Cedel") or the Euroclear System ("Euroclear") on or about September   , 1998
against payment therefor in immediately available funds.

                              GOLDMAN, SACHS & CO.
                             ----------------------


         The date of this Prospectus Supplement is September   , 1998.

(Continued from preceding page)

     The Notes will be secured by the assets of the Trust pursuant to the Indenture. Interest on the Class A-1 Notes and Class A-2 Notes will accrue at the per annum interest rates specified above. Interest on the Notes will generally be payable on the 15th day of each month (each, a "Distribution Date"), commencing October 15, 1998. Principal on the Notes will be payable on each Distribution Date to the extent described herein, except that no principal will be paid on the Class A-2 Notes until the principal due on the Class A-1 Notes has been paid in full.


     The final scheduled distribution date ("Final Scheduled Distribution Date") shall mean for each Class of Notes the date set forth below. The Final Scheduled Distribution Date for the Class A-1 Notes and Class A-2 Notes will be the
               , 200  and the                , 200 Distribution Date,
respectively. However, payment in full of a Class of Notes may occur earlier than such date as described herein. In addition, the Notes will be subject to redemption in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Receivables. The Servicer may purchase the Receivables when the aggregate principal balance of the Receivables shall have declined to 10% or less of the Original Pool Balance.


     The full and timely payment of the interest portion of the Guaranteed Note Distributions in respect of the Notes on each Distribution Date and the full and ultimate payment of the principal portion of the Guaranteed Note Distributions in respect of the Notes on their respective Final Scheduled Distribution Dates are unconditionally and irrevocably guaranteed pursuant to a financial guaranty insurance policy (the "Note Policy") to be issued by MBIA Insurance Corporation.

     There currently is no secondary market for the Notes. The Underwriters expect to make a market in the Notes but have no obligation to do so. There is no assurance that any such market will develop or continue or that it will provide the holders of the Notes (the "Noteholders") with sufficient liquidity of investment.

     THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE NOTES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE NOTES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED A FINAL PROSPECTUS SUPPLEMENT AND THE FINAL PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

     THE UNDERWRITERS MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH SECURITIES AND THE IMPOSITION OF PENALTY BIDS, IN EACH CASE IN CONNECTION WITH THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" HEREIN.

     THE NOTES OFFERED BY THIS PROSPECTUS SUPPLEMENT WILL CONSTITUTE A SEPARATE SERIES OF SECURITIES BEING OFFERED BY THE SELLER PURSUANT TO ITS PROSPECTUS DATED SEPTEMBER [ ], 1998, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. IN PARTICULAR, INVESTORS SHOULD CONSIDER CAREFULLY THE FACTORS SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS AND IN THIS PROSPECTUS SUPPLEMENT.

                           FORWARD-LOOKING STATEMENTS

     IF AND WHEN INCLUDED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS OR IN DOCUMENTS INCORPORATED HEREIN OR THEREIN BY REFERENCE, THE WORDS "EXPECTS," "INTENDS," "ANTICIPATES," "ESTIMATES" AND ANALOGOUS EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. ANY SUCH STATEMENTS, WHICH MAY INCLUDE STATEMENTS CONTAINED IN "RISK FACTORS", ARE INHERENTLY SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED. SUCH RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, COMPETITION, CHANGES IN POLITICAL, SOCIAL AND ECONOMIC CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND THE SELLER'S CONTROL. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS PROSPECTUS SUPPLEMENT. THE SELLER EXPRESSLY DISCLAIMS ANY OBLIGATIONS OR UNDERTAKING TO RELEASE PUBLICLY ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENT CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE SELLER'S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENT IS BASED.
                             ----------------------

                             REPORTS TO NOTEHOLDERS

     Unless and until Definitive Notes are issued, unaudited monthly and annual reports containing information concerning the Receivables will be sent on behalf of the Trust to Cede & Co., as registered holder of the Notes and the nominee of DTC. See "Certain Information Regarding the Securities -- Statements to Securityholders" and "-- Book-Entry Registration" in the accompanying Prospectus (the "Prospectus"). Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. None of the Seller, the Servicer, Franklin Capital Corporation, Franklin Resources, Inc. or MBIA Insurance Corporation intends to send any of its financial reports to Noteholders. The Servicer, on behalf of the Trust, will file with the Securities and Exchange Commission (the "Commission") periodic reports concerning the Trust to the extent required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. The Trust may suspend the filing of such reports under the Exchange Act when and if the filing of such reports is no longer required.

                             AVAILABLE INFORMATION


     The consolidated financial statements of MBIA Insurance Corporation, a New York domiciled insurance company (the "Insurer") are included in, or as exhibits to, the following documents which have been filed with the Commission by the Insurer's parent company MBIA, Inc., a Connecticut corporation ("Holdings") are hereby incorporated by reference:


          (a) Annual Report on Form 10-K for the year ended December 31, 1997, and

          (b) Quarterly Report on Form 10-Q for the period ended June 30, 1998.

     Investors are encouraged to review such documents, including such financial statements, as well as all financial statements of the Insurer included in documents filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Notes for information about the Insurer.

                                SUMMARY OF TERMS

     The following summary of principal economic terms does not purport to be complete and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms elsewhere in this Prospectus Supplement or the Prospectus.


Issuer........................   Franklin Auto Trust 1998-1 (the "Trust" or the
                                 "Issuer"), a Delaware business trust to be formed pursuant to a Trust Agreement, dated as of September 1, 1998 (the "Trust Agreement"), between the Seller and the Owner Trustee. See
                                 "The Trust" herein and "The Trusts" in the Prospectus.


Seller........................   Franklin Receivables LLC, a Delaware limited
                                 liability company (the "Seller") and
                                 wholly-owned subsidiary of Franklin Capital
                                 Corporation. See "The Sellers" in the
                                 Prospectus.

Servicer......................   Franklin Capital Corporation (in its individual
                                 capacity, "Franklin Capital" and, as servicer, the "Servicer"), a Utah corporation and wholly-owned subsidiary of Franklin Resources,
                                 Inc., a Delaware corporation ("Franklin
                                 Resources"). See "Franklin Capital Corporation" and "Franklin Resources, Inc." in the Prospectus.


Insurer.......................   MBIA Insurance Corporation (the "Insurer"), a
                                 New York domiciled insurance company. See "The
                                 Insurer" herein.


Indenture Trustee.............   The Chase Manhattan Bank (the "Indenture
                                 Trustee"). See "The Notes -- The Indenture
                                 Trustee" in the Prospectus.

Owner Trustee.................   Bankers Trust (Delaware) (the "Owner Trustee").
                                 See "The Trust -- The Owner Trustee" herein and
                                 "The Trusts -- The Owner Trustee" in the
                                 Prospectus.

Cutoff Date...................   September 1, 1998.


Closing Date..................   September   , 1998.



The Notes.....................   The Trust will issue Class A-1      % Asset
                                 Backed Notes (the "Class A-1 Notes") in the
                                 aggregate original principal amount of
                                 $106,000,000 and Class A-2      % Asset Backed
                                 Notes (the "Class A-2 Notes") in the aggregate original principal amount of $25,394,000. The
                                 Class A-1 Notes and the Class A-2 Notes
                                 (collectively, the "Notes") will be issued pursuant to an Indenture, dated as of September
                                 1, 1998, among the Issuer, the Indenture
                                 Trustee and The Chase Manhattan Bank, as
                                 Indenture Collateral Agent (the "Indenture
                                 Collateral Agent"). The Notes will be offered for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. Persons acquiring beneficial interests in the Notes will hold their interests through DTC in the United States or Cedel Bank, societe anonyme ("Cedel") or the Euroclear System
                                 ("Euroclear") in Europe. See "Certain
                                 Information Regarding The Securities --
                                 Book-Entry Registration" in the Prospectus and Annex I thereto.

                                 The Notes will be secured by the assets of the Trust pursuant to the Indenture.


Trust Property................   Each Note will represent an obligation of the
                                 Trust. The Trust's assets (the "Trust
                                 Property") will include certain prime,
                                 non-prime and sub-prime motor vehicle retail installment sale contracts (the "Receivables"), secured by new and used automobiles and light trucks (the "Financed Vehicles"), certain monies representing interest payments and principal payments received thereunder on and after the Cutoff Date and, with respect to Receivables which are Precomputed Receivables, monies received thereunder prior to the Cutoff
                                 Date that are due on or after the Cutoff Date, an assignment of the security interests in the Financed Vehicles securing the Receivables, the related Receivables Files (as defined in the related Trust Documents), all rights to proceeds from claims on certain physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors, as the case may be, all rights to liquidation proceeds with respect to the Receivables, certain proceeds from the exercise of rights against Dealers under agreements between Franklin Capital and such Dealers, all proceeds of the foregoing, the Note Policy, such amounts as from time to time may be held in the Collection Account, the Payahead Account and the Note Distribution Account and certain rights under the Trust Documents. The
                                 Receivables will be purchased by the Seller from Franklin Capital pursuant to a purchase agreement dated as of September 1, 1998 between the Seller and Franklin Capital (the "Purchase
                                 Agreement") on or prior to the date of issuance of the Notes and sold to the Trust on the Closing Date pursuant to a Sale and Servicing
                                 Agreement dated as of the Cutoff Date among the Seller, the Servicer, Franklin Resources and the Owner Trustee (the "Sale and Servicing
                                 Agreement"). The Trust Property also will include an assignment of the Seller's rights against Franklin Capital under the Purchase
                                 Agreement upon the occurrence of certain breaches of representations and warranties.



Receivables...................   The Receivables consist of prime, non-prime and
                                 sub-prime motor vehicle retail installment sale contracts originated by motor vehicle dealers
                                 ("Dealers") and then acquired by Franklin
                                 Capital. See "Franklin Capital
                                 Corporation -- General" in the Prospectus.


                                 The statistical information presented in this Prospectus Supplement is based on the Receivables as of the Cutoff Date.


                                 The Receivables have, as of the Cutoff Date, a weighted average annual percentage rate ("APR") of approximately 11.62%, a weighted average original maturity of 62.49 months and a weighted average remaining maturity of 42.86 months. The Receivables have an aggregate principal balance of $131,394,490.64 as of the Cutoff Date. See "The Receivables" herein. Each of the Receivables also will have a remaining term of not less than seven months as of the Cutoff Date.



                                 The Receivables transferred to the Trust, will consist of Prime Receivables, Non-Prime Receivables and Sub-Prime Receivables ("Prime," "Non-Prime" and "Sub-Prime" each as defined in the Prospectus). See "Franklin Capital Corporation -- General" and "Description of the Purchase Agreements and The Trust
                                 Documents -- Eligibility Criteria" in the
                                 Prospectus. The Prime, the Non-Prime and
                                 Sub-Prime Receivables have principal balances of $78,430,885.03, $45,967,290.62 and
                                 $6,996,314.98 as of the Cutoff Date,
                                 respectively, which represent 59.7%, 35.0% and 5.3% of the aggregate principal balance of the Receivables as of the Cutoff Date.



                                 All of the Receivables must satisfy the
                                 eligibility criteria set forth under "The
                                 Receivables -- Eligibility Criteria" herein.


Terms of the Notes............   The principal terms of the Notes will be as
                                 described below:


  A. Distribution Dates.......   Payments of interest and principal on the Notes
                                 will be made on the 15th day of each month or, if the 15th day is not a Business Day, on the next following Business Day (each, a "Distribution Date") commencing October 15,
                                 1998. Each reference to a "Payment Date" in the accompanying Prospectus shall refer to a Distribution Date. Payments will be made to holders of record of the Notes (the
                                 "Noteholders") as of the Business Day
                                 immediately preceding such Distribution Date (a
                                 "Record Date"). A "Business Day" is a day other than a Saturday, Sunday or other day on which commercial banks located in the states of California or New York are authorized or obligated to be closed.


  B. Interest Rates...........   The Class A-1 Notes will bear interest at the
                                 fixed per annum rate set forth on the cover page hereof. The Class A-2 Notes will bear interest at the fixed per annum rate set forth on the cover page hereof. Each such interest rate for a Class of Notes is referred to as the "Interest Rate." As used herein, the term
                                 "Class" refers to either the Class A-1 or Class
                                 A-2 Notes or both collectively, as the context requires.


  C. Interest.................   Interest on the principal amount of the Notes
                                 of each Class outstanding immediately prior to a Distribution Date will accrue at the applicable Interest Rate from and including the fifteenth day of the calendar month preceding the Distribution Date to, but excluding, the fifteenth day of the following calendar month
                                 (each, an "Interest Period"). Interest on the
                                 Notes for any Distribution Date due but not paid on such Distribution Date will be due on the next Distribution Date together with, to the extent permitted by law, interest on such amount at the applicable Interest Rate. The amount of interest distributable on the Notes on each Distribution Date will equal interest accrued during the related Interest Period.
                                 Interest on the Class A-1 Notes and Class A-2
                                 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. See "Description of the Notes -- Payments of Interest" herein.


  D. Principal................   Principal of the Notes will be payable on each
                                 Distribution Date in an amount equal to the Principal Distributable Amount (as defined below) for the calendar month (the "Monthly
                                 Period") preceding such Distribution Date. The
                                 Principal Distributable Amount will equal the excess of (i) the aggregate outstanding principal balance of the Notes as of the preceding Distribution Date (after giving effect to distributions thereon) or in the case of the first Distribution Date as of the Closing Date, over (ii) the Month-End Pool
                                 Balance as of the end of the preceding Monthly
                                 Period. The "Month-End Pool Balance" as of the end of any Monthly Period (other than the initial Monthly Period) represents the Pool
                                 Balance for the immediately preceding Monthly
                                 Period, or in the case of the initial Monthly
                                 Period the Original Pool Balance, less an amount equal to the sum of the following amounts with respect to the related Monthly
                                 Period, computed, with respect to Simple
                                 Interest Receivables, in accordance with the simple interest method, and, with respect to Precomputed Receivables, in accordance with the actuarial method: (i) that portion of all collections on Receivables allocable to principal, including full and, with respect to Simple Interest Receivables, partial principal prepayments, received during such Monthly
                                 Period (including, with respect to Precomputed
                                 Receivables, amounts withdrawn from the
                                 Payahead Account but excluding amounts
                                 deposited into the Payahead Account) with respect to such Monthly Period, (ii) the principal balance of each Receivable that was repurchased by Franklin Capital, the Seller
                                 Franklin Resources or the Servicer as of the last day of such Monthly Period, (iii) at the option of the Insurer, the outstanding principal balance of those Receivables that were required to be repurchased by the Seller
                                 Franklin Resources and/or Franklin Capital during such Monthly Period but were not so repurchased, (iv) without duplication of amounts in clause (ii), the principal balance of each Receivable that became a Liquidated
                                 Receivable during such Monthly Period, and (v) the aggregate amount of Cram Down Losses during such Monthly Period. The Pool Balance as of the
                                 Cutoff Date (the "Original Pool Balance") will be $131,394,490.64.


                                 No principal will be paid on the Class A-2
                                 Notes until the principal of the Class A-1
                                 Notes has been paid in full. In addition, the outstanding principal amount of the Notes of any Class, to the extent not previously paid, will be payable on the respective Final Scheduled Distribution Date for such Class.

  E. Distribution
Priorities....................   On each Distribution Date, for so long as any
                                 Class of Notes remains outstanding, and except as otherwise described herein, the Principal
                                 Distributable Amount for such date will be distributed to the holders of the respective
                                 Classes of

                                 Notes for the following purposes and the following order of priority:

                                 First, to the Class A-1 Notes, until the principal balance of such Notes is reduced to zero; and


                                 Second, to the Class A-2 Notes, until the principal balance of such Notes is reduced to zero.



  F. Optional Redemption......   The Class A-1 Notes and Class A-2 Notes, to the
                                 extent still outstanding, may be redeemed in whole, but not in part, on any Distribution
                                 Date on which the Servicer exercises its option to purchase the Receivables, which, subject to certain provisions in the Sale and Servicing
                                 Agreement, can occur after the Pool Balance declines to 10% or less of the Original Pool
                                 Balance (with the consent of the Insurer, if such purchase would result in a claim on the Note Policy or would result in any amount owing to the Insurer remaining unpaid), at a redemption price equal to the unpaid principal amount of the Notes of each outstanding Class plus accrued and unpaid interest thereon. See
                                 "Description of the Notes -- Optional
                                 Redemption" herein. The Original Pool Balance will equal the aggregate principal balance of the Receivables as of the Cutoff Date.



  G. Mandatory Redemption.....   The Notes may be accelerated and subject to
                                 immediate payment at par upon the occurrence of an Event of Default under the Indenture. So long as no Insurer Default shall have occurred and be continuing, an Event of Default under the Indenture will occur only upon delivery by the Insurer to the Indenture Trustee of notice of the occurrence of certain events of default under the Insurance and Reimbursement
                                 Agreement, dated as of the Closing Date (the
                                 "Insurance Agreement"), among the Insurer, the Trust, Franklin Resources, the Seller and the
                                 Servicer. In the case of such an Event of Default, the Notes will automatically be accelerated and subject to immediate payment at par plus accrued and unpaid interest. See
                                 "Description of the Notes -- Events of Default" herein. The Note Policy does not guarantee payment of any amounts that become due on an accelerated basis, unless the Insurer elects, in its sole discretion, to pay such amounts in whole or in part. See "The Note Policy -- Note
                                 Policy" herein.


The Note Policy...............   On the Closing Date, the Insurer will issue a
                                 financial guaranty insurance policy (the "Note
                                 Policy") to the Indenture Trustee pursuant to the Insurance Agreement. Pursuant to the Note
                                 Policy, the Insurer will unconditionally and irrevocably guarantee to the Noteholders payment of the Guaranteed Note Distributions
                                 (as defined herein) for each Distribution Date.
                                 See "The Note Policy" and "Description of the
                                 Purchase Agreement and the Trust
                                 Documents -- Distributions" herein. On the
                                 Closing Date, the Seller will make an initial deposit into the Insurance Spread Account (as defined in "The Note Policy -- The Note Policy" herein) of an amount to be agreed to by the Seller and Insurer for the benefit of the Insurer. Amounts in the Insurance Spread Account will be used to reimburse the Insurer for any Guaranteed Note
                                 Distributions or Insurer Optional Deposit. Such account may be funded from amounts received on the Receivables. Additional amounts may be deposited in such account from time to time. In addition, Franklin Resources, Inc. will agree to deposit certain amounts into the Insurance
                                 Spread Account to the extent required by the Insurance Agreement (subject to a maximum limit on such deposits). The Insurance Spread Account will not be an asset of the Trust and Noteholders will have no right to payments therefrom.



Collection Account............   The Servicer will establish one or more
                                 accounts in the name of the Indenture
                                 Collateral Agent (the "Collection Account") for the benefit of the Indenture Trustee, on behalf of the Noteholders, and the Insurer. All payments from Obligors that are received by the Servicer on behalf of the Trust must be deposited into the Collection Account no later than two Business Days prior to the related
                                 Distribution Date. Upon the occurrence of certain events specified herein, all payments from Obligors that are received by the Servicer on behalf of the Trust will be deposited in the Collection Account no later than two Business
                                 Days after receipt thereof.



                                 Pursuant to the Sale and Servicing Agreement, the Indenture Trustee will, on each Distribution Date, apply the Distribution Amount with respect to such Distribution Date to the following (in the priority indicated):
                                 (i) to the Servicer, the Servicing Fee (as defined herein) for the related Monthly Period (to the extent due and unpaid) and any overdue Servicing Fees, (ii) to the Insurer, any accrued and unpaid fees of the Insurer (to the extent such fees have not been previously paid by the Servicer or Franklin Capital), (iii) into the Note Distribution Account, the Noteholders' Interest Distributable Amount,
                                 (iv) into the Note Distribution Account, the
                                 Principal Distributable Amount, (v) to the
                                 Insurer, any interest due on outstanding Surety Draws (as defined below), (vi) to the Insurer, any payments previously made by the Insurer under the Note Policy, and any other discretionary amounts paid by the Insurer (including Insurer Optional Deposits) with respect to Principal Distributable Amounts on any prior Distribution Date (such insurance payments and amounts, the "Surety Draws"),
                                 (vii) into the Insurance Spread Account, to the extent the amount therein is less than the required amount, (viii) to the Servicer, the Excess Servicing Fee (as defined herein) for the related monthly period (to the extent due and unpaid) and any overdue Excess Servicing Fees, and (ix) the remaining balance, if any, to the Seller. See "Description of the Purchase Agreement and the Trust
                                 Documents -- Distributions" and "-- Servicing Compensation and Trustees' Fees" herein and "Description of the

                                 Purchase Agreements and the Trust
                                 Documents -- Collections" in the Prospectus.

                                 The Servicer may deposit collections net of the Servicing Fee for any Monthly Period.


Tax Status....................   In the opinion of Weil, Gotshal & Manges LLP,
                                 special tax counsel to the Trust, for federal income tax purposes the Notes will be characterized as debt and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.
                                 Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as debt for federal income tax purposes. See "Federal
                                 Income Tax Consequences" herein and "Federal
                                 Income Tax Consequences" in the Prospectus.
                                 Investors are encouraged to consult their own advisors concerning state, local and foreign tax consequences of an investment in the Notes.
                                 See "State, Local and Foreign Tax
                                 Considerations" herein.


ERISA Considerations..........   Subject to the conditions and considerations
                                 discussed under "ERISA Considerations," the
                                 Notes are eligible for purchase by pension, profit-sharing or other employee benefit plans as well as individual retirement accounts and certain types of Keogh Plans (each, a "Benefit
                                 Plan"). See "ERISA Considerations" herein and in the Prospectus.


Ratings.......................   It is a condition to issuance that the Class
                                 A-1 Notes and Class A-2 Notes be rated AAA by
                                 Standard & Poor's, a division of The
                                 McGraw-Hill Companies, Inc. ("S&P"), and Aaa by
                                 Moody's Investors Service, Inc. ("Moody's" and together with S&P, the "Rating Agencies"). The ratings by the Rating Agencies of the Notes will be based primarily on the Note Policy.
                                 There is no assurance that the ratings
                                 initially assigned to the Notes will not subsequently be lowered or withdrawn by the Rating Agencies. See "Risk Factors -- Ratings on Securities" herein.

                                  RISK FACTORS

     Prospective Noteholders should consider, in addition to the factors described under "Risk Factors" in the Prospectus, the following risk factors in connection with the purchase of the Notes.

REINVESTMENT RISKS FROM PREPAYMENTS


     The weighted average life of the Notes will be reduced by full prepayments on the Receivables and partial prepayments on the Simple Interest Receivables. A partial prepayment in respect of a Precomputed Receivable less than the amount required to prepay such Receivable in full will be treated as a Payahead until such later Monthly Period with respect to which such Payahead may be applied to either the scheduled payment in respect of such Monthly Period or to prepay such Receivable in full. The Receivables are prepayable at any time without penalty. Prepayments (or, for this purpose, equivalent payments to the Trust) may result from payments by Obligors, liquidations due to default, the receipt of proceeds from physical damage or credit insurance, repurchases by the Seller or Franklin Capital as a result of certain uncured breaches of the warranties made by it with respect to the Receivables, purchases by the Servicer as a result of certain uncured breaches of the covenants made by it in the Sale and Servicing Agreement with respect to the Receivables, payment of Insurer Optional Deposits by the Insurer, or the Servicer exercising its option to purchase all of the remaining Receivables when the Pool Balance is less than 10% of the Original Pool Balance.


     The Servicer has limited historical experience with respect to prepayments, has not prepared data on prepayment rates and is not aware of publicly available industry statistics that set forth principal prepayment experience for motor vehicle retail installment sale contracts similar to the Receivables. For these reasons, none of Franklin Resources, Franklin Capital, the Servicer or the Seller can make any prediction as to the actual prepayment rates that will be experienced on the Receivables.

     The amounts paid to Noteholders with respect to any Distribution Date will include all prepayments on the Receivables received thereon during the related Monthly Period which are not amounts representing Payaheads. As a result, the Notes may be paid in full prior to their respective Final Scheduled Distribution Dates. The Noteholders will bear all reinvestment risk resulting from the timing of payments of principal on the Notes. See "Yield and Prepayment Considerations" in the Prospectus.

CONCENTRATION OF RECEIVABLES


     Economic conditions where Obligors reside may affect the delinquency, loan loss and repossession experience of the Trust with respect to the Receivables. As of the Cutoff Date, Obligors with respect to 72.7%, 9.3% and 6.5% of the Receivables (based on the principal balance of the Receivables and mailing addresses of the Obligors thereon as of the Cutoff Date) were located in California, Nevada and New Mexico, respectively. Economic conditions in California are often volatile and from time to time have been adversely affected by natural disasters, contractions in key industries and declining real estate values. No predictions, however, can be made regarding future economic conditions in California or any other states where Obligors reside. See "The Receivables" herein and in the Prospectus.


LIMITED ASSETS

     The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and the Note Policy. Holders of the Notes must rely for repayment upon payments on the Receivables and payments of claims made under the Note Policy. Similarly, although the Note Policy will be available on each Distribution Date to cover shortfalls in distributions of the Noteholders' Interest Distributable Amount on such Distribution Date and to cover shortfalls in distributions of the Principal Distributable Amount on the Final Scheduled

Distribution Date, if the Insurer defaults on its obligations under the Note Policy, the Trust will depend on current distributions on the Receivables to make payments on the Notes. See "The Insurer" and "The Note Policy" herein.


RATINGS ON NOTES


     A rating is not a recommendation to purchase, hold or sell Notes. The ratings of the Notes address the likelihood of the timely payment of interest on the Notes and the ultimate payment of the principal of the Notes at their maturity. There is no assurance that a rating will remain in effect for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant. In the event that any ratings initially assigned to the Notes were subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the claims-paying ability of the Insurer, no person or entity will be obligated to provide any additional credit enhancement with respect to the Notes. Any reduction or withdrawal of a rating of the Insurer likely would result in a reduction or withdrawal of ratings of the Notes, and may have an adverse effect on the liquidity and market price of the Notes.


EVENTS OF DEFAULT UNDER THE INDENTURE

     So long as no Insurer Default shall have occurred and be continuing, neither the Indenture Trustee nor the Noteholders may declare an Event of Default under the Indenture. So long as an Insurer Default shall not have occurred and be continuing, an Event of Default will occur only upon delivery by the Insurer to the Indenture Trustee of notice of the occurrence of certain events of default under the Insurance Agreement. Upon the occurrence of an Event of Default under the Indenture (so long as an Insurer Default shall not have occurred and be continuing), the Insurer will have the right, but not the obligation, to cause the liquidation, in whole or in part, of the Trust Property, which will result in redemption, in whole or in part, of the Notes. Following the occurrence of an Event of Default, the Indenture Trustee will continue to submit claims under the Note Policy as necessary to enable the Trust to continue to make payments of the Noteholders' Interest Distributable Amount on each Distribution Date and to pay the outstanding Principal Balance on any outstanding Notes on their Final Scheduled Distribution Date. Insurer decisions with respect to defaults may have a significant impact on the weighted average life of the Notes.

RISK OF YEAR 2000

     Many of the world's computer systems currently record years in a two-digit format. Such computer systems may be unable to recognize, interpret or use dates beyond the year 1999 correctly. Because the activities of many businesses are affected by dates or are date-related, the inability to use such date information correctly could lead to business disruptions both in the United States and internationally (the "Year 2000 Problem").


     Franklin Capital's primary exposure, if any, to the Year 2000 Problem would be with regards to the systems it utilizes to service its automobile retail installment sales contracts. Loan servicing systems utilize date calculations to, among other things: (i) determine interest accrued on loans, (ii) properly allocate payments received between interest and principal, and (iii) determine payment due dates. Were the Year 2000 Problem to impact Franklin Capital's servicing systems, problems could result due to, among other things, the (a) misapplication of payments received, leading to disputes with borrowers and (b) inability to properly determine delinquency status which could hinder Franklin Capital's ability to pursue delinquent borrowers. The occurrence of such disruptions could negatively impact cash flow to the Trust and thereby affect the likelihood of receipt of timely payments of interest and ultimate payments of principal by investors in the Notes.


     Franklin Capital uses a combination of internal and external systems to carry out the servicing of its portfolio of loans. The internal system is currently used for limited purposes only such that its functionality should not be affected by the Year 2000 Problem. The external system is provided by a non-affiliated, third-party vendor. The third-party vendor has already completed what it believes to be the necessary systems modifications required to make its system year 2000 compliant. The third-party vendor is currently in the testing phase of its modifications, whereby the vendor in conjunction with several of its clients is verifying that the modifications are indeed effective. The third-party vendor currently expects this testing and the subsequent full implementation to be completed by early 1999. Franklin Capital anticipates that its testing will be completed shortly thereafter.


     Franklin Capital also shares certain auxiliary systems with Franklin Resources, such as accounting, e-mail, networks and telephone switches. Franklin Resources has been working to address the Year 2000 Problem since 1996 and presently anticipates having all of its mission critical systems compliant by February 28, 1999. The Trust will not bear any of the costs and expenses incurred by either Franklin Capital or Franklin Resources in preparing their systems against the Year 2000 Problem.


     Franklin Capital could also be impacted by the Year 2000 Problem through its reliance on other third-party systems, such as externally managed data lines, communications systems, telephone or electrical systems, among others. A failure of such systems would materially and adversely affect Franklin Capital's ability to carry on business in any regular fashion. Although Franklin Resources, on behalf of Franklin Capital, is investigating potential contingency plans for such circumstances, it is not clear that adequate contingency plans could be developed for such failures.

                                USE OF PROCEEDS

     The net proceeds to be received by the Trust from the sale of the Notes will be used to pay to the Seller, and in turn, Franklin Capital, the purchase price for the Receivables.

                                   THE TRUST

     The following information supplements and, to the extent inconsistent therewith, supersedes the information contained in the accompanying Prospectus. Prospective Noteholders should consider, in addition to the information below, the information under "The Trusts" in the accompanying Prospectus.

GENERAL


     The Issuer, Franklin Auto Trust 1998-1, is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes, (iii) making payments on the Notes and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The proceeds of the initial sale of the Notes will be used by the Trust to purchase the Receivables from the Seller pursuant to the Sale and Servicing Agreement.


     The Trust's principal offices are in Delaware, in care of Bankers Trust (Delaware), as Owner Trustee, at the address listed below under "-- The Owner Trustee."

CAPITALIZATION OF THE TRUST

     The following table illustrates the capitalization of the Trust as of the Cutoff Date, as if the issuance and sale of the Notes had taken place on such date:


Class A-1 Notes............................................    $106,000,000
Class A-2 Notes............................................    $ 25,394,000
                                                               ------------
          Total............................................    $131,394,000
                                                               ============


THE OWNER TRUSTEE

     Bankers Trust (Delaware) is the Owner Trustee under the Trust Agreement, is a Delaware banking corporation and its principal offices are located at 1011 Centre Road, Suite 200, Wilmington, Delaware 19825. The Seller, Franklin Resources, the Servicer and their respective affiliates may maintain commercial banking relations with the Owner Trustee and its affiliates. The Owner Trustee will perform limited administrative functions under the Trust Agreement. The Owner Trustee's liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement and the Sale and Servicing Agreement.

                               THE TRUST PROPERTY


     The Trust Property will include the following: (a) prime, non-prime and sub-prime motor vehicle retail installment sale contracts secured by new and used automobiles and light trucks; (b) all payments received thereunder on and after the Cutoff Date, and, with respect to Precomputed Receivables, certain monies representing interest payments and principal payments received thereunder prior to the Cutoff Date that are due on or after the Cutoff Date; (c) such amounts as from time to time may be held in the Collection Account, the Payahead Account and the Note Distribution Account, if any; (d) an assignment of the security interests of Franklin Capital in the Financed Vehicles; (e) certain proceeds from the exercise of rights against Dealers under agreements between Franklin Capital and such Dealers (the "Dealer Agreements"); (f) an assignment of the right to receive proceeds from claims on certain physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors; (g) the rights of the Seller under the Purchase Agreement; (h) the Receivables Files; and (i) certain other rights under the Trust Documents (including, among others, the right of the Seller under the Purchase Agreement to require Franklin Capital to repurchase a Receivable upon breach of certain representations).


     The Receivables were originated by Dealers in accordance with Franklin Capital's requirements under agreements with Dealers for assignment to Franklin Capital, have been so assigned and evidence the indirect financing made available to the Obligors. The Dealers generally assign the Receivables without recourse, except that Dealer Agreements may provide for repurchase or recourse against the Dealer in the event of a breach of a representation or warranty by the Dealer. Although Franklin Capital's rights under the Dealer Agreements have not been assigned to the Trust, and the Trust will not have any rights against any Dealer, Franklin Capital has assigned or will assign to the Seller, and the Seller has assigned or will assign to the Trust, the proceeds from any Receivable repurchased by a Dealer as a result of a breach of a representation or warranty in the related Dealer Agreement. See "The Trusts" in the Prospectus.


     The "Pool Balance" as of the end of any Monthly Period represents the aggregate principal balance of the Receivables (exclusive of Liquidated Receivables) at the end of such Monthly Period, after giving effect to all payments (other than Payaheads remaining in the Payahead Account) received from Obligors and any Purchase Amounts to be remitted by Franklin Capital, the Seller or Servicer, as the case may be, on the Determination Date following such Monthly Period and all losses, including Cram Down Losses, realized on Receivables liquidated during such Monthly Period. The Pool Balance as of the Cutoff Date (the "Original Pool Balance") will be $131,394,490.64. Prior to the Closing Date certain Receivables may be removed and additional Receivables substituted therefor. All of the Receivables must satisfy the eligibility criteria set forth under "The Receivables -- Eligibility Criteria" herein.


     The initial aggregate principal balance of the Receivables may include a small amount in respect of amounts owing from Obligors, in respect of force-placed insurance. Prior to August 1997, Franklin Capital from time to time acquired insurance for the accounts of Obligors who failed to maintain required insurance of their vehicles. An amount in respect of the premiums for such force-placed insurance was added to the principal balance of the related Receivables. In the event that an Obligor later obtains his own insurance, any unearned premiums rebated by the insurer are applied as a prepayment of the related Receivables. The Seller believes that the amount, if any, included in the Original Pool Balance in respect of force-placed insurance is immaterial and that the rebate of any unearned premiums would not result in a material prepayment. As of the date hereof, it is no longer Franklin Capital's policy to force-place insurance. Losses on the Receivables resulting from uninsured losses on the Financed Vehicles will be borne by the Trust.


     Pursuant to the Indenture, the Trust will grant a security interest in the Trust Property in favor of the Indenture Collateral Agent for the benefit of the Indenture Trustee on behalf of the Noteholders and for the benefit of the Insurer in support of the obligations owing to it under the Insurance Agreement. Any proceeds of such security interest in the Trust Property would be distributed according to the Indenture, as described below under "Description of the Purchase Agreement and the Trust Documents -- Distributions." The Insurer would be entitled to such distributions only after payment of amounts owing to, among others, holders of the Notes.

                                THE RECEIVABLES

     The following information supplements the information contained under "The Receivables" in the accompanying Prospectus.

GENERAL


     The Receivables were purchased by Franklin Capital in the ordinary course of business from motor vehicle dealers ("Dealers"). The Receivables will consist of Prime, Non-Prime and Sub-Prime (each as defined in the Prospectus) motor vehicle retail installment sale contracts. See "Risk Factors -- Nature of Receivables; Underwriting Process; Sufficiency of Interest Rates to Cover Losses," "Franklin Capital Corporation -- General" and "-- Credit Evaluation Procedures" in the Prospectus.


ELIGIBILITY CRITERIA


     The Receivables were selected according to several criteria, including those specified under "The Receivables -- General" in the accompanying Prospectus. In addition, the Receivables were selected from Franklin Capital's portfolio of motor vehicle retail installment contracts based on several criteria, including the following: (i) each Receivable has an APR equal to or greater than 6%; (ii) each Receivable has an original term to maturity of not more than 84 months; (iii) as of the Cutoff Date, the most recent Scheduled Payment of each Receivable was made by or on behalf of the Obligor or was not contractually delinquent more than 30 days; (iv) no Financed Vehicle has been repossessed without reinstatement as of the Cutoff Date; and (v) as of the Cutoff Date, no Obligor on any Receivable was the subject of a bankruptcy proceeding commenced following the execution of the related contract. For purposes of clause (iii), a Receivable is considered 30 days delinquent as of the end of the month following the date on which a second consecutive Scheduled Payment has not been made.


COMPOSITION

     The statistical information presented in this Prospectus Supplement, including the summary statistical information set forth below, is based on the Receivables as of the Cutoff Date.


     The distribution by credit quality, the distribution by Financed Vehicle Age, the geographic distribution, the distribution by interest allocation method, the distribution by new and used Financed Vehicles, the distribution by remaining principal balance, the distribution by APR, the distribution by original term and the distribution by remaining term, in each case of the Receivables as of the Cutoff Date, are set forth below.



            CREDIT QUALITY OF THE RECEIVABLES AS OF THE CUTOFF DATE



                                                                                                                 AVERAGE
                          AGGREGATE                    WEIGHTED     WEIGHTED         WEIGHTED       AVERAGE      ORIGINAL
CLASS OF                  PRINCIPAL       NUMBER OF    AVERAGE       AVERAGE         AVERAGE       PRINCIPAL      AMOUNT
RECEIVABLES(1)             BALANCE       RECEIVABLES     APR      ORIGINAL TERM   REMAINING TERM    BALANCE      FINANCED
--------------            ---------      -----------   --------   -------------   --------------   ---------     --------
                                                                   (IN MONTHS)     (IN MONTHS)
Prime................  $ 78,430,885.03      7,160        9.68%        62.45           45.10        $10,954.03   $16,441.08
Non-Prime............    45,967,290.62      5,194       13.83%        63.18           39.53          8,850.08    15,203.47
Sub-Prime............     6,996,314.98        924       18.77%        58.46           39.66          7,571.77    11,856.34
                       ---------------     ------       -----         -----           -----        ----------   ----------
Total................  $131,394,490.64     13,278       11.62%        62.49           42.86        $10,037.89   $15,764.35


---------------

(1) The Receivables have been allocated to the Prime, Non-Prime and Sub-Prime catgories based on Franklin Capital's underwriting criteria. There can be no assurance that greater percentages would not be classified as Non-Prime or
    Sub-Prime under criteria used by other auto lenders. See "            " in
    the Prospectus.

        GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES AS OF THE CUTOFF DATE



                                                                   AGGREGATE
                                                  NUMBER OF        PRINCIPAL
STATE(1)                                         RECEIVABLES        BALANCE         BALANCE(3)
--------                                         -----------       ---------        ----------
Arizona........................................       538       $  4,422,512.18          3.4%
California.....................................     9,416         95,529,775.57         72.7%
Kansas.........................................       130          1,857,136.26          1.4%
Nevada.........................................     1,123         12,247,677.28          9.3%
New Mexico.....................................       975          8,535,662.78          6.5%
Utah...........................................       389          3,389,616.73          2.6%
Other(2).......................................       707          5,412,109.84          4.1%
                                                   ------       ---------------       ------
          Total................................    13,278       $131,394,490.64        100.0%
                                                   ======       ===============       ======


---------------
(1) Based on billing addresses of the Obligors as of the Cutoff Date.


(2) Includes states with concentrations less than 1% by principal balance.



(3) Percentages may not add to 100.0% because of rounding.



 DISTRIBUTION BY INTEREST ALLOCATION METHOD OF THE RECEIVABLES AS OF THE CUTOFF
                                      DATE



                                                                                    PERCENTAGE
                                                                   AGGREGATE       OF AGGREGATE
                                                  NUMBER OF        PRINCIPAL        PRINCIPAL
INTEREST ALLOCATION METHOD                       RECEIVABLES        BALANCE         BALANCE(2)
--------------------------                       -----------       ---------       ------------
Precomputed Receivables(1).....................     6,267       $ 53,284,201.41        40.6%
Simple Interest Receivables....................     7,011         78,110,289.22        59.4%
                                                   ------       ---------------       -----
          Total................................    13,278       $131,394,490.64       100.0%
                                                   ======       ===============       =====


---------------

(1) All of the Precomputed Receivables are Rule of 78's Receivables.



(2) Percentages may not add to 100.0% because of rounding.


         DISTRIBUTION BY REMAINING PRINCIPAL BALANCE OF THE RECEIVABLES
                             AS OF THE CUTOFF DATE


                                                                                    PERCENTAGE
                                                                   AGGREGATE       OF AGGREGATE
RANGE OF REMAINING                                NUMBER OF        PRINCIPAL        PRINCIPAL
PRINCIPAL BALANCE                                RECEIVABLES        BALANCE         BALANCE(1)
------------------                               -----------       ---------       ------------
$      0.00 to $ 4,999.99......................     3,197         10,815,411.38         8.2%
$ 5,000.00 to $ 9,999.99.......................     4,187         31,298,338.57        23.8%
$10,000.00 to $14,999.99.......................     3,617         44,209,633.27        33.6%
$15,000.00 to $19,999.99.......................     1,457         24,851,952.89        18.9%
$20,000.00 to $24,999.99.......................       553         12,244,826.53         9.3%
$25,000.00 to $29,999.99.......................       176          4,720,319.66         3.6%
$30,000.00 or greater..........................        91          3,254,008.34         2.5%
                                                   ------       ---------------       -----
          Total................................    13,278       $131,394,490.64       100.0%
                                                   ======       ===============       =====


---------------

(1) Percentages may not add to 100.0% because of rounding.

     DISTRIBUTION BY ANNUAL PERCENTAGE RATE OF THE RECEIVABLES AS OF THE CUTOFF
                                        DATE


                                                                                    PERCENTAGE
                                                                   AGGREGATE       OF AGGREGATE
RANGE OF ANNUAL                                   NUMBER OF        PRINCIPAL        PRINCIPAL
PERCENTAGE RATE                                  RECEIVABLES        BALANCE         BALANCE(1)
---------------                                  -----------       ---------       ------------
 7.00% to  7.99%...............................     1,857       $ 16,368,587.52        12.5%
 8.00% to  8.99%...............................     2,048         21,004,582.00        16.0%
 9.00% to  9.99%...............................     2,135         22,435,157.29        17.1%
10.00% to 10.99%...............................     1,654         17,048,120.41        13.0%
11.00% to 11.99%...............................     1,061         10,963,664.76         8.3%
12.00% to 12.99%...............................       936          9,319,917.21         7.1%
13.00% to 13.99%...............................       621          5,941,108.77         4.5%
14.00% to 14.99%...............................       496          4,391,265.21         3.3%
15.00% to 15.99%...............................       520          4,385,253.15         3.3%
16.00% to 16.99%...............................       451          4,414,554.36         3.4%
17.00% to 17.99%...............................       294          3,067,040.37         2.3%
18.00% to 18.99%...............................       336          3,473,857.88         2.6%
19.00% to 19.99%...............................       384          4,323,530.22         3.3%
20.00% and greater.............................       465          4,257,851.49         3.2%
                                                   ------       ---------------       -----
          Total................................    13,278       $131,394,490.64       100.0%
                                                   ======       ===============       =====


---------------

(1) Percentages may not add to 100.0% because of rounding.



       DISTRIBUTION BY ORIGINAL TERM OF THE RECEIVABLES AS OF THE CUTOFF DATE



                                                                                    PERCENTAGE
                                                                   AGGREGATE       OF AGGREGATE
                                                  NUMBER OF        PRINCIPAL        PRINCIPAL
RANGE OF ORIGINAL TERM                           RECEIVABLES        BALANCE         BALANCE(1)
----------------------                           -----------       ---------       ------------
24 Months and Under............................        46       $    242,069.92         0.2%
25 to 36 Months................................       341          2,229,364.10         1.7%
37 to 48 Months................................       948          7,599,713.85         5.8%
49 to 60 Months................................     8,559         78,908,867.64        60.1%
61 to 72 Months................................     3,318         41,167,730.71        31.3%
73 to 84 Months................................        66          1,246,744.42         0.9%
                                                   ------       ---------------       -----
          Total................................    13,278       $131,394,490.64       100.0%
                                                   ======       ===============       =====


    DISTRIBUTION BY REMAINING TERM OF THE RECEIVABLES AS OF THE CUTOFF DATE


                                                                                    PERCENTAGE
                                                                   AGGREGATE       OF AGGREGATE
                                                  NUMBER OF        PRINCIPAL        PRINCIPAL
RANGE OF REMAINING TERM                          RECEIVABLES        BALANCE         BALANCE(1)
-----------------------                          -----------       ---------       ------------
24 Months and Under............................     4,604       $ 21,049,042.32        16.0%
25 to 36 Months................................     2,400         21,670,383.00        16.5%
37 to 48 Months................................     2,596         31,790,008.59        24.2%
49 to 60 Months................................     2,919         42,500,558.47        32.3%
61 to 72 Months................................       739         13,896,753.91        10.6%
73 to 84 Months................................        20            487,744.34         0.4%
                                                   ------       ---------------       -----
          Total................................    13,278       $131,394,490.64       100.0%
                                                   ======       ===============       =====


---------------
(1) Percentages may not add to 100.0% because of rounding.

DELINQUENCY AND LOSS EXPERIENCE

     Franklin Capital began operations in November 1993. The table below sets forth the delinquency and loss experience as of the end of each of the periods indicated. The information set forth in the following table may be affected by the size, growth and decline, and seasoning of the Receivables. Accordingly, no assurances can be given that the delinquency and loss experience presented in the tables below will be indicative of such experience on the Receivables.

                          FRANKLIN CAPITAL CORPORATION
                   HISTORICAL DELINQUENCY AND LOSS EXPERIENCE


                                                             AS OF                                             AS OF
                                  ------------------------------------------------------------    -------------------------------
                                  SEPTEMBER 30    SEPTEMBER 30    SEPTEMBER 30    SEPTEMBER 30        JUNE               JUNE
DELINQUENCY EXPERIENCE              1994(1)           1995            1996            1997            1997               1998
----------------------            ------------    ------------    ------------    ------------        ----               ----
Portfolio Outstanding at end of
 period(2)......................  $160,635,623    $225,575,436    $174,589,677    $154,271,605    $154,995,826       $164,182,493
Delinquencies at end of
 period(3)
 30-59 days.....................  $  2,442,313    $  9,217,070    $  4,129,543    $  1,929,654    $  2,385,855       $  1,190,679
 60-89 days.....................       733,619       3,252,750       1,969,257         729,097       1,078,090            428,597
 90 days or more................       400,740       3,761,131       2,067,850       1,326,175       1,135,224            693,176
                                  ------------    ------------    ------------    ------------    ------------       ------------
Total delinquencies.............  $  3,576,672    $ 16,230,951    $  8,166,650    $  3,984,926    $  4,599,169       $  2,312,451
                                  ------------    ------------    ------------    ------------    ------------       ------------
Total delinquencies as a
 percentage of portfolio
 outstanding at end of period...           2.2%            7.2%            4.7%            2.6%            3.0%               1.4%
                                  ============    ============    ============    ============    ============       ============



                                                   DURING FISCAL YEARS ENDED                         DURING NINE MONTHS ENDED
                                  ------------------------------------------------------------    -------------------------------
                                  SEPTEMBER 30    SEPTEMBER 30    SEPTEMBER 30    SEPTEMBER 30        JUNE               JUNE
CREDIT/LOSS EXPERIENCE              1994(1)           1995            1996            1997            1997               1998
----------------------            ------------    ------------    ------------    ------------        ----               ----
Average portfolio outstanding
 during period(2,4).............  $ 66,586,803(b) $225,203,667(b) $196,747,716    $162,745,276    $165,496,266       $156,829,260
Average number of loans
 outstanding during period......           n/a             n/a             n/a          14,780          14,855             15,065
Number of repossessions during
 period.........................           n/a             n/a             n/a             760             598                390
Repossessions as a percentage of
 average number of loans
 outstanding during period......           n/a             n/a             n/a             5.1%            5.4%*              3.5%*
Gross charge-off(5).............  $    210,842    $  7,039,263    $ 12,082,834    $  6,580,261    $  5,270,050       $  2,409,242
Recoveries(6)...................         4,242         649,374       1,408,190       1,854,461       1,521,453            773,821
                                  ------------    ------------    ------------    ------------    ------------       ------------
Net losses......................  $    206,600    $  6,389,889    $ 10,674,644    $  4,725,800    $  3,748,597       $  1,635,420
                                  ------------    ------------    ------------    ------------    ------------       ------------
Net losses as a percentage of
 average portfolio outstanding
 during the period..............           0.3%            2.8%            5.4%            2.9%            3.0%*              1.4%*
                                  ============    ============    ============    ============    ============       ============


---------------
Key --  (a) Annualized
        (b) Simple average using Franklin Capital figures

Notes

(1) Franklin Capital commenced lending operations in December 1993 and consequently 1994 data represents 9 months of activity.


(2) For Simple Interest contracts, Portfolio Outstanding represents the outstanding principal balance plus the insurance receivable (if any). For Rule of 78's contracts, Portfolio Outstanding represents the gross receivable less unearned discount, unearned insurance receivable (if any), and unearned insurance interest receivable (if any). Portfolio Outstandings are reduced by any rejected or unapplied payments, but such amounts are not subtracted from the balances of delinquent contracts. Starting in February 1996, Portfolio Outstanding also includes unearned dealer reserve.


(3) The period of delinquency is based on the number of days scheduled payments are contractually past due. Includes receivables on hand that have not been charged-off.

(4) Average calculated on a daily basis, except as noted.


(5) Gross charge-offs represents the outstanding balance (calculated as per 2 above) of contracts charged off in the period less proceeds from the disposition of the collateral, net of any repossessions expenses, and unearned Dealer reserve.



(6) Recoveries represents amounts received on previously charged off contracts net of recovery expenses.

     Franklin Capital's motor vehicle retail installment sale contracts portfolio experienced an upward trend in losses that peaked roughly at the end of 1996. During this period, Franklin Capital significantly increased its origination volume. The rapid expansion brought with it, among other things, greater occurrences of Dealer fraud and applicant fraud, and a decreased ability of Franklin Capital to manage its rapid expansion. As a result, Franklin Capital curtailed its expansion plans and proceeded to reexamine its origination and servicing processes. Franklin Capital implemented an extensive verification process to detect and thwart Dealer and applicant fraud as well as new underwriting guidelines. From the end of 1996 through the present, Franklin Capital's portfolio motor vehicle retail installment sale contracts experienced a reversal of the upward trend of losses on receivables. Franklin Capital believes that the improved loss and delinquency experience is attributable to a large degree to its revised underwriting procedures adopted in early 1996.

                                  THE INSURER

     The following information has been obtained from MBIA Insurance Corporation (the "Insurer") and has not been verified by the Seller, the Servicer or the Underwriters. No representations or warranty are made by the Seller, the Servicer or the Underwriters with respect thereto.


     The Insurer is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against the Insurer. The Insurer is domiciled in the State of New York and licensed to do business in and subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and Territory of Guam. The Insurer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Insurer, changes in control and transactions among affiliates. Additionally, the Insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.



     Effective February 17, 1998, MBIA Inc. acquired all of the outstanding stock of Capital Markets Assurance Corporation ("CMAC") through a merger with its parent CapMAC Holdings, Inc. Pursuant to a reinsurance agreement, CMAC has ceded all of its net insured risks (including any amounts due but unpaid from third party reinsurers), as well as its unearned premiums and contingency reserves, to the Insurer. MBIA Inc. is not obligated to pay the debts of or claims against CMAC.



     The consolidated financial statements of the Insurer, a wholly owned subsidiary of MBIA Inc. and its subsidiaries as of December 31, 1997 and December 31, 1996 and for each of the three years in the period ended December 31, 1997, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 1997 and the consolidated financial statements of the Insurer and its subsidiaries as of June 30, 1998 and for the six month periods ending June 30, 1998 and June 30, 1997 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ending June 30, 1998, are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof.


     The tables below present selected financial information of the Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP"):


                                                                     SAP
                                                      ----------------------------------
                                                      DECEMBER 31, 1997    JUNE 30, 1998
                                                          (AUDITED)         (UNAUDITED)
                                                      -----------------    -------------
                                                                (IN MILLIONS)
Admitted Assets.....................................       $5,256             $6,048
Liabilities.........................................       $3,496             $3,962
Capital and Surplus.................................       $1,760             $2,086



                                                                     GAAP
                                                      ----------------------------------
                                                      DECEMBER 31, 1997    JUNE 30, 1998
                                                          (AUDITED)         (UNAUDITED)
                                                      -----------------    -------------
                                                                (IN MILLIONS)
Assets..............................................       $5,988             $6,794
Liabilities.........................................       $2,624             $2,977
Shareholder's Equity................................       $3,364             $3,817


     Copies of the financial statements of the Insurer referenced herein and copies of the Insurer's 1997 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the Insurer. The address of the Insurer is 113 King Street, Armonk, New York 10504. The telephone number of the Insurer is (914) 273-4545.



     The Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Insurer set forth under the headings "The Insurer." Additionally, the Insurer makes no representation regarding the Notes or the advisability of investing in the Notes.



     The Note Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law. The
Property/Casualty Insurance Fund will offer no protection to the Noteholders. The Property/Casualty Insurance Fund provides for the payment of certain insurance claims against insolvent insurers.


     S&P rates the claims paying ability of the Insurer "AAA."

     Fitch IBCA, Inc. (formerly known as Fitch Investors Service, L.P.) rates the claims paying ability of the Insurer "AAA."


     Moody's rates the claims paying ability of the Insurer "Aaa."


     Each rating of the Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.


     The above ratings are not recommendations to buy, sell or hold the Notes, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Notes. The Insurer does not guaranty the market price of the Notes nor does it guaranty that the ratings on the Notes will not be revised or withdrawn.

                            DESCRIPTION OF THE NOTES

GENERAL

     The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the accompanying Prospectus, to which description reference is hereby made.

     The Notes will be offered for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. Persons acquiring beneficial interests in the Notes will hold their interests through DTC in the United States or Cedel or Euroclear in Europe. See "Certain Information Regarding the Securities -- Book-Entry Registration" in the Prospectus and Annex 1 thereto.

PAYMENTS OF INTEREST


     Interest on the principal amount of each Class of Notes will accrue at the applicable Interest Rate and will be payable to the Noteholders of such Class monthly on each Distribution Date, commencing October 15, 1998. Interest will accrue from and including the fifteenth day of the calendar month preceding the Distribution Date to but excluding the fifteenth day of the following calendar month (each, an "Interest Period"). Interest on the Class A-1 Notes and Class A-2 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date, together with, to the extent permitted by law, interest on such amount at the applicable Interest Rate. Interest payments on the Notes will be made from the Distribution Amount (as defined herein) after payment of accrued and unpaid Servicing Fee and payment of any accrued and unpaid fees of the Insurer. See "Description of the Purchase Agreement and the Trust Documents -- Distributions" herein.


PAYMENTS OF PRINCIPAL


     Principal payments will be made to the Noteholders on each Distribution Date in an amount equal to the sum of the Principal Distributable Amount for the calendar month (the "Monthly Period") preceding such Distribution Date. The Principal Distributable Amount will equal the excess of (i) the aggregate outstanding principal balance of the Notes as of the preceding Distribution Date (after giving effect to distributions thereon) or in the case of the first Distribution Date as of the Closing Date, over (ii) the Month-End Pool Balance as of the end of the preceding Monthly Period. The "Month-End Pool Balance" as of the end of any Monthly Period (other than the initial Monthly Period) represents the Pool Balance for the immediately preceding Monthly Period, or in the case of the initial Monthly Period the Original Pool Balance, less an amount equal to the sum of the following amounts with respect to the related Monthly Period, computed, with respect to Simple Interest Receivables, in accordance with the simple interest method, and, with respect to Precomputed Receivables, in accordance with the actuarial method: (i) that portion of all collections on Receivables allocable to principal, including full and, with respect to Simple Interest Receivables, partial principal prepayments, received during such Monthly Period (including, with respect to Precomputed Receivables, amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account) with respect to such Monthly Period, (ii) the principal balance of each Receivable that was repurchased by Franklin Capital, the Seller or the Servicer as of the last day of such Monthly Period, (iii) at the option of the Insurer, the outstanding principal balance of those Receivables that were required to be repurchased by the Seller and/or Franklin Capital during such Monthly Period but were not so repurchased, (iv) without duplication of amounts in clause (ii), the principal balance of each Receivable that became a Liquidated

Receivable during such Monthly Period, and (v) the aggregate amount of Cram Down Losses during such Monthly Period. The Pool Balance as of the Cutoff Date (the "Original Pool Balance") will be $131,394,490.64. All of the Receivables must satisfy the eligibility criteria set forth under "The Receivables -- Eligibility Criteria" herein. Principal payments on the Notes will be made from the Distribution Amount after payment of accrued and unpaid Servicing Fee, payment of any accrued and unpaid fees of the Insurer, and after distribution of the Noteholders' Interest Distributable Amount. See "Description of the Purchase Agreement and the Trust Documents -- Distributions" herein.


     Principal payments on the Notes will be applied on each Distribution Date sequentially, to the Class A-1 Notes and the Class A-2 Notes in that order, until the respective principal amount of each such Class of Notes has been paid in full so that no principal will be paid on the Class A-2 Notes until the principal of the Class A-1 Notes has been paid in full. In addition, the outstanding principal amount of the Notes of any Class, to the extent not previously paid, will be payable on the respective Final Scheduled Distribution Date for such Class. The actual date on which the aggregate outstanding principal amount of any Class of Notes is paid may be earlier than the Final Scheduled Distribution Date for such Class, depending on a variety of factors.

DISTRIBUTION PRIORITIES


     On each Distribution Date, for so long as any Class of Notes remains outstanding, and except as otherwise described herein, the Principal Distributable Amount (as defined herein) for such date will be distributed to the holders of the respective Classes of Notes for the following purposes and the following order of priority: first, to the Class A-1 Notes, until the principal balance of such Notes is reduced to zero; and second, to the Class A-2 Notes, until the principal balance of such Notes is reduced to zero.


OPTIONAL REDEMPTION


     The Class A-1 Notes and Class A-2 Notes, to the extent still outstanding, may be redeemed in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Receivables. The Servicer may purchase the Receivables when the Pool Balance has declined to 10% or less of the Original Pool Balance (with the consent of the Insurer, if such purchase would result in a claim on the Note Policy or would result in any amount owing to the Insurer remaining unpaid), as described in the accompanying Prospectus under "Description of the Purchase Agreements and the Trust
Documents -- Termination." Such redemption will effect early retirement of the Notes of such Class. The redemption price will be equal to the unpaid principal amount of the Notes of each Class, plus accrued and unpaid interest thereon (the "Redemption Price"). To the extent that there are subsequent recoveries on Receivables charged off prior to termination of the Trust, such recoveries will not be remitted to Noteholders.


EVENTS OF DEFAULT


     Unless an Insurer Default shall have occurred and be continuing, "Events of Default" under the Indenture will consist of those events defined in the Insurance Agreement as Insurance Agreement Trigger Events, and will constitute an Event of Default under the Indenture only if the Insurer shall have delivered to the Indenture Trustee, and not rescinded, a written notice specifying that any such Insurance Agreement Trigger Events constitutes an Event of Default under the Indenture. "Insurance Agreement Trigger Events" consist of: (i) a demand for payment being made under the Note Policy in excess of the amount available from the Insurance Spread Account or from Franklin Resources; (ii) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust, the Seller or the Servicer; (iii) the Trust becoming taxable as an association (or publicly traded partnership) taxable as a corporation for federal or state income tax purposes; (iv) on any Distribution Date, the sum of the Available Funds with respect to such Distribution Date being less than the sum of the amounts described in clauses 1-6 under "Description of the Purchase

Agreement and the Trust Documents -- Distributions" herein; (v) any failure to observe or perform in any material respect any other covenants or agreements in the Indenture, or any representation or warranty of the Trust made in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith proving to have been incorrect in any material respect when made, and such failure continuing or not being cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect not having been eliminated or otherwise cured, for 30 days after the giving of written notice of such failure or incorrect representation or warranty to the Trust, the Servicer and the Indenture Trustee by the Insurer; (vi) any failure by Franklin Resources, the Seller and the Servicer, to perform in a material respect any other covenants or agreements in the Trust Documents or Insurance Agreement, and such failure continuing or not being cured, for 30 days after the giving of written notice of such failure to the defaulting party by the Insurer; (vii) any of the Indenture or Trust Documents ceases to be in full force and effect; and (viii) the security interest of the Indenture Trustee in the Trust Property ceases to be in effect or ceases to be a first priority perfected security interest, for 30 days after written notice of such is delivered to the Servicer by the Insurer.



     Upon the occurrence of an Event of Default, so long as an Insurer Default shall not have occurred and be continuing, the Insurer will have the right, but not the obligation, to cause the Indenture Collateral Agent to liquidate the Trust Property in whole or in part, on any date or dates following the acceleration of the Notes due to such Event of Default as the Insurer, in its sole discretion, shall elect, and to deliver the proceeds of such liquidation to the Indenture Trustee for distribution in accordance with the terms of the Indenture. The Insurer may not, however, cause the Indenture Collateral Agent to liquidate the Trust Property in whole or in part if the proceeds of such liquidation would not be sufficient to pay all outstanding principal of and accrued interest on the Notes, unless such Event of Default arose from a claim being made on the Note Policy or from certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. Following the occurrence of any Event of Default, the Indenture Trustee and the Owner Trustee will continue to submit claims under the Note Policy for any shortfalls in the Guaranteed Note Distributions on the Notes. Following any Event of Default under the Indenture, the Insurer may elect to pay all or any portion of the outstanding principal amount due on the Notes (to the extent of the Principal Distributable Amount), plus accrued interest thereon. See "The Note Policy" herein.


     If an Insurer Default has occurred and is continuing, "Events of Default" under the Indenture will consist of the Events of Default described in the accompanying Prospectus under "The Notes -- The Indenture," and the Indenture Trustee will have the rights under the Indenture described therein.

                      WEIGHTED AVERAGE LIFE CONSIDERATIONS

     The rate of payment of principal of each Class of Notes will depend on the rate of payment (including prepayments) of the principal balance of the Receivables. As a result, final payment of any Class of Notes could occur significantly earlier than the Final Scheduled Distribution Date for such Class of Notes. Reinvestment risk associated with early payment of the Notes will be borne exclusively by the Noteholders.

     Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

     The table captioned "Percent of Initial Note Principal Balance at Various ABS Percentages" (the "ABS Table") has been prepared on the basis of the following assumptions: (i) the Trust includes 3 pools of Receivables with the characteristics set forth in the following table; (ii) the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases; (iii) each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days; (iv) the initial principal amount of each Class of Notes are as set forth on the cover page hereof; (v) interest accrues during each Interest Period at the applicable Interest Rate; (vi) payments on the Notes are made on the 15th day of each month whether or not a Business Day; (vii) the Notes are purchased on the Closing Date; (viii) the scheduled monthly payment for each Receivable has been calculated on the basis of the assumed characteristics in the following table such that each Receivable will amortize in amounts sufficient to repay the principal balance of such Receivable by its indicated remaining term to maturity; (ix) the first due date for each Receivable is in the month after the Cutoff Date; (x) the Cutoff Date is September 1, 1998; and (xi) the Servicer does not exercise its option to purchase the Receivables.



                                                                 ORIGINAL TERM      REMAINING TERM
                                   AGGREGATE                      TO MATURITY        TO MATURITY
           POOL                PRINCIPAL BALANCE       APR        (IN MONTHS)        (IN MONTHS)
           ----                -----------------       ---       -------------      --------------
1..........................     $ 42,414,475.13       11.36%          72                  49
2..........................     $ 78,908,867.64       11.64%          60                  41
3..........................     $ 10,071,147.86       12.54%          45                  32
          Total............     $131,394,490.64       11.62%          63                  43


     The ABS Table indicates, based on the assumptions set forth above, the percentages of the initial principal amount of each Class of Notes that would be outstanding after each of the Distributions Dates shown at various percentages of ABS and the corresponding weighted average lives of such Notes. The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of Receivables could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of each Class of Notes.

                   PERCENT OF INITIAL NOTE PRINCIPAL BALANCE
                           AT VARIOUS ABS PERCENTAGES


                                                           CLASS A-1 NOTES (1)                 CLASS A-2 NOTES (2)
                                                    ---------------------------------   ---------------------------------
DISTRIBUTION DATE                                   0.50%    1.00%    1.50%    2.00%    0.50%    1.00%    1.50%    2.00%
-----------------                                   -----    -----    -----    -----    -----    -----    -----    -----
Closing Date......................................  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
10/15/98..........................................   96.94    96.10    95.01    93.55   100.00   100.00   100.00   100.00
11/15/98..........................................   93.88    92.23    90.10    87.24   100.00   100.00   100.00   100.00
12/15/98..........................................   90.83    88.40    85.27    81.07   100.00   100.00   100.00   100.00
01/15/99..........................................   87.78    84.61    80.52    75.04   100.00   100.00   100.00   100.00
02/15/99..........................................   84.74    80.86    75.86    69.15   100.00   100.00   100.00   100.00
03/15/99..........................................   81.70    77.15    71.28    63.40   100.00   100.00   100.00   100.00
04/15/99..........................................   78.66    73.47    66.79    57.80   100.00   100.00   100.00   100.00
05/15/99..........................................   75.63    69.84    62.38    52.35   100.00   100.00   100.00   100.00
06/15/99..........................................   72.61    66.25    58.06    47.05   100.00   100.00   100.00   100.00
07/15/99..........................................   69.58    62.70    53.83    41.91   100.00   100.00   100.00   100.00
08/15/99..........................................   66.57    59.20    49.69    36.91   100.00   100.00   100.00   100.00
09/15/99..........................................   63.56    55.74    45.65    32.08   100.00   100.00   100.00   100.00
10/15/99..........................................   60.55    52.32    41.69    27.41   100.00   100.00   100.00   100.00
11/15/99..........................................   57.55    48.95    37.84    22.90   100.00   100.00   100.00   100.00
12/15/99..........................................   54.56    45.62    34.08    18.55   100.00   100.00   100.00   100.00
01/15/00..........................................   51.57    42.34    30.42    14.37   100.00   100.00   100.00   100.00
02/15/00..........................................   48.59    39.11    26.86    10.37   100.00   100.00   100.00   100.00
03/15/00..........................................   45.61    35.92    23.40     6.53   100.00   100.00   100.00   100.00
04/15/00..........................................   42.64    32.79    20.04     2.87   100.00   100.00   100.00   100.00
05/15/00..........................................   39.68    29.70    16.79     0.00   100.00   100.00   100.00    97.45
06/15/00..........................................   36.73    26.66    13.65     0.00   100.00   100.00   100.00    83.67
07/15/00..........................................   33.78    23.68    10.61     0.00   100.00   100.00   100.00    70.65
08/15/00..........................................   30.84    20.75     7.68     0.00   100.00   100.00   100.00    58.41
09/15/00..........................................   27.91    17.67     4.87     0.00   100.00   100.00   100.00    46.95
10/15/00..........................................   24.98    15.05     2.16     0.00   100.00   100.00   100.00    36.29
11/15/00..........................................   22.07    12.28     0.00     0.00   100.00   100.00    98.22    26.45
12/15/00..........................................   19.16     9.56     0.00     0.00   100.00   100.00    87.91    17.42
01/15/01..........................................   16.26     6.91     0.00     0.00   100.00   100.00    78.08    12.24
02/15/01..........................................   13.37     4.31     0.00     0.00   100.00   100.00    68.76     7.64
03/15/01..........................................   10.49     1.77     0.00     0.00   100.00   100.00    59.94     3.63
04/15/01..........................................    7.62     0.00     0.00     0.00   100.00    97.03    51.64     0.23
05/15/01..........................................    4.76     0.00     0.00     0.00   100.00    86.92    43.86     0.00
06/15/01..........................................    2.20     0.00     0.00     0.00   100.00    77.99    37.18     0.00
07/15/01..........................................    0.00     0.00     0.00     0.00    98.54    69.29    30.99     0.00
08/15/01..........................................    0.00     0.00     0.00     0.00    87.93    60.83    25.29     0.00
09/15/01..........................................    0.00     0.00     0.00     0.00    77.37    52.61    20.10     0.00
10/15/01..........................................    0.00     0.00     0.00     0.00    66.84    44.64    15.43     0.00
11/15/01..........................................    0.00     0.00     0.00     0.00    56.36    36.93    11.27     0.00
12/15/01..........................................    0.00     0.00     0.00     0.00    45.93    29.47     7.64     0.00
01/15/02..........................................    0.00     0.00     0.00     0.00    35.54    22.27     4.55     0.00
02/15/02..........................................    0.00     0.00     0.00     0.00    25.20    15.33     2.00     0.00
03/15/02..........................................    0.00     0.00     0.00     0.00    21.99    13.10     1.10     0.00
04/15/02..........................................    0.00     0.00     0.00     0.00    18.79    10.96     0.38     0.00
05/15/02..........................................    0.00     0.00     0.00     0.00    15.62     8.91     0.00     0.00
06/15/02..........................................    0.00     0.00     0.00     0.00    12.46     6.94     0.00     0.00
07/15/02..........................................    0.00     0.00     0.00     0.00     9.32     5.07     0.00     0.00
08/15/02..........................................    0.00     0.00     0.00     0.00     6.19     3.28     0.00     0.00
09/15/02..........................................    0.00     0.00     0.00     0.00     3.09     1.59     0.00     0.00
10/15/02..........................................    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
11/15/02..........................................    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
Weighted Average Life.............................    1.43     1.23     1.00     0.78     3.32     3.12     2.70     2.05


---------------

(1) The Class A-1 Final Scheduled Distribution Date is         , 200  ; payment
    of interest and principal in full of the Class A-1 Notes on such date is guaranteed by the Note Policy to the extent described herein.



(2) The Class A-2 Final Scheduled Distribution Date is         , 200  ; payment
    of interest and principal in full of the Class A-2 Notes on such date is guaranteed by the Note Policy to the extent described herein.



(3) The weighted average life of the Notes is determined by (a) assuming that the Servicer does not exercise its option to purchase the Receivables, and
    (b) (i) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the related initial principal amount of the note.

         DESCRIPTION OF THE PURCHASE AGREEMENT AND THE TRUST DOCUMENTS


     The following summary describes certain terms of the Purchase Agreement (the "Purchase Agreement"), and the Sale and Servicing Agreement and the Trust Agreement (together, the "Trust Documents"). Forms of the Purchase Agreement and the Trust Documents have been filed as exhibits to the Registration Statement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Purchase Agreement and the Trust Documents. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Purchase Agreement and the Trust Documents (as such terms are used in the Prospectus) set forth in the Prospectus, to which description reference is hereby made.


SALE AND ASSIGNMENT OF RECEIVABLES

     Certain information with respect to the sale of the Receivables by Franklin Capital to the Seller pursuant to the Purchase Agreement and the conveyance of the Receivables from the Seller to the Trust on the Closing Date pursuant to the Sale and Servicing Agreement is set forth under "Description of the Purchase Agreements and the Trust Documents -- Sale and Assignment of Receivables" in the accompanying Prospectus.

ACCOUNTS


     The Servicer will establish and maintain one or more accounts, in the name of the Indenture Collateral Agent, for the benefit of the Indenture Trustee, on behalf of the Noteholders and the Insurer, into which all payments made on or with respect to the Receivables will be deposited (the "Collection Account"). All payments from Obligors that are received by the Servicer on behalf of the Trust may be commingled with other assets of the Servicer and need not be deposited in the Collection Account until two Business Days prior to the related Distribution Date. Such collections may be remitted less any payments owed thereon to the Servicer. However, at any time that and for so long as (i) there exists a Servicer Default, (ii) there exists an Insurer Default, (iii) Franklin Capital is not the Servicer, (iv) the Servicer's (or if the Servicer is Franklin Capital, then Franklin Resources) short term obligations are not rated at least A-1 by S&P and P-1 by Moody's, or (v) any other condition to making deposits less frequently than every two Business Days as may be specified by the Rating Agencies is not satisfied, the Servicer will be required to deposit into the Collection Account all payments from Obligors received by the Servicer on behalf of the Trust, no later than two Business Days after receipt thereof. Pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds.


     The Servicer will also establish and maintain an account, in the name of the Indenture Collateral Agent, for the benefit of the Indenture Trustee, on behalf of the Noteholders, and the Insurer in which amounts released from the Collection Account for distribution to Noteholders will be deposited and from which all distributions to Noteholders will be made (the "Note Distribution Account").

     In addition, the Servicer will also establish and will maintain the Payahead Account in the name of the Indenture Collateral Agent for the benefit of the Indenture Trustee, on behalf of the Noteholders and the Insurer.


     All such Accounts shall be Eligible Deposit Accounts (as defined in the Prospectus) and acceptable to the Insurer (so long as no Insurer Default has occurred and is continuing).



SERVICING COMPENSATION AND TRUSTEES' FEES


     The Servicer is entitled under the Sale and Servicing Agreement on each Distribution Date to (i) a servicing fee (the "Servicing Fee") for the related Monthly Period equal to the lesser of

(1) one-twelfth of 1.25% per annum multiplied by the outstanding Pool Balance, and (2) the sum of (a) with respect to Prime Receivables, one-twelfth of 1.0% per annum (the "Prime Servicing Fee Rate") multiplied by that portion of the Pool Balance consisting of, to Prime Receivables, (b) with respect to Non-Prime Receivables, one-twelfth of 1.5% per annum (the "Non-Prime Servicing Fee Rate") multiplied by that portion of the Pool Balance consisting of, to Non-Prime Receivables, and (c) with respect to Sub-Prime Receivables, one-twelfth of 2.0% per annum (the "Sub-Prime Servicing Fee Rate", and collectively with the Prime Servicing Fee Rate and the Non-Prime Servicing Fee Rate, the "Servicing Fee Rate") multiplied by that portion of the Pool Balance consisting of, to Sub-Prime Receivables, in each case determined as of the first day of such Monthly Period, and (ii) the investment earnings (net of losses) on the Collection Account. The Servicer may also be paid an additional servicing fee (the "Excess Servicing Fee") equal to the excess, if any, of the amount calculated in clause (2) over the amount calculated in clause (1) above. The Servicer may retain from collection on Receivables the Servicing Fee and a supplemental servicing fee (the "Supplemental Servicing Fee") for each Monthly Period equal to any late fees, prepayment fees, rebates and other administrative fees and expenses collected during the Monthly Period.



     The Indenture Trustee and the Owner Trustee are entitled to a fee for their services as trustees under the Indenture and the Trust Document equal to an amount agreed upon by the Indenture Trustee and Owner Trustee and the Servicer.


CERTAIN ALLOCATIONS


     On or about the fifth Business Day immediately preceding each Distribution Date (the "Determination Date"), the Servicer will be required to deliver the Servicer's Certificate to the Indenture Trustee, the Owner Trustee and the Insurer specifying, among other things, the amount of aggregate collections on the Receivables and the aggregate Purchase Amount of Receivables to be purchased by the Seller, the Servicer Franklin Resources or Franklin Capital, all with respect to the preceding Monthly Period.



     On the fourth Business Day immediately preceding each Distribution Date (the "Deficiency Claim Date") the Indenture Trustee and/or the Owner Trustee, as applicable, will (based solely on the information contained in the Servicer's Certificate delivered on the related Determination Date) deliver to the Indenture Collateral Agent, the Insurer, the Chase Manhattan Bank, as insurer agent ("Insurer Agent") and to its fiscal agent and the Servicer a Deficiency Notice specifying the Deficiency Claim Amount, if any, for such Distribution Date. Such Deficiency Notice will direct the Insurer's Agent and to the extent funds in the Insurance Spread Account are insufficient, the Insurer, to remit the [Note Policy] Claim Amount to the Indenture Collateral Agent for deposit into the Collection Account.


     On each Distribution Date, the Indenture Trustee (based solely on the information contained in the Servicer's Certificate delivered on the related Determination Date) will cause to be made the following transfers and distributions in the amounts set forth in the Servicer's Certificate for such Distribution Date:

          (i) from the Collection Account to the Payahead Account in immediately available funds, the aggregate Payaheads collected during the preceding Monthly Period; and

          (ii) from the Payahead Account (a) to the Collection Account, in immediately available funds, the portion of Payaheads constituting scheduled payments on Precomputed Receivables or that are to be applied to prepay a Precomputed Receivable in full and (b) to the Seller, in immediately available funds, all investment earnings on funds in the Payahead Account with respect to the preceding Monthly Period.

     To the extent that collections on a Precomputed Receivable in the related Monthly Period exceed the scheduled payment and late fees or other fees, if any, for such Monthly Period but are insufficient to prepay the Precomputed Receivable in full, such collections will be treated as "Payaheads."

     The scheduled payment with respect to a Precomputed Receivable is that portion of the payment required to be made by the related Obligor during each calendar month sufficient to amortize the principal balance thereof under the actuarial method over the term of the Receivable and to provide interest at the APR of such Receivable.

DISTRIBUTIONS

     On the Business Day prior to each Distribution Date, the Servicer is required to instruct the Indenture Trustee to distribute the Distribution Amount in the following order of priority:


          1. To the Servicer, (i) the Servicing Fee for the related Monthly Period and (ii) certain other amounts relating to mistaken deposits, postings or checks returned for insufficient funds to the extent the Servicer has not reimbursed itself in respect of such amount to the extent not retained by the Servicer.



          2. To the Insurer, any accrued and unpaid fees of the Insurer (to the extent such fees have not been previously paid by the Servicer or Franklin Capital).



          3. To the Note Distribution Account, the Noteholders' Interest Distributable Amount.



          4. To the Note Distribution Account, the Principal Distributable Amount, to be distributed as described under "Description of the Notes -- Payments of Principal."



          5. To the Insurer, any interest due on outstanding Surety Draws (as defined below).



          6. To the Insurer, to the extent of available funds, the amount, if any, to reimburse the Insurer for amounts paid under the Note Policy (to the extent not reimbursed from other amounts available to the Insurer) (such amounts paid, the "Surety Draws") to pay the Guaranteed Note Distributions, the [Note Policy] Claim Amounts or Insurer Optional Deposits.



          7. Into the Insurance Spread Account, to the extent the amount therein is less than the required amount.



          8. To the Servicer, the Excess Servicing Fee for the related Monthly Period, to the extent the Servicer has not reimbursed itself in respect of such amount to the extent not retained by the Servicer.



          9.  To the Seller, any remaining funds.



     If the Notes are accelerated following an Event of Default under the Indenture, amounts collected will be distributed in the order described above, except that any accrued and unpaid trustees fees and any accrued and unpaid fees of the Indenture Collateral Agent (in each case, to the extent such fees have not been previously paid by the Servicer or Franklin Capital) will be paid from the Distribution Amount after item 2 above.



     In the event that the Indenture Trustee determines (based solely on the information in the Servicer's Certificate delivered on the Determination Date) on the fourth Business Day prior to a Distribution Date, that the [Available Funds] are insufficient on any Distribution Date (other than the Final Scheduled Distribution Date) to cover the distributions required pursuant to clause 3 above on such Distribution Date (other than the Final Scheduled Distribution Date for which clauses 3 and 4 above apply), the Indenture Trustee shall furnish to the Insurer a notice of claim in accordance with the terms of the Note Policy. Amounts paid by the Insurer pursuant to any such notice of claim in accordance with the terms of the Note Policy shall be deposited by the Insurer into the Note Distribution Account for payment to Noteholders on the related Distribution Date.

     For the purposes hereof, the following terms shall have the following meanings:

     "Amount Financed" means, with respect to a Receivable, the aggregate amount advanced under such Receivable toward the purchase price of the Financed Vehicle and related costs, including amounts advanced in respect of accessories, insurance premiums, service, car club and warranty contracts, other items customarily financed as part of retail automobile installment sale contracts or promissory notes, and related costs.


     "Available Funds" means, with respect to any Determination Date, the sum of
(i) the Collected Funds for such Determination Date (including amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account) plus (ii) all Purchase Amounts deposited in the Collection Account during the related Monthly Period plus (iii) amounts deposited from the Insurance Spread Account.



     "Collected Funds" means, with respect to any Determination Date, the amount of funds in the Collection Account representing collections (excluding, late fees, prepayment fees, rebates and other administrative fees and expenses collected during the Monthly Period) on the Receivables during the related Monthly Period, including all Net Liquidation Proceeds collected during the related Monthly Period (but excluding any Purchase Amounts).



     "Cram Down Loss" means, with respect to a Receivable if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on such Receivable or otherwise modifying or restructuring the scheduled payments to be made on such Receivable, an amount equal to the excess of (i) the principal balance of such Receivable immediately prior to such order over (ii)(a) the principal balance of such Receivable as so reduced and/or (b) if such court shall have issued an order reducing the effective rate of interest on such Receivable, the net present value (using as the discount rate the higher of the APR on such Receivable or the rate of interest, if any, specified by the court in such order) of the scheduled payments as so modified or restructured. A "Cram Down Loss" shall be deemed to have occurred on the date of issuance of such order.



     "Deficiency Claim Amount" means, with respect to (i) any Determination Date (other than the Determination Date relating to the Final Scheduled Distribution
Date), the excess, if any, of the sum of the amounts payable on the related Distribution Date pursuant to clauses 1 through 3 above over the amount of Available Funds with respect to such Determination Date, or (ii) the Determination Date related to the Final Scheduled Distribution Date for any Class of Notes, the excess, if any, of the sum of the amounts payable on such Final Scheduled Distribution Date pursuant to clauses 3 and 4 above over the amount of Available Funds remaining after the application of clauses 1 and 2 above with respect to such Determination Date.


     "Deficiency Notice" means a written notice delivered by the Indenture Trustee or the Owner Trustee, as applicable, to the Insurer, the Servicer and any other person required under the Insurance Agreement, specifying the Deficiency Claim Amount for such Distribution Date.


     "Distribution Amount" means, with respect to any Distribution Date the sum of (i) the Available Funds for the immediately preceding Determination Date plus
(ii) the Deficiency Claim Amount, if any, received by the Indenture Trustee with respect to such Distribution Date plus (iii) amounts deposited by the Insurer as an Insurer Optional Deposit, if any.


     "Eligible Investments" means investments in (i) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America; (ii) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank), provided, that at the time of the investment, the commercial paper or other short-term senior unsecured debt obligations of such depository institution or trust company shall have a minimum credit rating satisfying the criteria of each of the Rating Agencies rating such Securities; (iii) commercial paper having a minimum credit rating satisfying the criteria of each of the Rating Agencies rating the Securities; (iv) investments in money market funds having a minimum credit rating satisfying the criteria of each of the Rating Agencies rating the Securities; (v) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America entered into with a depository institution or trust company (acting as principal) referred to in clause (ii) above; and (vi) other investments acceptable to the Rating Agencies rating Securities which are consistent with the rating of the Securities.


     "Insurer Optional Deposit" means, with respect to any Distribution Date, an amount delivered by or on behalf of the Insurer, at its sole option, to the Indenture Collateral Agent for deposit into the Collection Account for any of the following purposes: (i) to provide funds in respect of the payment of fees or expenses of any provider of services to the Trust with respect to such Distribution Date; or (ii) to provide funds in respect of the payment of principal on the Notes to the extent the amounts to be distributed pursuant to clauses 1 through 4 above exceed the Available Funds; or (iii) to include such amount as part of the Distribution Amount for such Distribution Date to the extent that without such amount a draw would be required to be made on the Note Policy.



     "Interest Period" means, with respect to any Distribution Date, the period from and including the fifteenth day of the calendar month preceding the related Distribution Date to, but excluding, the fifteenth day of the following calendar month.



     "Interest Rate" means, (i) with respect to the Class A-1 Notes, a rate
equal to   % per annum and (ii) with respect to the Class A-2 Notes, a rate
equal to   % per annum.



     "Liquidated Receivable" means, with respect to any Determination Date, a Receivable as to which, as of the last day of the related Monthly Period, (i) the Servicer has determined in good faith that all amounts it expects to recover have been received, (ii) more than $25.00 of a scheduled payment shall have become 180 or more days delinquent, and the Servicer has repossessed the Financed Vehicle or the Obligor has filed for bankruptcy, (iii) more than $25.00 of a scheduled payment shall have been 120 or more days delinquent, the Servicer has not repossessed the Financed Vehicle and the Obligor has not declared bankruptcy, or (iv) the Financed Vehicle has been sold and the proceeds received.



     "Month-End Pool Balance" means, as of the end of any Monthly Period (other than the initial Monthly Period) the Pool Balance for the immediately preceding Monthly Period, or in the case of the initial Monthly Period the Original Pool Balance, less an amount equal to the sum of the following amounts with respect to the related Monthly Period, computed, with respect to Simple Interest Receivables, in accordance with the simple interest method, and, with respect to Precomputed Receivables, in accordance with the actuarial method: (i) that portion of all collections on Receivables allocable to principal, including full and, with respect to Simple Interest Receivables, partial principal prepayments, received during such Monthly Period (including, with respect to Precomputed Receivables, amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account) with respect to such Monthly Period, (ii) the principal balance of each Receivable that was repurchased by Franklin Capital, the Seller, Franklin Resources or the Servicer as of the last day of such Monthly Period, (iii) at the option of the Insurer, the outstanding principal balance of those Receivables that were required to be repurchased by the Seller, Franklin Resources and/or Franklin Capital during such Monthly Period but were not so repurchased, (iv) without duplication of amounts in clause (ii), the principal balance of each Receivable that became a Liquidated Receivable during such Monthly Period, and (v) the aggregate amount of Cram Down Losses during such Monthly Period.


     "Net Liquidation Proceeds" means, with respect to Liquidated Receivables,
(i) proceeds from the disposition of the underlying automobile securing the Liquidated Receivables, less reasonable Servicer out-of-pocket costs, including repossession and resale expenses not already deducted from such proceeds, and any amounts required by law to be remitted to the Obligor, (ii) any insurance proceeds, or (iii) other monies received from the Obligor or otherwise.

     "Noteholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Principal Distributable Amount and the Noteholders' Interest Distributable Amount.

     "Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date and a Class of Notes, the excess of the Noteholders' Interest Distributable Amount for such Class for the preceding Distribution Date, over the amount in respect of interest that was actually deposited in the Note Distribution Account with respect to such Class on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Noteholders of such Class on the preceding Distribution Date, to the extent permitted by law, at the Interest Rate borne by such Class of Notes from the fifteenth day of the calendar month preceding the Distribution Date to but excluding the fifteenth day of the following calendar month.

     "Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Interest Distributable Amount for each Class of Notes for such Distribution Date and the Noteholders' Interest Carryover Shortfall for each Class of Notes for such Distribution Date.

     "Noteholder Monthly Interest Distributable Amount" means, with respect to any Distribution Date and any Class of Notes, interest accrued during the applicable Interest Period at the Interest Rate borne by such Class of Notes on the outstanding principal amount of such Class immediately prior to such Distribution Date, calculated on the basis of a 360-day year consisting of twelve 30-day months.


     ["Note Policy Claim Amount" for (i) any Distribution Date (other than the Final Scheduled Distribution Date), shall equal the lesser of (a) the sum of the Noteholders' Interest Distributable Amount for such Distribution Date and (b) the excess, if any, of (o) the amount required to be distributed pursuant to clauses 1 through 3 above over the Distribution Amount with respect to such Distribution Date (other than the Final Scheduled Distribution Dates) or and
(ii) the Final Scheduled Distribution Date, shall equal the lesser of (a) the sum of the Noteholders' Interest Distributable Amount and Principal Distributable Amount for the Final Scheduled Distribution Date and (b) the sum, if any, of the amount required to be distributed pursuant to clauses 1 through 4 above over the Distribution Amount with respect to the Final Scheduled Distribution Date.]


     "Principal Balance" means, with respect to any Receivable, as of any date, the Amount Financed minus (i) that portion of all amounts received (including Payaheads applied to scheduled payments) on or prior to such date and allocable to principal in accordance with the terms of the Receivable, and (ii) any Cram Down Loss in respect of such Receivable.


     "Principal Distributable Amount" means, with respect to any Distribution Date, the amount equal to the excess of (i) the aggregate outstanding principal balance of the Notes as of the preceding Distribution Date (after giving effect to distributions thereon) or in the case of the first Distribution Date as of the Closing Date, over (ii) the Month-End Pool Balance as of the end of the preceding Monthly Period; provided, however, that on the Final Scheduled Distribution Date for any Class of Notes, the Principal Distributable Amount will not be less than the outstanding principal balance of such Class of Notes.



     "Purchase Amount" means, with respect to a Receivable, the Principal Balance and accrued interest on the Receivable (including one month's interest thereon, in the month of payment, at the APR less, so long as Franklin Capital is the Servicer, the Servicing Fee), after giving effect to the receipt of any moneys collected (from whatever source) on such Receivable, if any.


STATEMENTS TO NOTEHOLDERS

     On or prior to each Distribution Date, the Indenture Trustee will be required to forward a statement to the Noteholders. Such statements will be based on the information in the related Servicer's Certificate setting forth certain information required under the Trust Documents. Each such statement to be delivered to Noteholders will include the following information as to the Notes, with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

          (i) the amount of the distribution allocable to interest on or with respect to each Class of the Notes;

          (ii) the amount of the distribution allocable to principal with respect to each Class of the Notes;

          (iii) the amount of the distribution payable pursuant to a claim on the Note Policy;

          (iv) the aggregate outstanding principal amount and the Note Factor for each Class of Notes, after giving effect to all payments reported under
     (ii) above on such date;

          (v) the Noteholders' Interest Carryover Shortfall, if any, and the change in such amount from the preceding statement; and

          (vi) the amount of the Servicing Fee paid to the Servicer with respect to the related Monthly Period.

     Each amount set forth pursuant to subclauses (i), (ii), (iii) and (v) will be expressed as a dollar amount per $1,000 of the initial principal amount of the Notes.

     Unless and until Definitive Notes are issued, such reports will be sent on behalf of the Trust to Cede & Co., as registered holder of the Notes and the nominee of DTC. See "Certain Information Regarding the Securities -- Statements to Securityholders" in the Prospectus.

     Within the required period of time after the end of each calendar year, the Indenture Trustee and the Owner Trustee, as applicable, will furnish to each person who at any time during such calendar year was a Noteholder, a statement as to the aggregate amounts of interest and principal paid to such Noteholder, information regarding the amount of servicing compensation received by the Servicer and such other information as the Seller deems necessary to enable such Noteholder to prepare its tax returns.

SERVICER DEFAULT; RIGHTS UPON SERVICER DEFAULT


     Notwithstanding anything to the contrary set forth under "Description of the Purchase Agreements and the Trust Documents -- Servicer Default" in the Prospectus, a "Servicer Default" under the Sale and Servicing Agreement will consist of (i) any failure by the Servicer to deliver to the Owner Trustee or the Indenture Trustee any deposit or payment required to be so made, which failure continues unremedied for 30 Business Days after written notice from the Owner Trustee or the Indenture Trustee or the Insurer is received by the Servicer or after discovery of such failure by the Servicer, (ii) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in the Sale and Servicing Agreement which failure materially and adversely affects the rights of the Noteholders and which continues unremedied for 60 days after the giving of written notice of such failure (1) to the Servicer by the Owner Trustee or the Indenture Trustee or the Insurer or (2) to the Servicer and to the Owner Trustee and the Indenture Trustee by holders of the Notes evidencing not less than 25% in aggregate principal amount of the outstanding Notes (or such longer period, not in excess of 120 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 120 days or less and the Servicer delivers an officer's certificate to the Owner Trustee, the Indenture Trustee and the Insurer to such effect and to the effect that the Servicer has commenced, or will promptly commence, and diligently pursue all reasonable efforts to remedy such default); (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to the Servicer or the Seller and certain actions by the Servicer or the Seller indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations; and (iv) unless an Insurer Default has occurred and is continuing, Insurance Agreement Trigger Events under the Insurance Agreement.

     As long as a Servicer Default under the Sale and Servicing Agreement remains unremedied, the Insurer or, if an Insurer Default exists, either the Indenture Trustee or the Noteholders holding not less than a majority of the principal amount of Notes outstanding may terminate all of the rights and obligations of the Servicer under the Sale and Servicing Agreement. All authority, power, obligations and responsibilities of the Servicer under the Sale and Servicing Agreement will automatically then pass to the Indenture Trustee, as backup servicer, or a successor servicer appointed by the Insurer in accordance with the Sale and Servicing Agreement.


     "Insurer Default" shall mean the occurrence and continuance of any of the following events:

          (a) the Insurer shall have failed to make a payment required under the Note Policy in accordance with its terms;

          (b) the Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) made a general assignment for the benefit of its creditors, or (iii) had an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or


          (c) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority shall have entered a final and nonappealable order, judgement or decree (i) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer (or the taking of possession of all or any material portion of the property of the Insurer).


WAIVER OF PAST DEFAULTS


     Notwithstanding anything to the contrary set forth under "Description of the Purchase Agreements and the Trust Documents -- Waiver of Past Defaults" in the Prospectus, the Insurer may, on behalf of all holders of Notes, waive any default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences. No such waiver will impair the Noteholders' rights with respect to subsequent defaults.


AMENDMENT


     Notwithstanding anything to the contrary set forth under "Description of the Purchase Agreements and the Trust Documents -- Amendment" in the Prospectus, the Sale and Servicing Agreement and the Indenture may be amended by the Seller, the Servicer and the Owner Trustee with the consent of the Indenture Trustee, (which consent may not be unreasonably withheld) and with the consent of the Insurer (so long as no Insurer Default has occurred and is continuing), but without the consent of the Noteholders, to cure any ambiguity, or to correct or supplement any provision therein which may be inconsistent with any other provision therein; provided that such action shall not adversely affect in any material respect the interests of any Noteholder; provided, further, that if an Insurer Default has occurred and is continuing, such action shall not materially adversely affect the interests of the Insurer. An amendment shall be deemed not to adversely affect the interests of any such holder if either each Rating Agency rating such Notes confirms in writing that such amendment will not result in a reduction or withdrawal of such rating or none of the Rating Agencies rating such Notes, within 10 days' after receipt of notice of such amendment, shall have notified the Seller, the Servicer or the Owner Trustee in writing that such amendment will result in a reduction or withdrawal of the then current rating of the Notes. The Seller, the Servicer and the Owner Trustee may also amend the Sale and Servicing Agreement and the Indenture with the consent of the Insurer, the consent of the Indenture Trustee, the consent of Noteholders holding a majority of the principal amount of the Notes outstanding to add, change or eliminate any other provisions with respect to matters or questions arising under the Sale and Servicing Agreement or affecting the rights of the Noteholders; provided that such action will not (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made for the benefit of the Noteholders or
(ii) reduce the aforesaid percentage of the Noteholders required to consent to any such amendment, without, in either case, the consent of the holders of all Notes outstanding; provided, further, that if an Insurer Default has occurred and is continuing, such action shall not materially adversely affect the interest of the Insurer. The Seller and Servicer must deliver to the Owner Trustee, the Indenture Trustee and the Insurer upon the execution and delivery of the Sale and Servicing Agreement and any amendment thereto an opinion of counsel, satisfactory to the Indenture Trustee, that all financing statements and continuation statements have been filed that are necessary to fully protect and preserve the Trust's interest in the Receivables.

                                THE NOTE POLICY

NOTE POLICY

     Simultaneously with the issuance of the Notes, the Insurer will deliver the Note Policy to the Indenture Trustee for the benefit of each Noteholder. Under the Note Policy, the Insurer will unconditionally and irrevocably guarantee to the Indenture Trustee for the benefit of each Noteholder the full and complete payment of (i) Guaranteed Note Distributions (as defined below) on the Notes and
(ii) the amount of any Guaranteed Note Distribution which subsequently is avoided in whole or in part as a preference payment under applicable law. In the event the Indenture Trustee fails to make a claim under the Note Policy, Noteholders do not have the right to make a claim directly under the Note Policy, but may sue to compel the Indenture Trustee to do so.


     "Guaranteed Note Distributions" means payments which are scheduled to be made on the Notes during the term of the Note Policy in accordance with the original terms of the Notes when issued and without regard to any subsequent amendment or modification of the Notes that has not been consented to by the Insurer, which are (i) the timely payment of the Noteholders' Interest Distributable Amount on each Distribution Date and (ii) the ultimate payment of the Principal Distributable Amount on the Final Scheduled Distribution Date; Guaranteed Note Distributions do not include payments which are made as a result of an Insurer Optional Deposit or which become due on an accelerated basis as a result of (a) a default by the Trust, (b) an election by the Trust to pay principal on an accelerated basis, (c) the occurrence of an Event of Default under the Indenture or (d) any other cause, unless the Insurer elects, in its sole discretion, to pay in whole or in part such principal due upon acceleration, together with any accrued interest to the date of acceleration. In the event the Insurer does not so elect, the Note Policy will continue to guarantee Guaranteed Note Distributions due on the Notes in accordance with their original terms. Guaranteed Note Distributions shall not include (x) any portion of a Noteholders' Interest Distributable Amount due to Noteholders because the appropriate notice and certificate for payment in proper form was not timely Received (as defined below) by the Insurer, (y) any portion of a Noteholders' Interest Distributable Amount due to Noteholders representing interest on any Noteholders' Interest Carryover Shortfall accrued from and including the date of payment of the amount of such Noteholders' Interest Carryover Shortfall pursuant to the Note Policy, or (z) any Note Prepayment Amounts unless, in each case, the Insurer elects, in its sole discretion, to pay such amount in whole or in part.



     Payment of claims on the Note Policy made in respect of Guaranteed Note Distributions will be made by the Insurer following Receipt by the Insurer of the appropriate notice for payment by 12:00 noon, New York City time, on the fourth Business Day prior to the Distribution Date.


     If payment of any amount guaranteed under the Note Policy is avoided as a preference pursuant to any applicable bankruptcy, insolvency, receivership or similar law in a proceeding by or against the Trust, the Seller, the Servicer or Franklin Resources, Inc., the Insurer shall cause such payment to be made no earlier than the first to occur of (a) the [fourth] Business Day following Receipt by the Insurer from the Indenture Trustee of (i) a certified copy of the order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that the Noteholder is required to return principal or interest paid on the Notes during the term of the Note Policy because such payments were avoidable as preference payments under applicable bankruptcy law,
(ii) a certificate of the Noteholder that the Order has been entered and is not subject to any stay and (iii) an assignment duly executed and delivered by the Noteholder, in such form as is reasonably required by the Insurer and provided to the Noteholder by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Noteholder relating to or arising under the Notes against the Trust or otherwise with respect to such preference payment, or (b) the date of Receipt (as defined below) by the Insurer from the Indenture Trustee of the items referred to in clauses (i), (ii) and (iii) above if, at least [four] Business Days prior to such date of Receipt, the Insurer shall have received written notice from the Indenture Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Indenture Trustee or any Noteholder directly (unless a Noteholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Indenture Trustee for distribution to such Noteholder upon proof of such payment reasonably satisfactory to the Insurer). In connection with the foregoing, the Insurer shall have the rights provided in the Indenture.


     On the Closing Date, the Seller will make an initial deposit into an account (the "Insurance Spread Account") of an amount to be agreed to by the Seller and Insurer for the benefit of the Insurer. The Insurance Spread Account may be funded from amounts received on the Receivables after distribution of amounts set forth in clauses 1 through 6 of the first paragraph under the caption "Description of the Purchase Agreement and the Trust
Documents -- Distribution" herein. Additional amounts may be deposited in the Insurance Spread Account from time to time. In addition, the Seller will deposit certain additional amounts in the Insurance Spread Account (as defined herein) (and Franklin Resources, Inc. will agree to make any deposit that the Seller fails to make) to the extent that funds on deposit therein are less than the required amount (subject to a maximum limit on such deposits). The Insurance Spread Account will not be an asset of the Trust and Noteholders will have no right to payments therefrom.


OTHER PROVISIONS OF THE NOTE POLICY


     The terms "Receipt" and "Received" with respect to the Note Policy shall mean actual delivery to the Insurer and to its fiscal agent, if any, prior to [12:00 noon,] New York City time, on a Business Day; delivery either on a day that is not a Business Day or after [12:00 noon,] New York City time, shall be deemed to be Received on the next succeeding Business Day. If any notice or certificate given under the Note Policy by the Indenture Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Insurer or its fiscal agent shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended notice.



     Under the Note Policy, "Business Day" means any day other than a Saturday, Sunday, legal holiday or other day on which commercial banking institutions in the City of New York or California are authorized or obligated by law, executive order or governmental decree to be closed.



     The Insurer's obligations under the Note Policy in respect of Guaranteed Note Distributions shall be discharged to the extent funds are transferred to the Indenture Trustee as provided in the related Note Policy whether or not such funds are properly applied by the Indenture Trustee.


     The Insurer shall be subrogated to the rights of each Noteholder to receive payments of principal and interest to the extent of any payment by the Insurer under the Note Policy.

     Claims under the Note Policy constitute direct, unsecured and unsubordinated obligations of the Insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the Insurer for borrowed money. Claims against the Insurer under each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of the Insurer. The terms of the Note Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Trust. The Note Policy may not be canceled or revoked prior to distribution in full of all Guaranteed Note Distributions. THE NOTE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW. The Note Policy is governed by the laws of the State of New York.

                                    RATINGS


     It is a condition to issuance that the Class A-1 Notes and Class A-2 Notes be rated AAA by S&P and Aaa by Moody's. The ratings by the Rating Agencies of the Notes will be based primarily on the issuances of the Note Policy. A rating is not a recommendation to purchase, hold or sell Notes. In the event that the rating initially assigned to any of the Notes is subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the claims-paying ability of the Insurer, no person or entity will be obligated to provide any additional credit enhancement with respect to the Notes. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the Notes. See "Ratings" in the Prospectus.


                        FEDERAL INCOME TAX CONSEQUENCES

     PROSPECTIVE NOTEHOLDERS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS WITH REGARD TO THE FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, OR DISPOSITION OF INTERESTS IN THE NOTES, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCALITY, FOREIGN COUNTRY OR OTHER TAXING JURISDICTION.

     Weil, Gotshal & Manges LLP, special tax counsel to the Trust, is of the opinion that for federal income tax purpose the Notes will be characterized as debt and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as a debt for federal income tax purposes.

     Opinions of counsel are not binding on the Internal Revenue Service (the "IRS") and there can be no assurance that the IRS could not successfully challenge the above conclusions. Moreover, no ruling will be sought from the IRS with respect to the transaction described herein. All potential investors are advised to review "Federal Income Tax Consequences -- Trusts Treated As Partnerships Or As Divisions -- Tax Consequences to Holders of the Notes Issued by a Partnership or a Division" and "-- Certain Certificates Treated as Indebtedness" in the Prospectus for a discussion of the material federal income tax consequences of the purchase, ownership and disposition of the Notes for federal income tax purposes.


                  STATE, LOCAL AND FOREIGN TAX CONSIDERATIONS



     Potential Noteholders should consider the state, local and foreign income tax effects on them of the purchase, ownership and disposition of the Notes. State, local and foreign income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality or foreign jurisdiction. Therefore, potential Noteholders are encouraged to consult their own tax advisors with respect to the various state, local and foreign tax consequences of an investment in the Notes.


                              ERISA CONSIDERATIONS

     Section 406 of ERISA, and/or Section 4975 of the Code, prohibits a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

     Certain transactions involving the purchase, holding or transfer of the Notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "Equity Interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An Equity Interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Seller believes that the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. However, without regard to whether the Notes are treated as an Equity Interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the Owner Trustee or the Indenture Trustee, the owner of collateral, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions affected by in-house asset managers; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers."

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

     A plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                  UNDERWRITING


     Under the terms and subject to the conditions contained in the Underwriting Agreement, the Seller has agreed to cause the Trust to sell the Notes to Goldman, Sachs & Co. (the "Underwriters"), and the Underwriters have agreed to purchase the Notes.



     In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Notes offered hereby if any of the Notes are purchased. The Seller has been advised by the Underwriters that they propose initially to offer the Notes to the public at the prices set forth herein, and to certain dealers at such price less a concession not in excess of . % of the Note amounts. The Underwriters may allow and such dealers may reallow a concession not in excess of . % of the Note amounts to certain other dealers. After the initial public offering, the public offering price and such concessions may be changed.


     The Underwriters may effect the distribution of the Notes by selling Notes to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of Notes for whom they may act as agents. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Notes may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Notes by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended ("Securities Act").

     The Servicer and Seller have jointly agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in respect thereof.

     The Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions, and penalty bids with respect to the Notes in accordance with Regulation M under the Securities and Exchange Act of 1934. Over-allotment transactions involve syndicate sales in excess of the offering size, which create syndicate short positions. Stabilizing transactions permit bids to purchase the Notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the initial Purchaser to reclaim a selling concession from a syndicate member when the Notes originally sold by such syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilizing transactions, syndicate covering transactions, and penalty bids may cause the prices of the Notes to be higher than they would otherwise be in the absence of such transactions. Neither the Company nor the Underwriters represent that the Underwriters will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

     The Indenture Trustee and the Indenture Collateral Agent may from time to time invest the funds in the Collection Account the Payahead Account, the Note Distribution Account, as the case may be, in Eligible Investments acquired from the Underwriters.

                                 LEGAL OPINIONS


     In addition to the legal opinions described in the Prospectus, certain federal income tax and other matters will be passed upon for the Seller and the Trust by Weil, Gotshal & Manges LLP. Certain legal matters relating to the Notes will be passed upon for the Servicer by Weil, Gotshal & Manges LLP. Certain legal matters relating to the Notes will be passed upon for the Underwriters by Stroock & Stroock & Lavan LLP. Certain legal matters will be passed upon for the Insurer by Shaw Pittman Potts & Trowbridge.

                                 INDEX OF TERMS

     Set forth below is a list of the defined terms used in this Prospectus Supplement and the pages on which the definitions of such terms may be found.


ABS.........................................................              S-26
ABS Table...................................................              S-27
Amount Financed.............................................              S-33
APR.........................................................               S-5
Available Funds.............................................              S-33
Benefit Plan................................................        S-10, S-41
Business Day................................................              S-40
Cedel.......................................................          S-1, S-4
Class.......................................................               S-6
Class A-1 Notes.............................................          S-1, S-4
Class A-2 Notes.............................................          S-1, S-4
CMAC........................................................              S-21
Collected Funds.............................................              S-33
Collection Account..........................................         S-9, S-30
Commission..................................................               S-3
Cram Down Loss..............................................              S-33
Cutoff Date.................................................               S-1
Dealers.....................................................         S-5, S-16
Dealer Agreements...........................................              S-14
Deficiency Claim Amount.....................................              S-33
Deficiency Claim Date.......................................              S-31
Deficiency Notice...........................................              S-33
Determination Date..........................................              S-31
disqualified persons........................................              S-41
Distribution Amount.........................................              S-33
Distribution Date...........................................          S-2, S-6
DTC.........................................................               S-1
Eligible Investments........................................              S-33
Equity Interest.............................................              S-42
Euroclear...................................................          S-1, S-4
Events of Default...........................................              S-25
Excess Servicing Fee........................................              S-31
Exchange Act................................................               S-3
Final Scheduled Distribution Date...........................               S-2
Financed Vehicles...........................................          S-1, S-5
Franklin Capital............................................               S-4
Franklin Resources..........................................               S-4
GAAP........................................................              S-22
Guaranteed Note Distributions...............................              S-39
Holdings....................................................               S-3
Indenture...................................................               S-1
Indenture Collateral Agent..................................          S-1, S-4
Indenture Trustee...........................................          S-1, S-4
Insurance Agreement.........................................               S-8
Insurance Agreement Trigger Events..........................              S-25

Insurance Spread Account....................................              S-40
Insurer.....................................................    S-3, S-4, S-21
Insurer Agent...............................................              S-31
Insurer Default.............................................              S-37
Insurer Optional Deposit....................................              S-34
Interest Period.............................................   S-6, S-24, S-34
Interest Rate...............................................         S-6, S-34
IRS.........................................................              S-41
Issuer......................................................          S-1, S-4
Liquidated Receivable.......................................              S-34
Month-End Pool Balance......................................   S-7, S-24, S-34
Monthly Period..............................................         S-7, S-24
Moody's.....................................................              S-10
Net Liquidation Proceeds....................................              S-34
Non-Prime...................................................               S-6
Non-Prime Servicing Fee Rate................................              S-31
Note Distribution Account...................................              S-30
Note Policy.................................................          S-2, S-8
Noteholder Monthly Interest Distributable Amount............              S-35
Noteholders.................................................          S-2, S-6
Noteholders' Distributable Amount...........................              S-35
Noteholders' Interest Carryover Shortfall...................              S-35
Noteholders' Interest Distributable Amount..................              S-35
Noteholders' Percentage.....................................
Notes.......................................................          S-1, S-4
Order.......................................................              S-39
Original Pool Balance.......................................   S-7, S-15, S-25
Owner Trustee...............................................          S-1, S-4
parties in interest.........................................              S-41
Payaheads...................................................              S-32
Plan Assets Regulation......................................              S-42
Pool Balance................................................              S-15
Prime.......................................................               S-6
Prime Servicing Fee Rate....................................              S-30
Principal Balance...........................................              S-35
Principal Distributable Amount..............................              S-35
Prospectus..................................................               S-3
PTCE........................................................              S-42
Purchase Agreement..........................................         S-5, S-30
Purchase Amount.............................................              S-35
Rating Agencies.............................................              S-10
Receipt.....................................................              S-40
Receivables.................................................          S-1, S-5
Received....................................................              S-40
Record Date.................................................               S-6
Redemption Price............................................              S-25
S&P.........................................................              S-10
Sale and Servicing Agreement................................               S-5
SAP.........................................................              S-22

Securities Act..............................................              S-42
Seller......................................................          S-1, S-4
Servicer....................................................               S-4
Servicer Default............................................              S-36
Servicing Fee...............................................              S-30
Servicing Fee Rate..........................................              S-31
Sub-Prime...................................................               S-6
Sub-Prime Servicing Fee Rate................................              S-31
Surety Draws................................................         S-9, S-32
Supplemental Servicing Fee..................................              S-31
Trust.......................................................          S-1, S-4
Trust Agreement.............................................          S-1, S-4
Trust Documents.............................................              S-30
Trust Property..............................................               S-5
Underwriters................................................         S-1, S-42
Year 2000 Problem...........................................              S-12

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.



PROSPECTUS

                              FRANKLIN AUTO TRUSTS
                           ASSET BACKED CERTIFICATES
                               ASSET BACKED NOTES
                            ------------------------

                            FRANKLIN RECEIVABLES LLC

                                     SELLER
                                       OR

                             FCC RECEIVABLES CORP.
                                     SELLER

                          FRANKLIN CAPITAL CORPORATION
                                    SERVICER

    The Asset Backed Certificates (the "Certificates") and the Asset Backed Notes (the "Notes" and, collectively with the Certificates, the "Securities") described herein may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each series of Securities will include either one or more classes of Certificates or, if Notes are issued as part of a series, one or more classes of Notes and one or more classes of Certificates, as set forth in the related Prospectus Supplement. At the time of issuance, each class of Securities of each series will be rated investment grade by at least one Rating Agency (as defined herein).


    The Certificates and the Notes, if any, of any series of Securities will be issued by a trust (a "Trust") to be formed with respect to such series by Franklin Receivables LLC or FCC Receivables Corp. (each the "Seller," as specified in the related Prospectus Supplement, or collectively the "Sellers"), each a wholly-owned subsidiary of Franklin Capital Corporation ("Franklin Capital," or in its capacity as servicer, the "Servicer"). The assets of each Trust (the "Trust Property") will include a specified pool of motor vehicle retail installment sale contracts ("Receivables") originated (i) indirectly by Franklin Capital or an affiliate thereof through the purchase thereof from motor vehicle dealers or (ii) if specified in the related Prospectus Supplement, directly by Franklin Capital or acquired in bulk and other purchases from third-party lenders and/or its affiliate, Franklin Bank ("Franklin Bank"), and secured by new and used automobiles and light trucks, certain monies received thereunder on or after the Initial Cutoff Date set forth and defined in the related Prospectus Supplement, security interests in motor vehicles financed thereby, certain bank accounts and the proceeds thereof, any proceeds from claims on certain insurance policies, certain rights under the related Trust Documents (as defined herein) and all proceeds of the foregoing, all as more fully described herein and in the related Prospectus Supplement. Each Trust will be formed pursuant to either (i) a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") to be entered into among the related Seller, the Servicer in its individual capacity and as Servicer, and the trustee (the "Owner Trustee") and any other party, if any, specified in the related Prospectus Supplement or (ii) a Trust Agreement (the "Trust Agreement") to be entered into between the related Seller and the Owner Trustee. If the Trust is formed pursuant to a Trust Agreement, a Sale and Servicing Agreement (the "Sale and Servicing Agreement") will be entered into among the related Seller, the Servicer, in its individual capacity and as Servicer, the Trust and any other party, if any, specified in the related Prospectus Supplement (which may include, among others, any party providing credit support or other services, any co-trustee or any fiscal agent or any other person, as specified in the related Prospectus Supplement). In either case, the Pooling and Servicing Agreement or the Trust Agreement and the Sale and Servicing Agreement are collectively referred to herein as the "Trust Documents." The Notes, if any, of a series will be issued and secured pursuant to an Indenture (the "Indenture") between the Trust and the Indenture Trustee specified in the related Prospectus Supplement (the "Indenture Trustee").


    Each class of Securities will represent the right to receive distributions or payments in the amounts, at the rates, and on the dates set forth in the related Prospectus Supplement. The rate of distributions in respect of principal on Certificates and payment in respect of principal on Notes, if any, of any class will depend on the priority of payment of such class and the rate and timing of payments (including prepayments, liquidations and repurchases of Receivables) on the related Receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each class of Securities in the manner described herein and in the related Prospectus Supplement.

    There currently is no secondary market for the Securities. There can be no assurance that any such market will develop or, if it does develop, that it will continue. Unless otherwise set forth in the related Prospectus Supplement, the Securities will not be listed on any securities exchange.

     FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES, SEE "RISK FACTORS" AT PAGE 15 HEREIN AND AS MAY BE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT.
                            ------------------------
    THE CERTIFICATES REPRESENT INTERESTS IN AND THE NOTES REPRESENT OBLIGATIONS OF THE RELATED TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE SERVICER, THE SELLERS, FRANKLIN CAPITAL OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE OF THE SECURITIES OR ANY OF THE RELATED RECEIVABLES ARE ISSUED OR GUARANTEED BY ANY GOVERNMENT OR GOVERNMENT AGENCY.
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------

    Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of securities offered hereby unless accompanied by a Prospectus Supplement.

               The date of this Prospectus is September 18, 1998

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLERS, THE SERVICER, FRANKLIN CAPITAL, FRANKLIN RESOURCES, INC. OR ANY UNDERWRITER. THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OFFERED THEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER AND SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT NOR ANY SALE MADE THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE HEREOF.

                            ------------------------

                             AVAILABLE INFORMATION

     Franklin Receivables LLC and FCC Receivables Corp. have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the Securities offered pursuant to this Prospectus. Each Trust is subject to the informational requirements of the Exchange Act, and in accordance therewith each Seller files on behalf of each related Trust reports and other information required under the Prospectus and related Prospectus Supplement with the Commission. Reports and other information with respect to each Trust and the Registration Statement, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission at Seven World Trade Center, Suite 1300, New York, New York 10048 and at the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials and the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the Registration Statement may be accessed electronically at the Commission's site on the World Wide Web located at http://www.sec.gov. at which users can view the Registration Statement through the Electronic Data Gathering Analysis and Retrieval ("EDGAR"), system.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed by the Servicer on behalf of each Trust with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Prospectus and prior to the termination of the offering of the related Securities shall be deemed to be incorporated by reference into this Prospectus and the related Prospectus Supplement and to be a part hereof and thereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or any portion of which is deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and the related Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or the related Prospectus Supplement.

     The Servicer will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the written or verbal request of any such person, a copy of any or all of the information that has been incorporated herein by reference (not including exhibits to that information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Requests for such copies should be directed to Les Kratter, Esq., 777 Mariners Island Boulevard, San Mateo, California 94404 (telephone (605) 312-4018).

                               PROSPECTUS SUMMARY

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of each series of Securities. Certain capitalized terms used in this Prospectus Summary are defined elsewhere herein. A listing of the pages on which some of such terms are defined is found in the "Index of Terms."


ISSUER........................   With respect to each series of Securities, a
                                 trust (the "Trust"), to be formed by a Seller pursuant to a Pooling and Servicing Agreement among the related Seller, the Servicer and the Owner Trustee and any other party, if any, specified in the related Prospectus Supplement, or a Trust Agreement between the related Seller and the Owner Trustee specified in the related
                                 Prospectus Supplement. The term "Owner Trustee" is used herein solely for purposes of reference and nothing herein shall characterize each Trust as an "owner trust" except as specified in the related Prospectus Supplement. See "The
                                 Trusts" herein and "The Trust" in the related
                                 Prospectus Supplement.


SELLER........................   Franklin Receivables LLC, a Delaware limited
                                 liability company or FCC Receivables Corp., a Delaware Corporation (each the "Seller," as specified in the related Prospectus Supplement, or collectively, the "Sellers"). The Sellers are wholly-owned subsidiaries of Franklin
                                 Capital Corporation. See "The Sellers" herein.

SERVICER......................   Franklin Capital Corporation, a Utah
                                 corporation. The Servicer is a wholly-owned subsidiary of Franklin Resources, Inc., a Delaware corporation ("Franklin Resources").
                                 See "Franklin Capital Corporation" herein.
                                 Franklin Resources is a financial services company headquartered in San Mateo, California.
                                 See "Franklin Resources, Inc." herein.


OWNER TRUSTEE.................   The Owner Trustee will be specified in the
                                 related Prospectus Supplement with respect to any series of Securities. See "The
                                 Trusts -- The Owner Trustee" herein and "The
                                 Trust -- The Owner Trustee" in the related
                                 Prospectus Supplement and "Description Of The
                                 Purchase Agreements and The Trust
                                 Documents -- Duties of the Owner Trustee and
                                 Indenture Trustee" and "-- The Owner Trustee and the Indenture Trustee" herein.


INDENTURE TRUSTEE.............   The Indenture Trustee for any series of Notes
                                 will be specified in the related Prospectus
                                 Supplement. See "The Notes -- The Indenture
                                 Trustee" and "Description of The Purchase
                                 Agreements and The Trust Documents -- Duties of the Owner Trustee and Indenture Trustee" and
                                 "-- The Owner Trustee and the Indenture
                                 Trustee" herein.

SECURITIES OFFERED............   The Securities offered from time to time may
                                 include one or more series of Certificates and/or one or more series of Notes, as described herein and in the related Prospectus
                                 Supplement. See "The Notes" and "The
                                 Certificates".

THE CERTIFICATES..............   Any series of Securities may include one or
                                 more classes of Certificates, as specified in the related Prospectus Supplement. The
                                 Certificates may consist of one or more
                                 classes, each of which will be issued pursuant to a Pooling and Servicing Agreement or Trust
                                 Agreement. Only a certain class or certain classes of such Certificates, however, may be offered hereby and by the related Prospectus
                                 Supplement, as specified in the related
                                 Prospectus Supplement. Each Certificate will represent a fractional undivided ownership interest in the related Trust. Each offered
                                 Certificate may also represent a fractional undivided interest in monies on deposit, if any, in a trust account (as defined below, the "Pre-Funding Account") to be established with the Owner Trustee or Indenture Trustee, as specified in the related Prospectus Supplement, and any other account established for the benefit of holders of Certificates
                                 ("Certificateholders"), as specified in the related Prospectus Supplement. See "The
                                 Certificates" herein and "Description of The
                                 Certificates" in the related Prospectus
                                 Supplement.

                                 Unless otherwise specified in the related
                                 Prospectus Supplement, the offered Certificates shall be issued in fully registered form in denominations of $1,000 and integral multiples of $1,000 in excess thereof and will be available in book-entry form only. Unless the related Prospectus Supplement specifies that the Certificates are offered in definitive form, Certificateholders will be able to receive Definitive Certificates (as defined herein) only in the limited circumstances described herein or in the related Prospectus Supplement. See "Certain Information Regarding The Securities -- Book-Entry Registration."

                                 Each class of offered Certificates (other than certain Strip Certificates (as defined below)) will have a stated Certificate Balance (as defined for each class in the related Prospectus Supplement) and will accrue interest on such Certificate Balance at a specified rate (with respect to each class of Certificates, the "Pass-Through Rate"). Each class of offered Certificates may have a different Pass-Through Rate, which may be fixed, variable or adjustable, or any combination of the foregoing. The related Prospectus Supplement will specify the Pass-Through Rate for each class of offered Certificates, or the initial Pass-Through Rate and the method for determining subsequent Pass-Through Rates.

                                 A series of Securities may include two or more classes of Certificates which may differ as to timing of distributions, sequential order, priority of payment, seniority, allocation of loss, Pass-Through Rate or amount of distributions in respect of principal or interest, or as to which distributions of principal or interest on any class may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Receivables (as defined herein) related to such series. In addition, a series may include one or more classes of Certificates entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions, or (ii) interest distributions with disproportionate, nominal or no distributions in respect of principal (such Certificates, "Strip Certificates").

                                 With respect to any series of Securities including one or more classes of Notes, distributions in respect of the Certificates may be subordinated in priority of payment to payments on the Notes of such series, to the extent specified in the related Prospectus Supplement.

                                 In connection with each Trust, the related
                                 Seller may, with respect to any series of Securities, retain one or more classes of Certificates, which may or may not be evidenced by physical certificates.

THE NOTES.....................   Any series of Securities may include one or
                                 more classes of Notes, as specified in the related Prospectus Supplement, each of which will be issued pursuant to an Indenture (as defined herein). See "The Notes" herein and "Description of The Notes" in the related
                                 Prospectus Supplement.

                                 Unless otherwise specified in the related
                                 Prospectus Supplement, Notes will be available for purchase in denominations of $1,000 and integral multiples of $1,000 in book-entry form only. Unless otherwise specified in the related Prospectus Supplement, holders of Notes ("Noteholders") will be able to receive Definitive Notes (as defined herein) only in the limited circumstances described herein or in the related Prospectus Supplement. See "Certain Information Regarding the
                                 Securities -- Book-Entry Registration."

                                 Each class of Notes will have a stated
                                 principal amount and will bear interest at a rate or rates (with respect to each class of Notes, the "Interest Rate"), as specified in the related Prospectus Supplement, which may be different for each class of Notes and may be fixed, variable, adjustable or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes or the method for determining the Interest Rate. Each Note may also represent a fractional undivided interest in monies on deposit, if any, in the Pre-Funding Account to be established with the Indenture Trustee as specified in the related Prospectus Supplement and any other account established for the benefit of Noteholders, as specified in the related Prospectus Supplement. See "Description of The Notes -- Payments of Interest" in the related Prospectus Supplement.

                                 A series may include two or more classes of Notes which differ as to the timing and priority of payment, seniority, allocations of loss, Interest Rate or amount of payments of principal or interest, or as to which payments of principal or interest may or may not be made upon the occurrence of specified events or on the basis collections from designated portions of the Receivables for such series. In addition, a series may include one or more classes of Notes entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments (such Notes, "Strip Notes").


TRUST PROPERTY................   The Trust property will include certain motor
                                 vehicle retail installment sale contracts initially transferred to the Trust (the
                                 "Initial Receivables"), as specified in the related Prospectus Supplement, secured by new and used automobiles and light trucks (the
                                 "Initial Financed Vehicles"), certain monies received under the motor vehicle retail installment sale contracts (which may include interest payments, principal payments, late fees, penalty charges, extension fees, modification fees, other processing fees, and such other payments, as specified in the related Prospectus Supplement) on or after a date as specified in the related Prospectus
                                 Supplement (the "Initial Cutoff Date"),
                                 security interests in the Initial Financed
                                 Vehicles securing the Initial Receivables, certain bank accounts (which may include the Collection Account, the Distribution Account, the Spread Account, the Yield Supplement
                                 Account, and such other accounts, as specified in the related Prospectus Supplement) and the proceeds thereof, all proceeds of the foregoing, any proceeds from claims on certain insurance policies, and certain rights under the related Trust Documents (as defined herein)
                                 (which may include the rights of the related
                                 Sellers under the related Purchase Agreement, to require Franklin Capital to repurchase a Receivable upon breach of certain representations and such other rights, as specified in the related Prospectus
                                 Supplement). If specified in the related
                                 Prospectus Supplement, motor vehicle retail installment sale contracts to be sold to the Trust after the date of issuance of the Securities and on or before a date specified in the related Prospectus Supplement (the
                                 "Subsequent Receivables"), secured by
                                 additional new or used automobiles and light trucks (the "Subsequent Financed Vehicles"), certain monies received thereunder on or after a date or dates as specified in the related
                                 Prospectus Supplement (the "Subsequent Cut-Off
                                 Date"), security interests in the Subsequent
                                 Financed Vehicles securing the Subsequent
                                 Receivables, certain bank accounts and the proceeds thereof may be purchased by the Trust from the related Seller from funds on deposit in the related Pre-Funding Account. The Initial
                                 Receivables and any Subsequent Receivables related to each series of Securities are hereinafter, collectively, referred to as the "Receivables" and the Initial Financed Vehicles and the Subsequent Financed Vehicles related to each series of securities are hereinafter, collectively, referred to as the "Financed
                                 Vehicles."


                                 The Receivables transferred to the Trust, will consist of receivables financed under Franklin Capital's Prime (as de-fined herein) credit programs ("Prime Receivables"), Franklin Capital's Non-prime (as defined herein) credit programs ("Non-Prime Receivables") and Franklin Capital's Sub-prime (as defined herein) credit programs ("Sub-Prime Receivables"). Currently, there is no maximum limit on the amount of Non-Prime Receivables and Sub-Prime Receivables that may constitute the Trust Property for any Trust. See "Description of The Purchase Agreements and The Trust documents -- Eligibility Criteria."

RECEIVABLES...................   The Receivables will be purchased by the
                                 Sellers from Franklin Capital Corporation (in its individual capacity, "Franklin Capital") pursuant to a Purchase Agreement (the "Purchase
                                 Agreement") between the related Seller and Franklin Capital providing for such purchase.
                                 The Receivables comprising the property of the Trust consist of motor vehicle retail installment sale contracts, with such characteristics, including their weighted average annual percentage rate and their weighted average remaining maturity, as shall be specified in the related Prospectus
                                 Supplement. The Receivables arise or will arise from loans originated by motor vehicle dealers
                                 ("Dealers") and purchased by Franklin Capital pursuant to agreements with the Dealers or other third parties for subsequent sale to the related Seller. If so specified in the related
                                 Prospectus Supplement, the Receivables will also include motor vehicle retail installment sale contracts or loans originated directly by Franklin Capital or acquired in bulk and other purchases from third-party lenders and/or its affiliate the Franklin Bank. The Receivables for any Trust will be selected from the contracts owned by the related Seller based on the criteria specified in the related Sale and Servicing Agreement or Pooling and Servicing
                                 Agreement, as applicable, and as described herein and in the related Prospectus
                                 Supplement. See "The Receivables" and
                                 "Description of the Purchase Agreements and The
                                 Trust Documents -- Eligibility Criteria."

PRE-FUNDING ACCOUNT...........   If and to the extent so specified in the
                                 related Prospectus Supplement, a portion of the net proceeds from the offering of the Securities of a series (such amount, the "Pre-Funded Amount") may be deposited in a segregated account (the "Pre-Funding Account") with the Owner Trustee or Indenture Trustee, as the case may be, for the benefit of the Securityholders. During the period specified in the related Prospectus Supplement (the "Funding
                                 Period") the Pre-Funded Amount will be reduced as it is used to purchase Subsequent
                                 Receivables subject to the satisfaction of certain conditions specified under "Description of the Purchase Agreements and Trust
                                 Documents -- Eligibility Criteria" herein and otherwise in accordance with the Trust
                                 Documents. The maximum amount of the initial
                                 Pre-Funding Amount will not exceed 25% of the aggregate principal amount of the Securities as of the date of issuance of the related
                                 Securities. The maximum length of the Funding
                                 Pe-
                                 riod will not exceed 90 days from the date of issuance of the Securities. The length of the Funding Period will be set forth in the related
                                 Prospectus Supplement. In any event, the amount of the initial Pre-Funded Amount and the maximum length of the Funding Period is intended not to exceed the aggregate principal balance of Subsequent Receivables satisfying the eligibility criteria that Franklin Capital anticipates it will be able to acquire and convey to the Trust during the Funding Period.
                                 The Subsequent Receivables purchased by the Trust with the Pre-Funding Amount will be underwritten under the same criteria and standards utilized by Franklin Capital to underwrite the Initial Receivables. Amounts in the Pre-Funding Account may be invested by the Owner Trustee or Indenture Trustee, as applicable, in Eligible Investments.

                                 Prior to the conveyance of any Subsequent
                                 Receivables to the Trust, Franklin Capital will be required to give notice to the Trustee(s), the Rating Agencies (as defined herein) and any third-party credit enhancement provider of the Subsequent Receivables to be conveyed to the related Seller and from the related Seller to the Trust. Upon the satisfaction of the conditions set forth in the Trust Documents, including the receipt by the Owner Trustee and/or Indenture Trustee, as applicable, of an executed assignment, an Officer's Certificate (as defined therein) and a legal opinion, the Owner Trustee and/or Indenture Trustee, as applicable, will release from the Pre-Funding Account the necessary funds to purchase the Subsequent Receivables to be conveyed to the Trust on such date. If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Funding Period, such amount, in the amounts and in the manner specified in the related Prospectus Supplement, will be used to prepay some or all classes of the Notes and/or Certificates.


                                 If so specified in the related Prospectus
                                 Supplement, funds remaining in the Pre-Funding Account at the end of the Pre-Funding Period, may be applied to make payments on the principal of the Securities. Such payment which will have the same effect as if there were prepayments on the principal balance of the Receivables equal to the amount remaining in the Pre-Funding Account, thereby reducing the weighted average life of the Securities. Securityholders will bear all reinvestment risk associated with the prepayment of principal due to application of excess funds in the Pre-funding Account. Any reinvestment risk resulting from faster than expected prepayments of Receivables held by a given Trust will be borne entirely by the Securityholders of the related series of Securities. Faster rates of prepayments on the Receivables may shorten the weighted average life of the Securities. If the weighted average life of the Securities is shortened, the expected rate and amount of return on the Securities may be reduced. A reinvestment of amounts received by Securityholders in other investments at a lower rate of return than the Securities could result in a lower yield to investors than they would have received had the weighted average life of the Securities remained unchanged. See "Risk Factors -- Prepayments on Receivables Effect on Yield of Securities" and "Yield and Prepayment Considerations."



REVOLVING PERIOD AND
AMORTIZATION PERIOD; RETAINED
  INTEREST....................   If the related Prospectus Supplement so
                                 provides, there may be a period commencing on the date of issuance of a class or classes of Notes or Certificates of a series and ending on the date set forth in the related Prospectus
                                 Supplement (the "Revolving Period") during which no principal payments will be made to one or more classes of Notes or Certificates of the related series as are identified in such Prospectus Supplement. All collections of principal otherwise allocated to such classes of Notes or Certificates may be (i) utilized by the Trust during the Revolving Period to acquire additional Receivables which satisfy the standards described under "The
                                 Receivables -- General" herein and the criteria set forth in the related Prospectus Supplement,
                                 (ii) held in an account and invested in
                                 Eligible Investments (as defined herein) for later distribution to Securityholders, (iii) applied to pay principal to those Notes or Certificates of the related series as then are in amortization, or (iv) otherwise applied as specified in the related Prospectus Supplement.


                                 An "Amortization Period" is the period during which an amount of principal is payable to holders of a series of Securities which, during the Revolving Period, were not entitled to such payments. If so specified in the related Prospectus Supplement, during an Amortization Period all or a portion of principal collections on the Receivables may be applied as specified above for a Revolving Period and, to the extent not so applied, will be distributed to the classes of Notes or Certificates specified in the related Prospectus Supplement as then being entitled to payments of principal. In addition, if so specified in the related Prospectus Supplement, amounts deposited in certain accounts for the benefit of one or more classes of Notes or Certificates may be released from time to time or on a specified date and applied as a payment of principal on such classes of Notes or Certificates. The related Prospectus Supplement will set forth the circumstances which will result in the commencement of an Amortization Period.

                                 Each Trust which has a Revolving Period may also issue to the related Seller a certificate evidencing an undivided beneficial interest (the "Retained Interest") in the Trust not represented by the other Securities issued by such Trust. As further described in the related Prospectus Supplement, the value of such Retained Interest will fluctuate as the amount of Trust Property fluctuates and the amount of Notes and

                                 Certificates of the related series of
                                 Securities outstanding is reduced.


                                 Each Trust will issue only one series of Notes and/or Certificates, however, each series may contain one or more classes of Notes and Certificates. The terms of each class of Securities will be fully disclosed in the related Prospectus Supplement for each series.


YIELD AND PREPAYMENT
  CONSIDERATIONS..............   The weighted average life of the Securities of
                                 the related series will be reduced by full or partial prepayments on the related Receivables.
                                 The Receivables will generally be prepayable at any time without penalty. Prepayments (or, for this purpose, equivalent payments to the related Trust) may result from payments by the retail purchasers obligated under the
                                 Receivables (each, an "Obligor"), liquidations due to default, the receipt of proceeds from physical damage or credit insurance, repurchases by (if no other party is described in the related Prospectus Supplement as obligated to make such repurchases) Franklin
                                 Capital and the related Seller as a result of certain uncured breaches of representations and warranties made with respect to the Receivables, such repurchases by (if no other party is described in the related Prospectus
                                 Supplement as obligated to make sure purchases) the Servicer as a result of certain uncured breaches of the covenants made by it with respect to the Receivables, if so specified in the related Prospectus Supplement, amounts on deposit, if any, in the Pre-Funding Account at the end of the Funding Period being applied to the payment of principal of the Securities, the Servicer exercising its option, if any, described in the related Prospectus Supplement to purchase all of the remaining Receivables of a Trust or, if and to the extent provided in the related Prospectus Supplement, the receipt of satisfactory bids for the purchase of the Receivables of the related Trust in the manner and on the respective terms and conditions specified in the related Prospectus Supplement.
                                 See "Risk Factors -- Prepayments on
                                 Receivables' Effect on Yield of Securities" and
                                 "Yield and Prepayment Considerations."

DISTRIBUTION ACCOUNT..........   With respect to each series of Securities, the
                                 Owner Trustee or the Indenture Trustee will establish and maintain one or more separate accounts (each, a "Distribution Account") for the benefit of the Certificateholders and the Noteholders, if any, in the manner specified in each related Prospectus Supplement. On each Distribution Date (as specified in the related
                                 Prospectus Supplement, the "Distribution
                                 Date"), the Owner Trustee or the Indenture
                                 Trustee, as the case may be, will be required to pass through and distribute to the Certificateholders, or pay to the Noteholders, as the case may be, on the date specified in the related Prospectus Supplement from amounts held in the Distribution Account, the amounts of interest, principal or otherwise distributable with respect to the applicable classes of Certificates and Notes as specified in the related Prospectus Supplement.

SUBORDINATION AND CREDIT
  ENHANCEMENT.................   In the event of defaults and delinquencies on
                                 the Receivables, certain distributions of interest and/or principal with respect to one or more classes of Securities may be subordinated in priority of payment to distributions due on other classes of Securities as specified in the related
                                 Prospectus Supplement. In addition, to the extent specified in the related Prospectus
                                 Supplement, one or more classes of Securities may be entitled to the benefits of a spread account, a reserve account, accelerated payments of principal relative to the amortization of the related Receivables, a policy or policies of insurance, a letter or letters of credit, surety bonds, credit or liquidity facilities, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, yield supplement agreements, other agreements with respect to third party payments or other support, cash deposits or other arrangements, which may be subject to certain limitations and exclusions as described in the related
                                 Prospectus Supplement.

CERTAIN LEGAL ASPECTS OF THE
  RECEIVABLES.................   In connection with the sale of the Receivables
                                 to a Trust, the security interests in the Financed Vehicles securing the Receivables and the Subsequent Receivables will be assigned by the related Seller to such Trust. Due to administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the assignment of such security interests to the Trust. In the absence of such an amendment, the Trust may not have a perfected security interest in the Financed Vehicles securing the Receivables in some states. In the event that another person obtains a perfected security interest in a Financed Vehicle in such a state subsequent to the transfer of such Receivable to the related
                                 Trust, such person might acquire rights in such Financed Vehicle prior to the rights of such Trust and the Trust's ability to realize on such Financed Vehicle in the event of a default under the Receivable may be adversely affected.
                                 See "Certain Legal Aspects of the Receivables."

REPURCHASES AND PURCHASES OF
  CERTAIN RECEIVABLES.........   The Seller will be obligated to repurchase any
                                 Receivable sold to the Trust as to which a security interest in the Financed Vehicle securing such Receivable shall not have been perfected in favor of Franklin Capital if the Owner Trustee or the Indenture Trustee, as the case may be, determines such breach shall materially adversely affect the interest of the Trust in such Receivable and if such failure or breach shall not have been cured by the second
                                 (or, if the related Seller elects, the first) month following the discovery by or notice of such breach. The Seller also will be obligated to repurchase any Receivable if the Indenture
                                 Trustee or the

                                 Owner Trustee, as the case may be, determines the interest of the Trust therein is materially adversely affected by a breach of any other representation or warranty made by the related Seller with respect to the Receivable, and if the breach has not been cured by the last day of the second (or, if the related Seller elects, the first) month following the discovery by or notice to the related Seller of the breach.

SERVICING.....................   The Servicer will be required to remit
                                 collections (net of the Servicing Fee, the Supplemental Servicing Fee and reimbursement for Advances, if any (each as defined herein or in the related Prospectus Supplement) included in such collections) to one or more Collection
                                 Accounts established with the Owner Trustee or the Indenture Trustee as specified in the related Prospectus Supplement. As specified in the related Prospectus Supplement, the Servicer will receive from the Trust or retain each month a fee for servicing the Receivables in an amount specified in the related Prospectus
                                 Supplement out of the collections on the Receivables. See "Description of The Purchase
                                 Agreements and The Trust Documents -- Servicing
                                 Compensation."

ADVANCES......................   If and to the extent specified in the related
                                 Prospectus Supplement, the Servicer may be required to advance (each, an "Advance") monthly payments of interest or monthly payments of principal and interest in respect of a delinquent Receivable or Servicer approved deferrals of monthly payments that the Servicer, in its sole discretion, determines are recoverable from subsequent payments on or with respect to such Receivable or from other
                                 Receivables. The Servicer shall be entitled to reimbursement of Advances from subsequent payments on or with respect to the Receivables to the extent described in the related
                                 Prospectus Supplement.

OPTIONAL PURCHASE.............   With respect to each series of Securities, the
                                 Servicer may purchase all of the Receivables held by the related Trust as of the last day of any month in which the Pool Balance (as defined in the related Prospectus Supplement) of such Trust at the close of business on the Distribution Date (as defined herein or in the related Prospectus Supplement) in such month is 10% or less (or such other percentage specified in the related Prospectus Supplement, which will not exceed 50%) of the Original Pool
                                 Balance (as defined in the related Prospectus
                                 Supplement) (calculated after giving effect to the principal balance of any Subsequent
                                 Receivables as of their respective Subsequent
                                 Cutoff Dates). Any such sale will be without recourse to either the Trust or the related holders of Securities of such series. See
                                 "Description of The Purchase Agreements and The
                                 Trust Documents -- Termination."

TAX STATUS....................   With respect to a Trust issuing Certificates
                                 and Notes, the Prospectus Supplement may specify that the related Trust will be treated as either (i) a partnership, or (ii) a division of its single Certificateholder. In either event, upon the issuance of the related series of Securities, Weil, Gotshal & Manges LLP, federal tax counsel
                                 ("Federal Tax Counsel"), will deliver an opinion (subject to the assumptions set forth therein) to the effect that, for federal income tax purposes: (i) any Notes of such series will be characterized as debt and (ii) such Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. In respect of any such series, each Noteholder, if any, by the acceptance of a Note of such series, will agree to treat such Note as indebtedness for federal tax purposes, and each Certificateholder, by the acceptance of a Certificate of such series, will agree to treat such Trust as either a partnership in which such Certificateholder is a partner or as a division, as the case may be, for federal, state and local tax purposes. Alternative characterizations of such Trust and such Certificates are possible, but would not result in materially adverse tax consequences to Certificateholders.


                                 If the Prospectus Supplement specifies that the related Trust will be treated as a grantor trust, upon the issuance of the related series of Certificates, Federal Tax Counsel will deliver an opinion (subject to the assumptions set forth therein) to the effect that such Trust will be treated as a grantor trust for federal income tax purposes and will not be subject to federal income tax.


                                 If the Prospectus Supplement specifies that a Trust issuing Securities will not be treated as a partnership, but rather will be regarded as a security device for the issuance of debt, upon issuance of the related Series of Securities, Federal Tax Counsel will deliver an opinion (subject to the assumptions set forth therein) to the effect that, for federal income tax purposes, the Securities of the related series will be treated as indebtedness for federal income tax purposes and that the Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation. In respect of any such series, the related Seller will agree and each Securityholder, by acquiring an interest in a Security, will be deemed to agree to treat the Securities as indebtedness for federal, state and local tax purposes. Alternative characterizations of such Trust and such Securities are possible and potential investors are encouraged to consult their tax advisors before purchasing such Securities.



                                 See "Federal Income Tax Consequences" for additional information concerning the application of federal income tax laws.


ERISA CONSIDERATIONS..........   Subject to the considerations discussed under
                                 "ERISA Considerations" herein and in the related Prospectus Supplement, and to the extent specified in the related Prospectus
                                 Supplement, any Notes included in the offered
                                 Securities may be eligible for purchase by employee benefit plans or other retirement arrangements that are subject to either Title I of the Employee Retirement Income Security Act of

                                 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (such plans or arrangements, "Plans"). Certain Certificates may be eligible for purchase by Plans as specified in the related Prospectus Supplement. See "ERISA Considerations" herein and in the related Prospectus Supplement.

RATINGS.......................   As a condition of issuance, the offered
                                 Securities of each series will be rated
                                 investment grade, that is, in one of the four highest rating categories, by at least one nationally recognized rating agency (a "Rating
                                 Agency"), as specified in the related
                                 Prospectus Supplement. The ratings will be based on the Receivables related to each series, the terms of the Securities, and the subordination and any credit enhancement provided therefor. There is no assurance that the ratings initially assigned to such Securities will not be subsequently lowered or withdrawn by the Rating Agencies. In the event the rating initially assigned to any Securities is subsequently lowered for any reason, no person or entity will be obligated to provide any credit enhancement unless otherwise specified in the related Prospectus Supplement.

                                  RISK FACTORS

LIMITED LIQUIDITY

     There is currently no market for the Securities of any series. There can be no assurance that a secondary market for the Securities will develop or, if such a market does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the life of the Securities. See "Plan of Distribution."

NATURE OF RECEIVABLES; UNDERWRITING PROCESS; SUFFICIENCY OF INTEREST RATES TO COVER LOSSES

     Although Franklin Capital believes that it carefully reviews and evaluates each credit before acceptance, no assurance can be given that the standards employed by Franklin Capital will be sufficient to protect the Securityholders from loss due to default by the Obligors, who may not meet in all cases the credit standards of other lenders. The Receivables supporting a particular series of Notes or Certificates may include obligations of borrowers with marginal credit history (often referred to as "non-prime" obligations) or negative credit history ("sub-prime" obligations). Because of the greater credit risk associated with non-prime and sub-prime motor vehicle retail installment sale contracts, the interest rates charged on such contracts are generally higher than those rates charged on prime motor vehicle retail installment sale contracts. The range of APRs (as defined herein) of the Receivables will be set forth in the related Prospectus Supplement. There can be no assurance, however, that the interest rates on the Receivables in a particular pool will be sufficient to cover losses on other Receivables in such pool. The investors bear the risk of loss resulting from a failure of Franklin Capital's underwriting standards to accurately assess the creditworthiness of the Obligors on the Receivables supporting a particular series of Notes and/or Certificates, which could result in greater than expected delinquencies and losses on such Receivables. See "Franklin Capital Corporation -- General."

LIMITED ASSETS; SUBORDINATION

     No Trust will have any significant assets or sources of funds other than the Receivables and, to the extent provided in the related Prospectus Supplement, a Pre-Funding Account and/or any credit enhancement specified in the related Prospectus Supplement. The Notes, if any, of any series will represent obligations solely of, and the Certificates of any series will represent interests solely in, the related Trust, and neither the Notes nor the Certificates of any series will be insured or guaranteed by the Sellers, the Servicer, the applicable Owner Trustee, the applicable Indenture Trustee or, except as specified in the related Prospectus Supplement, any other person or entity. Consequently, Securityholders must rely for payment upon payments on the related Receivables and, if and to the extent available, amounts on deposit in the Pre-Funding Account, if any, and any credit enhancement, if any, specified in the related Prospectus Supplement. In view of the reliance of Securityholders for payment, on payment of the related Receivables, potential investors should review the information set forth in the related Prospectus Supplement under the heading "The Receivables -- Delinquency and Loss Experience." To the extent specified in the related Prospectus Supplement, distributions with respect to some or all classes of Certificates may be subordinated in priority of payment to distributions on the Notes, if any, of such series and distributions on other classes of Certificates of such series. Any such subordination or credit enhancement will not cover all contingencies, and losses in excess of such coverage will be required to be borne directly by the affected Securityholders. In addition, holders of certain classes of Securities of a series may have the right to take actions that are detrimental to the interests of the Securityholders of certain other classes of Securities of such series, as specified in the related Prospectus Supplement. See "Description of the Purchase Agreements and Trust Documents -- Credit Enhancement" and "-- Amendment."

RISK OF UNPERFECTED SECURITY INTERESTS IN FINANCED VEHICLES

     As part of the sale and assignment of Receivables to a Trust, security interests in the related Financed Vehicles will be assigned by the related Seller to such Trust. In most states, such an assignment is an effective conveyance of a security interest without amendment of any such security interest noted on a motor vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. Such notation of a secured party's security interest is generally effected in such states by depositing with the applicable state motor vehicle registrar or similar state authority, the motor vehicle's certificate of title, an application containing the name and address of such secured party, and the necessary registration fees.

     Due to the administrative burden and expense that would be entailed in doing so, the certificates of title for the Financed Vehicles related to any Trust will not be endorsed to identify the related Trustee as the secured party, and will not be deposited with the motor vehicle registrar or other state authorities in any state. In the absence of such action, the Owner Trustee or the Indenture Trustee, as the case may be, may not have a perfected security interest in the Financed Vehicles related to such Trust in certain states and, in the event that another person obtains a perfected security interest in such a Financed Vehicle subsequent to the transfer of the Receivables to the related Trust, such person might acquire rights in such Financed Vehicle prior to the rights of the Trust. The related Seller and/or another party, if any, designated in the related Prospectus Supplement will covenant to repurchase any Receivable if, on the date of transfer of a Receivable to a Trust, a valid, existing and enforceable first priority security interest shall not have been perfected in favor of Franklin Capital, which shall have been assigned to the Trust, in the related Financed Vehicle. If such Trust does not have a perfected security interest in a Financed Vehicle, its ability to realize on such Financed Vehicle in the event of a default may be adversely affected. To the extent the security interest is perfected, such Trust will have a prior claim over subsequent purchasers of such Financed Vehicles and holders of subsequently perfected security interests. However, as against liens for repairs of Financed Vehicles or for taxes unpaid by an Obligor under a Receivable, or through fraud or negligence, such Trust could lose the priority of its security interest or its security interest in a Financed Vehicle. Except as described above, neither the related Seller nor Franklin Capital will have any obligation to repurchase a Receivable as to which any of the occurrences result in such Trust's losing the priority of its security interest or its security interest in such Financed Vehicle after the date such security interest was conveyed to such Trust. Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections of retail installment loans and certain of these laws make an assignee of such a loan (such as such Trust) liable to the related borrower for any violation by the lender. The related Seller will be obligated to repurchase any Receivable which fails to comply with such requirements. See "Certain Legal Aspects of the Receivables -- Security Interests in Vehicles."

CERTAIN MATTERS RELATING TO BANKRUPTCY

     Franklin Capital intends that any transfer of Receivables to a Seller will constitute a sale, rather than a pledge of the Receivables to secure indebtedness of Franklin Capital. However, if Franklin Capital were to become a debtor under the federal bankruptcy code or similar applicable state laws (collectively, the "Insolvency Laws"), a creditor or trustee in bankruptcy thereof, or Franklin Capital as debtor-in-possession, might argue that such sale of Receivables was a pledge of Receivables rather than a sale and/or that the assets and liabilities of the related Seller should be consolidated with the assets and liabilities of Franklin Capital. This position, if presented to or accepted by a court, could result in a delay in or reduction of distributions to Securityholders. In addition, a delay in or reduction of distributions to Securityholders could result if the related Seller were to become a debtor under any Insolvency Law and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the sale of Receivables to such Trust should instead be treated as a pledge of such Receivables to secure a borrowing of such debtor. In addition, if the transfer of any Receivables is recharacterized as a pledge, and a tax lien, other governmental lien, or other lien created by operation of law is imposed on the property of the Servicer, the holder of such lien may have priority over the Trust's interest in such Receivables.

SOCIAL, ECONOMIC AND OTHER FACTORS AFFECTING THE RECEIVABLES

     Economic conditions in states where Obligors reside may affect the delinquency, loan loss and repossession experience of a Trust with respect to the related Receivables. The related Prospectus Supplement will set forth any restrictions imposed by any Trust on concentrations of Receivables thereunder. The performance by such Obligors may be affected by a variety of social and economic factors. Economic factors include, but are not limited to, interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions, generally. However, the related Seller is unable to determine and has no basis to predict whether or to what extent economic or social factors will affect the performance by any Obligors, or the availability of Subsequent Receivables in cases where Subsequent Receivables are to be transferred to a Trust as specified in the related Prospectus Supplement. See "Franklin Capital Corporation."


CONCENTRATION OF RECEIVABLES



     As of August 1, 1998, Franklin Capital Corporation originates motor vehicle retail installment sale contracts in the following eight states: Arizona, California, Kansas, Nevada, New Mexico, Oregon, Utah and Washington. Economic conditions in these states and in the western United States are often volatile and from time to time have been adversely affected by diverse factors including disasters, contractions in the key industries and declining real estate values. Generally, economic conditions in these states have been favorable during the recent years. Thus economic conditions in recent years have not had an adverse effect on the loss and delinquency experience of the Receivables. However, no predictions can be made regarding future economic conditions in these states and in the western United States. An economic downturn in one or more of these states likely would result a deterioration of the loss and delinquency experience of the Receivables which in turn could lead to losses for Securityholders.


PREPAYMENTS ON RECEIVABLES' EFFECT ON YIELD OF SECURITIES

     The weighted average life of the Securities of the related series will be reduced by full or partial prepayments on the related Receivables. The Receivables will generally be prepayable at any time without penalty. Prepayments (or, for this purpose, equivalent payments to the related Trust) may result from payments by Obligors, liquidations due to default, the receipt of proceeds from physical damage or credit insurance, repurchases by (if no other party is described in the related Prospectus Supplement as obligated to make such repurchases) Franklin Capital and the related Seller as a result of certain uncured breaches of representations and warranties made with respect to the Receivables, purchases by (if no other party is described in the related Prospectus Supplement as obligated to make such repurchases) the Servicer as a result of certain uncured breaches of the covenants made by it with respect to the Receivables, if so specified in the related Prospectus Supplement, amounts on deposit in the Pre-Funding Account at the end of the Funding Period being applied to the payment of principal of the Securities, the Servicer exercising its option to purchase all of the remaining Receivables of a Trust or, if and to the extent provided in the related Prospectus Supplement, the receipt of satisfactory bids for the purchase of the Receivables of the related Trust in the manner and on the respective terms and conditions specified in the related Prospectus Supplement.

     Franklin Capital has not as of the date of this Prospectus prepared data on prepayment rates. Franklin Capital can make no prediction as to the actual prepayment rates that will be experienced on the Receivables. Franklin Capital, however, believes that the actual rate of prepayments will result in a substantially shorter weighted average life than the scheduled weighted average life of the Receivables. Generally, the amounts paid to Securityholders will include all prepayments (which are not amounts representing Payaheads) on the Receivables. See "Yield and Prepayment Considerations."


     Any reinvestment risk, resulting from faster than expected prepayments of Receivables held by a given Trust will be borne entirely by the Securityholders of the related series of Securities. Faster rates of prepayments on the Receivables, may shorten the weighted average life of the Securities. If the weighted average life of the Securities is shortened, the expected rate and amount of return on the Securities may be reduced. A reinvestment of amounts received by Securityholders in other investments at a lower rate of return than the Securities could result in a lower yield to investors than they would have received had the weighted average life of the Securities remained unchanged.


RISK OF COMMINGLING

     With respect to each Trust, unless otherwise provided in the related Prospectus Supplement, the Servicer will deposit all payments (net of certain fees) on the related Receivables (from whatever source) and all proceeds of such Receivables collected during each Monthly Period (as defined in the related Prospectus Supplement) into the Collection Account of such Trust within two business days of receipt thereof. However, in the event that the Servicer, or any successor Servicer, satisfies certain requirements for monthly or less frequent remittances and the Rating Agencies (as such term is defined in the related Prospectus Supplement, the "Rating Agencies") affirm their ratings of the related Securities at the initial level and provided that (i) there exists no Servicer Default (as defined herein and in the related Prospectus Supplement), (ii) the credit enhancement provider, if any, consents, and (iii) each other condition to making such monthly or less frequent deposits as may be specified by the Rating Agencies and described in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account of such Trust until on or before the business day preceding each Distribution Date. If such requirements are satisfied, the Servicer will deposit the aggregate Purchase Amount of Receivables purchased by it into the applicable Collection Account on or before the business day preceding each Distribution Date. Pending deposit into such Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from funds of the Servicer. If the Servicer were unable to remit such funds, the applicable Securityholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Purchase Amount with respect to Receivables purchased by the Servicer. See "Description of the Purchase Agreements and Trust Documents -- Collections."

RISKS OF CERTIFICATEHOLDERS UPON WAIVER OF SERVICER DEFAULT

     Unless otherwise provided in the related Prospectus Supplement with respect to a series of Securities that includes Notes, in the event a Servicer Default occurs, the Indenture Trustee or the Noteholders with respect to such series may remove the Servicer without the consent of the Owner Trustee or any of the Certificateholders with respect to such series. The Owner Trustee or the Certificateholders with respect to such series will not have the ability to remove the Servicer if a Servicer Default occurs. In addition, unless otherwise specified in the related Prospectus Supplement, the Noteholders of such series, evidencing at least a majority in principal amount of the then-outstanding Notes of the related series have the ability, on behalf of all such Noteholders and Certificateholders, to waive defaults by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement and its consequences, except for a Servicer Default in making any required deposits to or payments from any of the Accounts in accordance with such Sale and Servicing Agreement, including defaults that could materially adversely affect the Certificateholders of such series. See "The Notes -- The Indenture" and "Description of The Purchase Agreements and The Trust Documents -- Waiver of Past Defaults."

BOOK-ENTRY REGISTRATION

     Unless otherwise specified in the related Prospectus Supplement, each class of Securities of a given series will be initially represented by one or more certificates registered in the name of Cede & Co. ("Cede"), or any other nominee for The Depository Trust Company ("DTC") set forth in the related Prospectus Supplement, and will not be registered in the names of the holders of the Securities of such series or their nominees. Unless otherwise specified in the related Prospectus Supplement, persons acquiring beneficial ownership interests in any Series of Securities may hold their interests through DTC in the United States or, in the case of any series of Notes, Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear") in Europe. Because of this, unless and until Definitive Securities for such series are issued, holders of such Securities will not be recognized by the Owner Trustee or any applicable Indenture Trustee as "Certificateholders," "Noteholders" or "Securityholders," as the case may be (as such terms are used herein or in the related Pooling and Servicing Agreement or related Indenture and Trust Agreement, as applicable). Hence, until Definitive Securities are issued, holders of such Securities will only be able to exercise the rights of Securityholders indirectly through DTC and its participating organizations. See "Certain Information Regarding the Securities -- Book-Entry Registration."

                                   THE TRUSTS

     Each Seller will establish a Trust with respect to each series of Securities by selling and assigning the Trust Property, as described below, to the Owner Trustee pursuant to the Trust Documents. Prior to the sale and assignment of the related Receivables pursuant to the related Trust Documents, such Trust will have no assets or obligations. Each Trust will not engage in any business activity other than acquiring, holding and, if so specified in the related Prospectus Supplement, selling the Trust Property, issuing Certificates and Notes, if any, of such series and distributing payments thereon.


     Each Certificate will represent a fractional undivided ownership interest in, and each Note, if any, will represent an obligation of, the related Trust. The property of the Trust will include, (i) motor vehicle retail installment sale contracts, as specified in the related Prospectus Supplement, between Dealers and retail purchasers (the "Obligors") of new and used automobiles and light trucks and (ii) all payments received thereunder on or after the Initial Cutoff Date or Subsequent Cutoff Date, as the case may be, as specified in the related Prospectus Supplement and, with respect to Precomputed Receivables, certain monies received thereunder on or prior to the related cutoff Date that are due after such cutoff Date, as specified in the related Prospectus Supplement. The Receivables were or will be originated by Dealers in accordance with Franklin Capital's requirements under agreements with Dealers for assignment to Franklin Capital, have been or will be so assigned, and evidence or will evidence the indirect financing made available to the Obligors. If specified in the related Prospectus Supplement, the Receivables may be originated directly by Franklin Capital or acquired by Franklin Capital in bulk and other purchases from third-party lenders or the Franklin Bank. On or before the closing date specified in the related Prospectus Supplement, Franklin Capital will sell the Initial Receivables to the related Seller for sale to the Trust. Subsequent Receivables, if any, will be conveyed to the Trust during the applicable Funding Period, as provided in the related Prospectus Supplement. Any such Subsequent Receivables will constitute property of the Trust.


     The property of each Trust also will include, to the extent set forth in the Prospectus Supplement, (i) such amounts as from time to time may be held in separate trust accounts (such as the "Collection Account," the "Certificate Distribution Account," the "Payahead Account," and the "Distribution Account" as may be specified in the related Prospectus Supplement) established and maintained pursuant to the Trust Documents, and the proceeds of such accounts;
(ii) security interests in the related Financed Vehicles and any accessions thereto; (iii) amounts payable to the Servicer under any dealer recourse obligations (as specified in the related Prospectus Supplement) (in the event of breach of the warranties of such Dealer); (iv) the right to proceeds of credit life, credit disability, and physical damage insurance policies covering the related Financed Vehicles; (v) the rights of the related Seller under the Trust Documents; (vi) certain rebates of premiums and other amounts relating to certain insurance policies and other items financed under the Receivables, (vii) the Receivables Files; (viii) the Certificate Policy and/or the Note Policy, as the case may be, as specified in the related Prospectus Supplement; (ix) any and all proceeds of the foregoing; and (x) any other property assigned to the Trust, as specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, a Payahead Account, a Pre-Funding Account, a reserve account or other form of credit enhancement may be a part of the property of any given Trust or may be held by the Owner Trustee or an Indenture Trustee for the benefit of holders of the related Securities.


     The Receivables transferred to the Trust, will consist of receivables financed under Franklin Capital's Prime (as defined herein) credit programs ("Prime Receivables"), Franklin Capital's Non-prime (as defined herein) credit programs ("Non-Prime Receivables") and Franklin Capital's Sub-prime (as defined herein) credit programs ("Sub-Prime Receivables"). Currently, there is no maximum limit on the amount of Non-Prime Receivables and Sub-Prime Receivables that may constitute the Trust Property for any Trust.

     The Servicer will service the Receivables held by each Trust, and will be compensated for acting as the Servicer. See "Description of the Purchase Agreements and the Trust Documents -- Servicing Compensation." To facilitate servicing and to minimize administrative burden and expense, the Servicer will retain physical possession of the Receivables and documents relating thereto as custodian for the Owner Trustee or the Indenture Trustee, as the case may be. Due to the administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the assignment of the security interest in the Financed Vehicles to any Owner Trustee or Indenture Trustee. In the absence of such amendment, an Owner Trustee or Indenture Trustee may not have a perfected security interest in the related Financed Vehicles in certain states. See "Certain Legal Aspects of the Receivables -- Security Interests in Vehicles." The Owner Trustee and any Indenture Trustee will not be responsible for the legality, validity or enforceability of any security interest in any Financed Vehicle.

     If the protection provided to the holders of any Securities by the subordination of any Securities or by any credit enhancement is insufficient, such Securityholders would have to look for payment on their Securities to the Obligors on the related Receivables, the proceeds from the repossession and sale of the related Financed Vehicles which secure such Receivables, and the proceeds, if any, from Dealer Recourse Obligations. In such event, certain factors, such as the Owner Trustee's or the Indenture Trustee's not having perfected security interests in the related Financed Vehicles in certain states, may affect such Trust's ability to repossess and sell the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to Securityholders. See "Certain Legal Aspects of the Receivables."

THE OWNER TRUSTEE

     The Owner Trustee for each Trust will be specified in the related Prospectus Supplement. The Owner Trustee's liability in connection with the issuance and sale of the Securities of such series will be limited solely to the express obligations of such Owner Trustee set forth in the related Trust Documents. An Owner Trustee may resign at any time, in which event the related Seller or its successor will be obligated to appoint a successor trustee which is eligible under the related Trust Documents. The related Seller also may remove the Owner Trustee if the Owner Trustee ceases to be eligible to continue as Owner Trustee under the related Trust Documents or if the Owner Trustee becomes insolvent. In such circumstances, the related Seller will be obligated to appoint a successor trustee eligible under the related Trust Documents. Any resignation or removal of an Owner Trustee and appointment of a successor trustee will be subject to any conditions or approvals specified in the related Prospectus Supplement and will not become effective until acceptance of the appointment by the successor trustee.

                                THE RECEIVABLES

GENERAL


     Unless the related Prospectus Supplement specifies that some or all of the Receivables were or will be originated directly by Franklin Capital or are to be acquired in bulk and other purchases from third-party lenders or its affiliate the Franklin Bank, the Receivables held by each Trust will be purchased by Franklin Capital in its ordinary course of business from Dealers pursuant to its underwriting standards. Franklin Capital's underwriting standards emphasize a review of the borrower's creditworthiness and ability to repay his or her obligations underlying the related motor vehicle retail installment sale contract, as well as the asset value of the related motor vehicle. Unless the related Prospectus Supplement specifies otherwise, similar underwriting standards will have been applied to Receivables originated by Franklin Bank or any third-party lender from which Receivables are acquired. Each of the Receivables to be held by Trust (i) will be originated in the United States,
(ii) will be secured by new or used automobiles and light trucks, (iii) will provide for level monthly payments which fully amortize the amount financed over its original term to maturity (except for the last payment which may be minimally different), (iv) will be either a Precomputed Receivable or Simple Interest Receivable (each as defined below), and (v) will satisfy the other criteria, if any, set forth in the related Prospectus Supplement. No selection procedures believed to be adverse to the Securityholders of any series will be utilized in selecting the Receivables from qualifying motor vehicle retail installment sale contracts owned by Franklin Capital. Franklin Capital's underwriting criteria include specific limits as to the amount of financing that may be provided to a particular borrower which is based on several factors, including a borrower's credit history and the value of the vehicle to be financed. However, the established underwriting procedures provide for financing above such limits if certain conditions are satisfied. Accordingly, there is no established maximum that may be financed in respect of any borrower or any vehicle. Franklin Capital's underwriters may decide to approve financing in excess of the value of a vehicle if they determine that other factors (such as a borrower's income, employment history, credit history, length of residency and total outstanding debt) compensate for the increased loan-to-value ratio of such financing. To the extent financing is provided to a borrower in excess of the value of the vehicle to be financed, a default by such borrower could result in the Trust realizing a loss of the amount financed in excess of the value of such vehicle. Any obligation of a Trust to purchase Subsequent Receivables shall be subject to such additional conditions as may be specified in the related Prospectus Supplement.


     "Precomputed Receivables" consist of either (i) monthly actuarial receivables ("Actuarial Receivables") or (ii) receivables that provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method, similar to the "Rule of 78's" ("Rule of 78's Receivables"). An Actuarial Receivable provides for amortization of the loan over a series of fixed, level-payment monthly installments. Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of an amount of interest equal to 1/12 of the Annual Percentage Rate ("APR") of the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly payment. A Rule of 78's Receivable provides for the payment by the borrower of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated on the stated APR for the term of the receivable. The rate at which such amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal are calculated in accordance with the "Rule of 78's."

     "Simple Interest Receivables" are receivables that provide for the amortization of the amount financed under each receivable over a series of fixed level monthly payments. However, unlike the monthly payment under an Actuarial Receivable, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed since the preceding payment of interest was made based on a 30 day month and a 360 day year. As regular payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the borrower pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

     If a Rule of 78's Receivable is prepaid, the borrower is required to pay earned interest on such Receivable and is not required to pay any "unearned" add-on interest included in the gross Receivable. If a Simple Interest Receivable is prepaid, the borrower is required to pay interest only to the date of prepayment. The amount of a rebate in respect of "unearned" add-on interest under a Rule of 78's Receivable generally will be less than the amount of a rebate on an Actuarial Receivable and generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

     Unless otherwise specified in the related Prospectus Supplement, each Trust will account for the Rule of 78's Receivables as if such Receivables were Actuarial Receivables. Amounts received upon prepayment in full of a Rule of 78's Receivable in excess of the then outstanding Principal Balance of such Receivable and accrued interest thereon (calculated pursuant to the actuarial method) and not rebated to the borrower as described above will not be paid to Noteholders or passed through to Certificateholders but will be paid to the Servicer as additional servicing compensation. Unless otherwise specified in the related Prospectus Supplement, each Trust will account for the Simple Interest Receivables by allocating principal and interest payments thereon in accordance with the simple interest method.

     Information with respect to the Receivables held by each Trust will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition, distribution by APR, states of origination and portion secured by new and used automobiles and light trucks.

DELINQUENCIES, CHARGE-OFF POLICIES AND NET LOSSES

     Certain information concerning Franklin Capital's delinquency and loss experience with respect to its portfolio of retail installment sale contracts for new and used automobiles and light trucks acquired will be set forth in the related Prospectus Supplement.

     Franklin Capital measures delinquency on a contractual basis which classifies the accounts into 30, 60, 90 and 120+ categories based on monthly payment cycles elapsed from the date a payment is due under the motor vehicle retail installment sale contract (the "due date"). Amounts delinquent must not exceed $25.00 in the aggregate, after application of any portion of such installment payment necessary to satisfy any prior shortfalls, for a contract to be considered current.

     Franklin Capital's collectors are assigned to specific delinquent accounts and attempt to contact the delinquent borrower by telephone and letter, based on the duration of the delinquency and history of the account. Repossession procedures typically begin when a motor vehicle retail installment sale contract becomes forty-five (45) to sixty (60) days delinquent, however, repossession procedures for sub-prime contracts will typically begin earlier. Repossession is carried out by independent contractors in conformity with specific procedures adopted by Franklin Capital.

     Franklin Capital's policy is to charge off a delinquent account as follows:
(i) when a repossessed motor vehicle is sold; (ii) other than in the case of bankruptcy, at the end of the month in which it becomes and remains 120 days delinquent and the motor vehicle is in Franklin Capital's possession for at least 45 days, the loan balance will be reduced to a value based on the blue book value of the motor vehicle and the balance of the loan will be charged off;
(iii) in the case of bankruptcies, actual charge-off will not take place unless and until (a) the motor vehicle is repossessed and sold or (b) if the borrower resumes payments under a court-approved plan, once three payments have been made, the loan will be removed from bankruptcy status and returned to current status and any reduction or forgiveness of the balance of the loan by a bankruptcy court, a "cram-down" loss, will be taken as a charge-off; or (iv) in all other cases the loan will be charged-off at the end of the month in which it becomes and remains 120 days delinquent.

     Policies for charging-off an account do not differ based upon whether a receivable is owned by Franklin Capital or sold to a Trust. The proceeds of resale of repossessed financed motor vehicles generally will be applied first to the expenses of repossession and resale and then to the satisfaction of the indebtedness on the related Receivable.

     Franklin Capital follows specific procedures with respect to extensions of the contract maturity date. Generally, an extension requires the demonstration of financial difficulties based on extraordinary circumstances and the approval of management. In addition, contracts are not rewritten unless Franklin Capital determines that this is the only method to realize some recovery on the contract.


DELINQUENCY AND LOSS EXPERIENCE



     Franklin Capital began operations in November 1993. The table below sets forth the delinquency and loss experience as of the end of each of the periods indicated. The information set forth in the following table may be affected by the size, rapid growth and relative lack of seasoning of the Receivables. Accordingly, no assurances can be given that the delinquency and loss experience presented in the tables below will be indicative of such experience on the Receivables.



                             FRANKLIN CAPITAL CORP.


                   HISTORICAL DELINQUENCY AND LOSS EXPERIENCE



                                                                       AS OF
                                           --------------------------------------------------------------
                                           SEPTEMBER 30     SEPTEMBER 30     SEPTEMBER 30    SEPTEMBER 30
         DELINQUENCY EXPERIENCE              1994(1)            1995             1996            1997
         ----------------------            ------------     ------------     ------------    ------------
Portfolio Outstanding at end of
  period(2)..............................  $160,635,623     $225,575,436     $174,589,677    $154,271,605
Delinquencies at end of period(3)
  30-59 days.............................  $ 2,442,313      $ 9,217,070      $ 4,129,543     $  1,929,654
  60-89 days.............................      733,619        3,252,750        1,969,257          729,097
  90 days or more........................      400,740        3,761,131        2,067,850        1,326,175
                                           ------------     ------------     ------------    ------------
Total delinquencies......................  $ 3,576,672      $16,230,951      $ 8,166,650     $  3,984,926
                                           ------------     ------------     ------------    ------------
Total delinquencies as a percentage of
  portfolio outstanding at end of
  period.................................          2.2%             7.2%             4.7%             2.6%
                                           ============     ============     ============    ============



                                                             DURING FISCAL YEARS ENDED
                                           --------------------------------------------------------------
                                           SEPTEMBER 30     SEPTEMBER 30     SEPTEMBER 30    SEPTEMBER 30
         CREDIT/ LOSS EXPERIENCE             1994(1)            1995             1996            1997
         -----------------------           ------------     ------------     ------------    ------------
Average portfolio outstanding during
  period(2)(4)...........................  $66,586,803(@)   $225,203,667(@)  $196,747,716    $162,745,276
Average number of loans outstanding
  during period..........................          n/a              n/a              n/a           14,780
Number of repossessions during period....          n/a              n/a              n/a              760
Repossessions as a percentage of average
  number of loans outstanding during
  period.................................          n/a              n/a              n/a              5.1%

                                                             DURING FISCAL YEARS ENDED
                                           --------------------------------------------------------------
                                           SEPTEMBER 30     SEPTEMBER 30     SEPTEMBER 30    SEPTEMBER 30
         CREDIT/ LOSS EXPERIENCE             1994(1)            1995             1996            1997
         -----------------------           ------------     ------------     ------------    ------------
Gross charge-off(5)......................  $   210,842      $ 7,039,263      $12,082,834     $  6,580,261
Recoveries(6)............................        4,242          649,374        1,408,190        1,854,461
                                           ------------     ------------     ------------    ------------
Net losses...............................  $   206,600      $ 6,389,889      $10,674,644     $  4,725,800
                                           ------------     ------------     ------------    ------------
Net losses as a percentage of average
  portfolio outstanding during the
  period.................................          0.3%             2.8%             5.4%             2.9%
                                           ============     ============     ============    ============


---------------

Key -- @ Simple average using Franklin Capital figures



Notes



(1) Franklin Capital commenced lending operations in December 1993 and consequently 1994 data represents 9 months of activity.



(2) For Simple interest contracts, Portfolio Outstanding represents the outstanding principal balance plus the insurance receivable (if any). For Rule of 78's contracts, Portfolio Outstanding represents the gross receivable less unearned discount, unearned insurance receivable (if any), and unearned insurance interest receivable (if any). Portfolio Outstandings are reduced by any rejected or unapplied payments, but such amounts are not subtracted from the balances of delinquent contracts. Starting in February 1996, Portfolio Outstanding also includes unearned dealer reserve.



(3) The period of delinquency is based on the number of days scheduled payments are contractually past due. Includes receivables on hand that have not been charged-off.



(4) Average calculated on a daily basis, except as noted.



(5) Gross charge-offs represents the outstanding balance (calculated as per 2 above) of contracts charged off in the period less proceeds from the disposition of the collateral, net of any repossessions expenses, and unearned dealer reserve.



(6) Recoveries represents amounts received on previously charged off contracts.



     Franklin Capital's portfolio of motor vehicle retail installment sale contracts experienced an upward trend in losses that peaked roughly at the end of 1996. During this period, Franklin Capital significantly increased its origination volume. The rapid expansion brought with it, among other things, greater occurrences of Dealer fraud and applicant fraud, and a decreased ability of Franklin Capital to manage its rapid expansion. As a result, Franklin Capital curtailed its expansion plans and proceeded to reexamine its origination and servicing processes. Franklin Capital implemented an extensive verification process to detect and thwart Dealer and applicant fraud as well as new underwriting guidelines. From the end of 1996 through the present, Franklin Capital's portfolio of motor vehicle retail installment sale contracts experienced a reversal of the upward trend of losses on receivables. Franklin Capital believes that the improved loss and delinquency experience is attributable to a large degree to its revised underwriting procedures adopted in early 1996.


                      YIELD AND PREPAYMENT CONSIDERATIONS

     Interest paid on the Receivables will be passed through or paid, as the case may be as specified in the related Prospectus Supplement, to Securityholders on each Distribution Date as defined in and set forth in the related Prospectus Supplement, in an amount equal to one-twelfth of the applicable annual Pass-Through Rate applied to the applicable Certificate Balance or the applicable annual Interest Rate on the applicable Note Balance as of the date specified in the Prospectus Supplement. In the event of prepayments on Receivables, Securityholders will nonetheless be entitled to receive interest for the full month in which such prepayment occurs.

     All the Receivables are generally prepayable at any time. If prepayments are received on the Receivables, the actual weighted average life of the Receivables may be shorter than the scheduled weighted average life (i.e., the weighted average life assuming that payments will be made as scheduled, and that no prepayments will be made). (For this purpose, the term "prepayments" also includes liquidations due to default, as well as receipt of proceeds from credit life, credit disability, and casualty insurance policies.) Weighted average life means the average amount of time during which each dollar of principal on a Receivable is outstanding. The payment characteristics of the Receivables held by a Trust will be specified in the related Prospectus Supplement.

     The rate of prepayments on the Receivables may be influenced by a variety of economic, social, and other factors, including the fact that an Obligor may not sell or transfer a Financed Vehicle without the consent of the Servicer. Franklin Capital has not as of the date of this Prospectus prepared data on prepayment rates. Franklin Capital can make no prediction as to the actual prepayment rates that will be experienced on the Receivables. Franklin Capital, however, believes that the actual rate of prepayments will result in a substantially shorter weighted average life than the scheduled weighted average life of the Receivables. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne by the Securityholders of the related Trust. See "Description of the Purchase Agreements and the Trust Documents -- Termination" regarding (i) the Servicer's option to purchase all of the Receivables of a Trust as of the last day of any month in which the Pool Balance of such Trust at the close of business on the last day of any Monthly Period is 10% (or such other percentage specified in the related Prospectus Supplement, which will not exceed 50%) or less of the Original Pool Balance (calculated after giving effect to the principal balance of any Subsequent Receivables as of their respective Subsequent Cutoff Dates) and (ii) the sale of the Receivables if so specified in the related Prospectus Supplement if satisfactory bids for the purchase of the Receivables are received.

     Since the rate of payment of principal on the Receivables will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Securities may vary from the anticipated yield may depend upon the degree to which it is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Receivables. Further, an investor should consider the risk that, in the case of any class of Securities purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Receivables could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of a class of Securities purchased at a premium, a faster than anticipated rate of principal payments on the Receivables could result in an actual yield to such investor that is lower than the anticipated yield.

              CERTIFICATE AND NOTE FACTORS AND TRADING INFORMATION

     The Servicer will compute each month a "Certificate Factor" for each class of Certificates which will be a fraction, expressed as a seven-digit decimal, the numerator of which will be the Certificate Balance of a class of Certificates as of the close of business on the Distribution Date as specified in the related Prospectus Supplement in that month and the denominator of which will be the respective original outstanding principal balances of such class of Certificates of such series. The Certificate Factor will not change as a result of the addition of Subsequent Receivables. The Servicer will compute each month a "Note Factor" for each class of Notes, if any, which will be a fraction, expressed as a seven-digit decimal, the numerator of which will be the remaining outstanding principal balance with respect to such Notes as of each Payment Date as specified in the related Prospectus Supplement and the denominator of which will be the original outstanding principal balance of such class of Notes. Each Certificate Factor and each Note Factor will be 1.0000000 as of the Initial Cutoff Date for such series; thereafter, the Certificate Factor and the Note Factor will decline to reflect reductions in the Certificate Balance of the applicable class of Certificates and the Note Factor will decline to reflect reductions in the outstanding principal balance of the applicable class of Notes, as the case may be, as a result of scheduled payments collected, prepayments and liquidations of the Receivables (and also as a result of a prepayment arising from
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

application of amounts on deposit in the Pre-Funding Account). The amount of a Certificateholder's pro rata share of the Certificate Balance for the related class of Certificates can be determined on any date by multiplying the original denomination of the holder's Certificate by the applicable Certificate Factor as of the close of business on the most recent Distribution Date. The amount of a Noteholder's pro rata share of the aggregate outstanding principal balance of the applicable class of Notes can be determined by multiplying the original denomination of such Noteholder's Note by the then applicable Note Factor.

     Pursuant to each Trust and pursuant to the related Trust Documents, the Securityholders thereunder will be entitled to receive monthly reports concerning the payments received on the Receivables, additions of Subsequent Receivables, if any, and the reduction in the Pre-Funded Amount, if any, the Certificate Balance, the Note Balance, the Certificate Factor or Certificate Factors for each class of Certificates, the Note Factor or Note Factors for each class of Notes and various other items of information with respect to such series. Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities -- Statements to Securityholders."

                                USE OF PROCEEDS

     The net proceeds to be received by each Seller from the sale of each related series of Securities will be applied to the purchase of the related Receivables from Franklin Capital and, if specified in the related Prospectus Supplement, to the deposit of the related Pre-Funded Amount, if any, in the related Pre-Funding Account and/or to provide for other forms of credit enhancement specified in the related Prospectus Supplement.

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

                                  THE SELLERS

FRANKLIN RECEIVABLES LLC

     Franklin Receivables LLC ("Franklin LLC"), a wholly-owned subsidiary of Franklin Capital, was formed in the State of Delaware in June 1998. Franklin LLC was organized for limited purposes, which include purchasing receivables from Franklin Capital and transferring such receivables to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The principal executive offices of Franklin LLC are located at 47 West 200 south, Suite 500, Salt Lake City, Utah 84101. The telephone number of such offices is (801) 238-6700.

     Franklin LLC has taken and will take steps in structuring the transactions contemplated hereby and in the related Prospectus Supplement that are intended to make it unlikely that the voluntary or involuntary application for relief by Franklin Capital under any Insolvency Law will result in the consolidation of the assets and liabilities of Franklin LLC with those of Franklin Capital. These steps include the creation of Franklin LLC as a separate, limited-purpose subsidiary pursuant to a limited liability company agreement, operational agreement or other similar organizational documents containing certain limitations (including restrictions on the nature of Franklin LLC's business and a restriction on Franklin LLC's ability to commence a voluntary case or proceeding under any Insolvency Law). Franklin LLC's organizational documents will include a provision that requires that one of its members be a special-purpose entity the board of directors of which has at least one director who qualifies under its organizational documents as an "Independent Director."

FCC RECEIVABLES CORP.

     FCC Receivables Corp. ("FCC Corp."), a wholly-owned subsidiary of the Franklin Capital, was incorporated in the State of Delaware in February 1995. FCC Corp. was organized for limited purposes, which include purchasing receivables from Franklin Capital and transferring such receivables to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The principal executive offices of FCC Corp. are located at 47 West 200 South, Suite 500, Salt Lake City, Utah 84101. The telephone number of such offices is (801) 238-6700.

     FCC Corp. has taken and will take steps in structuring the transactions contemplated hereby and in the related Prospectus Supplement that are intended to make it unlikely that the voluntary or involuntary application for relief by Franklin Capital, under any Insolvency Law will result in the consolidation of the assets and liabilities of FCC Corp. with those of Franklin Capital. These steps include the creation of the FCC Corp., as a separate, limited-purpose subsidiary pursuant to Articles of Incorporation containing certain limitations (including restrictions on the nature of FCC Corp.'s business and a restriction on FCC Corp.'s ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors). FCC Corp.'s Articles of Incorporation include a provision that requires FCC Corp. to have at least one director who qualifies under the Articles of Incorporation as an "Independent Director."

     If, notwithstanding the foregoing measures a court concluded that the assets and liabilities of a Seller should be consolidated with the assets and liabilities of Franklin Capital in the event of the application of any Insolvency Law to Franklin Capital or a filing were made under any Insolvency Law by or against a Seller, or if an attempt were made to litigate any of the foregoing issues, delays in the distributions on the Securities (and possible reductions in the amount of such distributions) could occur.

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

                          FRANKLIN CAPITAL CORPORATION

GENERAL

     The material below describes Franklin Capital's business operation as of the date hereof, which may change, as specified in the related Prospectus Supplement.

     Franklin Capital Corporation ("Franklin Capital"), a subsidiary of Franklin Resources, Inc., is a Utah corporation which commenced operations in November 1993 to expand Franklin Resources' automotive lending activities. Franklin Capital conducts its business primarily in the Western region of the United States and originates its loans through a network of automotive dealerships representing a wide variety of makes and models. Franklin Capital offers several different loan programs to finance new and used motor vehicles. Franklin Capital also acquires credit card receivables from its affiliate Franklin Bank. As of March 31, 1998, Franklin Capital's total assets included $164 million of gross motor vehicle retail installment sale contracts, $57 million of gross credit card receivables and $4 million of television satellite dish financing receivables. Franklin Capital indirectly originates and services motor vehicle retail installment sale contracts for itself and for its affiliate, Franklin Bank. Franklin Capital provides indirect financing (by the purchase of motor vehicle retail installment sale contracts from automotive dealers) of automotive purchases by individuals with prime, non-prime and sub-prime credit.

     PRIME. The prime market segment is comprised of individuals who are deemed to be relatively low credit risks due to, among other things, the dependable manner in which they have handled previous credit, an extensive and favorable prior credit history and/or their extensive financial resources. Because of the lower credit risk associated with prime motor vehicle retail installment sale contracts, the interest rates charged on such contracts are generally lower than those rates charged on non-prime or sub-prime motor vehicle retail installment sale contracts.


     NON-PRIME. The non-prime market segment is comprised of individuals who are deemed to be moderate credit risks due to, among other things, weaknesses in prior credit history, limited prior credit history and/or limited financial resources. Because of the greater credit risk associated with non-prime motor vehicle retail installment sale contracts, the interest rates charged on such contracts are generally higher than those rates charged on prime motor vehicle retail installment sale contracts.



     SUB-PRIME. The sub-prime market segment is comprised of individuals who are deemed to be relatively high credit risks due to, among other things, the poor manner in which they have handled previous credit as reflected in their prior credit history or limited credit history. Because of the greater credit risk associated with sub-prime motor vehicle retail installment sale contracts, the interest rates charged on such contracts are generally much higher than those rates charged on prime or non-prime motor vehicle retail installment sale contracts. The range of APRs of the Receivables will be set forth in the related Prospectus Supplement. There can be no assurance, however, that the interest rates on the Receivables in a particular pool will be sufficient to cover losses on other Receivables in such pool.


     Franklin Capital serves as an alternative source of financing to automotive dealers by offering them a portfolio of different motor vehicle financing programs, each developed to target a different credit tier of borrower, thereby providing automotive dealers a one-stop lending alternative for their prime, non-prime and sub-prime borrowers. Franklin Capital currently purchases the majority of its motor vehicle retail installment sale contracts through a network of approximately 240 new and/or used car dealers ("Dealers") located in the following eight states: Arizona, California, Kansas, Nevada, New Mexico, Oregon, Utah, and Washington. Most of Franklin Capital's existing Dealers are located in California and sell both new and used motor vehicles. The related Prospectus Supplement will specify the geographic distribution of the specific Receivables included in the related Trust.

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

     In the future, Franklin Capital may directly offer to consumers loans for the purchase of motor vehicles. The related Prospectus Supplement will disclose whether any Receivables to be sold to a Trust include loans originated directly by Franklin Capital. Unless the related Prospectus Supplement provides otherwise, the underwriting guidelines to be applied by Franklin Capital when originating automobile loans will be the same as those it applies when reviewing credit applications received from Dealers.

     Franklin Capital has developed certain procedures and controls to investigate and analyze each credit applicant in an effort to eliminate those applicants whose credit characteristics indicate too great a probability of loss. This procedure includes an investigation, verification, and evaluation process of credit bureau reports as well as the general credit information provided by both Dealer and applicant. In addition, Franklin Capital uses collection procedures and systems that are designed to ensure that the borrowers clearly understand their credit obligations. For example, Franklin Capital uses a monthly billing system in order to continually remind borrowers of their monthly payment obligations and has established a "welcoming" process that educates each borrower, both verbally and in writing, of its obligations.

DEALER RELATIONSHIPS

     Franklin Capital solicits business from Dealers through its marketing representatives. The Franklin Capital marketing representatives mainly target new and used dealerships. Used car only dealerships are contracted on an exception basis. Before Franklin Capital will do business with a Dealer, a marketing representative is required to physically visit the potential dealer in order to evaluate its operations. Additionally, for Dealers in respect of which Franklin Capital has recourse for the entire dealer reserve (as described below), Franklin Capital will obtain a Dun and Bradstreet report annually to evaluate the Dealer's ability to pay back the reserve with respect to loans which prepay during a specified period of time. Once selected, if a Dealer is interested in Franklin Capital's financing program, the Dealer and Franklin Capital enter into a non-exclusive written dealer agreement (a "Dealer Agreement"). Purchases of loans are generally without recourse to the Dealer, except that Franklin Capital has recourse for breaches of representations and warranties including, among others, that (i) the financed motor vehicle is properly registered showing Franklin Capital as lienholder; (ii) unless otherwise specified in the related motor vehicle retail installment sale contract, the full down payment specified in the contract was received by the Dealer in cash; (iii) certain representations and warranties by the Dealer regarding the contract, the financed motor vehicle, the contract process and manner of sale are true and correct; and (iv) the Dealer has complied with applicable laws and may have recourse to the extent of some or all of the "dealer reserve," constituting the Dealer's profit for the lending transaction.

     Franklin Capital's representatives train Dealer's personnel in Franklin Capital's finance programs. This training is continuous since dealerships generally experience a relatively high degree of personnel turnover. The training provided by Franklin Capital is designed to assist Dealers in identifying consumers who will qualify for financing by Franklin Capital and structuring transactions that meet Franklin Capital's requirements.

     In the event that an individual elects to finance the purchase of a motor vehicle through a Dealer, the Dealer will submit a borrower's credit application to Franklin Capital and other financing sources for a review of the borrower's credit worthiness and proposed transaction terms. Such reviews generally take into account, among other things, the individual's credit history and capacity to pay, residence and job stability. After reviewing the credit application, each finance source will notify the Dealer whether it is willing to purchase the contract and, if so, under what conditions. If more than one finance source has offered to purchase the contract, the Dealer typically will select the source based on its relationship with the lender, an analysis of the "buy rate" or interest rate, discounts, fees, and/or other terms and conditions stipulated by the finance source.

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

LOAN ORIGINATION

     CURRENT LOAN PROGRAMS. Franklin Capital currently offers eight different loan programs (each priced according to the credit risk involved) designed to meet the needs of different prime, non-prime, and sub-prime borrowers. Franklin Capital's current financing programs include: (i) two programs (the "Platinum" and "Gold") targeted to prime-quality borrowers with excellent credit history;
(ii) three programs (the "Silver," "Copper" and "Bronze") designed to meet the needs of certain non-prime borrowers with slightly less credit worthiness than Platinum and Gold borrowers; (iii) one program (the "First-Time Buyer" program) for non-prime borrowers with limited or no credit history; and (iv) two programs ("Subprime 1" and "Subprime 2"), for borrowers who have negative credit history.

     PRE-1996 PROGRAMS. Prior to January 1996, Franklin Capital offered four loan programs entitled "Premier," "Preferred," "Standard" and "First-time Buyer" which were targeted at a mix of prime and non-prime borrowers ("Pre-1996 Programs"). The Pre-1996 Programs were discontinued in December 1995. Franklin Capital anticipates that a portion of the Receivables of the first Trust will include motor vehicle retail installment sale contracts originated under the Pre-1996 Programs. Subsequent Trusts may have some Receivables originated under the Pre-1996 Programs. The related Prospectus Supplement will disclose the percentage of Receivables, if any, originated under the Pre-1996 Programs included in the related Trust.

CREDIT EVALUATION PROCEDURES

     Each motor vehicle retail installment sale contract is purchased after a review in accordance with Franklin Capital's current underwriting procedures described below. These procedures are intended to assess the ability of all applicants for a proposed motor vehicle retail installment sale contract to make payments under such contract and the adequacy of the motor vehicle as collateral.

     Following its commencement of business in 1993, Franklin Capital substantially expanded Franklin Resources' automotive lending business. Franklin Capital experienced increased losses beginning in 1994 and as a result revised its original credit underwriting procedures. The revised procedures were first implemented in January, 1996. Set forth below is a description of the current underwriting procedures, followed by a description of those applied prior to 1996.

     CURRENT UNDERWRITING PROCEDURES. The Dealers require an applicant to complete an application which generally includes such information as the applicant's income, deposit accounts, liabilities, credit and employment history and other personal information. The application is reviewed for completeness and compliance with Franklin Capital's guidelines. Franklin Capital generally requires verification of certain applicant and/or Dealer provided information prior to funding a loan. Franklin Capital evaluates applicants by considering, based on information provided in the application and the credit bureau reports referred to below, certain credit factors, including, among others, such applicant's credit bureau score, length and quality of credit history, loan-to-value ratio, down payment percentage, employment history, residency history, debt-to-income ratio and payment-to-income ratio. Of the foregoing factors, Franklin Capital places primary emphasis on an applicant's credit bureau score.

     Each of the various current loan programs offered by Franklin Capital sets forth specific criteria for the different credit factors reviewed by Franklin Capital (including the credit bureau score) which must be met in order for the applicant to qualify for a particular loan program. Franklin Capital's underwriters are given a degree of discretion to purchase motor vehicle retail installment sale contracts with credit factors outside specified ranges of the credit criteria. Exceptions outside of the specified ranges require authorized approval and must be documented. In addition, authorized approval is required for approval (even those which fit the specified underwriting criteria for those programs) of all contracts: (i) with outstanding balances greater than $35,000; and (ii) under the Subprime 1 and Subprime 2 programs.

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

     The Subprime 1 and Subprime 2 programs were designed for borrowers with negative credit histories but who are in the process of reestablishing good credit. The Borrower may have experienced severe credit problems in the past including bankruptcy and repossession, but has reestablished good credit. The Borrower must demonstrate stable employment and residency and should not have experienced any recent credit problems.

     PRE-1996 UNDERWRITING PROCEDURES. Prior to January 1996 the underwriting criteria was judgmental. The approval process relied heavily on the underwriter's experience and a set of general underwriting guidelines and no credit bureau score was used. Underwriters could make exceptions to the underwriting criteria without additional authorization. Cursory verification of Dealer and applicant information was performed. Except for applicants who were first-time buyers, the maximum permitted loan-to-value ratio was 125% of dealer invoice on new cars or Kelly Blue Book value on used cars. Borrowers were offered loans under the various programs based on the depth of credit history and stability of the applicant.

     The first-time buyer program was designed for an applicant with minimal if any credit history, but who had demonstrated some stability in income. The amount financed was limited to the dealer invoice amount or the wholesale Kelly Blue Book value. Borrowers had to provide proof of 18 months of continuous full-time employment and 18 months at the same residence. The borrower was not likely to have any credit history, but may have recently opened low credit limit retail credit lines or bankcards. The Dealer was required to provide documentation to verify the applicant's status as a first-time buyer.

LOSS EXPOSURE MANAGEMENT

     Franklin Capital believes it has designed its finance programs to limit the loss exposure on each transaction. The degree of exposure in any transaction is a function of (i) determining the borrower's intent to pay; (ii) determining the borrower's ability to pay; (iii) the extent of credit granted compared to the value of the automobile; and (iv) the possibility of physical damage to the automobile. Franklin Capital seeks to control loss exposure by: (i) careful analysis of the applicant's credit history; (ii) determining whether the applicant has sufficient disposable income to meet existing obligations, including the obligation resulting from the proposed transaction; (iii) limiting the credit it is willing to extend based upon its assessment of the value of the underlying collateral and the applicant's other credit characteristics; and (iv) contractually requires physical damage insurance to be maintained at all times to protect its financial interest.

     Additionally, to insure performance within established guidelines, Franklin Capital monitors each underwriter's performance by tracking the amount and type of contracts purchased by each underwriter and the ongoing performance of each underwriter's contracts. To monitor compliance with underwriting guidelines, both Franklin Capital's credit committee and an internal auditor from Franklin Resources separately sample files post-funding on a monthly basis.

     Upon purchase of a motor vehicle retail installment sale contract, Franklin Capital's procedures require the acquisition of a security interest in the motor vehicle financed. Unless otherwise specified in the related Prospectus Supplement, all contracts purchased by Franklin Capital from Dealers are fully amortizing and provide for equal payments over the term of the contract (typically 24 to 84 months) other than the final payment which may be minimally different. The portions of such payments allocable to principal and interest are, for payoff and deficiency purposes, determined in accordance with the law of the state in which the contract was originated.

     Each applicant for a motor vehicle retail installment sale contract is required to obtain insurance with respect to the motor vehicle being financed. Franklin Capital made the decision to stop tracking the maintenance of insurance and ceased force placing insurance in August 1997. Franklin Capital does not currently have lender's comprehensive single interest insurance coverage, which generally covers losses due to physical damage, in the event that the insurance coverage maintained by a motor-vehicle owner is terminated. If so specified in the related Prospectus Supplement, Franklin
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

Capital or any subsequent servicer may force place insurance. In such event, certain amounts in respect of a Receivable as to which insurance has been forced placed after the applicable Cutoff Date or Subsequent Cutoff Date, as applicable, may not be property of the Trust and may be payable to Franklin Capital to the extent specified in the related Prospectus Supplement. Uninsured losses on the Financed Vehicles will be borne by the related Trust.

CONTRACT PROCESSING, PURCHASE, SERVICING AND ADMINISTRATION

     Once a loan application has been approved, Franklin Capital completes a series of processes and procedures which are designed to (i) substantiate the accuracy of information critical to Franklin Capital's original credit decision;
(ii) verify that the contract submitted by the Dealer complies with both the conditions under which the credit approval was granted and Franklin Capital's transaction structure criteria; and (iii) confirm that the documentation complies with Franklin Capital's loss management requirements. The extent of applicant verification is dependent on the perceived credit risk of the borrower. The prime loans receive minimum verification; the non-prime loans are more thoroughly investigated and the sub-prime loans are subjected to extensive verification. Only senior management may waive the verification requirement.

     Upon a contract being released for purchase, Franklin Capital issues funds to the Dealer, and initiates a welcoming process through which Franklin Capital begins to educate the borrower about their financial obligations upon the purchase of their contract. This process is designed to ensure that borrowers clearly understand their credit obligations, including their responsibility to maintain insurance coverage on the financed motor vehicle.

SERVICING

     Franklin Capital's servicing and administration activities have been designed to address non-prime and sub-prime credits as well as prime credits. Through such services, Franklin Capital (i) collects payments; (ii) accounts for and posts all payments received; (iii) responds to borrower inquiries; (iv) takes action to maintain the security interest granted in the financed motor vehicle; (v) investigates delinquencies and communicates with the borrower to obtain timely payments; (vi) reports tax information to the borrower; (vii) monitors the contract and its related collateral; and (viii) when necessary, attempts to repossess and dispose of the financed motor vehicle.

     Franklin Capital maintains a Customer Service Department, currently staffed with a supervisor and seven customer service representatives. Additionally, an automated voice response system is generally available 24 hours a day, seven days a week. This system allows borrowers to get payment, current balance, payment posting and payment instruction information. Customer service will notify the collections department should information come to their attention that suggests a borrower is going to have a payment problem. Franklin Capital currently utilizes a monthly billing statement system (rather than payment coupon books) to remind borrowers of their monthly payment obligations, including the due date for next payment, any past due amount, and late charges or other fees. This system also serves as an early warning mechanism in the event a borrower has failed to notify Franklin Capital of an address change.

     Under special circumstances, Franklin Capital may, provided the borrower has made 12 regular payments and is current, defer a payment by extending the original contract maturity date by one month. Deferrals require the approval of the Collections Department Manager. Borrowers are assessed a fee on all deferrals.

     For the past two years Franklin Capital has offered borrowers with simple interest contract who have been current for the entire year and have not had an extension in the prior twelve months a Holiday extension, allowing them to skip their December or January payment. Interest continues to accrue on the contract and the borrower will have to keep making payments until the principal balance of the loan is paid in full. Franklin Capital anticipates that it will continue to offer this promotion each December but is under no obligation to do so.
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

     For borrowers who need to coordinate their payments with the timing of their incomes, Franklin Capital will allow them to modify the due date of their loan.

DELINQUENCY CONTROL AND COLLECTION STRATEGY

     Franklin Capital's collection procedure is organized on a "cradle-to-grave" basis, with an individual collector working the same accounts from origination through to any decision to repossess. As the accounts are assigned randomly, each collector will be responsible for accounts from all of the different loan programs that Franklin Capital offers, with the exception that all sub-prime accounts are the responsibility of one experienced collector. Franklin Capital believes that this cradle-to-grave approach avoids miscommunication with delinquent borrowers, hinders subterfuge by experienced bill dodgers, and generally gives collectors a greater feeling of ownership of and responsibility for the collection process.

     Franklin Capital's collection efforts are centralized in its Salt Lake City headquarters. The focus of the collection effort is to make telephone contact with the delinquent borrower and secure a promise to pay. While letters are employed in the process, they are intended to supplement the calling effort, not to replace it. The riskier the account the sooner contact is initiated. Regardless of program type, all accounts that become delinquent on their first payment date are called immediately upon the first day of delinquency in order to avert a potential first payment default. Franklin Capital's collection procedure usually begins with the borrower (and, if applicable, any co-borrower) being contacted to inform him or her of the delinquency and the amount past due, and an attempt is made to obtain a promise to pay, generally within 3 to 5 business days of the call. If the borrower fails to make payment on the date agreed, the borrower is again contacted to discuss the delinquency and to obtain another promise to pay. Collectors will continue to contact delinquent borrowers until such delinquency has been satisfactorily resolved. Upon an account becoming 30 days past due, the borrower (and, if applicable, any co-borrower) is sent a collection letter that either threatens to accelerate the debt and repossess the motor vehicle, or gives the borrower the option to pay amounts past due, pay off the entire loan or surrender the motor vehicle. If the borrower does not respond to the collection letter, within 30 to 45 days after delinquency, Franklin Capital may have a local attorney send the borrower a letter threatening legal action. Finally, for all non-sub-prime contracts delinquent 45 to 60 days, Franklin Capital will generally make a decision to repossess the motor vehicle (sub-prime contracts are handled more aggressively with a decision to repossess generally made prior to the 45th day of delinquency).

     Franklin Capital rarely grants rewrites, and the situations have been limited to ones in which a rewrite has been deemed to be the only method by which Franklin Capital would be able to realize some recovery on the loan.

REPOSSESSION

     Once a decision has been made to repossess a motor vehicle, Franklin Capital will engage an outside repossession agency to recover the motor vehicle. Generally, state law grants delinquent borrowers the right to redeem the motor vehicle (i.e., pay off the loan in full plus any related repossession expenses) within 10 days of repossession by the lender. In California, a borrower has a right both to redemption and to reinstatement (i.e., if the borrower makes the necessary payments to bring the loan current, Franklin Capital must return the motor vehicle to the borrower, who must continue making payments under the loan). The combined redemption and reinstatement period in California is 20 days and the borrower may request a 10 day extension to this period. Accordingly, Franklin Capital may have to wait 10 days (and up to 30 days in California) before it can sell the motor vehicle. Furthermore, in California Franklin Capital may not accelerate a contract if the borrower breaches its contractual obligations (including the maintenance of insurance) if the borrower continues to make monthly payments of principal and interest on the contract. Repossessed motor vehicles are generally resold by Franklin Capital through auctions.

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

     If the net proceeds from the sale of the motor vehicle are not sufficient to pay-off the outstanding loan balance, the loan is transferred to the Recovery Department which is responsible for collecting any remaining deficiency balance directly from the borrower to the extent permitted by law.

     If the borrower fails to respond to request for payment, the account may be referred to a local attorney who will file suit and obtain a judgment. Franklin Capital will execute the judgment until the account is paid in full or the borrower files for bankruptcy.

     If at any time during the collection process a borrower files bankruptcy, the account is immediately transferred to the Bankruptcy Department. The Bankruptcy Department is responsible for asserting Franklin Capital's rights in bankruptcy court.

                            FRANKLIN RESOURCES, INC.

     Franklin Resources, Inc. ("Franklin Resources") and its predecessors have been engaged in the financial services business since 1947. Franklin Resources was organized in Delaware in November 1969. Franklin Resources's principal executive and administrative offices are at 777 Mariners Island Boulevard, San Mateo, California 94404. As of March 31, 1998, Franklin Resources employed approximately 7500 employees on a worldwide basis, consisting of officers, investment management, distribution, administrative, sales and clerical support staff. Franklin Resources also employs additional temporary help as necessary to meet unusual requirements.

     Franklin Resources is the parent company of Franklin Capital and principally a holding company primarily engaged, through various subsidiaries, in providing investment management, marketing, distribution, transfer agency and other administrative services to the open-end investment companies of the Franklin Templeton Group and to U.S. and international managed and institutional accounts. Franklin Resources, through its subsidiaries, also provides investment management and related services to a number of closed-end investment companies whose shares are traded on various major U.S. and some international stock exchanges. In addition, Franklin Resources, through its subsidiaries, provides investment management, marketing and distribution services to certain sponsored investment companies organized in the Grand Duchy of Luxembourg, which are distributed in marketplaces outside of North America and to certain investment funds and portfolios in Canada as well as to certain other international portfolios in the United Kingdom and elsewhere.

     As of March 31, 1998, total assets under management in the Franklin Templeton Group were $242 billion. This makes the Franklin Templeton Group one of the largest investment management complexes in the United States. As of March 31, 1998, Franklin Resources had total assets of $3 billion, total liabilities of $1 billion and total shareholder equity of $2 billion.

     Franklin Resources, through certain subsidiaries, also provides advisory services, variable annuity products, and sponsors and manages public and private real estate programs. Other subsidiaries offer consumer banking services, insured deposits, dealer auto loans, and credit cards. Franklin Resources also provides custodial, trustee and fiduciary services to individual retirement account and profit sharing or money purchase plans and to qualified retirement plans and private trusts. From time to time, Franklin Resources also participates in various investment management joint ventures. On a consolidated worldwide basis, Franklin Resources provides U.S. and international individual and institutional investors with a broad range of investment products and services designed to meet varying investment objectives, which affords its clients the opportunity to allocate their investment resources among various alternative investment products as changing worldwide economic and market conditions warrant.

                                THE CERTIFICATES

GENERAL

     With respect to each Trust, one or more classes of Certificates of a given series may be issued pursuant to Trust Documents to be entered into among the related Seller, the Servicer, the Owner Trustee, the Indenture Trustee, if any, and any other party identified in the related Prospectus Supplement, forms of which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the material provisions of such forms of Trust Documents.

     Unless otherwise specified in the related Prospectus Supplement, each class of Certificates may initially be represented by a single Certificate registered in the name of Cede & Co., the nominee of DTC (together with any successor depository selected by the related Seller, the "Depository"). See "Certain Information Regarding the Securities -- Book-Entry Registration." Unless higher denominations are specified in the related Prospectus Supplement, the Certificates evidencing interests in a Trust will be available for purchase in denominations of $1,000 initial principal amount and integral multiples thereof, except that one Certificate evidencing an interest in such Trust may be issued in a denomination that is less than $1,000 initial principal amount. Certificates may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with such transfer or exchange. The Owner Trustee will initially be designated as the registrar for the Certificates.

DISTRIBUTIONS OF INTEREST AND PRINCIPAL

     The timing and priority of distributions, seniority, allocations of loss, Pass-Through Rate and amount of or method of determining distributions with respect to principal and interest (or, where applicable, with respect to principal only or interest only) on the Certificates of any series will be described in the related Prospectus Supplement. Distributions of interest on the Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Distribution Date") and, except to the extent specified in the related Prospectus Supplement, will be made prior to distributions with respect to principal. A series may include one or more classes of Strip Certificates entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distribution, or (ii) interest distributions, with disproportionate, nominal or no distributions in respect of principal. Each class of Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate (and which may be zero for certain classes of Strip Certificates), or any combination of the foregoing. The related Prospectus Supplement will specify the Pass-Through Rate for each class of Certificate, or the initial Pass-Through Rate and the method for determining the subsequent Pass-Through Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Distributions in respect of the Certificates may be subordinated to all or certain payments in respect of the Notes, if any, to the extent described in the related Prospectus Supplement. Distributions in respect of principal of any class of Certificates will be made on a pro rata basis among all of the Certificateholders of such class.

     In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement.

     In addition, if the related Prospectus Supplement so provides, one or more classes of Certificates issued by a Trust may receive interest distributions only during the Revolving Period or an Amortization Period to the extent described in such Prospectus Supplement.

                                   THE NOTES

GENERAL

     A series of Securities may include one or more classes of Notes issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Notes will be issued as a part of any series if and as specified in the related Prospectus Supplement. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Notes and the Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the following summary may be supplemented by the related Prospectus Supplement.

     Each class of Notes will initially be represented by a single Note registered in the name of Cede & Co., the nominee of DTC. See "Certain Information Regarding the Securities -- Book-Entry Registration." Unless higher denominations are specified in the related Prospectus Supplement, Notes will be available for purchase in denominations of $1,000 and integral multiples thereof. Notes may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with such transfer or exchange. The Indenture Trustee will initially be designated as the registrar for the Notes of any series.

PRINCIPAL AND INTEREST ON THE NOTES

     The timing and priority of payment, seniority, allocations of loss, Interest Rate and amount of or method of determining payments of principal and interest on the Notes will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any class or classes of Notes of such series, or any class of Certificates, as described in the related Prospectus Supplement. Except to the extent provided in the related Prospectus Supplement, payments of interest on the Notes will be made prior to payments of principal thereon. A series may include one or more classes of Strip Notes entitled to (i) principal payments with disproportionate, nominal or no interest payment, or (ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes, or the initial Interest Rate and the method for determining the Interest Rate. One or more classes of Notes of a series may be redeemable under the circumstances specified in the related Prospectus Supplement.

     In the case of a series of Securities which includes two or more classes of Notes, the sequential order and priority of payments in respect of principal and interest on any of the dates specified for payments in the related Prospectus Supplement (each, a "Payment Date"), and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement.

     In addition, if the related Prospectus Supplement so provides, one or more classes of Notes issued by a Trust may receive interest payments only during the Revolving Period or an Amortization Period to the extent described in such Prospectus Supplement.

THE INDENTURE

     A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Sellers will provide a copy of the applicable Indenture (without exhibits) upon request to any holder of Notes issued thereunder.

     MODIFICATION OF INDENTURE WITHOUT NOTEHOLDER CONSENT. With respect to each Trust, without the consent of the related Noteholders, and with notice to the applicable Rating Agencies, the Indenture Trustee and the Owner Trustee (on behalf of such Trust), and with (if so provided in the related Prospectus Supplement) the consent of the third party credit enhancement provider, if any (so long as no Insurer Default (as defined in the related Prospectus Supplement) has occurred and is continuing) unless the related Prospectus Supplement provides otherwise, may enter into one or more supplemental indentures for any of the following purposes: (i) to correct or amplify the description of the collateral or add additional collateral; (ii) to evidence and provide for the assumption of the Note and the Indenture obligations by a permitted successor to the Trust; (iii) to add additional covenants for the benefit of the related Noteholders, or to surrender any rights or power conferred upon the Trust: (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee; (v) to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental indenture; (vi) to evidence and provide for the acceptance of the appointment of a successor Indenture Trustee or to add to or change any of the provisions of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee; (vii) to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended; and (viii) to add any provisions to, change in any manner, or eliminate any of the provisions of, the Indenture or modify in any manner the rights of Noteholders under such Indenture; provided that any action specified in this clause (viii) shall not adversely affect in any material respect the interests of any related Noteholder. An amendment described in such clause (viii) shall be deemed not to adversely affect the interests of any Noteholder if each Rating Agency rating such Notes confirms in writing that such amendment will not result in a reduction or withdrawal of the then current ratings of such Notes or the applicable Rating Agencies rating such Notes, within 10 days' after receipt of notice of such amendment, shall not have notified the related Seller, the Servicer or the Trust in writing that such amendment will result in a reduction or withdrawal of the current ratings of the Notes.


     MODIFICATIONS OF INDENTURE WITH NOTEHOLDER CONSENT. With respect to each Trust, with the consent of the holders representing a majority of the aggregate principal balance of the outstanding related Notes (a "Note Majority"), with the consent of the third party credit enhancement provider, if any (so long as no Insurer Default (as defined in the related Prospectus Supplement) has occurred and is continuing) unless the related Prospectus Supplement provides otherwise, and with notice to the applicable Rating Agencies, the Indenture Trustee may execute a supplemental indenture to add provisions to change in any manner or eliminate any provisions of, the related Indenture, or modify in any manner the rights of the related Noteholders.

     Unless the related Prospectus Supplement provides otherwise, without the consent of the third party credit enhancement provider, if any (so long as no Insurer Default (as defined in the related Prospectus Supplement) has occurred and is continuing), and the holder of each outstanding related Note affected thereby, however, no supplemental indenture may: (i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate thereon or the redemption price with respect thereto, change the provisions of the Indenture relating to the application of collections on or the proceeds of the sale of, the collateral for the Notes to payment of principal of or interest on the Notes or change any place of payment where or the coin or currency in which any Note or any interest thereon is payable, (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment, (iii) reduce the percentage of the aggregate principal amount of the outstanding Notes the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture, (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Trust, the related Seller, an affiliate of either of them or any obligor on the Notes, (v) reduce the percentage of the aggregate outstanding amount of the Notes the consent of the holders of which is required to direct the Indenture Trustee on behalf of the Trust to sell or liquidate the Receivables if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes, (vi) decrease the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements, (vii) modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest on any Distribution Date or principal due on any Note on any Distribution Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Noteholders to the benefit of any provision for the mandatory redemption of the Notes contained in the Indenture or (viii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security provided by the lien of the Indenture.

     EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. With respect to each Trust, unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the Indenture will consist of: (i) a default for five days or more in the payment of any interest on any Note after the same becomes due and payable; (ii) a default in the payment of the principal or of any installment of the principal of any Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the Trust made in the Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% in aggregate principal amount of the related Notes then outstanding (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 90 days or less and the Owner Trustee delivers an officer's certificate to the Indenture Trustee to the effect that the Trust has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default); (iv) any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of a least 25% in aggregate principal amount of the Notes then outstanding (or for such longer period, not in excess of 90 days as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 90 days or less and the Owner Trustee delivers an officer's certificate to the Indenture Trustee to the effect that the Trust has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default) or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. However, the amount of principal due and payable on any class of Notes on any Payment Date (prior to the final scheduled Payment Date, if any, for such class) will generally be determined by the amount available to be deposited in the Note Distribution Account for such Payment Date. Therefore, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default unless such class of Notes has a final scheduled Payment Date, and then not until such final scheduled Payment Date for such class of Notes.

     Unless otherwise specified in the related Prospectus Supplement, if an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or a Note Majority may declare the principal of the Notes to be immediately due and payable. Such declaration may be rescinded by a Note Majority if (i) the Trust has paid to the Indenture Trustee a sum sufficient to pay all amounts then due with respect to the Notes (without giving effect to such acceleration) and certain amounts payable to the Indenture Trustee and (ii) all Events of Default (other than nonpayment of the principal of the Notes due solely as a result of such acceleration) have been cured or waived.

     Unless otherwise specified in the related Prospectus Supplement, if the Notes of any series have been declared due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust Property, exercise remedies as a secured party, sell the related Receivables or elect to have the Trust maintain possession of such Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration. The Indenture Trustee, however, will be prohibited from selling the related Receivables following an Event of Default, other than a default in the payment of any principal or a default for five days or more in the payment of any interest on any Note, unless (i) the holders of all the outstanding related Notes consent to such sale; (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale; or (iii) the Indenture Trustee determines that the proceeds of the Receivables would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders representing 66 2/3% of the aggregate principal balance of the outstanding related Notes. In the event the Notes are accelerated and the Receivables are sold, no distributions will be made on the Certificates until all of the interest on and principal of the Notes has been paid in full. In such event, all the funds, if any, on deposit in any reserve account or received from another source of credit support will be available to first pay interest on and principal of the Notes.

     Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of such Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, a Note Majority in a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee and a Note Majority may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the holders of such outstanding Notes.

     No holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of such series have made written request of the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity,
(iv) the Indenture Trustee has for 60 days failed to institute such proceeding,
(v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes, and (vi) in the case of a series of Notes with respect to which a guaranty insurance policy has been issued, unless otherwise specified in the related Prospectus Supplement, an Insurer Default (as defined in the related Prospectus Supplement) has occurred and is continuing.

     If an Event of Default occurs and is continuing and if it is known to the Indenture Trustee, the Indenture Trustee will mail to each Noteholder notice of the Event of Default within 90 days after it occurs. Except in the case of a failure to pay principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the interests of the Noteholders.

     In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the related Trust and the Seller any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     No recourse may be taken, directly or indirectly, with respect to the obligations of a Trust, the related Seller, the Servicer, the Owner Trustee or the Indenture Trustee on the related Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the related Seller, the Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity or (ii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the related Seller, the Servicer, such Trust, the Owner Trustee or the Indenture Trustee or of any successor or assignee of the related Seller, the Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee will have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

     CERTAIN COVENANTS. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes the Trust's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Trust under the Indenture, (iii) no Default or Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) none of the applicable Rating Agencies, after 10 days' prior notice, shall have notified the related Seller, the Servicer or the Trust in writing that such transaction will result in a reduction or withdrawal of the then current ratings of the Notes, (v) unless the related Prospectus Supplement provides otherwise, the third party credit enhancement provider, if any, has consented to such merger or consolidation except that no such consent shall be required if an Insurer Default (as defined in the related Prospectus Supplement) has occurred and is continuing, (vi) the Trust has received an opinion of counsel to the effect that such transaction would have no material adverse federal tax consequence to the Trust or to any Certificateholder or Noteholder, (vii) any action necessary to maintain the lien and security interest created by the Indenture has been taken and (viii) the Trust has delivered to the Indenture Trustee an officers' certificate of the Trust and an opinion of counsel each stating that such transaction and the supplemental indenture executed in connection with such transaction comply with the Indenture and that all conditions precedent relating to the transaction have been complied with (including any filing required by the Exchange Act).

     Also, each Trust may not convey or transfer all or substantially all its properties or assets to any other entity, unless (i) the entity that acquires the assets of the Trust (A) agrees that all right, title and interest conveyed or transferred shall be subject and subordinate to the rights of Noteholders,
(B) unless otherwise agreed, expressly agrees to indemnify, defend and hold harmless the Trust against and from any loss, liability or expense arising under or related to the Indenture and the Notes, (C) expressly agrees to make all filings with the Securities and Exchange Commission (and any other appropriate entity) required by the Exchange Act in connection with the Notes and (D) is organized under the laws of the United States or any state; and (ii) the criteria specified in clauses (ii) through (vii) of the preceding paragraph have been complied with.

     Each Trust will not, among other things, (i) except as expressly permitted by the Indenture, the Purchase Agreement, the Trust Documents or certain related documents for such Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the related Notes (other than amounts withheld under the Internal Revenue Code of 1986, as amended, or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon the collateral for the Notes,

(iii) except as contemplated by the Related Documents, dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related Notes under such Indenture except as may be expressly permitted thereby, (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the collateral for the Notes or any part thereof, or any interest therein or proceeds thereof except as expressly permitted by the Related Documents or (vi) permit the lien of the Indenture not to constitute a valid first priority security interest in the Receivables.

     No Trust may engage in any activity other than as specified under the section of the related Prospectus Supplement entitled "The Trust." No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture or otherwise in accordance with the Related Documents.

     ANNUAL COMPLIANCE STATEMENT. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

     INDENTURE TRUSTEE'S ANNUAL REPORT. The Indenture Trustee will be required to mail each year to all related Noteholders a brief report relating to, among other things, its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported.

     SATISFACTION AND DISCHARGE OF INDENTURE. The Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of such Notes.

     TRUST INDENTURE ACT. The Indenture will comply with applicable provisions of the Trust Indenture Act of 1939, as amended.

THE INDENTURE TRUSTEE

     The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for one series of Notes may serve as the Owner Trustee with respect to another series of Securities. The Indenture Trustee may resign at any time, in which event the related Seller will be obligated to appoint a successor trustee eligible under the Indenture which, unless the related Prospectus Supplement provides otherwise, shall be acceptable to the third party credit enhancement provider, if any, so long as no Insurer Default (as defined in the related Prospectus Supplement) has occurred and is continuing. The Seller may also remove the Indenture Trustee, with the consent of the third party credit enhancement provider, if any, if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. In such circumstances, the related Seller will be obligated to appoint a successor trustee eligible under the Indenture which, unless the related Prospectus Supplement provides otherwise, shall be acceptable to the third party credit enhancement provider, if any, so long as no Insurer Default (as defined in the related Prospectus Supplement) has occurred and is continuing. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee will be subject to any conditions or approvals, including the approval of the issuer of any credit enhancement, if any, specified in the related Prospectus Supplement and will not become effective until acceptance of the appointment by a successor trustee.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

BOOK-ENTRY REGISTRATION


     Unless otherwise specified in the related Prospectus Supplement, persons acquiring beneficial ownership interests in the Securities of each Series may hold their interests through DTC in the United States or, in the case of any series of Notes, Cedel or Euroclear in Europe. Each class of Certificates will be registered in the name of Cede as nominee for DTC. Cedel and Euroclear will hold omnibus positions with respect to the Notes and, if the related Prospectus Supplement so provides, the Certificates on behalf of Cedel Participants and Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's name on the books of their respective depositories (collectively, the "Depositories") which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC. For additional information regarding clearance and settlement procedures see Annex I hereto.


     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants"). The rules applicable to DTC and its participants are on file with the Commission.

     Certificate owners and Note owners who are not Participants but desire to purchase, sell or otherwise transfer ownership of Securities may do so only through Participants (unless and until Definitive Certificates or Definitive Notes, each as defined below, are issued). In addition, Certificate owners and Note owners will receive all distributions of principal of, and interest on, the Securities, from the Owner Trustee or the Indenture Trustee, as applicable, through DTC and Participants. Certificate owners and Note owners will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below and such other circumstances, if any, as may be specified in the related Prospectus Supplement.

     Unless and until Definitive Securities are issued, it is anticipated that the only Certificateholder of the Certificates and the only Noteholder of the Notes, if any, will be Cede & Co., as nominee of DTC. Certificate owners and Note owners will not be recognized by the Owner Trustee as Certificateholders or by the Indenture Trustee as Noteholders as those terms are used in the related Trust Documents or Indenture. Certificate owners and Note owners will be permitted to exercise the rights of Certificateholders or Noteholders, as the case may be, only indirectly through Participants and DTC.

     With respect to any series of Securities issued in book-entry form, while such Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants with whom Certificate owners or Note owners have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate owners and Note owners. Accordingly, although Certificate owners and Note owners will not possess Securities, the Rules provide a mechanism by which

Certificate owners and Note owners will receive distributions and will be able to transfer their interests.

     Transfers between Participants will occur in accordance with DTC Rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date, and any such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of Notes and, if the related Prospectus Supplement so provides, Certificates by or through a Cedel Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

     Cross-market transfers between persons directly holding Notes and, if the related Prospectus Supplement so provides, Certificates or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadline (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions to the Depositories.

     With respect to any series of Securities, Certificates and Notes (if any) will be issued in registered form to Certificate owners and Note owners, or their nominees, rather than to DTC (such Certificates and Notes being referred to herein as "Definitive Certificates" and "Definitive Notes," respectively), only if (i) the related Seller advises the Owner Trustee or the Indenture Trustee, as the case may be, in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates or the Notes and the related Seller is unable to locate a qualified successor, (ii) the related Seller at its sole option has advised the Owner Trustee or the Indenture Trustee, as the case may be, in writing that it elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default, the holders representing a majority of the Certificate Balance (a "Certificate Majority") or a Note Majority advises the Owner Trustee or the Indenture Trustee, as the case may be, through DTC that continuation of a book-entry system is no longer in their best interests. Upon issuance of Definitive Certificates or Definitive Notes to Certificate owners or Note owners, such Certificates or Notes will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Owner Trustee or the Indenture Trustee, as the case may be, with respect to transfers, notices and distributions.

     DTC has advised the Sellers that, unless and until Definitive Certificates or Definitive Notes are issued, DTC will take any action permitted to be taken by a Certificateholder or a Noteholder under the related Trust Documents or Indenture only at the direction of one or more Participants to whose DTC accounts the Certificates or Notes are credited. DTC has advised the Sellers that DTC will take such action with respect to any fractional interest of the Certificates or the Notes only at the direction of and on behalf of such Participants beneficially owning a corresponding fractional interest of the Certificates or the Notes. DTC may take actions, at the direction of the related

Participants, with respect to some Certificates or Notes which conflict with actions taken with respect to other Certificates or Notes.

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.


     Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York the ("Euroclear Operator"), under contract with Euroclear Clearance Systems, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through, or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.


     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Notes and, if the related Prospectus Supplement so provides, Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a beneficial holder of Notes and, if the related Prospectus Supplement so provides, Certificates under the Trust Documents on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depository's ability to effect such actions on its behalf through DTC.


     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the Notes and, if the related Prospectus Supplement so provides, the Certificates among Direct Participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     NEITHER THE TRUST, THE SELLERS, THE SERVICER, FRANKLIN CAPITAL, FRANKLIN RESOURCES, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE, NOR ANY OF THE UNDERWRITERS WILL HAVE ANY RESPONSIBILITY OR OBLIGATION TO ANY PARTICIPANTS, CEDEL PARTICIPANTS OR EUROCLEAR PARTICIPANTS OR THE PERSONS FOR WHOM THEY ACT AS NOMINEES WITH RESPECT TO (1) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC, CEDEL, EUROCLEAR OR ANY PARTICIPANT, (2) THE PAYMENT BY DTC, CEDEL, EUROCLEAR OR ANY PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL BALANCE OF, OR INTEREST ON, THE NOTES AND, IF THE RELATED PROSPECTUS SUPPLEMENT SO PROVIDES, THE CERTIFICATES, (3) THE DELIVERY BY ANY PARTICIPANT, CEDEL PARTICIPANT OR EUROCLEAR PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE AGREEMENT TO BE GIVEN TO NOTEHOLDERS AND, IF THE RELATED PROSPECTUS SUPPLEMENT SO PROVIDES, CERTIFICATEHOLDERS OR (4) ANY OTHER ACTION TAKEN BY DTC OR ITS NOMINEE AS THE NOTEHOLDER AND, IF THE RELATED PROSPECTUS SUPPLEMENT SO PROVIDES, THE CERTIFICATEHOLDER.

     Issuance of Certificates and Notes in book-entry form rather than as physical certificates or notes may adversely affect the liquidity of Certificates or Notes in the secondary market and the ability of the Certificate owners or Note owners to pledge them. In addition, since distributions on the Certificates and the Notes will be made by the Owner Trustee or the Indenture Trustee to DTC unless and until Definitive Certificates and Definitive Notes are issued and DTC will credit such distributions to the accounts of its Participants, with the Participants further crediting such distributions to the accounts of indirect participants or Certificate owners or Note owners, Certificate owners and Note owners may experience delays in the receipt of such distributions.

STATEMENTS TO SECURITYHOLDERS

     On or prior to each Distribution Date, the Servicer will prepare and provide to the Owner Trustee a statement to be delivered to the related Certificateholders on such Distribution Date. On or prior to each Payment Date, the Servicer will prepare and provide to the Indenture Trustee a statement to be delivered to the related Noteholders on such Payment Date. Such statements will be based on the information in the related Servicer's certificate setting forth certain information required under the Trust Documents (the "Servicer's Certificate"). Each such statement to be delivered to Certificateholders will include the following information as to the Certificates with respect to such Distribution Date or the period since the previous Distribution Date, as applicable, and each such statement to be delivered to Noteholders will include the following information as to the Notes with respect to such Payment Date or the period since the previous Payment Date, as applicable:

          (i) the amount of the distribution allocable to interest on or with respect to each class of Securities;

          (ii) the amount of the distribution allocable to principal on or with respect to each class of Securities;

          (iii) the Certificate Balance and the Certificate Factor for each class of Certificates and the aggregate outstanding principal balance and, if applicable, the Note Factor for each class of Notes, after giving effect to all payments reported under (ii) above on such date;

          (iv) the amount of the Servicing Fee paid to the Servicer with respect to the related Monthly Period or Periods, as the case may be;

          (v) the Pass-Through Rate, Interest Rate or other applicable rate of return, if any, for the next period for any class of Certificates or Notes with variable or adjustable rates;

          (vi) the amount, if any, distributed to Certificateholders and Noteholders applicable to payments under any credit enhancement; and

          (vii) such other information as may be specified in the related Prospectus Supplement.

     Unless higher denominations are specified in the related Prospectus Supplement, each amount set forth pursuant to subclauses (i), (ii), (iv), (vi) and (vii) with respect to Certificates or Notes will be expressed as a dollar amount per $1,000 of the initial Certificate Balance or the initial principal balance of the Notes, as applicable.

     Unless and until Definitive Certificates or Definitive Notes are issued, such reports with respect to a series of Securities will be sent on behalf of the related Trust to the Owner Trustee, the Indenture Trustee and Cede & Co., as registered holder of the Certificates and the Notes and the nominee of DTC. Certificate owners and Note owners may receive copies of such reports upon written request, together with a certification that they are Certificate owners or Note owners, as the case may be, and payment of any expenses associated with the distribution of such reports, from the Owner Trustee or the Indenture Trustee, as applicable. See "-- Statements to Securityholders" and
"-- Book-Entry Registration" above.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of a Trust, the Owner Trustee and the Indenture Trustee, as applicable, will mail to each holder of a class of Securities who at any time during such calendar year has been a Securityholder, and received any payment thereon, a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax return. See "Federal Income Tax Consequences."

LIST OF SECURITYHOLDERS

     At such time, if any, as Definitive Certificates have been issued, the Owner Trustee will, upon written request by three or more Certificateholders or one or more holders of Certificates evidencing not less than 25% of the Certificate Balance, within five Business Days after provision to the Owner Trustee of a statement of the applicants' desire to communicate with other Certificateholders about their rights under the related Trust Documents or the Certificates and a copy of the communication that the applicants propose to transmit, afford such Certificateholders access during business hours to the current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under the Trust Documents. The Trust Documents will not provide for holding any annual or other meetings of Certificateholders.

     At such time, if any, as Definitive Notes have been issued, the Indenture Trustee will, upon written request by three or more Noteholders or one or more holders of Notes evidencing not less than 25% of the aggregate principal balance of the related Notes, within five Business Days after provision to the Indenture Trustee of a statement of the applicants' desire to communicate with other Noteholders about their rights under the related Indenture or the Notes and a copy of the communication that the applicants propose to transmit, afford such Noteholders access during business hours to the current list of Noteholders for purposes of communicating with other Noteholders with respect to their rights under the Indenture. The Indenture will not provide for holding any annual or other meetings of Noteholders.

         DESCRIPTION OF THE PURCHASE AGREEMENTS AND THE TRUST DOCUMENTS

     The following summary describes certain terms of the Purchase Agreements (each a "Purchase Agreement") pursuant to which the Sellers will purchase Receivables from Franklin Capital and certain terms of either (i) the Pooling and Servicing Agreements or (ii) the Sale and Servicing Agreements and the Trust Agreements (in either case collectively referred to as the "Trust Documents") pursuant to which the Sellers will sell and assign such Receivables to a Trust and Franklin Capital will agree to service such Receivables on behalf of the Trust, and pursuant to which such Trust will be created and Certificates will be issued. Forms of the Purchase Agreement and the Trust Documents have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. Each Seller will provide a copy of such agreements (without exhibits) upon request to a Securityholder described therein. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the forms of Purchase Agreement and the Trust Documents.

SALE AND ASSIGNMENT OF RECEIVABLES

     On or prior to the Closing Date with respect to a series of Securities specified in the related Prospectus Supplement, Franklin Capital will enter into a Purchase Agreement with the related Seller pursuant to which Franklin Capital will, on or prior to such Closing Date, sell and assign to the related Seller, without recourse, its entire interest in and to the related Receivables, including its security interest in the Financed Vehicles securing such Receivables and its rights to receive all payments on, or proceeds with respect to, such Receivables to the extent paid or payable after the applicable Cutoff Date. Pursuant to the Purchase Agreement, unless another party is identified in the related Prospectus Supplement as having so agreed, Franklin Capital will agree that, upon the occurrence of a breach of a representation or warranty under the related Trust Documents with respect to any of the Receivables of a Trust which causes the related Seller to be obligated to repurchase a Receivable, the Owner Trustee will be entitled to require Franklin Capital to repurchase such Receivables from the Trust, without recourse to either the Trust or Securityholders of such series. Such rights of the Trust under the Purchase Agreement will constitute part of the property of the Trust and may be enforced directly by the Owner Trustee and, unless the related Prospectus Supplement provides otherwise, the third party credit enhancement provider, if any. In addition, the Owner Trustee will pledge such rights to the Indenture Trustee as collateral for the Notes, if any, and such rights may be enforced directly by the Indenture Trustee.

     On the Closing Date, the related Seller will sell and assign to the Owner Trustee, without recourse, the related Seller's entire interest in the related Receivables and the proceeds thereof, including its security interest in the Financed Vehicles. Each Receivable transferred by the related Seller to the Trust will be identified in a schedule appearing as an exhibit to the related Trust Documents (the "Schedule of Receivables"). Concurrently with such transfer and assignment, the Owner Trustee will execute and deliver the related certificates representing the Certificates to or upon the order of the related Seller, and the Owner Trustee will execute and the Indenture Trustee will authenticate and deliver the Notes, if any, to or upon the order of the related Seller. The net proceeds received from the sale of the Certificates and the Notes of a given series will be applied to the purchase of the related Receivables from the related Seller and, to the extent specified in the related Prospectus Supplement, to the deposit of the Pre-Funded Amount into the Pre-Funding Account.

ELIGIBILITY CRITERIA

     In the Purchase Agreement, Franklin Capital will represent and warrant to the related Seller, and in the Trust Documents the related Seller will represent and warrant to the Owner Trustee and/or the Indenture Trustee, as the case may be, among other things, that (i) the information provided with respect to the Receivables is correct in all material respects; (ii) the Obligor on each Receivable is required to maintain physical damage insurance in accordance with the Servicer's normal requirements; (iii) at the date of issuance of the Certificates and any Notes, the Initial Receivables and on the applicable Subsequent Transfer Date, if any, the related Subsequent Receivables, as the case may be, are, to the best of its knowledge, free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses, or counterclaims against it have been asserted or threatened; (iv) at the date of issuance of the Certificates and any Notes, and on the applicable Subsequent Transfer Date, if any, each of the Initial Receivables or Subsequent Receivables, as the case may be, is or will be secured by a first perfected security interest in the Financed Vehicle in favor of Franklin Capital; and (v) each Receivable, at the time it was originated, complied, and at the date of issuance of the Certificates and any Notes, and on the applicable Subsequent Transfer Date, if any, the related Subsequent Receivables, as the case may be, complies in all material respects with applicable federal and state laws, including consumer credit, truth in lending, equal credit opportunity and disclosure laws.


     If the related Prospectus Supplement specifies that Subsequent Receivables are to be acquired by a Trust, then during the related Funding Period, pursuant to the Purchase Agreement, the related Seller will be obligated to purchase from Franklin Capital and, pursuant to either a Pooling and Servicing Agreement or a Sale and Servicing Agreement, as applicable, sell to the Trust Subsequent Receivables. The aggregate principal balance of the Subsequent Receivables will be in an amount that Franklin Capital anticipates will equal the amount deposited in the Pre-Funding Account on the date of the issuance of the related series. On each Subsequent Transfer Date, Franklin Capital will sell and assign to the related Seller, without recourse, its entire interest in the Subsequent Receivables identified in a schedule attached to a supplemental conveyance relating to such Subsequent Receivables executed by Franklin Capital and the related Seller. In connection with each purchase of Subsequent Receivables, the Trust will be required to pay to the related Seller a cash purchase price equal to the outstanding principal balance of each Subsequent Receivable as of its Subsequent Cutoff Date, which price the related Seller will pay to Franklin Capital. The purchase price will be withdrawn from the Pre-Funding Account and paid to the related Seller for payment to Franklin Capital so long as the representations and warranties set forth in the preceding paragraph and under "The Receivables -- General" apply to each Subsequent Receivable to be conveyed, and the conditions set forth below are satisfied. Franklin Capital will convey the Subsequent Receivables to the related Seller on each such Subsequent Transfer Date pursuant to the Purchase Agreement and the applicable Subsequent Transfer Agreement (each, a "Subsequent Transfer Agreement") executed by Franklin Capital and the related Seller on the Subsequent Transfer Date and including as an exhibit a schedule identifying the Subsequent Receivables transferred on such date. The related Seller will convey the Subsequent Receivables to the Trust on such Subsequent Transfer Date pursuant to either a Pooling and Servicing Agreement or a Sale and Servicing Agreement, as applicable, and the applicable Subsequent Transfer Assignment (each, a "Subsequent Transfer Assignment") executed by the related Seller and the Trustee on the Subsequent Transfer Date and including as an exhibit a schedule identifying the Subsequent Receivables transferred on such date.


     Any conveyance of Subsequent Receivables will be subject to the following conditions, among others specified in the related Prospectus Supplement: (i) each such Subsequent Receivable must satisfy the eligibility criteria specified in the preceding paragraph as of its Subsequent Cutoff Date and such additional criteria as may be specified in the related Prospectus Supplement; (ii) if and to the extent specified in the related Prospectus Supplement, the third-party credit enhancement provider, if any, shall have approved the transfer of such Subsequent Receivables to the Trust; and (iii) neither Franklin Capital nor the related Seller will have selected such Subsequent Receivables in a manner that either believes is adverse to the interests of the Securityholders.

     As of the last day of the second (or, if the related Seller elects, the first) month following the discovery by the related Seller or receipt by the related Seller of notice from the Servicer, the Owner Trustee, the Indenture Trustee or the third party credit enhancement provider, if any, of a breach of any representation or warranty of the related Seller which the Owner Trustee, or the Indenture

Trustee, as the case may be, determines materially and adversely affects the interests of the Securityholders in a Receivable, the related Seller, unless it cures the breach, will be required to purchase the Receivable from the Owner Trustee and Franklin Capital will be required to purchase the Receivable from the related Seller, at a price equal to the amount of outstanding principal and accrued interest of the Receivable (including one month's interest thereon, in the month of payment, at the APR less, so long as Franklin Capital is the Servicer, the Servicing Fee and other fees and expenses), after giving effect to the receipt of any moneys collected (from whatever source) on such Receivable, if any (such price is hereinafter referred to as the "Purchase Amount"). The "second month" shall mean the month following the month in which discovery occurs or notice is given, and the "first month" shall mean the month in which discovery occurs or notice is given. The purchase obligation will constitute the sole remedy available to the Securityholders, the Owner Trustee and the Indenture Trustee, if any, and the third party credit enhancement provider, if any, for any such uncured breach.

CUSTODY OF RECEIVABLE FILES

     Pursuant to the Trust Documents, the Servicer will service and administer the Receivables. The Trust Documents will also designate the Servicer as custodian to maintain possession, as the Owner Trustee's and Indenture Trustee's, if any, agent, of the motor vehicle retail installment sale contracts and any other documents relating to the Receivables. The documents will not be physically segregated from other similar documents that are in the Servicer's possession and will not be stamped or marked to reflect the transfer to a Trust. However, Uniform Commercial Code financing statements reflecting the sale and assignment of the Receivables to the related Seller and by the related Seller to the Owner Trustee will be filed, and Franklin Capital's accounting records and computer systems will be marked to reflect such sale and assignment. See "Certain Legal Aspects of the Receivables -- Security Interests in Vehicles."

ACCOUNTS

     With respect to each Trust that issues Notes, the Servicer will establish and maintain with the related Indenture Trustee one or more accounts, in the name of the Indenture Trustee on behalf of the related Noteholders and Certificateholders, into which all payments made on or with respect to the related Receivables will be deposited (the "Collection Account"). The Servicer will establish and maintain with such Indenture Trustee an account, in the name of such Indenture Trustee on behalf of such Noteholders, into which amounts released from the Collection Account and any Pre-Funding Account, reserve account or other credit enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "Note Distribution Account"). The Servicer will establish and maintain with the related Owner Trustee an account, in the name of such Owner Trustee on behalf of such Certificateholders, into which amounts released from the Collection Account and any Pre-Funding Account, reserve account or other credit or cash flow enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "Certificate Distribution Account," and together with the Note Distribution Account, the "Distribution Accounts"). With respect to each Trust that does not issue Notes, the Servicer will also establish and maintain the Collection Account and any other Trust Account specified in the related Prospectus Supplement in the name of the related Owner Trustee on behalf of the related Certificateholders.

     The Servicer will also establish an additional account (the "Payahead Account") in the name of the Owner Trustee or the Indenture Trustee, into which early payments by or on behalf of the Obligors which constitute neither scheduled payments, full prepayments, nor certain partial prepayments as described below ("Payaheads") will be deposited until such time as the payment falls due. Unless otherwise specified in the related Prospectus Supplement, if the Trust elects to be treated as a grantor trust, the Payahead Account will not be an asset of such Trust, but will be pledged to the Owner Trustee for the benefit of Certificateholders and any third-party credit enhancement provider and all Investment Earnings thereon will be for the benefit of, and will be distributable to, the applicable Seller.


     In addition, the Servicer will establish as additional segregated trust accounts, if specified in the related Prospectus Supplement, a Pre-Funding Account and one or more spread accounts or reserve or other accounts in the name of the Owner Trustee or the Indenture Trustee on behalf of the Securityholders. If so specified in the related Prospectus Supplement, funds remaining in the Pre-Funding Account at the end of the Pre-Funding Period, may be applied to make payments in respect of the principal of the Securities.


     For any series of Securities, funds in the Collection Account, the Note Distribution Account, the Certificate Distribution Account and any Payahead Account and any Pre-Funding Account, reserve account and other accounts identified as such in the related Prospectus Supplement (collectively, the "Accounts") will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement in Eligible Investments. "Eligible Investments" are limited to (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America; (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank), provided, that at the time of the investment, the commercial paper or other short-term senior unsecured debt obligations of such depository institution or trust company shall have a minimum credit rating satisfying each of the Rating Agencies rating such Securities; (c) commercial paper having a minimum credit rating satisfying each of the Rating Agencies rating such Securities; (d) investments in money market funds having a minimum credit rating satisfying each of the Rating Agencies rating such Securities; (e) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America entered into with a depository institution or trust company (acting as principal) referred to in clause (b) above; and (f) other investments acceptable to the Rating Agencies rating such Securities which are consistent with the rating of such Securities. The related Prospectus Supplement will specify whether and the extent to which investment earnings on funds deposited in the Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), will be deposited in the applicable Collection Account on each Distribution Date and treated as collections of interest on the related Receivables or distributed to the Servicer, as additional servicing compensation, the related Seller or any other person. Investment Earnings on a Pre-Funding Account will be deposited in the applicable Collection Account on each Distribution Date and treated as collections of interest on the Receivables.

     The Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the related Owner Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

     Notwithstanding the foregoing, if the Servicer meets the rating or other requirements, if any, specified in the related Prospectus Supplement, the Servicer may maintain the Accounts in its own name and may commingle funds therein with its own funds, and remit funds monthly to the Owner Trustee or Indenture Trustee.
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

SERVICING PROCEDURES


     The Servicer will be required to make reasonable efforts to collect all payments due with respect to the Receivables and will be required to continue such collection procedures as it follows with respect to its own motor vehicle retail installment sale contracts, in a manner consistent with the Trust Documents. Consistent with its normal procedures, the Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend or modify the payment schedule, but no such arrangement will, for purposes of any Sale and Servicing Agreement or Pooling and Servicing Agreement, modify the original due dates (other than to permit payment on a different date in the same month in which the original due date falls) or the amount of the scheduled payments (unless the obligor is in default or, in the judgment of the Servicer, such default is imminent) or extend the final payment date of any Receivable beyond the Final Scheduled Distribution Date (as such term is defined with respect to any pool of Receivables in the related Prospectus Supplement). Some of such arrangements may result in the Servicer being required to purchase the Receivable for the Purchase Amount, while others may result in the Servicer being required to make Advances. If the Servicer determines that eventual payment in full of a Receivable is unlikely, the Servicer will follow its normal practices and procedures to realize upon the Receivable, including the repossession and disposition of the Financed Vehicle securing the Receivable at a public or private sale, or the taking of any other action permitted by applicable law.


COLLECTIONS

     The Servicer will be required to deposit all payments on Receivables received (net of amounts in respect of the Servicing Fee, the Supplemental Servicing Fee and reimbursement for Advances, if any, included in such payments) and all proceeds of Receivables collected during each Monthly Period (net of amounts in respect of the Servicing Fee, the Supplemental Servicing Fee and reimbursement for Advances, if any, included in such proceeds) into the Collection Account as specified in the related Prospectus Supplement. However, at any time that and for so long as (i) there exists no Servicer Default, (ii) the credit enhancement provider, if any, consents and (iii) each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies or set forth in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account until on or before the applicable Distribution Date or Payment Date. Pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the Servicer were unable to remit such funds, Securityholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Servicer may in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Purchase Amount with respect to Receivables purchased by the Servicer. If the conditions specified above are satisfied, the Servicer and the related Seller, as the case may be, will be required to remit the aggregate Purchase Amount of Receivables to be purchased from the Trust to the Collection Account on the Business Day immediately preceding the Distribution Date.

     For purposes of the Trust Documents, collections on a Receivable made during a Monthly Period are required to be applied first to the scheduled payment thereof. To the extent that such collections on a Receivable during a Monthly Period exceed the scheduled payment on such Receivable, the collections (other than Payaheads) are required to be applied to prepay the Receivable in full. In the case of Precomputed Receivables, if the collections are insufficient to prepay the Receivable in full, they generally are required to be treated as Payaheads until such later Monthly Period as such Payaheads may be applied either to the scheduled payment or to prepay the Receivable in full.

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

ADVANCES

     If and to the extent specified in the related Prospectus Supplement, the Servicer may be required to advance (each, an "Advance") monthly payments of interest or monthly payments of principal and interest in respect of a delinquent Receivable or Servicer approved deferrals of monthly payments that the Servicer, in its sole discretion, expects to receive from subsequent payments on or with respect to such Receivable or from other Receivables. The Servicer shall be entitled to reimbursement of Advances from subsequent payments on or with respect to the Receivables to the extent described in the related Prospectus Supplement.

SERVICING COMPENSATION

     The Servicer is entitled under the Trust Documents to receive or retain, as specified in the related Prospectus Supplement on each Distribution Date a servicing fee (the "Servicing Fee") for the related Monthly Period at the rate specified in the related Prospectus Supplement (the "Servicing Fee Rate") multiplied by the Pool Balance as of the first day of such Monthly Period. The Servicer is also entitled to retain from collections a supplemental servicing fee (the "Supplemental Servicing Fee") for each Monthly Period equal to any late fees, prepayment fees, rebates and other administrative fees and expenses collected during the Monthly Period plus reinvestment proceeds on any payments received in respect of Receivables. If specified in the related Prospectus Supplement, the Servicer may be entitled to additional compensation from investment earnings (net of losses) on certain accounts or otherwise. The Servicer, in its discretion at its election, may defer receipt of all or any portion of the Servicing Fee, the Supplemental Servicing Fee or any additional compensation from investment earnings for any Monthly Period to and until a later Monthly Period for any reason, including in order to avoid a shortfall in any payments due on any Securities. Any such deferred amount shall be payable to (or may be retained from subsequent collections by) the Servicer on demand.

     The Servicing Fee and the Supplemental Servicing Fee and any other amounts specified in the related Prospectus Supplement (collectively, the "Servicer Fee") are intended to compensate the Servicer for performing the functions of a third-party servicer of the Receivables as an agent for the Securityholders, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, reporting tax information to Obligors, paying costs of collections and policing the collateral. The Servicer Fee will also compensate the Servicer for administering the Receivables, including accounting for collections, furnishing monthly and annual statements to the Owner Trustee and any Indenture Trustee with respect to distributions and generating federal income tax information for the Trust. The Servicer Fee also will reimburse the Servicer for certain taxes, the Trustee's fees, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables.

MANDATORY PREPAYMENT

     To the extent a Pre-Funding Account is specified in the related Prospectus Supplement, the Securities will be prepaid in part on the Distribution Date on which the Funding Period ends (or on the Distribution Date immediately following the last day of the Funding Period, if the Funding Period does not end on a Distribution Date) in the event that any amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of Subsequent Receivables, if any, on such Distribution Date. The aggregate principal amount of Securities to be prepaid will be an amount equal to the amount then on deposit in the Pre-Funding Account in such portions as specified in the related Prospectus Supplement. In such event, if and to the extent specified in the related Prospectus Supplement, a limited recourse mandatory prepayment premium (the "Prepayment Premium") may be payable by the Trust to the offered Securityholders if the aggregate principal amount of the offered Securities to be prepaid pursuant to such mandatory prepayment exceeds such threshold amount as will be specified in the related Prospectus Supplement. The amount of such Prepayment Premium, if any, will be specified in the related Prospectus Supplement. A Trust's
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

obligation to pay the Prepayment Premium shall be limited to funds which are received from the related Seller under the Purchase Agreement as liquidated damages for the failure to deliver Subsequent Receivables. No other assets of the Trust will be available for the purpose of making such payment. The ratings of any series of Securities with respect to which a Prepayment Premium is payable does not evaluate the Prepayment Premium or the likelihood that the Prepayment Premium will be paid.

DISTRIBUTIONS

     With respect to each Trust, beginning on the Distribution Date or Payment Date, as applicable, specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of Securities entitled thereto will be made by the Owner Trustee or the Indenture Trustee, as applicable, to the Securityholders. The timing, calculation, allocation, order, source and priorities of, and requirements for, all distributions to each class of Certificateholders and all payments to each class of Noteholders will be set forth in the related Prospectus Supplement.

REVOLVING PERIOD AND AMORTIZATION PERIOD; RETAINED INTEREST


     If the related Prospectus Supplement so provides, there may be a period commencing on the date of issuance of a class or classes of Notes or Certificates of a series and ending in the date set forth on the related Prospectus Supplement (the "Revolving Period") during which no principal payments will be made to one or more classes of Notes or Certificates of the related series as are identified in such Prospectus Supplement. All collections of principal otherwise allocated to such classes of Notes or Certificates may be
(i) utilized by the Trust during the Revolving Period to acquire additional Receivables which satisfy the criteria described under "The Receivables -- General" herein and the criteria set forth in the related Prospectus Supplement,
(ii) held in an account and invested in Eligible Investments for later distribution to Securityholders, (iii) applied to those Notes or Certificates of the related series as then are in amortization, if any, or (iv) otherwise applied as specified in the related Prospectus Supplement.


     An "Amortization Period" is the period during which an amount of principal is payable to holders of a series of Securities which, during the Revolving Period, were not entitled to such payments. If so specified in the related Prospectus Supplement, during an Amortization Period all or a portion of principal collections on the Receivables may be applied as specified above for a Revolving Period and, to the extent not so applied, will be distributed to the classes of Notes or Certificates specified in the related Prospectus Supplement as then being entitled to payments of principal. In addition, if so specified in the related Prospectus Supplement, amounts deposited in certain accounts for the benefit of one or more classes of Notes or Certificates may be released from time to time or on a specified date and applied as a payment of principal on such classes of Notes or Certificates. The related Prospectus Supplement will set forth the circumstances which will result in the commencement of an Amortization Period.


     Each Trust which has a Revolving Period may also issue to the related Seller a certificate evidencing a Retained Interest in the Trust not represented by the other Securities issued by such Trust. As further described in the related Prospectus Supplement, the value of such Retained Interest will fluctuate as the amount of Trust Property fluctuates and the amount of Notes and Certificates of the related series of Securities outstanding is reduced. Each Trust will issue only one series of Notes and/or Certificates, however, each series may contain one or more classes of Notes and Certificates. The terms of each class of Securities will be fully disclosed in the related Prospectus Supplement for each series.

NET DEPOSITS

     As an administrative convenience, unless otherwise specified in the related Prospectus Supplement, the Servicer will be permitted to make the deposit of collections, aggregate Advances and Purchase Amounts on the related Receivables for any Trust for or with respect to the related Monthly Period net of distributions to be made to the Servicer for such Trust with respect to such Monthly Period. The Servicer may cause to be made a single, net transfer from the Collection Account to the related Payahead Account, if any, or vice versa. The Servicer, however, will account to the Trustee, any Indenture Trustee, the third party credit enhancement provider, if any, the Noteholders, if any, and the Certificateholders with respect to each Trust as if all deposits, distributions and transfers were made individually. With respect to any Trust that issues both Certificates and Notes, if the related Payment Dates do not coincide with Distribution Dates, all distributions, deposits or other remittances made on a Payment Date will be treated as having been distributed, deposited or remitted on the Distribution Date for the applicable Monthly Period for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on such Distribution Date.

CREDIT ENHANCEMENT

     The amounts and types of credit enhancement, and the provider of any credit enhancement, if any, with respect to each class of Securities will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit enhancement may be in the form of the subordination of one or more classes of Securities, a spread account or other type of reserve account, accelerated payments of principal relative to the amortization of the related Receivables, financial guaranty insurance policy or surety bond, letter of credit, credit or liquidity facility, repurchase obligation, third party payment or other support, cash deposit or such other arrangement, or any combination of two or more of the foregoing, as may be described in the related Prospectus Supplement. A Trust may also include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. If any class of Certificates or Notes of a series has a floating interest rate, or if any of the Receivables has a floating interest rate, the related Trust may include an interest rate swap contract, an interest rate cap agreement or similar contract providing limited protection against interest rate risks. If specified in the applicable Prospectus Supplement, credit enhancement for a series of Securities may cover one or more other series of Securities.

     The presence of credit enhancement is intended to enhance the likelihood of receipt by the credit enhanced Securityholders of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. The credit enhancement for a class of Securities will not provide protection against all risks of loss and may not guarantee repayment of the entire principal and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one series of Securities, Securityholders of any such series may be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other series.

EVIDENCE AS TO COMPLIANCE

     The Trust Documents will provide that a firm of independent public accountants will furnish to the Owner Trustee and the Indenture Trustee, if any, and the third party credit enhancement provider, if any, on or before April 30 of each year, beginning in the calendar year following the establishment of the related Trust, a statement as to compliance by the Servicer during the preceding twelve months ended December 31 (or, for the initial report with respect to any Securities for such longer or shorter period as shall have elapsed from the date of issuance of the related

Securities) with certain standards relating to the servicing of the Receivables, the Servicer's accounting and computer systems with respect thereto, and certain other matters.

     The Trust Documents will also provide for delivery to the Owner Trustee and the Indenture Trustee, if any, and the third party credit enhancement provider, if any, on or before December 31 of each year, commencing in the calendar year following the establishment of the related Trust, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the applicable Trust Documents throughout the preceding twelve months ended April 30 (or, for the initial report with respect to any Securities for such longer or shorter period as shall have elapsed from the date of issuance of the related Securities) or, if there has been a default in the fulfillment of any such obligation, describing each such default.

     Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the Owner Trustee or the Indenture Trustee, as the case may be.

CERTAIN MATTERS REGARDING THE SERVICER

     The Trust Documents will provide that the initial Servicer may not resign from its obligations and duties as Servicer thereunder, except upon a determination that the Servicer's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the Owner Trustee or, if Notes have been issued, the Indenture Trustee, or a successor servicer has assumed the Servicer's servicing obligations and duties under the Trust Documents, and the third-party credit enhancer, if any, does not elect to waive the obligations of the Servicer to perform the duties which render it legally unable to act or does not elect to delegate those duties to another person.

     The Trust Documents will further provide that neither the Servicer, nor any of its directors, officers, employees, and agents will be under any liability to any Trust or any Securityholders for taking any action or for refraining from taking any action pursuant to the Trust Documents, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (except for errors in judgment) in the performance of duties, or by reason of reckless disregard of obligations and duties thereunder. In addition, the Trust Documents will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under the Trust Documents and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Trust Documents, the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Servicer, and the Servicer will not be entitled to be reimbursed therefor out of any Account held by the Owner Trustee or the Indenture Trustee, as applicable.

     Any entity into which the Servicer or the Sellers, as the case may be, may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Servicer or the Sellers, as the case may be, is a party, or any entity succeeding to the business of the Servicer or the Sellers, as the case may be, which assumes the obligations of the Servicer or the Sellers, as the case may be, will be the successor of the Servicer or the Sellers, as the case may be, under the Trust Documents. The Servicer may at any time perform its duties as Servicer through one or more subservicers, but no such delegation shall relieve the Servicer of its obligations under the Trust Documents.

SERVICER DEFAULT

     "Servicer Default" under the Pooling and Servicing Agreements or the Sale and Servicing Agreements, as the case may be, will consist of (i) any failure by the Servicer and/or any other party identified in the related Prospectus Supplement as so obligated to deliver to the Owner

Trustee or the Indenture Trustee, as applicable, to make any required distributions therefrom, which failure continues unremedied for five business days after written notice from the Owner Trustee or Indenture Trustee is received by the Servicer or after discovery of such failure by the Servicer,
(ii) any failure by the related Seller or the Servicer duly to observe or perform in any material respect any other covenant or agreement in the Trust Documents which failure materially and adversely affects the rights of Securityholders and which continues unremedied for 60 days after the giving of written notice of such failure (1) to the related Seller or the Servicer, as applicable, by the Owner Trustee or the Indenture Trustee, or (2) to the related Seller or the Servicer, as applicable, and to the Owner Trustee or the Indenture Trustee by Securityholders evidencing not less than 25% of a class of Securities constituting at least 25% of the then Pool Balance for such series; (or such longer period, not in excess of 120 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 120 days or less and the Servicer delivers an officer's certificate to the Owner Trustee and, if applicable, Indenture Trustees to such effect and to the effect that the Servicer has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default); and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings with respect to the Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or acknowledgement in writing of its inability to pay its obligations.

RIGHTS UPON SERVICER DEFAULT

     In the case of any Trust that has issued Notes, as long as a Servicer Default under a Sale and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of Notes of the related series evidencing more than 50% of principal amount of such Notes then outstanding may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement, whereupon such Indenture Trustee or a successor servicer appointed by such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement and will be entitled to similar compensation arrangements. In the case of any Trust that has not issued Notes, as long as a Servicer Default under the related Sale and Servicing Agreement or Pooling and Servicing Agreement remains unremedied, the related Owner Trustee or holders of Certificates of the related series evidencing more than 50% of the principal amount of such Certificates then outstanding may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement, whereupon such Owner Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent such Indenture Trustee, such Noteholders, such Owner Trustee or such Certificateholders from effecting a transfer of servicing. In the event that such Indenture Trustee or Owner Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of motor vehicle retail installment sale contracts. Such Indenture Trustee or Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement. Notwithstanding the foregoing, if and to the extent specified in the related Prospectus Supplement, a third-party credit enhancement provider may exercise the rights and remedies of the Owner Trustee, Indenture Trustee, Noteholders and Certificateholders specified above.

WAIVER OF PAST DEFAULTS

     With respect to each Trust that has issued Notes, the holders of Notes evidencing at least a majority in principal amount of the then-outstanding Notes of the related series (or the holders of the Certificates of such series evidencing not less than a majority of the outstanding Certificate

Balance, in the case of any Servicer Default which does not adversely affect the related Indenture Trustee or such Noteholders) may, on behalf of all such Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement and its consequences, except a Servicer Default in making any required deposits to or payments from any of the Accounts in accordance with such Sale and Servicing Agreement. With respect to each Trust that has not issued Notes, holders of Certificates of such series evidencing not less than a majority of the principal amount of such Certificates then outstanding may, on behalf of all such Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, except a Servicer Default in making any required deposits to or payments from the Certificate Distribution Account or the related Accounts in accordance with such Sale and Servicing Agreement or Pooling and Servicing Agreement. No such waiver will impair such Noteholders' or Certificateholders' rights with respect to subsequent defaults. Notwithstanding the foregoing, if and to the extent specified in the related Prospectus Supplement, a third-party credit enhancement provider may exercise the rights and remedies of the Owner Trustee, Indenture Trustee, Noteholders and Certificateholders specified above.

AMENDMENT


     Unless otherwise specified in the related Prospectus Supplement, each of the Sale and Servicing Agreements and the Pooling and Servicing Agreements, as applicable, may be amended by the parties thereto, without the consent of the related Noteholders or Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such agreements or of modifying in any manner the rights of such Noteholders of Certificateholders; provided that such action will not materially and adversely affect the interest of any such Noteholder or Certificateholder. An amendment shall be deemed not to adversely affect the interests of any such holder if either each Rating Agency rating such Securities confirms in writing that such amendment will not result in a reduction or withdrawal of such rating or none of Rating Agencies rating such Securities, within 10 days after receipt of notice of such amendment, shall have notified the related Seller, the Servicer or the Trust in writing that such amendment will result in a reduction or withdrawal of the then current rating of the Securities. Unless otherwise specified in the related Prospectus Supplement, the Purchase Agreements, Pooling and Servicing Agreements and Sale and Servicing Agreements may also be amended by the related Seller, the Servicer, the related Owner Trustee and any related Indenture Trustee with the consent of the holders of Notes evidencing at least a majority in principal amount of then outstanding Notes, if any, of the related series and the holders of the Certificates of such series evidencing at least a majority of the principal amount of such Certificates then outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided, however, that no such amendment may
(i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the Notes or Certificates of such series which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes or Certificates, as the case may be, of such series.


     In addition, holders of certain classes of Securities of a series may have the right to take actions that are detrimental to the interests of the Securityholders of certain other classes of Securities of such series, as specified in the related Prospectus Supplement. In certain cases, the senior classes of securities may have the exclusive right to remove the Servicer, waive defaults or control the disposition of collateral. In addition, because of the relative size of the senior classes to the subordinate classes in most senior/subordinate structures, the senior classes may effectively have voting control over the Trust on matters that require the vote of all classes of securities. In no event, however, will any class of securities have the right to affect the interest rate or payment priorities of another class of securities.

     Notwithstanding any of the foregoing, if and to the extent specified in the related Prospectus Supplement, the consent of the third-party credit enhancement provider, if any, for the related series may be required to any such amendment.

INSOLVENCY EVENT

     Each Trust Agreement will provide that the applicable Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related Owner Trust without the unanimous prior approval of all Certificateholders of such Trust and the delivery to such Trustee by each such Certificateholder of a certificate certifying that such Certificateholder reasonably believes that such Trust is insolvent.

PAYMENT OF NOTES

     Upon the payment in full of all outstanding Notes of a given series and the satisfaction and discharge of the related Indenture, the related Owner Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of such series will succeed to all the rights of the Noteholders of such series, under the related Sale and Servicing Agreement, except as otherwise provided therein.

TERMINATION

     With respect to each Trust, the obligations of the Servicer, the related Seller, the related Owner Trustee and the related Indenture Trustee, if any, pursuant to the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, will terminate upon the latest of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables, (ii) the payment to Noteholders, if any, and Certificateholders of the related series of all amounts required to be paid to them pursuant to the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, and the payment of any fees or other amounts owing to the third party credit enhancement provider, if any, for such Trust, and (iii) the occurrence of either event described below or such other events provided in the related Prospectus Supplement.

     The related Prospectus Supplement will specify whether the Servicer will be permitted at its option to purchase from each Trust, as of the end of any applicable Monthly Period, when the then outstanding Pool Balance with respect to the Receivables held by such Trust is 10% (or such other percentage specified in the related Prospectus Supplement, which will not exceed 50%) or less of the Original Pool Balance (calculated after giving effect to the principal balance of any Subsequent Receivables as of their respective Cutoff Dates), all remaining related Receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of such Monthly Period. If specified in the related Prospectus Supplement, any such repurchase may require the consent of the third-party credit enhancement provider, if any, of the related series. Any such sale will be without recourse to either the Trust or Securityholders of such series.

     If and to the extent provided in the related Prospectus Supplement with respect to a Trust, the Owner Trustee or, if Notes are outstanding, the Indenture Trustee, will, within ten days following a Distribution Date as of which the Pool Balance is equal to or less than the percentage of the Original Pool Balance (calculated after giving effect to the principal balance of any Subsequent Receivables as of their respective Subsequent Cutoff Dates) specified in the related Prospectus Supplement, solicit bids for the purchase of the Receivables remaining in such Trust, in the manner and subject to the terms and conditions set forth in such Prospectus Supplement. If the Owner Trustee or Indenture Trustee, as applicable, receives satisfactory bids as described in such Prospectus Supplement, then the Receivables remaining in such Trust will be sold to the highest bidder. If
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specified in the related Prospectus Supplement, any such sale may require the consent of the third-party credit enhancement provider, if any, of the related series.

     As more fully described in the related Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with either of the events specified above and the subsequent distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement or Pooling and Servicing Agreement will effect early retirement of the Certificates of such series.

DUTIES OF THE OWNER TRUSTEE AND INDENTURE TRUSTEE

     The Owner Trustee and any Indenture Trustee will make no representations as to the validity or sufficiency of the Trust Documents, the Certificates (other than the authentication of the Certificates) or the Notes or any Receivables or related documents, and is not accountable for the use or application by the Servicer of any funds paid to the Sellers or the Servicer in respect of the Certificates, the Notes or the Receivables. The Owner Trustee and any Indenture Trustee have not independently verified the Receivables. If no Event of Default has occurred, the Owner Trustee or the Indenture Trustee is required to perform only those duties specifically required of it under the Trust Documents. Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee or the Indenture Trustee under the Trust Documents, in which case it is only required to examine them to determine whether they conform to the requirements of the Trust Documents. The Owner Trustee and any Indenture Trustee shall not be charged with knowledge of a breach of a representation or warranty, or a failure by the Servicer to perform its duties under the Trust Documents which failure constitutes an Event of Default unless the Owner Trustee or the Indenture Trustee obtains actual knowledge of such breach or such failure as specified in the Trust Documents.

     The Owner Trustee and any Indenture Trustee are under no obligation to exercise any of the rights or powers vested in them by the Trust Documents or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Securityholders, unless such Securityholders have offered to the Owner Trustee or the Indenture Trustee, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. No Securityholder will have any right under the Trust Documents to institute any proceeding with respect to such Trust Document or any related agreement, unless such holder previously has given to the Owner Trustee or the Indenture Trustee written notice of default and unless the Securityholders then outstanding evidencing not less than 25% of a class of Securities constituting at least 25% of the then Pool Balance for such series have made written request upon the Owner Trustee or the Indenture Trustee to institute such proceeding in its own name as Owner Trustee or Indenture Trustee thereunder and have offered to the Owner Trustee or Indenture Trustee reasonable indemnity and the Owner Trustee or Indenture Trustee for 30 days has neglected or refused to institute any such proceeding.

THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE

     The Owner Trustee and any Indenture Trustee for each Trust will be specified in the related Prospectus Supplement. The Owner Trustee or the Indenture Trustee, in its individual capacity or otherwise, may hold Securities in its own name or as pledgee. For the purpose of meeting the legal requirements of certain jurisdictions, the Servicer and the Owner Trustee acting jointly (or in some instances, the Owner Trustee acting alone) with (unless the related Prospectus Supplement provides otherwise) the consent of the third party credit enhancement provider, if any, so long as no Insurer Default (as defined in the related Prospectus Supplement) has occurred and is continuing, shall have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties, and obligations conferred or imposed upon the Owner Trustee by the Trust Documents shall be conferred or imposed upon the Owner Trustee and
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

such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Owner Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Owner Trustee.

     The Owner Trustee and any Indenture Trustee may resign at any time, in which event the related Seller with (unless the related Prospectus Supplement provides otherwise) the consent of the third party credit enhancement provider, if any, so long as no Insurer Default (as defined in the related Prospectus Supplement) has occurred and is continuing, will be obligated to appoint a successor trustee. The related Seller with (unless the related Prospectus Supplement provides otherwise) the consent of the third party credit enhancement provider, if any (so long as no Insurer Default (as defined in the related Prospectus Supplement) has occurred and is continuing), may also remove the Owner Trustee if the Owner Trustee ceases to be eligible to continue as such under the Trust Documents, becomes legally unable to act or becomes insolvent. In such circumstances, the related Seller will be obligated to appoint a successor trustee. Any resignation or removal of the Owner Trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee. Any Indenture Trustee may be removed as set forth in the related Prospectus Supplement.

     The Trust Documents will provide that the Servicer will pay the Owner Trustee's and any Indenture Trustee's fees. The Trust Documents will further provide that the Owner Trustee and any Indenture Trustee will be entitled to indemnification by the related Seller and the Servicer for, and will be held harmless against, any loss, liability, fee, disbursement or expense incurred by the Owner Trustee or any Indenture Trustee not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties set forth in the Trust Documents). The Trust Documents will further provide that the Servicer will indemnify the Owner Trustee and any Indenture Trustee for certain taxes that may be asserted in connection with the transaction.

INDEMNIFICATION OF THE INSURER

     The Trust Documents may provide that the third party credit enhancement provider with respect to a Trust will be indemnified by the related Seller and the Servicer for, and held harmless against, any loss, liability, fee, disbursement or expense incurred by such third party credit enhancement provider not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties set forth in the Trust Documents) and arising out of or resulting from the use, ownership or operation by the Servicer or any affiliate thereof of a Financial Vehicle.

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

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

GENERAL


     The retail installment sale contracts ("Contracts") are "chattel paper" as defined in the Uniform Commercial Code as in effect in California and the other states in which the Contracts are originated ("UCC"). Pursuant to the UCC, an ownership interest in chattel paper may be perfected by possession of the chattel paper or filing a UCC-1 financing statement with the Secretary of State or other central filing office in the appropriate state as required by the applicable UCC.


     Franklin Capital will take or cause to be taken such action as is required to perfect the Trust's rights in the Contracts and will represent and warrant that the Trust, subject to the interest of the provider of credit enhancement, if any, has good title, free and clear of liens and encumbrances, to each Contract on the Closing Date. Under the Trust Documents, Franklin Capital, as Servicer, will have possession of the Contracts following the sale of the Contracts to the Trust and will hold the Contracts as custodian and agent of the Owner Trustee and Indenture Trustee, if any. The Contracts will not be physically marked to indicate the ownership interest thereof by the Trust. UCC-1 financing statements will also be filed with the California and Utah Secretary of State to perfect by filing and give notice of the Trust's ownership interest in the Contracts. Franklin Capital will agree in the Trust Documents to take all necessary action to preserve and protect the Trust's ownership interest in the Contracts. Each Seller will represent and warrant that each Contract is secured by a Financed Vehicle.

SECURITY INTERESTS IN VEHICLES

     All of the Financed Vehicles were registered in the states where the related Contracts were originated. Security interests in motor vehicles registered in the State of California may be perfected by depositing with the California Department of Motor Vehicles a properly endorsed certificate of title showing the secured party as legal owner or an application for an original registration together with an application for registration of the secured party as legal owner. Security interests in motor vehicles registered in most other states are perfected, generally, in a similar manner. The related Seller will represent and warrant to each related Trust in the Trust Documents that all steps necessary to obtain a perfected first priority security interest with respect to the Financed Vehicles securing the Contracts have been taken. If the Servicer fails, because of clerical error or otherwise, to effect or maintain such notation for a Financed Vehicle, the Trust may not have a first priority security interest in such Financed Vehicle. Each Receivable in a pool, unless that related Prospectus Supplement indicates otherwise, typically prohibits the sale or transfer of the Financed Vehicle without the Servicer's consent.

     Perfection of security interests in the motor vehicles is generally governed by the motor vehicle registration laws of the state in which the motor vehicle is registered. In California and the other states in which the Receivables have been originated, a security interest in a motor vehicle generally may be perfected only by causing such motor vehicle's certificate of title to be amended to note the security interest of the secured party. Such notation of a secured party's security interest is generally effected in California and such other states by depositing with the applicable state motor vehicles registrar, or similar authority, along with any necessary registration fees, the motor vehicle's certificate of title and an application containing the name and address of the secured party.

     Pursuant to the Purchase Agreement, Franklin Capital will assign its security interests in the Financed Vehicles securing the Receivables to the related Seller and, pursuant to the Trust Documents, the related Seller will assign its security interests in the Financed Vehicles securing the Receivables to the Owner Trustee. However, because of the administrative burden and expense, the Servicer, the related Seller and the Owner Trustee will not amend any certificate of title to identify the Trust as the new secured party on the certificates of title relating to the Financed Vehicles. Also,

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

the Servicer will continue to hold any certificates of title relating to the Financed Vehicles in its possession as custodian for the Owner Trustee pursuant to the Trust Documents.

     Under the law of California and most other states, assignments such as those under the Purchase Agreement and the Trust Documents are an effective conveyance of a security interest without amendment of any security interest noted on a motor vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. In the absence of fraud or forgery by the motor vehicle owner or the Servicer or administrative error by state or local agencies, the notation of the Servicer's security interest on the certificates of title or the Servicer's possession of the certificate of title will be sufficient to protect the Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which a perfected security interest was not obtained, the Trust's security interest would be subordinate to, among others, subsequent purchasers of the Financed Vehicles, lienholders and holders of perfected security interests. Such a failure, however, would constitute a breach of Franklin Capital's warranties under the Purchase Agreement and of the related Seller's warranties under the Trust Documents and would create an obligation of Franklin Capital and/or another party, if any, designated, in the related Prospectus Supplement, under the Purchase Agreement and of the related Seller and/or another party, if any, designated, in the related Prospectus Supplement, under the Trust Documents to purchase the related Receivable unless the breach is cured. The related Seller will assign its rights under the Purchase Agreement to the Trust. By not identifying the Trust as the secured party on the certificate of title, the security interest of the Trust in the Financed Vehicle could be defeated through fraud or negligence.

     Under the laws of most states, the perfected security interest in a motor vehicle would continue for four months after a motor vehicle is moved to a state other than the state in which it is initially registered and thereafter until the motor vehicle owner re-registers the motor vehicle in the new state. A majority of states, including California, generally require surrender of a certificate of title to re-register a motor vehicle; accordingly, a secured party must surrender possession if it holds the certificate of title to the motor vehicle, or, in the case of motor vehicles registered in states providing for the notation of a security interest on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the motor vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing receivables, Franklin Capital takes steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor sells a motor vehicle, Franklin Capital must surrender possession of the certificate of title or will receive notice as a result of its security interest noted thereon and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the security interest. Under the Trust Documents, the Servicer is obligated to take appropriate steps, at the Servicer's expense, to maintain perfection of security interests in the Financed Vehicles.

     Under the laws of California, Texas and most other states, liens for repairs performed on, and for storage of, a motor vehicle and liens for certain unpaid taxes take priority over even a perfected security interest in a Financed Vehicle. The Internal Revenue Code of 1986, as amended, also grants priority to certain federal tax liens over the security interest of a secured party. The laws of certain states and federal law permit the confiscation of motor vehicles under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated motor vehicle. Franklin Capital will represent to each Seller and the related Seller will represent to each related Trust that each security interest in a Financed Vehicle is or will be prior to all other present liens (other than tax liens and liens that arise by operation of law) upon and security interests in such Financed Vehicle. However, liens for repairs or taxes, or the confiscation of a Financed Vehicle, could arise or occur at any time during the term of a Receivable. No notice will

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

be given to the Owner Trustee, the Indenture Trustee, if any, or any Securityholders in the event such a lien arises or confiscation occurs.

REPOSSESSION

     In the event of a default by motor vehicle purchasers, the holder of the motor vehicle retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other laws. In addition to the provisions of the UCC, under California law the Contracts originated in California are subject to the provisions of its Rees-Levering Motor Vehicle Sales and Finance Act (the "Rees-Levering Act"). Contracts originated in other states are subject to retail installment sale laws and similar laws of those states. The provisions of the Rees-Levering Act and similar laws of other states control in the event of a conflict with the provisions of the UCC. The UCC remedies of a secured party include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Unless a motor vehicle is voluntarily surrendered, self-help repossession by outside agencies is the method employed by Franklin Capital in the majority of instances in which a default occurs and is accomplished by retaking possession of the financed motor vehicle. The Rees-Levering Act and similar laws of other states place restrictions on repossession sales, including notice to the debtor of the intent to sell and of the debtor's right to redeem the motor vehicle. In addition, the UCC requires commercial reasonableness in the conduct of the sale. In cases where the Obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the motor vehicle must then be repossessed in accordance with that order. In certain states under certain circumstances after the motor vehicle has been repossessed, the Obligor may reinstate the contract by paying the delinquent installments on the contract and other amounts due.

NOTICE OF SALE; REDEMPTION RIGHTS

     In the event of default by the Obligor, some jurisdictions require that the Obligor be notified of the default and be given a time period within which the Obligor may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

     The UCC and other state laws require the secured party to provide the Obligor with reasonable notice of the date, time, and place of any public sale and/or the date after which any private sale of the collateral may be held. In some states the Obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for this sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some other states, by payment of delinquent installments or the unpaid balance. Repossessed motor vehicles are generally resold by Franklin Capital through automobile auctions which are attended principally by automotive dealers.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

     The proceeds of resale of the repossessed motor vehicles generally will be applied to the expenses of resale and repossession and then to the satisfaction of the indebtedness of the Obligor on the Receivable. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. Under California law the proceeds from the resale of the motor vehicle securing the debtor's loan are required to be applied first to the expenses of resale and repossession, and if the remaining proceeds are not sufficient to repay the indebtedness, the creditor may seek a deficiency judgment for the balance. The priority of application of proceeds of sale as to repossessed motor vehicles under Contracts originated in most other states is similar. However, the deficiency judgment would be a personal
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

judgment against the Obligor for the shortfall, and a defaulting Obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

     Occasionally, after resale of a motor vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the lender to remit the surplus to any other holder of any lien with respect to the motor vehicle or, if no such lienholder exists or there are remaining funds, the UCC requires the lender to remit the surplus to the former Obligor.

INSOLVENCY MATTERS

     Franklin Capital intends that any transfer of Receivables to the Sellers will constitute a sale, rather than a pledge of the Receivables to secure indebtedness of Franklin Capital. However, if Franklin Capital were to become a debtor under the federal bankruptcy code or similar applicable state laws (collectively, the "Insolvency Laws"), a creditor or trustee in bankruptcy thereof, or Franklin Capital as debtor-in-possession, might argue that such sale of Receivables was a pledge of Receivables rather than a sale and/or that the assets and liabilities of the Seller should be consolidated with the assets and liabilities of Franklin Capital. Each Seller has taken and will take steps in structuring the transactions contemplated hereby and by any Prospectus Supplement that are intended to minimize the risk that the voluntary or involuntary application for relief under any Insolvency Law would result in the assets and liabilities of the related Seller being consolidated with the assets and liabilities of any other person. Nevertheless, if Franklin Capital were to become a debtor under any Insolvency Laws, and such positions -- that the transfer of Receivables was a pledge rather than a sale or otherwise should be treated as part of its bankruptcy estate and/or that the assets and liabilities of the related Seller should be consolidated -- were presented to or accepted by a court, then delays in payments to Securityholders could occur or reductions in the amounts of such payments could result. In addition, if a Seller were to become a debtor under any Insolvency Law and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the sale of Receivables to such Trust should instead be treated as a pledge of such Receivables to secure a borrowing of such debtor, delays in payments of collections of Receivables to the related Securityholders could occur or reductions in the amounts of such payments could result. In addition, if the transfer of any Receivables is recharacterized as a pledge, a tax lien, other governmental lien, or other lien created by operation of law on the property of the Servicer, the holder of such lien may have priority over the Trust's interest in such Receivables. See "The Sellers."

     In addition, in a case recently decided by the United States Court of Appeals for the Tenth Circuit, Octagon Gas System, Inc. v. Rimmer, such Circuit Court found that "accounts," a defined term under the Uniform Commercial Code, sold prior to a bankruptcy should be treated as part of the bankruptcy estate of the seller of such accounts. If Franklin Capital or a Seller were to become a debtor in a bankruptcy proceeding and a court applied the reasoning of the Circuit Court reflected in the case described above, delays in payments to Securityholders could occur or reductions in the amounts of such payments could result.

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, the Rees-Levering Act and state motor vehicle retail installment sale acts, retail installment sale acts and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract
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disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's (such as the Trust's) ability to enforce consumer finance contracts such as the Receivables.

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, state statutes or the common law in certain states, has the effect of subjecting a seller (and certain related lenders and their assignees, such as the Trust) in a consumer credit transaction and any assignee of the seller to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.

     Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, the Owner Trustee, as holder of the Receivables, will be subject to any claims or defenses that the purchaser of the Financed Vehicle may assert against the seller of the Financed Vehicle. Such claims are limited to a maximum liability equal to the amounts theretofore paid by the obligor on the Receivable. Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used motor vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if an Odometer Disclosure Statement was not provided to the purchaser of the related financed motor vehicle, the obligor may be able to assert a defense against the seller of the motor vehicle.

     Courts have imposed general equitable principles on secured parties pursuing repossession of collateral or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

     In several cases, obligors have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

     In addition to those parties, if any, identified in the related Prospectus Supplement, Franklin Capital and each Seller will warrant under the Purchase Agreement and the Trust Documents, that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against the Trust for violation of any law and the Owner Trustee or the Indenture Trustee, as the case may be, determines such claim materially and adversely affects the Trust's interest in a Receivable, such violation would constitute a breach of warranty under the Purchase Agreement and the Trust Documents and would create an obligation of Franklin Capital, the related Seller and the party, if any, identified in the related Prospectus Supplement, to repurchase the Receivable, without recourse to the Trust or the related Securityholders, unless the breach is cured.

OTHER LIMITATIONS

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to resale upon collateral or enforce a deficiency judgment. For example, in a proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the

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indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

TRANSFERS OF VEHICLES

     The Receivables in a pool, unless the related Prospectus Supplement indicates otherwise, typically prohibit the sale or transfer of the motor vehicle securing a Receivable without the Servicer's consent and permit the Servicer to accelerate the maturity of the Receivable upon a sale or transfer without its consent. The Servicer generally will not consent to a sale or transfer without prepayment of the Receivable. However, in certain circumstances the Servicer may enter into a transfer of equity agreement with the secondary purchaser for the purpose of effecting the transfer of the Financed Vehicle.

                        FEDERAL INCOME TAX CONSEQUENCES


     The entire discussion which follows under the caption "Federal Income Tax Consequences," insofar as it constitutes statements of law or legal conclusions, represents the opinion of Weil, Gotshal & Manges LLP ("Federal Tax Counsel") and is subject to the qualifications set forth herein. The discussion summarizes the material federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. The summary does not purport to deal with federal income tax consequences or special rules that are applicable to certain categories of holders such as dealers in securities or foreign currency, banks, other financial institutions, insurance companies, real estate investment trusts, regulated investment companies, tax exempt entities, persons that hold the Notes as a position in a "straddle," or as part of a synthetic security or "hedge," "conversion transaction" or other integrated investment and persons that have a "functional currency" other than the U.S. dollar. In addition, this summary is generally limited to investors who will hold the Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Prospective investors are encouraged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.



     The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on many of the issues discussed below and no ruling on any of the issues discussed below will be sought from the IRS. The opinion of Federal Tax Counsel is not binding on the IRS or the courts. As a result, the IRS may disagree with all or a part of the discussion below. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust.



     The federal income tax consequences to Certificateholders will vary depending on whether the Trust will be treated for federal income tax purposes as a partnership, as a division of its sole Certificateholder rather than as a separate entity, as a grantor trust, or as a security device for the issuance of Certificates that are to be treated as indebtedness for federal income tax purposes. The Prospectus Supplement for each series of Certificates will specify whether the Trust will be treated as a partnership, a division, a grantor trust, or as a security device as just described.


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                 TRUSTS TREATED AS PARTNERSHIPS OR AS DIVISIONS

TAX CHARACTERIZATION OF THE TRUST AS A DIVISION

     With respect to any Trust which has only one Certificateholder, the related Prospectus Supplement may specify that for federal income tax purposes the Trust is intended to be disregarded as a separate entity and is intended to be treated as a division of its sole Certificateholder. With respect to any such Trust, upon issuance of the related Securities, Federal Tax Counsel will issue its opinion, subject to the assumptions set forth therein, that the Trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

     Federal Tax Counsel will deliver its opinion, subject to the assumptions set forth therein, that a Trust which is intended to be a partnership, as specified in the related Prospectus Supplement, will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.

     If the IRS were to successfully assert that the Trust was a publicly traded partnership taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES ISSUED BY A PARTNERSHIP OR A DIVISION

     TREATMENT OF THE NOTES AS INDEBTEDNESS. The Sellers will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Federal Tax Counsel will, except as otherwise provided in the related Prospectus Supplement, deliver its opinion, subject to the assumptions set forth therein, that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this income tax characterization of the Notes is correct.

     OID. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, that the Notes are not Strip Notes and that the Notes have a fixed maturity greater than one year after their issue date. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the Notes (i.e, any excess of the "stated redemption price at maturity" of the Notes over their issue price) does not exceed a de minimis amount (i.e., generally 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

     INTEREST INCOME ON THE NOTES. Based on the above assumptions the Notes generally will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's regular method of tax accounting. Under the OID regulations, a holder of a Note issued with a de minimis amount of OID generally must include such OID in income, on a pro rata basis, only as principal payments are made on the Note. However, a holder may elect to accrue de minimis OID under a constant yield method in connection with an election to accrue all interest, discount and premium on the Note using the constant yield method. See "-- Trusts Treated as Grantor Trusts -- Taxation of Holders if Stripped Bond Rules Do Not Apply -- Election to Treat All Interest as OID" for a discussion of such election. A purchaser who buys a Note for more or less than its principal amount
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

will generally be subject, respectively, to the bond premium amortization or market discount rules of the Code.


     SALE OR OTHER DISPOSITION. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale (not including accrued but unpaid interest) and the holder's adjusted tax basis in the Note (not including accrued but unpaid interest). The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID, if any, and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss generally will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Any such gain or loss would be long-term capital gain or loss if the holder's holding period exceeded one year. The maximum rate of federal income taxation on net long-term capital gains realized by a non-corporation is 20% with respect to capital assets held for more than one year. Capital losses generally may be used only to offset capital gains.


     BACKUP WITHHOLDING. Payments made on, and proceeds from the sale of Notes may be subject to a "back up" withholding tax of 31% unless the holder complies with certain identification requirements. Any amounts withheld will be allowed as a credit against the holder's federal income tax, provided that the required information is provided to the IRS.

     POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be treated as a publicly traded partnership that would be taxable as a corporation with the adverse consequences described above unless it met certain qualifying income tests. Even if the trust qualified for such exception, treatment of the Notes as equity interests in a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to foreign investors generally would be subject to U.S. federal income tax payments, tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES ISSUED BY A PARTNERSHIP


     TREATMENT OF THE TRUST AS A PARTNERSHIP. With respect to any Trust intended to be a partnership for tax purposes, as set forth in the related Prospectus Supplement, each Seller and Franklin Capital will agree, and the Certificateholders, by their purchase of Certificates will be deemed to have agreed, to treat the Trust as a partnership for federal, state and local tax purposes, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of such an arrangement involving the Trust, the Certificates, the Notes, the Sellers and Franklin Capital is not clear because there is no authority on any closely comparable transaction.


     For example, because the Certificates may have certain features characteristic of debt, the Certificates might be considered debt of either the related Seller or the Trust. Generally, provided such Certificates are issued at or close to face value, any such characterization should not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. If Certificates are issued at a substantial discount, a discussion of the relevant tax consequences will be set forth in the related Prospectus Supplement. The following discussion assumes that the Certificates represent equity interests in a partnership for federal income tax purposes.

     STRIP CERTIFICATES, ETC. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Strip Certificates, and that a series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

     PARTNERSHIP TAXATION. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. In certain instances, however, the Trust could have an obligation to make payments of withholding tax on behalf of a Certificateholder. See "Backup Withholding" below. The Trust's income will consist primarily of interest and finance charges earned on the Receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Receivables. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the Receivables that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Receivables that corresponds to any excess of the issue price of Certificates over their principal amount. Although not free from doubt, based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations. The IRS may, however, require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis regardless of their normal method of tax accounting and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes.

     All or some of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

     Depending upon whether the Trust is deemed engaged in a trade or business, an individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expense) could be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust. Such deductions may also be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeds certain limits. Moreover, non-corporate Certificateholders might not be able to deduct such expenses for purposes of the alternative minimum tax.

     The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     DISCOUNT AND PREMIUM. It is believed that the Receivables will not be issued with OID and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

     If the Trust acquires the Receivables at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Receivables or to offset any such premium against interest income on the Receivables. As indicated above, a portion of such market discount income or premium deduction will be allocated to Certificateholders if the related Trust Agreement so provides. Any such allocation will be disclosed in the related Prospectus Supplement.

     SECTION 708 TERMINATION. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the Trust will be considered to have contributed its assets to the Trust, as a new partnership, and to have distributed the interests in the new partnership in liquidation to the Certificate owners. The Trust does not intend to comply with certain technical requirements that might apply should such a constructive termination occur. As a result, the Trust may be subject to certain tax penalties and to additional expenses if it is required to comply with those requirements. Moreover, the Schedule K-1 information thereafter distributed to Certificateholders may be incorrect. Furthermore, the Trust might not be able to comply due to lack of data.

     DISPOSITION OF CERTIFICATES. Generally, gain or loss will be recognized on a sale or exchange of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income includeable in income (including for the taxable year of sale) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of liabilities of the Trust (including the Notes). A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates and, upon sale or other disposition of some of the Certificates, to allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. To avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues, thereby eliminating any ordinary income amount to a selling Certificateholder.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.


     Any gain or loss on a sale or exchange of a Certificate would be capital gain or loss. The maximum rate of federal income taxation for an individual Certificateholder on net long-term capital gains is 20% with respect to capital assets held for more than one year.


     ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be
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

apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual purchase takes place.

     The use of such a monthly convention may not be permitted by existing Treasury regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. In that event or in the event future Treasury regulations provide for an additional allocation method the Trust's method of allocation between transferors and transferees may be revised to conform.

     SECTION 754 ELECTION. In the event that a Certificateholder sells its Certificates at a profit (or loss), the purchasing Certificateholder will have a higher (or lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

     ADMINISTRATIVE MATTERS. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Owner Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January
31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

     Each Seller will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS with respect to partnership items. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately

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

litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

     TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. As discussed below, an investment in a Certificate is not suitable for any Foreign Person, as defined below, which is not eligible for a complete exemption from U.S. withholding tax on interest under a tax treaty with the United States. Accordingly, no interest in a Certificate should be acquired by or on behalf of any such Foreign Person.


     For purposes of this tax discussion, a Foreign Person is any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate whose income is includeable in gross income for United States federal income taxation regardless of source, or (iv) a trust with respect to which a court in the United States is able to exercise primary authority over its administration and one or more United States persons have the authority to control all of its substantial decisions.


     No regulations, published rulings or judicial decisions exist that would discuss the characterization for federal withholding tax purposes with respect to a Foreign Person of a partnership with activities substantially the same as the Trust. Depending upon the particular terms of the related Trust Agreement and Sale and Servicing Agreement, a trust may be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Foreign Persons. If the Trust is considered to be engaged in a trade or business in the United States for such purposes, the income of the Trust distributable to a Foreign Person would be subject to Federal withholding tax at a rate of 35% for persons taxable as a corporation and 39.6% for all other Foreign Persons. Also, in such cases, a Foreign Person that is a corporation may be subject to the branch profits tax. If the Trust is notified that a Certificateholder is a Foreign Person, the Trust intends to withhold as if it were engaged in a trade or business in the United States in order to protect the Trust from possible adverse consequences of a failure to withhold. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures.

     If a Trust is engaged in a trade or business, each foreign Certificateholder will be required to file a United States federal individual or corporate income tax return (including in the case of a corporation, the branch profits tax) on its share of the Trust's income. A Foreign Person generally would be entitled to file with the IRS a claim for refund with respect to withheld taxes, taking the position that no taxes were due because the Trust was not engaged in a United States trade or business. However, interest payments made to (or accrued by) a Certificateholder who is a Foreign Person may be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust and for that reason or because of the nature of the Receivables, the interest may not be considered "portfolio interest" which may qualify for certain exemption from taxation. As a result, even if the Trust is not considered to be engaged in a U.S. trade or business, Certificateholders could be subject to United States federal income tax which must be withheld at a rate of 30% on their share of the Trust's income (without reduction for interest expense), unless reduced or eliminated pursuant to an applicable income tax treaty. If the Trust is notified that a Certificateholder is a Foreign Person, the Trust may be required to withhold and pay over such tax, which can exceed the amounts otherwise available for distribution to such a Certificateholder. A Foreign Person would generally be entitled to file with the IRS a refund claim for such withheld taxes, taking the position that the interest was portfolio interest and therefore not subject to U.S. tax. However, the IRS may disagree and no assurance can be given as to the appropriate amount of tax liability. As a result, each potential foreign Certificateholder is encouraged to consult its tax advisor as to whether the tax consequences of holding an interest in a Certificate make it an unsuitable investment.

     BACKUP WITHHOLDING. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                        TRUSTS TREATED AS GRANTOR TRUSTS

TAX CHARACTERIZATION OF THE TRUST AS A GRANTOR TRUST

     As specified in the related Prospectus Supplement, Federal Tax Counsel will deliver its opinion, subject to the assumptions set forth therein, that a Trust which is intended to be a grantor trust for federal income tax purposes will not be classified as an association taxable as a corporation and that such Trust will be classified as a grantor trust under the Code. In this case, owners of Certificates (referred to herein as "Grantor Trust Certificateholders") will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below. The Certificates issued by a Trust that is treated as a grantor trust are referred to herein as "Grantor Trust Certificates."

     CHARACTERIZATION. Each Grantor Trust Certificateholder will be treated for federal income tax purposes as the owner of a pro rata undivided interest in each of the Receivables in the Trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Receivables in the Trust represented by Grantor Trust Certificates, including interest, market discount, premium, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus such holder's other miscellaneous itemized deductions exceed two percent of such holder's adjusted gross income. Such deductions may also be limited by Code
Section 68 for an individual whose adjusted gross income exceeds certain limits. Moreover, non-corporate Grantor Trust Certificateholders cannot deduct such expenses for purposes of the alternative minimum tax.

     A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Servicer, whichever is earlier. If the servicing fees or other amounts paid to the Servicer exceed reasonable servicing compensation, the amount of such excess would be considered as an ownership interest retained by the Servicer (or any person to whom the Servicer assigned all or a portion of the servicing fees) in a portion of the interest payments on the Receivables. The Receivables would then be subject to the stripped bond rules of the Code discussed below.

TAXATION OF HOLDERS IF STRIPPED BOND RULES APPLY

     In the absence of comprehensive regulations, the tax treatment of stripped bonds is unclear. The preamble to certain stripped bond regulations suggests that each purchaser of a Grantor Trust Certificate will be treated with respect to each Receivable as the purchaser of a single stripped bond consisting of all of the stripped portions of the applicable Receivable (such portions with respect to a Receivable are referred to herein as a "Stripped Bond") which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under Treasury regulations relating to Stripped Bonds (the "Section 1286 Treasury Regulations"), if the discount on a Stripped Bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code) such Stripped Bond will be considered to have been issued with OID. See "-- Original Issue Discount" below. Based on the preamble to the

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

Section 1286 Treasury Regulations, although the matter is not entirely clear, the interest income on the Certificates up to the sum of the Pass-Through Rate and the portion of the Servicing Fee Rate that does not constitute excess servicing should be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury Regulations, assuming all other requirements for treatment as qualified stated interest are satisfied, and such income will be so treated in the Trustee's tax information reporting.

     ORIGINAL ISSUE DISCOUNT. When Stripped Bonds have more than a de minimis amount of OID, the special rules of the Code relating to "original issue discount" (currently Sections 1271 through 1275) will be applicable to a Grantor Trust Certificateholder's interest in those Stripped Bonds. Generally, a Grantor Trust Certificateholder that acquires an interest in a Stripped Bond issued or acquired with OID must include in gross income the sum of the "daily portions," as defined below, of the OID on such Stripped Bond for each day on which it owns a Certificate, including the date of purchase but excluding the date of disposition. Although the proper method is not entirely clear, the Trust intends to calculate the daily portions of OID with respect to a Stripped Bond generally as follows: A calculation will be made of the portion of OID that accrues on the Stripped Bond during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final Distribution Date). This will be done, in the case of each full monthly accrual period, by adding (i) the present value of all remaining payments to be received on the Stripped Bond under the prepayment assumption, if any, used in respect of the Stripped Bonds and (ii) any payments received during such accrual period, and subtracting from that total the "adjusted issue price" of the Stripped Bond at the beginning of such accrual period. No representation is made that the Stripped Bonds will prepay at any prepayment assumption. The "adjusted issue price" of a Stripped Bond at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Code) and the "adjusted issue price" of a Stripped Bond at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than "qualified stated interest") made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under either an exact or approximate method set forth in the OID Regulations, or some other reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the Receivables.

     With respect to the Stripped Bonds, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the Stripped Bonds.

     The Trust intends to account for OID, if any, reportable by Grantor Trust Certificateholders by reference to the price paid for a Certificate by an initial purchaser, although the amount of OID will differ for subsequent purchasers. Such subsequent purchasers are encouraged to consult their tax advisors regarding the proper calculation of OID taxable to them.

TAXATION OF HOLDERS IF STRIPPED BOND RULES DO NOT APPLY

     PREMIUM. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Receivable based on each Receivable's relative fair market value, so that such holder's undivided interest in each Receivable will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Receivables at a premium may elect to amortize such premium under a constant yield method. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The tax basis to such Grantor Trust Certificateholder in such Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is unclear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Grantor Trust Certificateholder that makes this election for Receivables that are construed to be acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. Upon a prepayment of a Receivable, the Certificateholder should recognize a loss with respect to any unamortized premium.

     MARKET DISCOUNT. A Grantor Trust Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Receivable is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Receivable allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Receivable will be considered to be zero if the amount allocable to the Receivable is less than 0.25% of the Receivable's stated redemption price at maturity multiplied by its weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income. The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Because the regulations described above have not been issued, it is unclear as to what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount.

     A holder who acquires a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includeable in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     ELECTION TO TREAT ALL INTEREST AS OID. The OID regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. See "-- Market Discount" above. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder owns or acquires. See "-- Premium" above. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.

TAXATION OF HOLDERS REGARDLESS OF WHETHER STRIPPED BOND RULES APPLY

     SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the amount of OID and market discount (if any) included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by payments (other than qualified stated interest) on the Grantor Trust Certificate and any amortized premium. Subject to the discussion of market discount above, such gain or loss generally will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Section 1221, and will be long-term if the Grantor Trust Certificate has been owned for the requisite holding period.

     INFORMATION REPORTING AND BACKUP WITHHOLDING. The Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. Backup withholding will be required with respect to any payments on the Grantor Trust Certificates and the sales proceeds there of unless the recipient has complied with certain certification requirements. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability, provided that the required information is provided to the IRS.

                  CERTAIN CERTIFICATES TREATED AS INDEBTEDNESS

     Upon the issuance of Certificates that are intended to be treated as indebtedness for federal income tax purposes, Federal Tax Counsel will opine, subject to the assumptions set forth therein, that based upon its analysis of the factors discussed below and certain assumptions and qualifications the Certificates will be treated as indebtedness for federal income tax purposes. However, opinions of counsel are not binding on the IRS and there can be no assurance that the IRS could not successfully challenge this conclusion. Such Certificates that are intended to be treated as indebtedness are herein referred to as "Debt Certificates" and holders of such Certificates are herein referred to as "Debt Certificateholders."

     Each Seller will express in the Trust Documents its intent that, for federal, state and local tax purposes, the Debt Certificates be indebtedness secured by the Receivables. Each Seller will agree and each Debt Certificateholder, by acquiring an interest in a Debt Certificate, will be deemed to agree to treat the Debt Certificates as indebtedness for federal, state and local tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transactions contemplated by the Trust Documents, the Sellers expects to treat such transactions, for regulatory and financial accounting purposes, as a sale of ownership interests in the Receivables and not as debt obligations.

     In general, whether for federal income tax purposes a transaction constitutes a sale of property, or a loan the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers, as well as the IRS, to treat a transaction in accordance with its economic substance, as determined under federal income tax laws, notwithstanding that the participants characterize the transaction differently for non-tax purposes. (In some instances, however, courts have held that a taxpayer is bound by a particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. It is expected that Federal Tax Counsel will advise that the rationale of those latter cases will not apply to the transactions evidenced by a series of Debt Certificates.)

     While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness for federal income tax purposes, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the economic benefits of ownership thereof. Federal Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Receivables has not been transferred to the Debt Certificateholders and that the Debt Certificates are properly characterized as indebtedness for federal income tax purposes. Contrary characterizations that could be asserted by the IRS are described below under "-- Possible Classification of the Transaction as a Partnership or as an Association Taxable as a Corporation."

TAXATION OF INCOME OF DEBT CERTIFICATEHOLDERS

     As set forth above, it is expected that Federal Tax Counsel will advise the Sellers that the Debt Certificates will constitute indebtedness for Federal income tax purposes and, accordingly, holders of Debt Certificates generally will be taxed in the manner described above in "-- Trusts Treated as Partnerships or as Divisions -- Tax Consequences to Holders of the Notes Issued by a Partnership or a Division."

     If the Debt Certificates are issued with OID that is more than a de minimis amount as defined in the Code and Treasury regulations, a United States holder of a Debt Certificate (including a cash basis holder) generally would be required to accrue the OID on its interest in a Certificate in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income in advance of the receipt of cash attributable to that income. See "-- Trusts Treated as Grantor

Trusts -- Taxation of Holders If Stripped Bond Rules Apply -- Original Issue Discount." Under Code Section 1272(a)(6), special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the Debt Certificates is unclear. Additionally, the IRS could take the position based on Treasury regulations that none of the interest payable on a Debt Certificate is "unconditionally payable" and hence that all of such interest should be included in the Debt Certificate's stated redemption price at maturity. Accordingly, it is unclear whether interest payable on a Debt Certificate constitutes "qualified stated interest" that is not included in a Certificate's stated redemption price at maturity. Consequently, prospective investors in Debt Certificates should consult their own tax advisors concerning the impact to them in their particular circumstances. The Prospectus Supplement will indicate whether the Trust intends to treat the interest on the Certificates as "qualified stated interest."

TAX CHARACTERIZATION OF TRUST


     Consistent with the treatment of the Debt Certificates as indebtedness, the Trust will be treated as a security device to hold Receivables securing the repayment of the Debt Certificates. In connection with the issuance of Debt Certificates of any series, Federal Tax Counsel will render an opinion that, based on the assumptions set forth therein, under then current law, the issuance of the Debt Certificates of such series will not cause the applicable Trust to be characterized for federal income tax purposes as an association (or publicly traded partnership) taxable as a corporation.


POSSIBLE CLASSIFICATION OF THE TRANSACTION AS A PARTNERSHIP OR AS AN ASSOCIATION TAXABLE AS A CORPORATION

     The opinion of Federal Tax Counsel with respect to Debt Certificates will not be binding on the courts or the IRS. It is possible that the IRS could assert that, for federal income tax purposes, the transactions contemplated constitute a sale of the Receivables (or an interest therein) to the Debt Certificateholders and that the proper classification of the legal relationship between the related Seller and some or all of the Debt Certificateholders resulting from the transactions is that of a partnership or a publicly traded partnership taxable as a corporation. The Sellers currently do not intend to comply with the federal income tax reporting requirements that would apply if any Debt Certificates were treated as interests in a partnership or corporation.

     If a transaction were treated as creating a partnership (but not a publicly traded partnership) between the related Seller and the Debt Certificateholders, the partnership itself would not be subject to federal income tax (unless it were characterized as a publicly traded partnership taxable as a corporation); rather, the partners of such partnership, including the Debt Certificateholders, would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of a Debt Certificate could differ if the Debt Certificates were held to constitute partnership interests, rather than indebtedness. See "-- Tax Consequences to Holders of the Certificates Issued by a Partnership -- Partnership Taxation."

     If it were determined that a transaction created an entity classified as a publicly traded partnership taxable as a corporation, the Trust would be subject to federal income tax at corporate income tax rates on the income it derives from the Receivables, which would reduce the amounts available for distribution to the Debt Certificateholders. Such classification may also have adverse state and local tax consequences that would reduce amounts available for distribution to Debt Certificateholders. Moreover, distributions on Debt Certificates that are recharacterized as equity in an entity taxable as a corporation would not be deductible in computing the entity's taxable income, and cash distributions on such Debt Certificates generally would be treated as dividends for tax purposes to the extent of such deemed corporation's earnings and profits.

FOREIGN PERSONS

     If the IRS were to contend successfully that the Debt Certificates are interests in a partnership and if such partnership were considered to be engaged in a trade or business in the United States, the partnership would be subject to a withholding tax on income of the Trust that is allocable to a Foreign Person and such Foreign Person would be credited for his or her share of the withholding tax paid by the partnership. In such case, the holder generally would be subject to United States federal income tax at regular income tax rates, and possibly a branch profits tax in the case of a corporate holder.

     Alternatively, although there may be arguments to the contrary, if such partnership is not considered to be engaged in a trade or business within the United States and if income with respect to the Debt Certificates is not otherwise effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the Foreign Person could be subject to United States income tax and withholding at a rate of 30% (unless reduced by an applicable tax treaty) on the holder's distributive share of the partnership's interest income. See "Federal Income Tax Consequences -- Trusts Treated as Partnerships or as Divisions -- Tax Consequences to Holders of the Certificates Issued by a Partnership -- Tax Consequences to Foreign Certificateholders" for a more detailed discussion of the consequences of an equity investment by a Foreign Person in an entity characterized as a partnership.


     If the Trust were taxable as a corporation, distribution to foreign investors, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced or eliminated by an applicable income tax treaty.


                            STATE AND LOCAL TAXATION

     The discussion above does not address the tax treatment of a Trust, the Certificates, the Notes or the holders of Certificates or Notes of any series under state and local tax laws. Prospective investors are encouraged to consult their own tax advisors regarding state and local tax treatment of the Trust, the Certificates, the Notes and the consequences of purchase, ownership or disposition of the Certificates and Notes under any state or local tax law.

                              ERISA CONSIDERATIONS

     A fiduciary of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the Securities. Accordingly, among other factors, such fiduciary should consider (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the diversification requirements of Section 404 of ERISA; (iii) whether the investment is in accordance with the documents governing the plan and (iv) whether the investment is prudent, considering the nature of the investment. Fiduciaries of such plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

     In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements not subject to ERISA, but which are subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor or partners), or any entity (including an insurance company general account) whose underlying assets include plan assets by reason of such plans or arrangements investing in such entity (collectively, "Plan(s)") are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA, and excise taxes are imposed upon such persons by Section 4975 of the Code. The Sellers, the Trustee, the Owner Trustee and any underwriter of the offered Securities and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or transfer of Securities by, or on behalf of, such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless a regulatory exception or administrative exemption is available.

     Moreover, the Department of Labor ("DOL") has issued a regulation (29 C.F.R. Section 2510.3-101) (the "Plan Assets Regulation") concerning the definition of what constitutes the assets of a Plan, which provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions apply. If an investing Plan's assets were deemed to include an interest in the Trust Property and not merely an interest in the Securities, transactions occurring in connection with the servicing, management and operation of the Trust between the Sellers, the Owner Trustee, the Trustee, the Servicer (or any other servicer), any insurer or any of their respective affiliates might constitute prohibited transactions, and the Trust Property would become subject to the fiduciary investment standards of ERISA, unless a regulatory exception or administrative exemption applies.

     With respect to offered Securities which are Certificates, the DOL has issued to a number of underwriters of pass-through certificates, similar to the Certificates, administrative exemptions (collectively, the "Exemption"), which generally exempt from the application of the prohibited transaction provisions of Section 406(a), Section 406(b)(1) and Section 406(b)(2) of ERISA, and the excise taxes imposed pursuant to Section 4975(a) and (b) of the Code, the initial purchase, holding and subsequent resale of mortgage-backed or asset-backed pass-through certificates representing a beneficial undivided interest in certain fixed pools of assets held in a trust (as defined in paragraph III.B of Section III of the Exemption), along with certain transactions relating to the servicing and operation of such asset pools, provided that certain conditions set forth in the Exemption are satisfied. Paragraph III.B of Section III of the Exemption provides in part that a trust means an investment pool the corpus of which is held in trust and consists solely of: (1) secured consumer receivables, (2) secured credit instruments, (3) obligations secured by residential or commercial real property, (4) obligations secured by motor vehicles or equipment or qualified motor vehicle leases, (5) guaranteed governmental mortgage pool certificates or (6) an undivided fractional interest in any of the obligations listed in clauses (1)-(5) above.

     If the general conditions of Section II of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange or transfer of Certificates by Plans in the initial issue of Certificates, the holding of Certificates by Plans or the direct or indirect acquisition or disposition in the secondary market of Certificates by Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Certificates, an Excluded Plan is a Plan sponsored by (1) an underwriter which has been granted an Exemption (or certain specified entities affiliated or associated with such underwriter) ("Underwriter"), (2) the Sellers, (3) the Servicer (or any other servicer), (4) the Trustee or Owner Trustee, (5) any obligor with respect to Receivables constituting more than 5 percent of the aggregate unamortized principal balance of the Receivables as of the date of initial issuance, (6) any insurer and (7) any affiliate or successor of a person described in (1) to (6) above (the "Restricted Group").

     If the specific conditions of paragraph I.B of Section I of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(I)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of Certificates between the related Seller or Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in Certificates is (a) an obligor with respect to 5 percent or less of the fair market value of the Receivables or (b) an affiliate of such a person,
(2) the direct or indirect acquisition or disposition in the secondary market of Certificates by Plans and (3) the holding of Certificates by Plans.

     If the specified conditions of paragraph I.C of Section I of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust and the Trust Property.

     The Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" or a "disqualified person" with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of such Plan's ownership of Certificates.

     The Exemption sets forth the following seven general conditions which must be satisfied for a transaction to be eligible for exemptive relief thereunder.

     (1) The acquisition of the Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

     (2) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other Securities issued by the Trust;

     (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from either Standard & Poor's Structured Ratings Group, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc. ("National Credit Rating Agencies");

     (4) Neither the Trustee or the Owner Trustee is an affiliate of any other member of the Restricted Group (as defined above);

     (5) The sum of all payments made to and retained by the Underwriter in connection with the distribution of Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made and retained by the related Seller pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of such loans. The sum of all payments made to and retained by the Servicer or any other servicer represents not more than reasonable compensation for such person's services under the pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

     (6) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933. Each Seller assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the Certificates.

     (7) The trust fund must also meet the following requirements:

          (i) the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

          (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of one of the National Credit Rating Agencies for at least one year prior to the Plan's acquisition of Certificates; and

          (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

     The Exemption may apply to a Plan's purchase, holding and transfer of Certificates and the operation, management and servicing of the Trust and the Trust Property as specified in the related Prospectus Supplement. In addition, in the event the Exemption is not available, certain exemptions from the prohibited transaction rules may be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Certificate. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38 regarding investments by bank collective investment funds PTCE 95-60, regarding investments by insurance company general accounts; PTCE 96-23, regarding transactions affected by in-house asset managers; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers."

     Certain transactions involving the purchase of Securities which are Notes might be deemed to constitute prohibited transactions under ERISA and the Code if the Trust Property were deemed to be assets of a Plan. Under the Plan Assets Regulation, the Trust Property would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "Equity Interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An Equity Interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Sellers believe that the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. In addition, even in the event that the Notes are deemed to be an Equity Interest in the Trust, the Exemption may be applicable to both a Plan's purchase, holding and transfer of Notes (which in this situation are considered Certificates for purposes of the Exemption) and the operation, management and servicing of the Trust and the Trust Property, if so specified in the related Prospectus Supplement.

     Without regard to whether the Notes are characterized as Equity Interests, the acquisition, transfer or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Trust, the Owner Trustee or the Trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. In such case, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 and PTCE 84-14 may be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note.

     Any Plan fiduciary considering the purchase of Securities should consult with its counsel with respect to the potential applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

                                    RATINGS

     As a condition of issuance, the offered Securities of each series will be rated an investment grade, that is, in one of its four highest rating categories, by at least one nationally recognized rating agency (a "Rating Agency") as specified in the related Prospectus Supplement. The ratings will be based on the Receivables related to each series, the terms of the Securities, and the subordination and any credit enhancement provided therefor. There is no assurance that the ratings initially assigned to such Securities will not be subsequently lowered or withdrawn by the Rating Agencies. In the event the rating initially assigned to any Securities is subsequently lowered for any reason, no person or entity will be obligated to provide any credit enhancement unless otherwise specified in the related Prospectus Supplement. The ratings of any Securities with respect to which a prepay-ment premium may be payable do not evaluate such prepayment premium payable to such Securityholders or the likelihood that such prepayment premium will be paid.

                              PLAN OF DISTRIBUTION

     On the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement") with respect to each Trust, the related Seller will agree to sell to each of the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase from the related Seller, the principal amount of each class of Securities of the related series set forth therein and in the related Prospectus Supplement.

     In each Underwriting Agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Securities described therein which are offered hereby and by the related Prospectus Supplement if any of such Securities are purchased. In the event of a default by any such underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the Underwriting Agreement may be terminated.

     Each Prospectus Supplement will either (i) set forth the price at which each class of Securities being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Securities, or (ii) specify that the related Securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any Securities, the public offering price and such concessions may be changed.

     Each Underwriting Agreement will provide that the related Seller will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

     The Owner Trustee or the Indenture Trustee, if any, may, from time to time, invest funds held by it in any accounts in Eligible Investments acquired from one or more of the underwriters.

     Under each Underwriting Agreement, the closing of the sale of any class of Securities subject thereto will be conditioned on the closing of the sale of all other classes.

     The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                          NOTICE TO CANADIAN RESIDENTS

RESALE RESTRICTIONS

     The distribution of any Series of Securities in Canada ("Canadian Securities") is being made only on a private placement basis exempt from the requirement that the Trust prepare and file a prospectus with the securities regulatory authorities in each province where trades of any Canadian Securities are effected. Accordingly, any resale of any Canadian Securities must be made in accordance with applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with available statutory exemptions or pursuant to a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of any Canadian Securities.

REPRESENTATIONS OF PURCHASERS

     Each purchaser of any Canadian Securities who receives a purchase confirmation will be deemed to represent to the related Seller, the Trust and the dealer from whom such purchase confirmation is received that (i) such purchaser is entitled under applicable provincial securities laws to purchase such Canadian Securities without the benefit of a prospectus qualified under such securities laws, (ii) where required by law, that such purchaser is purchasing as principal and not as agent, and (iii) such purchaser has reviewed the text above under "Resale Restrictions."

RIGHTS OF ACTION AND ENFORCEMENT

     The securities being offered are those of a foreign issuer and Ontario purchasers will not receive the contractual right of action prescribed by section 32 of the Regulation under the Securities Act (Ontario). As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liability provisions of the U.S. federal securities laws.

     The Trust, the Sellers, the Servicer, the Owner Trustee, the Indenture Trustee and their respective directors and officers, if any, as well as the experts named herein, may be located outside of Canada and, as a result, it may not be possible for Ontario purchasers to effect service of process within Canada upon the Issuer or such persons. All or a substantial portion of the assets of the Issuer and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the Issuer or such persons in Canada or to enforce a judgment obtained in Canadian courts against such Issuer or persons outside of Canada.

NOTICE TO BRITISH COLUMBIA RESIDENTS

     A purchaser of any Canadian Securities to whom the Securities Act (British Columbia) applies is advised that such purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sale of any of the Securities acquired by such purchaser pursuant to this offering. Such report must be in the form attached to British Columbia Securities Commission Blanket Order BOR #88/5. Only one such report must be filed in respect of any Canadian Securities acquired on the same date and under the same prospectus exemption.

                                 LEGAL OPINIONS

     Unless otherwise specified in the Prospectus Supplement, certain legal matters relating to the validity of the issuance of the Certificates and the Notes, if any, of each series will be passed upon for the Sellers and the Servicer by Weil, Gotshal & Manges LLP, and certain legal matters relating to the validity of the issuance of the Certificates and the Notes, if any, of such series will be passed upon for the Underwriter of the Certificates and the Notes, if any, of such series by Stroock & Stroock & Lavan LLP, New York, New York.

                                    ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, any globally offered Series of Securities (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Notes and, if the related Prospectus Supplement so provides, Certificates will be effected on a delivery-against-payment basis through the respective Depositories of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their Participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their Participants through their respective Depositories, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices specified by the Underwriters. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global securities and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to insure that settlement can be made on the desired value date.

     TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled in same-day funds.

     TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     TRADING BETWEEN DTC SELLER AND CEDEL OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a

Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depository, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depository of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance the settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depository for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depository, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedel or Euroclear will instruct the respective Depository, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last interest payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL WITHHOLDING TAXES AND DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owners take one of the following steps to obtain an exemption or reduced tax rate:

     EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are beneficial owners of Global Securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificateholder or his agent.

     EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The holder of a Global Securities or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includeable in gross income for United States tax purposes, regardless of its source, or (iv) a trust that is not a "Foreign Trust," as such term is defined in Section 7701(a)(31) of the Internal Revenue Code of 1986, as amended. This summary of documentation requirements does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                 INDEX OF TERMS

     Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of such terms may be found.


Accounts....................................................        51
Actuarial Receivables.......................................        22
adjusted issue price........................................        76
Advance.....................................................    12, 53
Amortization Period.........................................     9, 54
APR.........................................................        22
Bronze......................................................        31
Canadian Securities.........................................        86
capital assets..............................................        67
Cede........................................................        19
Cedel.......................................................        19
Cedel Participants..........................................        45
Certificate Distribution Account............................    20, 50
Certificate Factor..........................................        26
Certificate Majority........................................        44
Certificateholders..........................................     4, 19
Certificates................................................         1
clearing agency.............................................        43
clearing corporation........................................        43
Code........................................................        67
Collection Account..........................................    20, 50
Commission..................................................         2
Contracts...................................................        62
Cooperative.................................................        45
Copper......................................................        31
cram-down...................................................        24
Dealer Agreement............................................        30
dealer reserve..............................................        30
Dealers.....................................................     7, 29
Debt Certificateholders.....................................        79
Debt Certificates...........................................        79
Definitive Certificates.....................................        44
Definitive Notes............................................        44
Depositories................................................        43
Depository..................................................        36
disqualified person.........................................        83
disqualified persons........................................    81, 82
Distribution Account........................................    10, 20
Distribution Accounts.......................................        50
Distribution Date...........................................    10, 36
DOL.........................................................        82
DTC.........................................................        19
due date....................................................        23
EDGAR.......................................................         2
Eligible Deposit Account....................................        51

Eligible Institution........................................        51
Eligible Investments........................................        51
Equity Interest.............................................        84
ERISA.......................................................    14, 81
Euroclear...................................................        19
Euroclear Operator..........................................        45
Euroclear Participants......................................        45
Events of Default...........................................        39
Exchange Act................................................         2
Excluded Plan...............................................        82
Exemption...................................................        82
FCC Corp. ..................................................        28
Federal Tax Counsel.........................................    13, 67
Financed Vehicles...........................................         6
first month.................................................        50
First-Time Buyer............................................        31
Foreign Person..............................................        73
Foreign Trust...............................................       I-4
Franklin Bank...............................................         1
Franklin Capital............................................  1, 7, 29
Franklin LLC................................................        28
Franklin Resources..........................................     3, 35
FTC Rule....................................................        66
Funding Period..............................................         7
Global Securities...........................................       I-1
Gold........................................................        31
Grantor Trust Certificateholders............................        75
Grantor Trust Certificates..................................        75
Indenture...................................................         1
Indenture Trustee...........................................         1
Independent Director........................................        28
indirect participants.......................................        43
Initial Cutoff Date.........................................         6
Initial Financed Vehicles...................................         6
Initial Receivables.........................................         6
Insolvency Laws.............................................    16, 65
Interest Rate...............................................         5
Investment Earnings.........................................        51
IRS.........................................................        67
National Credit Rating Agencies.............................        83
Non-Prime...................................................        29
non-prime...................................................        15
Non-Prime Receivables.......................................     7, 20
Note Distribution Account...................................        50
Note Factor.................................................        26
Note Majority...............................................        38
Noteholders.................................................     5, 19
Notes.......................................................         1
Obligor.....................................................        10

Obligors....................................................        20
OID.........................................................        68
OID regulations.............................................        68
Owner Trustee...............................................      1, 3
Participants................................................        43
parties in interest.........................................    81, 82
party in interest...........................................        83
Pass-Through Rate...........................................         4
Payahead Account............................................    20, 50
Payaheads...................................................        50
Payment Date................................................        37
Plan Assets Regulation......................................        82
Plans.......................................................        14
Plan(s).....................................................        81
Platinum....................................................        31
Pooling and Servicing Agreement.............................         1
Pre-1996 Programs...........................................        31
Pre-Funded Amount...........................................         7
Pre-Funding Account.........................................      4, 7
Precomputed Receivables.....................................        22
Preferred...................................................        31
Premier.....................................................        31
Prepayment Premium..........................................        53
prepayments.................................................        26
Prime.......................................................        29
Prime Receivables...........................................     7, 20
Prospectus Supplement.......................................         1
PTCE........................................................        84
Purchase Agreement..........................................     7, 48
Purchase Amount.............................................        50
Rating Agencies.............................................        18
Rating Agency...............................................    14, 84
Receivables.................................................      1, 6
Rees-Levering Act...........................................        64
Registration Statement......................................         2
Related Documents...........................................        41
Restricted Group............................................        82
Retained Interest...........................................         9
Revolving Period............................................     9, 54
Rule of 78's Receivables....................................        22
Rules.......................................................        43
Sale and Servicing Agreement................................         1
Schedule of Receivables.....................................        48
second month................................................        50
Section 1286 Treasury Regulations...........................        75
Securities..................................................         1
Securityholders.............................................        19
Seller......................................................      1, 3
Sellers.....................................................      1, 3

Servicer....................................................         1
Servicer Default............................................        56
Servicer Fee................................................        53
Servicer's Certificate......................................        46
Servicing Fee...............................................        53
Servicing Fee Rate..........................................        53
Silver......................................................        31
Simple Interest Receivables.................................        22
Standard....................................................        31
Strip Certificates..........................................         5
Strip Notes.................................................         6
Stripped Bond...............................................        75
Sub-Prime...................................................        29
sub-prime...................................................        15
Sub-Prime Receivables.......................................     7, 20
Subprime 1..................................................        31
Subprime 2..................................................        31
Subsequent Cut-Off Date.....................................         6
Subsequent Financed Vehicles................................         6
Subsequent Receivables......................................         6
Subsequent Transfer Agreement...............................        49
Subsequent Transfer Assignment..............................        49
Supplemental Servicing Fee..................................        53
Terms and Conditions........................................        45
Trust.......................................................      1, 3
Trust Agreement.............................................         1
Trust Documents.............................................        48
Trust Property..............................................         1
U.S. Person.................................................       I-4
UCC.........................................................        62
Underwriter.................................................        82
Underwriting Agreement......................................        85

-----------------------------------------------------------
-----------------------------------------------------------

    NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER OR GOLDMAN, SACHS & CO. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH THEY RELATE OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.
                             ----------------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT


                                                       PAGE
                                                       ----
Forward Looking Statements...........................   S-3
Reports to Noteholders...............................   S-3
Available Information................................   S-3
Summary of Terms.....................................   S-4
Risk Factors.........................................  S-11
Use of Proceeds......................................  S-13
The Trust............................................  S-14
The Trust Property...................................  S-14
The Receivables......................................  S-16
The Insurer..........................................  S-21
Description of the Notes.............................  S-23
Weighted Average Life Considerations.................  S-25
Description of the Purchase Agreement and the Trust
  Documents..........................................  S-28
The Note Policy......................................  S-37
Ratings..............................................  S-39
Federal Income Tax Consequences......................  S-39
State, Local and Foreign Tax Considerations..........  S-39
ERISA Considerations.................................  S-39
Underwriting.........................................  S-40
Legal Opinions.......................................  S-41
Index of Terms.......................................  S-42


                                   PROSPECTUS


Available Information................................     2
Incorporation of Certain Documents by Reference......     2
Prospectus Summary...................................     3
Risk Factors.........................................    15
The Trusts...........................................    20
The Receivables......................................    22
Yield and Prepayment Considerations..................    25
Certificate and Note Factors and Trading
  Information........................................    26
Use of Proceeds......................................    27
The Sellers..........................................    28
Franklin Capital Corporation.........................    29
Franklin Resources, Inc..............................    35
The Certificates.....................................    36
The Notes............................................    37
Certain Information Regarding the Securities.........    43
Description of the Purchase Agreements and the Trust
  Documents..........................................    48
Certain Legal Aspects of the Receivables.............    62
Federal Income Tax Consequences......................    67
State and Local Taxation.............................    81
ERISA Considerations.................................    81
Ratings..............................................    84
Plan of Distribution.................................    85
Notice to Canadian Residents.........................    86
Legal Opinions.......................................    86
Annex I..............................................   I-1
Index of Terms.......................................   I-5



    UNTIL DECEMBER   , 1998 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS
SUPPLEMENT), ALL DEALERS EFFECTING TRANSACTIONS IN THE NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

-----------------------------------------------------------
-----------------------------------------------------------
-----------------------------------------------------------
-----------------------------------------------------------


                                [              ]




                              FRANKLIN AUTO TRUST
                                     1998-1


                                 [            ]



                           CLASS A-1 [            ]%
                               ASSET BACKED NOTES


                                 [            ]



                           CLASS A-2 [            ]%
                               ASSET BACKED NOTES

                            FRANKLIN RECEIVABLES LLC


                                     SELLER



                          FRANKLIN CAPITAL CORPORATION

                                    SERVICER
                             ----------------------


                             PROSPECTUS SUPPLEMENT

                             ----------------------

                             ----------------------

                         [FRANKLIN CAPITAL CORP. LOGO]
                             ----------------------

                              SEPTEMBER [  ], 1998

-----------------------------------------------------------
-----------------------------------------------------------

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the SEC registration and filing fees, are estimated:



         SEC Registration Fee..........................................................................  $147,500.00*
         Legal Fees and Expenses.......................................................................  $300,000.00
         Accounting Fees and Expenses..................................................................  $ 50,000.00
         Trustee's Fees and Expenses
           (including counsel Fees)....................................................................  $ 20,000.00
         Blue Sky Qualification Fees
           and expenses................................................................................  $      0.00
         Printing and Engraving Fees...................................................................  $ 50,000.00
         Rating Agency Fees............................................................................  $ 80,000.00
         Miscellaneous.................................................................................  $ 10,000.00


         Total.........................................................................................  $657,500.00

------------------


*  $295.00 has previously been paid.







Item 15.  Indemnification of Directors and Officers.

Franklin Receivables LLC


         Section 18-108 of the Limited Liability Company Act of Delaware empowers a limited liability company, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The Amended and Restated Limited Liability Company Agreement, as amended ("LLC Agreement"), of the Registrant provides that the Registrant shall defend, indemnify and save harmless each of its members from and against all claims, losses, damages, cost, expense, demands, liabilities, obligations, liens, encumbrances, rights of action or attorneys' fees sustained by reason of any act performed, or omitted to be performed, in good faith and without gross negligence or willful misconduct, within the scope of its authority expressly conferred by the LLC Agreement, to the fullest extent permitted by applicable law in effect on the date of the LLC Agreement and to such greater extent as applicable law may hereafter from time to time permit. Such indemnity shall not be construed to limit or diminish the coverage of each member under any insurance obtained by the Registrant and payment shall not be a condition precedent to any indemnification provided in the LLC Agreement.


FCC Receivables Corp.

     Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. If the person indemnified is not wholly successful in such action, suit or proceeding, but is successful, on the merits or otherwise, in one or more but less than all claims, issues or matters in such proceeding, such person may be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with each successfully resolved claim, issue or matter. In the case of an action or suit by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in the view of all the circumstances of the case such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.


         The Certification of Incorporation, as amended, of the Co-Registrant provides that no Director of the Co-Registrant shall be personally liable to the Co-Registrant or its stockholders for monetary damages for breach of fiduciary duty as a Director; provided, however, that this limitation of liability of a Director shall not apply with respect to (i) any breach of the Director's duty of loyalty to the Co-Registrant or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any liability arising under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the Director derived an improper personal benefit. The Bylaws of the Co-Registrant require that the Co-Registrant indemnify each of its Directors and officers, who serve as a Director or officer of the Co-Registrant, or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity, including employee benefit plans, at the request of the Co-Registrant, to the fullest extent permitted under and in accordance with the laws of the State of Delaware in effect now or as it may be hereinafter amended.

         Reference is made to the form of Underwriting Agreement filed as
Exhibit 1.1 hereto for provisions relating to the indemnification of directors, officers and controlling persons against certain liabilities including liabilities under the Securities Act of 1933, as amended.


Item 16.  Exhibits:

          **1.1              Form of Underwriting Agreement

          **3.1              Certificate of Formation of Franklin Receivables LLC, as currently in effect

            3.2              Form of Amended and Restated Limited Liability Company Agreement of Franklin
                             Receivables LLC, as currently in effect

          **3.3              Certificate of Incorporation of FCC Receivables Corp., as currently in effect

          **3.4              Certificate of Amendment of FCC Receivables Corp., as currently in effect

            3.5              Bylaws of FCC Receivables Corp., as currently in effect



          **4.1              Form of Trust Agreement, with form of Certificate attached thereto, among Seller and
                             Owner Trustee

          **4.2              Form of Indenture, with form of Note attached thereto, among the Trust and
                             Indenture Trustee

          **4.3              Form of Pooling and Servicing Agreement, among Seller, Servicer, Franklin Capital and the Owner Trustee

          **4.4              Form of Sale and Servicing Agreement, among Seller, Servicer, Franklin Capital and the Trust

          **4.5              Form of Purchase Agreement, among the Seller and Franklin Capital

            5.1              Opinion of Weil, Gotshal & Manges LLP as to legality (including consent of such firm)

            8.1              Opinion of Weil, Gotshal & Manges LLP as to certain tax matters (including consent of such firm)

           23.1              Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1)

           23.2              Consent of Weil, Gotshal & Manges LLP (included in Exhibit 8.1)

         **24.1              Power of Attorney (included on Signature Pages)

       25.1(a)               Statement of eligibility of Trustee


----------------------------



** Previously filed.

Item 17.  Undertakings.

A.       Undertaking Pursuant to Rule 415.

         The Registrant and the Co-Registrant hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.       Filing Incorporating Subsequent Exchange Act Documents By Reference.

         The undersigned Registrant and Co-Registrant hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's and Co-Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

C.       Undertaking in respect of indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant and the Co-Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant and the Co-Registrant have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant or the Co-Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant or the Co-Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant and the Co-Registrant, as the case may be, will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

D.       Undertaking in respect of the eligibility of the Trustee.

         The undersigned Registrant and Co-Registrant hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.


E.       Undertaking Pursuant to Rule 430A.



         The undersigned Registrant and Co-Registrant hereby undertake that:



         (1) For purposes of determining any liability under the Securities Act of 1933, the information, if any, omitted from the form of the prospectus, if any, filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.



         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, Franklin Capital Corporation as a member of Franklin Receivables LLC ("FRLLC"), hereby certifies on behalf of FRLLC that it has reasonable grounds to believe that FRLLC meets all of the requirements for filing on Form S-3 and that FRLLC has duly caused this Amendment No. 2 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake, State of Utah, on the 18th day of September, 1998.



                                      FRANKLIN RECEIVABLES LLC

                                      By Franklin Capital Corporation,
                                         its member


                                      By:  /s/ Jennifer J. Bolt
                                           ---------------------------
                                           Name:  Jennifer J. Bolt
                                           Title: President

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby severally constitutes and appoints Leslie Kratter and Harmon E. Burns, severally and jointly, his true and lawful attorney-in-fact, for him and in his name, place and stead, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed with the Securities and Exchange Commission, hereby granting to said attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done and about the premises as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorney-in-fact may do or cause to be done by virtue of these presents.

         The Registrant reasonably believes that the security rating requirements of the Securities will be met at the time of sale of the Securities.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                   Position                          Date


*/s/ Leslie Kratter         Director of Franklin              September 18, 1998
----------------------      Capital Corporation
Harmon E. Burns



/s/ Jennifer J. Bolt        Director of Franklin              September 18, 1998
----------------------      Capital Corporation
Jennifer J. Bolt



*/s/ Leslie Kratter         Director of Franklin              September 18, 1998
----------------------      Capital Corporation
Charles B. Johnson



*/s/ Leslie Kratter         Director of Franklin              September 18, 1998
----------------------      Capital Corporation
Rupert H. Johnson, Jr.


*By /s/ Leslie Kratter
    ------------------
       Leslie Kratter
       Attorney-in-Fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned hereby certifies on behalf of FCC Receivables Corp. ("FCC Corp.") that he has reasonable grounds to believe that FCC Corp. meets all of the requirements for filing on Form S-3 and that FCC Corp. has duly caused this Amendment No. 2 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake, State of Utah, on the 18th day of September, 1998.


                            FCC RECEIVABLES CORP.



                            By: /s/ Leslie Kratter*
                                --------------------

                                Name: Martin L. Flanagan
                                Title: President



                                POWER OF ATTORNEY

         Each person whose signature appears below hereby severally constitutes and appoints Leslie Kratter and Harmon E. Burns, severally and jointly, his true and lawful attorney-in-fact, for him and in his name, place and stead, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed with the Securities and Exchange Commission, hereby granting to said attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done and about the premises as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorney-in-fact may do or cause to be done by virtue of these presents.

         The Co-Registrant reasonably believes that the security rating requirements of the Securities will be met at the time of sale of the Securities.


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                 Position                         Date

*/s/ Leslie Kratter       President                        September 18, 1998
----------------------    (Principal Executive Officer)
Martin L. Flanagan




*/s/ Leslie Kratter       Principal Financial Officer      September 18, 1998
----------------------
Charles R. Sims




*/s/ Leslie Kratter       Principal Accounting Officer     September 18, 1998
----------------------    Controller
Kenneth A. Lewis




*/s/ Leslie Kratter       Director                         September 18, 1998
----------------------
Harmon E. Burns



*/s/ Leslie Kratter       Director                          September 18, 1998
----------------------
Charles B. Johnson



*/s/ Leslie Kratter       Director                          September 18, 1998
----------------------
Rupert H. Johnson, Jr.



*/s/ Leslie Kratter       Director                          September 18, 1998
----------------------
Merrill L. Magowan

 */s/ Leslie Kratter      Director                          September 18, 1998
-----------------------
George A. Poole, Jr.


*By  /s/ Leslie Kratter
     ------------------
       Leslie Kratter
       Attorney-in-Fact

                                  EXHIBIT INDEX


        Exhibit No.                  Description                                                     Page

          **1.1              Form of Underwriting Agreement

          **3.1              Certificate of Formation of Franklin Receivables LLC, as
                             currently in effect

            3.2              Form of Amended and Restated Limited Liability Company
                             Agreement of Franklin Receivables LLC, as currently in effect

          **3.3              Certificate of Incorporation of FCC Receivables Corp., as
                             currently in effect

          **3.4 Certificate of Amendment of FCC Receivables Corp., as currently in effect

            3.5              Bylaws of FCC Receivables Corp., as currently in effect

          **4.1              Form of Trust Agreement, with form of Certificate attached thereto, among Seller and Owner Trustee

          **4.2              Form of Indenture, with form of Notes attached thereto, among
                             Trust and Indenture Trustee

          **4.3              Form of Pooling and Servicing Agreement, among Seller,
                             Servicer, Franklin Capital and the Owner Trustee

          **4.4              Form of Sale and Servicing Agreement, among Seller,
                             Servicer, Franklin Capital and the Trust

          **4.5              Form of Purchase Agreement, among the Seller and Franklin
                             Capital

            5.1              Opinion of Weil, Gotshal & Manges LLP as to legality
                             (including consent of such firm)

            8.1              Opinion of Weil, Gotshal & Manges LLP as to certain tax
                             matters (including consent of such firm)

           23.1              Consent of Weil, Gotshal & Manges LLP (included in Exhibits
                             5.1)

           23.2              Consent of Weil, Gotshal & Manges LLP (included in Exhibits
                             8.1)

         **24.1              Power of Attorney (included on Signature Pages)

       25.1(a)               Statement of eligibility of Trustee


----------------------------






** Previously filed.